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As filed with the Securities and Exchange Commission on February 9, 2004

Registration No. 333-107071

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3 to
FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Dayton Superior Corporation

(Exact names of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	31-0676346 (I.R.S. Employer Identification No.)	3312 (Primary Standard Industrial Classification Code Number)
Dur-O-Wal, Inc.*	Delaware	36-3104265
Symons Corporation*	Delaware	06-1053316
Dayton Superior Specialty Chemical Corp.*	Kansas	48-1125641
Trevecca Holdings, Inc.*	Delaware	33-0866823
Aztec Concrete Accessories, Inc.*	California	95-2665501
Southern Construction Products, Inc.*	Alabama	63-0319462
(Exact names of registrants as specified in their charters)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

*Guarantors

7777 Washington Village Drive, Suite 130
Dayton, OH 45459
(937) 428-6360
(Address, including zip code, and telephone number, including area code, of each of the registrants' principal executive offices)

Edward J. Puisis
Chief Financial Officer
7777 Washington Village Drive, Suite 130
Dayton, OH 45459
(937) 428-6360
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to: Kirk A. Davenport, Esq. Latham & Watkins LLP 885 Third Avenue Suite 1000 New York, New York 10022 (212) 906-1200

        Approximate date of commencement of proposed exchange offer:    As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated February 9, 2004.

PROSPECTUS

DAYTON SUPERIOR CORPORATION
OFFER TO EXCHANGE

$165,000,000 principal amount of their 10 3/4% Series B Senior Second Secured Notes due 2008, which have been registered under the Securities Act,
for any and all of their outstanding 10 3/4% Series A Senior Second Secured Notes due 2008

        We are offering to exchange our 10 3/4% Series B Senior Second Secured Notes due 2008, or the exchange notes, for our currently outstanding 10 3/4% Series A Senior Second Secured Notes due 2008, or the outstanding notes. The exchange notes are substantially identical to the outstanding notes, except that the exchange notes have been registered under the federal securities laws and will not bear any legend restricting their transfer.

        The principal features of the exchange offer are as follows:

  •
  The exchange offer expires at 5:00 p.m., New York City time, on                        , 2004, unless extended.

  •
  We will exchange all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

  •
  You may withdraw tendered outstanding notes at any time prior to the expiration of the exchange offer.

  •
  The exchange of outstanding notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes.

  •
  We will not receive any proceeds from the exchange offer.

Investing in the exchange notes involves risks. See "Risk Factors" beginning on page 12.

        NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The date of this prospectus is                        , 2004.

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal delivered with this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the completion of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

TABLE OF CONTENTS

Market and Industry Data	ii
Prospectus Summary	1
Risk Factors	12
Forward-Looking Statements	23
The Exchange Offer	24
Use of Proceeds	32
Capitalization	33
Unaudited Pro Forma Financial Information	34
Selected Historical Consolidated Financial Data	37
Management's Discussion and Analysis of Financial Condition and Results of Operations	39
Business	57
Management	67
Certain Relationships and Related Transactions	74
Description of Other Indebtedness	75
Description of the Exchange Notes	77
Book-Entry; Delivery and Form	127
Certain Federal Income Tax Consequences	129
Plan of Distribution	136
Legal Matters	136
Experts	136
Available Information	137
Index to Consolidated Financial Statements	F-1

i

        Until                        , 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

        We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus as if we had authorized it. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

        This prospectus incorporates important business and financial information that is not included in or delivered with the prospectus. Such information is available without charge to security holders upon written or oral request to:

Dayton Superior Corporation 7777 Washington Village Drive Suite 130 Dayton, Ohio 45459 Attn: Investor Relations Telephone: (937) 428-6360

In order to obtain timely delivery, security holders must request the information no later than five business days before the date they must make their investment decision. Security holders must request this information by                        , 2004.

MARKET AND INDUSTRY DATA

        In this prospectus, we rely on and refer to information regarding market data obtained from internal surveys, market research, publicly available information and industry publications. This information may prove to be inaccurate because of the method by which we obtained some of the data or because this information cannot be verified with complete certainty due to the limits on the availability and reliability of the raw data, the voluntary nature of the data-gathering process and other limitations and uncertainties inherent in a survey.

ii

PROSPECTUS SUMMARY

        This summary does not include all information you should consider before participating in the exchange offer. Please review this prospectus in its entirety, including our financial statements and the risk factors before you decide to participate. Unless otherwise indicated, the terms the "company," "Dayton Superior," "we," "us," and "our" refer to Dayton Superior Corporation and its subsidiaries. Our fiscal year ends on December 31, and our fiscal quarters are 13-week periods ending on a Friday near the end of March, June and September.

The Exchange Offer

        The following is a brief summary of terms of the exchange offer. For a more complete description of the exchange offer, see "The Exchange Offer."

Securities Offered	$165,000,000 in aggregate principal amount of 10 3/4% Series B Senior Notes due 2008.
Outstanding Notes
On June 9, 2003 we completed an offering of $165.0 million in aggregate principal amount of our 10 3/4% Series A Senior Second Secured Notes due 2008, which was exempt from registration under the Securities Act. We sold the outstanding notes to Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as placement agents, on June 9, 2003. The placement agents subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act on behalf of which there is one registered holder, The Depositary Trust Company. The exchange notes are being offered in exchange for the outstanding notes.
Exchange Offer
The exchange notes are being offered in exchange for a like principal amount of outstanding notes. We will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on , 2004. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000 in principal amount. The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:
	•	the exchange notes have been registered under the federal securities laws and will not bear any legend restricting their transfer;
	•	the exchange notes bear a series B designation and a different CUSIP number than the outstanding notes; and
•
the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement, including the provisions for an increase in the interest rate on the outstanding notes in some circumstances relating to the timing of the exchange offer.

See "The Exchange Offer."
Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2004, unless we decide to extend the exchange offer.
Conditions to the Exchange Offer	The exchange offer is subject to a number of customary conditions, some of which may be waived by us. See "The Exchange Offer—Conditions to the Exchange Offer."
Procedures for Tendering Outstanding Notes
If you wish to accept the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, in accordance with the instructions contained in this prospectus and in the letter of transmittal. You should then mail or otherwise deliver the letter of transmittal, or facsimile, together with the outstanding notes to be exchanged and any other required documentation, to the exchange agent at the address set forth in this prospectus and in the letter of transmittal.
By executing the letter of transmittal, you will represent to us that, among other things:
• any exchange notes to be received by you will be acquired in the ordinary course of business;
•
you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;
• you are not an "affiliate" (within the meaning of Rule 405 under Securities Act) of ours; and
•
if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, then you will deliver a prospectus in connection with any resale of such exchange notes.
See "The Exchange Offer—Procedures for Tendering" and "Plan of Distribution."
Effect of Not Tendering
Any outstanding notes that are not tendered or that are tendered but not accepted will remain subject to the restrictions on transfer. Since the outstanding notes have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration. Upon the completion of the exchange offer, we will have no further obligations, except under limited circumstances, to provide for registration of the outstanding notes under the federal securities laws. See "The Exchange Offer—Purpose and Effect."

Interest on the Exchange Notes and the Outstanding Notes
The exchange notes will bear interest from the most recent interest payment date to which interest has been paid on the outstanding notes or, if no interest has been paid, from June 9, 2003. Interest on the outstanding notes accepted for exchange will cease to accrue upon the issuance of the exchange notes.
Withdrawal Rights	Tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.
Federal Tax Consequences	There will be no federal income tax consequences to you if you exchange your outstanding notes for exchange notes in the exchange offer. See "Certain Federal Income Tax Consequences."
Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer.
Exchange Agent	The Bank of New York, the trustee under the indenture, is serving as exchange agent in connection with the exchange offer.
Registration Rights Agreement
In connection with the sale of the outstanding notes, we and our subsidiary guarantors entered into a registration rights agreement with the placement agents. Under the terms of that agreement, we each agreed, at our expense, to:
•
within 120 days after the closing date of the offering of the outstanding notes, file a registration statement on Form S-1 or Form S-4 with the SEC relating to a registered exchange offer for the notes under the Securities Act, and;
•
use our commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 180 days after the closing date of the offering of the outstanding notes.
•
file a shelf registration statement for the sale of the outstanding notes under certain circumstances and use all commercially reasonable means to cause such shelf registration statement to become effective under the Securities Act.

If we or our subsidiary guarantors do not meet one of these requirements, we must pay additional interest until the exchange offer is completed or the registration statement is declared effective. This exchange offer is made pursuant to the registration rights agreement and is intended to satisfy the rights granted under that agreement, which will terminate upon completion of the exchange offer.

Terms of the Exchange Notes

        The following is a brief summary of the terms of the exchange notes. The financial terms and covenants of the exchange notes are the same as the outstanding notes. For a more complete description of the terms of the exchange notes, see "Description of the Exchange Notes."

Issuer	Dayton Superior Corporation.
Securities Offered	$165,000,000 in aggregate principal amount of 10 3/4% Series B Senior Second Secured Notes due 2008.
Maturity Date	September 15, 2008.
Interest Payment Dates	March 15 and September 15, beginning September 15, 2003.
Original Issue Discount
The exchange notes will be issued with original issue discount, or OID, for United States federal income tax purposes. Thus, in addition to the stated interest on the exchange notes, holders will be required to include the amounts representing the original issue discount in gross income on a constant yield basis in advance of receipt of the cash payments to which such income is attributable.
Optional Redemption
We may redeem any of the exchange notes beginning on June 15, 2006. The initial redemption price will be 105.625% of their principal amount plus accrued interest. The redemption price of the exchange notes will decline each year after June 15, 2006 and will be 100% of their principal amount, plus accrued interest, beginning on June 15, 2008.

In addition, if a change of control occurs before June 15, 2006, we may redeem the exchange notes at a redemption price equal to 100% of their principal amount, plus accrued interest, plus a "make-whole" premium.
Public Equity Offering Optional Redemption
Before March 15, 2006 we may redeem up to 35% of the aggregate principal amount of the exchange notes with the net proceeds of certain public equity offerings at 110.750% of the principal amount of the exchange notes, plus accrued interest, provided that at least 65% of the aggregate principal amount of the exchange notes originally issued remains outstanding after such redemption.
Change of Control
Upon the occurrence of a change of control, holders of the exchange notes will have the right, subject to certain conditions, to require us to repurchase their exchange notes at a price equal to 101% of their principal amount plus accrued interest to the date of repurchase. However, we may not have sufficient funds available at the time of any change of control to make any required debt.
Guarantees
The exchange notes will be fully and unconditionally and jointly and severally guaranteed on a senior secured basis by all of our existing and future domestic restricted subsidiaries. See "Description of the Exchange Notes—Subsidiary Guarantees."

Our non-guarantor subsidiaries represented approximately 2% of our total net sales for 2002, and approximately 1% of our assets as of September 26, 2003.
Collateral	The exchange notes will be secured by a second priority lien on:
•
substantially all of our existing and future domestic property and assets, except as described below, that secure our obligations under our senior credit facility, whether owned by us or any future domestic subsidiary;
•
all of the capital stock or other securities of any existing or future domestic subsidiary and a portion of the capital stock or other securities of any existing or future foreign subsidiaries owned directly by us or any future domestic subsidiary but, in each case, only to the extent that the aggregate principal amount, par value, book value as carried by us or the market value (whichever is greatest), of any such capital stock or other securities of any subsidiary is not equal to or greater than 20% of the aggregate principal amount of notes outstanding.

The collateral will not include any property or assets owned by any of our foreign subsidiaries or any real property or real property leases (domestic or foreign), which we sometimes refer to in this prospectus as the "excluded collateral."

Rule 3-16 of Regulation S-X under the Securities Act requires the presentation of a subsidiary's stand-alone, audited financial statements if the subsidiary's capital stock secures an issuer's notes and the par value, book value or market value of the stock equals or exceeds 20% of the aggregate principal amount of notes outstanding. The terms of our notes provide that the collateral securing the notes will never include the capital stock of any subsidiary to the extent the par value, book value as carried by us or the market value of the stock is equal to or greater than 20% of the aggregate principal amount of the notes outstanding. As a result, we will not be required to present separate financial statements of any of our subsidiaries under Rule 3-16. Currently, as a result of this collateral provision, the collateral securing the notes does not include the capital stock of Symons Corporation. In addition, holders of the exchange notes may at any time in the future lose all or a portion of their security interest in the capital stock of any of our other subsidiaries if the par value, book value as carried by us or the market value of that stock were to become equal to or greater than 20% of the aggregate principal amount of the exchange notes outstanding. The applicable value of the capital stock of each of Dayton Superior Specialty Chemical Corp., Aztec Concrete Accessories, Inc. and Trevecca Holdings, Inc., the direct, holding company parent of Aztec, is currently near this 20% threshold. Further, the terms of our notes provide that if Rule 3-16 or Rule 3-10 of Regulation S-X is amended or interpreted by the Commission to require, or any other law, rule or regulation is adopted that would require, us to file separate financial statements of any of our subsidiaries because that subsidiary's capital stock secures the notes, then the capital stock will automatically be excluded from the collateral. For more information regarding our calculations of which subsidiary capital stock currently comprise collateral securing the notes, see "Description of the Exchange Notes—Collateral."

Our obligations under our senior credit facility, and the interest rate protection and other hedging agreements and specified additional indebtedness permitted thereunder, are secured by a first priority lien on the collateral securing the exchange notes, as well as certain of the excluded collateral, and constitute separate claims against us. See note 4 to our audited consolidated financial statements and note 3 to our unaudited consolidated financial statements included elsewhere in this prospectus. As a result, the exchange notes will be effectively subordinated to these obligations (including post-petition interest thereon, whether or not permitted under applicable law) and any other obligations secured by a first priority lien to the extent of the value of such pledged assets. In addition, the indenture governing the exchange notes, without the consent of the holders of the exchange notes, allows a certain amount of indebtedness and other obligations to be secured by a lien on the collateral securing the exchange notes on a first priority basis, and a certain amount of indebtedness secured by a lien on such collateral on an equal and ratable basis, provided that, in each case, such indebtedness or other obligations could be incurred under the indenture. No appraisals of any collateral have been prepared in connection with this offering. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that the proceeds from any sale or liquidation of the collateral will be sufficient to pay any of our obligations under the exchange notes, in full or at all, after first satisfying our obligations in full under our senior credit facility and any other obligations secured by a first priority lien on the collateral.

Any rights to payment from and claims to, the collateral securing the exchange notes by the holders of the exchange notes will be fully subordinated to any claims by our first priority lien secured creditors. Any proceeds received by the trustee on behalf of the holders of the exchange notes from the sale, liquidation, or other disposition of the collateral securing the exchange notes prior to the payment in full in cash of our obligations secured by the first priority lien must be delivered to the holders of those obligations.

The security documents governing the collateral will provide that the first priority lien holders will control at all times prior to the payment in full of the obligations secured by the first priority liens and the termination of all commitments thereunder, all remedies and other actions related to the collateral. The second priority liens will not entitle the trustee or the holders of any exchange notes to take any action whatsoever with respect to the collateral prior to such time. As a result, neither the trustee nor the holders of the exchange notes will be able to force a sale of the collateral or otherwise exercise remedies normally available to secured creditors without the concurrence of the lenders under the senior credit facility and other holders of first priority liens. To the extent that the lenders and other first priority lien holders release their liens on all or any portion of the collateral securing the exchange notes, the second priority lien on such collateral which secures the exchange notes will likewise be automatically released in most cases without the consent of the holders of the exchange notes. To the extent we regrant first priority liens on any such collateral in the future, we will, in most cases, regrant to holders of the exchange notes a second priority lien on such collateral. In addition, the security documents will generally provide that, so long as the senior credit facility is in effect the lenders may change, waive, modify or vary the security documents without the consent of the trustee or the holders of the exchange notes, unless such change, waiver or modification materially adversely affects the rights of the holders of the exchange notes and not the other secured creditors in a like or similar manner.
Ranking
The exchange notes will be senior secured obligations and rank equally in right of payment with all of our existing and future senior indebtedness and senior in right of payment with all of our existing and future subordinated indebtedness.

The guarantees will be senior secured obligations and will rank equally in right of payment with all existing and future senior indebtedness of the guarantors and senior in right of payment with all existing and future subordinated indebtedness of the guarantors.

The exchange notes and the guarantees are junior to (1) our obligations under the senior credit facility and any other obligations secured by a first priority lien on the collateral securing the notes to the extent of the value of such collateral and (2) our obligations under the senior credit facility and any other obligations that are secured by a lien on assets that are not part of the collateral securing the notes, to the extent of the value of such assets.

As of September 26, 2003, we had $169.7 million principal amount of secured indebtedness, of which $165.0 million principal amount was the outstanding notes and $4.7 million was other secured indebtedness. In addition we had $20.4 million of borrowings available under our senior credit facility, all of which was secured by a first priority lien on the collateral.
Certain Covenants	The terms of the exchange notes and indenture will restrict our ability and the ability of our restricted subsidiaries to:
	•	incur more indebtedness, including guarantees;
	•	create liens;
	•	pay dividends and make distributions in respect of our capital stock;
	•	enter into agreements that restrict our subsidiaries' ability to pay dividends or make distributions;
	•	redeem or repurchase our capital stock;
	•	make investments or other restricted payments;
	•	sell assets;
	•	issue or sell stock of restricted subsidiaries;
	•	enter into transactions with affiliates; and
	•	merge or consolidate.
These covenants are subject to a number of important exceptions. See "Description of the Exchange Notes—Certain Covenants."

Our Company

        We believe we are the largest North American manufacturer and distributor of metal accessories and forms used in concrete construction and a leading manufacturer of metal accessories used in masonry construction in terms of revenues. In many of our product lines, we believe we are the market leader in terms of revenues competing primarily in two segments of the construction industry: infrastructure construction, such as highways, bridges, utilities, water and waste treatment facilities and airport runways, and non-residential building, such as schools, stadiums, prisons, retail sites, commercial offices, hotels and manufacturing facilities. Our net sales were $398.7 million in 2002 and $278.5 million in the nine month period ended September 26, 2003. Our net losses were $20.3 million in 2002 and $12.2 million in the nine month period ended September 26, 2003.

        In an effort to reduce costs and enhance customer responsiveness, effective January 1, 2003 we reorganized our company from six autonomous manufacturing and sales divisions into two sales units (Construction Products Group, or CPG, and Symons) and a new product fulfillment unit (Supply Chain). CPG and Symons are primarily responsible for sales, customer service and new product development. As part of this effort, we reorganized most of our manufacturing and distribution operations into our Supply Chain unit, which manufactures and distributes our products in support of CPG and Symons.

Executive Offices

        Our executive offices are located at 7777 Washington Village Drive, Suite 130, Dayton, Ohio 45459. Our telephone number is (937) 428-6360.

        As a result of our recapitalization completed in June 2000, we are controlled by Odyssey Investment Partners, LLC. Odyssey manages a $760 million private equity fund that invests in middle market companies that are primarily focused on specialty manufacturing, aerospace and transportation, supply chain management, financial services/asset management and communications and media. For more information regarding Odyssey and its ownership interest in us, see "Principal Shareholders."

Recent Developments

Refinancing Senior Credit Facility

        On January 30, 2004, we established an $80 million senior secured revolving credit facility, which was used to refinance our previous $50 million revolving credit facility. The new credit facility is secured by the same assets that secured the previous credit facility. The new credit facility has no financial covenants and is subject to availability under a borrowing base calculation.

Restatement of our Financial Statements

        As previously disclosed in our quarterly report on Form 10-Q for the three months ended June 27, 2003, filed on August 13, 2003, we have recently completed a restatement of our financial statements for fiscal years 2000 through the fiscal quarter ended March 28, 2003, in order to reflect the application of Emerging Issues Task Force (EITF) 00-10 "Accounting for Shipping and Handling Fees and Costs" in our financial statements for those periods.

Risk Factors

        You should carefully consider all the information in this prospectus prior to participating in the exchange offer. In particular, we urge you to consider carefully the factors set forth under "Risk Factors" beginning immediately after this "Prospectus Summary."

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

        The following tables set forth our summary historical consolidated financial information for each of the years in the three-year period ended December 31, 2002, and each of the nine-month periods ended September 27, 2002 and September 26, 2003. The restated financial information for each of the years in the three-year period ended December 31, 2002 has been derived from our audited restated consolidated historical financial statements and their related notes. The financial information for each of the nine-month periods ended September 27, 2002 and September 26, 2003 has been derived from our unaudited condensed consolidated historical financial statements and their related notes. You should read the following tables in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the restated consolidated financial statements and their related notes and the unaudited consolidated financial statements and their related notes included elsewhere in this prospectus.

	Year Ended December 31,			Nine Months Ended
	2000(1)	2001(1)	2002(1)	September 27, 2002(1)	September 26, 2003
	(as restated)	(as restated)	(as restated)	(as restated)
	(dollars in thousands)
Statement of Operations Data:
Net sales	$387,068	$415,491	$398,737	$305,512	$278,496
Gross profit	138,322	139,270	128,876	99,727	76,741
Income from operations	40,356	30,466	31,653	29,202	12,366
Interest expense	22,574	35,024	33,967	24,881	28,272
Cumulative effect of change in accounting principle, net of income tax benefit	—	—	(17,140) (2)	(17,140) (2)	—
Net loss available to common shareholders	(4,718)	(3,474)	(20,263)	(14,673)	(12,243)
Other Financial Data:
Depreciation and amortization	$15,121	$22,202	$21,453	$15,390	$18,553
Property, plant and equipment additions, net	11,483	9,755	9,267	6,391	5,850
Rental equipment additions, net	801	3,191	(17,230)	(12,233)	(4,689)
Ratio of earnings to fixed charges(3)	0.7	0.9	0.9	1.2	0.4 (3)
Deficiency of earnings to fixed charges	$(6,585)	$(4,653)	$(3,509)	$—	$(18,550)
At September 26, 2003
Balance Sheet Data:
Working capital	$88,972
Total assets	410,695
Goodwill and intangibles	113,844
Long-term debt (including current portion)	340,308
Shareholders' deficit	(2,814)

(1)
Our financial statements for the three-year period ended December 31, 2002 and the nine month period ended September 27, 2002 have been restated to reflect the application of Emerging Issues Task Force (EITF) 00-10 "Accounting for Shipping and Handling Fees and Costs" for those periods.

(2)
In June 2001, the Financial Accounting Standards Board, or the FASB, issued Statement of Financial Accounting Standards No. 141, "Business Combinations" and No. 142 "Goodwill and Other Intangible Assets." SFAS No. 141 revises the accounting for future business combinations to only allow the purchase method of accounting. In addition, the two statements preclude amortization of goodwill for periods beginning after December 15, 2001. Instead, an annual review of the recoverability of the goodwill and intangible assets is required. Certain other intangible assets continue to be amortized over their estimated useful lives.

  We adopted SFAS No. 142 effective January 1, 2002. As a result of adopting SFAS No. 142, we recorded a non-cash charge in 2002 of $17.1 million ($19.9 million of goodwill, less an income tax benefit of $2.8 million), which is reflected as a cumulative effect of change in accounting principle. This amount does not affect our ongoing operations. The goodwill arose from the acquisitions of Dur-O-Wal in 1995, Southern Construction Products in 1999, and Polytite in 2000, all of which manufacture and sell metal accessories used in masonry construction. The masonry products market has experienced weaker markets and significant price competition, which has had a negative impact on the product line's earnings and fair value.

(3)
The ratio of earnings to fixed charges is computed by dividing (a) income before income taxes, interest expense, dividends on convertible trust preferred securities and the portion of rent determined to be interest by (b) total fixed charges, which includes interest expense, dividends on convertible trust preferred securities and the portion of rent expense determined to be interest. The portion of rent expense determined to be interest is 33% of gross rent expense.

RISK FACTORS

        You should carefully consider the following discussion of risks and the other information in this prospectus before participating in the exchange offer. Any of the following risks could materially affect our business, financial condition or results of operations.

Risks Related To Our Business

Cyclicality of construction industry—The construction industry is cyclical, and a continued significant downturn in the construction industry could further decrease our revenues and profits and adversely affect our financial condition.

        Because our products primarily are used in infrastructure construction and non-residential building, our sales and earnings are strongly influenced by construction activity, which historically has been cyclical. Construction activity can decline because of many factors we cannot control, such as:

  •
  weakness in the general economy;

  •
  a decrease in government spending at the federal and state levels;

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  interest rate increases; and

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  changes in banking and tax laws.

        In particular, beginning in the second half of 2000, the commercial construction segment of our industry experienced a significant decline resulting in a 30% drop in the value of construction put-in-place between 2000 and 2002, according to the U.S. Department of Commerce. Vacancy rates for office and industrial facilities have increased significantly from 2000 levels. Specifically, office vacancy rates increased from 8.6% in 2000 to 16.6% in the third quarter of 2003, and industrial vacancy rates have increased from 6.6% to 11.6%. High vacancy rates affect the demand for new construction. Any continued severe or extended downturn in the general economy or the building and construction industries could have a material adverse effect on our business, financial condition and results of operations. We cannot predict with accuracy the timing, extent and duration of future economic or building construction and industry cycles.

        In addition TEA-21, which authorizes federal spending on highway and infrastructure projects, is due to be replaced with new legislation. Although this new legislation is expected to provide for as much or even more funding than TEA-21, it has not yet been finalized, and we cannot assure you that it will not be passed with a lower budget than we expect. Even if this new legislation is passed with funding that is commensurate with or greater than TEA-21 funding, there may be a delay in its implementation. In either case, our net sales attributable to infrastructure projects could be negatively impacted. See "Business—Industry."

Net Losses—We have recently experienced net losses and these net losses may continue.

        Our business has experienced net losses over the past several periods. Specifically, during 2002 and for the nine months ended September 26, 2003, we reported net losses of approximately $20.3 million and $12.2 million, respectively. Our results of operations will continue to be affected by events and conditions both within and beyond our control, including competition, economic, financial, business and other conditions. Therefore, we cannot assure you that we will not continue to incur net losses in the future.

Substantial leverage—Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the exchange notes.

        We have a significant amount of indebtedness and debt service requirements. The following chart shows certain important credit statistics as of September 26, 2003:

Total long-term indebtedness	$340.3 million
Shareholders' deficit	$2.8 million

        Our substantial indebtedness could have important consequences to you. For example, it could:

  •
  make it more difficult for us to satisfy our obligations under the exchange notes;

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  increase our vulnerability to general adverse economic and industry conditions;

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  require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

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  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

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  place us at a disadvantage to our competitors that have less debt; and

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  limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds.

        In addition, failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. In addition, we and our subsidiaries may be able to incur substantial additional indebtedness in the future under the terms of the indenture that will govern the notes, the senior subordinated notes, the senior credit facility and other indebtedness. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could increase. See "Description of the Exchange Notes" and "Description of Other Indebtedness."

Steel price increases—We may not be able to pass on the cost of steel price increases to our customers.

        Steel, in its various forms, is our principal raw material, constituting approximately 25% of our cost of sales in 2002. Historically, steel prices have fluctuated. We cannot assure you we will be able to pass on to our customers the cost of increases in the price of steel. In addition, any decrease in our volume of steel purchases could affect our ability to secure volume purchase discounts that we have obtained in the past. Any of these events could have a material adverse effect on our business, financial condition and results of operations. See "Business—Raw Materials."

Weather-related risks—Weather causes our operating results to fluctuate and could adversely affect the demand for our products and decrease our revenues.

        Our operating results tend to fluctuate from quarter to quarter because, due to weather, the construction industry is seasonal in most of North America, which is where almost all of our sales are made. Demand for our products generally is higher in the spring and summer than in the winter and late fall. As a result, our first quarter net sales typically are the lowest of the year and we experience a net loss. Our net sales and operating income in the fourth quarter also generally are less than in the second and third quarters.

        In addition, severe weather could adversely affect our business, financial condition and results of operation. Adverse weather, such as unusually prolonged periods of cold or rain, blizzards, hurricanes and other severe weather patterns, could delay or halt construction activity over wide regions of the country. For example, an unusually severe winter, such as the 2002-2003 winter, leads to reduced construction activity and magnifies the seasonal decline in our revenues and earnings during the winter months. Although weather conditions have not historically had a material long term effect on our results of operations, sustained extreme adverse weather conditions could have a material adverse effect on our business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Seasonality."

Chemical products competition—We are significantly smaller than some of our construction chemical competitors.

        In the sale of some construction chemicals, we must compete with a number of national and international companies that are many times larger than we are in terms of total assets and annual revenues. Because our resources are more limited, we may not be able to compete effectively and profitably on a sustained basis in the markets in which those competitors are actively present.

Potential exposure to environmental liabilities—We may be liable for costs under certain environmental laws, even if we did not cause any environmental problems. Changes in environmental laws or unexpected investigations could adversely affect our business.

        Our business and our facilities are subject to a number of federal, state and local environmental laws and regulations, which govern, among other things, the discharge of hazardous materials into the air and water as well as the handling, storage and disposal of these materials.

        Pursuant to certain environmental laws, a current or previous owner or operator of land may be liable for the costs of investigation and remediation of hazardous materials at the property. These laws typically impose liability whether or not the owner or operator knew of, or was responsible for, the presence of any hazardous materials. Persons who arrange (as defined under these statutes) for the disposal or treatment of hazardous materials also may be liable for the costs of investigation and remediation of these substances at the disposal or treatment site, regardless of whether the affected site is owned or operated by them. See "Business—Environmental Matters."

        We believe we are in material compliance with applicable environmental laws. However, because we own and operate a number of facilities where industrial activities have been historically conducted and because we arrange for the disposal of hazardous materials at many disposal sites, we may incur costs for investigation and remediation, as well as capital costs associated with compliance with these laws. These environmental costs have not been material in the past and are not expected to be material in the future. Nevertheless, more stringent environmental laws as well as more vigorous enforcement policies or discovery of previously unknown conditions requiring remediation could impose material costs and liabilities on us, which could have a material adverse effect on our business, financial condition and results of operations.

Consolidation of our distributors—Increasing consolidation of our distributors may negatively affect our earnings.

        We believe that there is an increasing trend among our distributors to consolidate into larger entities. As our distributors increase in size and market power, they may be able to exert pressure on us to reduce prices or create price competition by dealing more readily with our competitors. If the consolidation of our distributors does result in increased price competition, our sales and profit margins may be adversely affected. See "Business—Distribution."

Unrealized cost savings—We may not realize or continue to realize the cost savings that we have achieved or anticipate achieving from our manufacturing cost improvement programs and company reorganization.

        Beginning in 2001, we implemented strategic initiatives designed to reduce our manufacturing costs, and beginning in the second half of 2002, we began to consolidate our operating divisions and eliminate redundant overhead expense. Our future cost savings expectations with respect to these initiatives are necessarily based upon a number underlying estimates and assumptions, which may or may not prove to be accurate. In addition, these underlying estimates and assumptions are subject to significant economic, competitive and other uncertainties that are beyond our control.

Increased dependence on foreign operations—Political and economic conditions in Mexico could adversely affect us.

        Our manufacturing cost improvement programs will result in our moving a significant percentage of our annual production requirements to Reynosa, Mexico. We expect cash costs associated with this move to be approximately $5 million. The success of our operations in Mexico will depend on numerous factors, many of which will be beyond our control, including our inexperience with operating in Mexico or abroad, generally, general economic conditions, currency fluctuations, restrictions on the repatriation of assets, compliance with Mexican laws and standards and political risks.

Product mix profit margins—A change in the mix of products we sell could negatively affect our earnings.

        Some of our products historically have had narrow profit margins. If the mix of products we sell shifts to include a larger percentage of products with narrow profit margins, our earnings may be negatively affected.

Risks associated with acquisitions—We may complete acquisitions that disrupt our business.

        If we make acquisitions, we could do any of the following, which could adversely affect our financial results, our ability to pay interest on the notes and our other borrowings:

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  incur substantial additional debt, which may reduce funds available for operations and future opportunities and increase our vulnerability to adverse general economic and industry conditions and competition;

  •
  assume contingent liabilities; or

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  take substantial charges to write off goodwill and other intangible assets.

        In addition, acquisitions can involve other risks, such as:

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  difficulty in integrating the acquired operations, products and personnel into our existing business;

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  costs which are greater than anticipated or cost savings which are less than anticipated;

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  diversion of management time and attention; and

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  adverse effects on existing business relationships with our suppliers and customers and the suppliers and customers of the acquired business.

        Any of these occurrences could have a material adverse effect on our business, financial condition and results of operations.

Competition—The markets in which we sell our products are highly competitive.

        The markets in which we sell our products are highly competitive. We compete against some national and many regional rivals. The uniformity of products among competitors results in substantial pressure on pricing and profit margins. As a result of these pricing pressures, we may in the future experience reductions in the profit margins on our sales, or we may be unable to pass any cost increases on to our customers. We believe that our purchasing power, nationwide distribution network, marketing capabilities and manufacturing efficiency allow us to competitively price our products. We cannot assure you that we will be able to maintain or increase our current market share of our products or compete successfully in the future. See "Business—Competitors."

Control by Odyssey—We are controlled by Odyssey, whose interests may not be aligned with yours.

        Odyssey and its co-investors indirectly own approximately 91% of our outstanding common shares and, therefore, have the power, subject to certain exceptions, to control our affairs and policies. They also control the election of directors, the appointment of management, the entering into of mergers, sales of substantially all of our assets and other extraordinary transactions. The directors have authority, subject to the terms of our debt, to issue additional stock, implement stock repurchase programs, declare dividends and make other decisions about our capital stock.

        The interests of Odyssey and its affiliates could conflict with your interests. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of the Odyssey investors, as holders of our equity, might conflict with your interests as a note holder. Affiliates of Odyssey may also have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investments, even though these transactions might involve risks to you as a holder of exchange notes.

Risks associated with our workforce—We depend on our highly trained employees, and any work stoppage or difficulty hiring similar employees would adversely affect our business.

        We depend on an educated and trained workforce. We could be adversely affected by a shortage of skilled employees.

        As of September 26, 2003, approximately 44% of our employees were unionized. We are subject to several collective bargaining agreements with these employees. Although we believe that our relations with our employees are good, we cannot assure you that we will be able to negotiate a satisfactory renewal of these collective bargaining agreements or that our employee relations will remain stable.

        Because we maintain a relatively small inventory of finished goods and operate on relatively short lead times for our products, any shortage of labor could have a material adverse effect on our business, financial condition and results of operations. See "Business—Employees."

Dependence on key personnel—If we lose our senior management, our business may be adversely affected.

        The success of our business is largely dependent on our senior managers, as well as on our ability to attract and retain other qualified personnel. We cannot assure you that we will be able to attract and retain the personnel necessary for the development of our business. The loss of the services of key personnel or the failure to attract additional personnel as required could have a material adverse effect on our business, financial condition and results of operations. We do not currently maintain "key person" life insurance on any of our key employees.

Restrictive covenants—Our senior credit facility, the senior subordinated notes indenture and the indenture that will govern the exchange notes contain various covenants which limit the discretion of our management in the operation of our business.

        Our senior credit facility, the senior subordinated notes indenture and the indenture that will govern the exchange notes contain various provisions that limit our management's discretion by restricting our ability to:

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  incur additional debt;

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  pay dividends or distributions on our capital stock or repurchase our capital stock;

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  issue preferred stock of subsidiaries;

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  make certain investments;

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  create liens to secure debt;

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  enter into transactions with affiliates;

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  merge or consolidate with another company; and

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  transfer and sell assets.

        In addition, our senior credit facility requires us to meet specified financial ratios and tests. These restrictions could limit our ability to plan for or react to market conditions or meet extraordinary capital needs or otherwise restrict corporate activities.

        If we fail to comply with the covenants and restrictions of the senior credit facility, the senior subordinated notes indenture or the indenture that will govern the exchange notes or any other subsequent financing agreements, a default could occur. Such a default could allow the lenders, if the agreements so provide, to accelerate the related debt as well as any other debt to which a cross-acceleration or cross-default provision applies. In addition, the lenders could terminate any commitments they had made to supply us with further funds. See "Description of Other Indebtedness" and "Description of the Exchange Notes."

Risks Related to the Exchange Notes

Ability to service debt—To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

        Our ability to make payments on and to refinance our indebtedness, including the exchange notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

        Our other annual debt service in 2003 will, assuming we incur no further indebtedness, consist primarily of interest expense payable on the exchange notes offered hereby, our outstanding senior subordinated notes and borrowing under the senior credit facility. Our cash debt service for 2003, based on the amount of indebtedness outstanding on September 26, 2003, was interest payments totaling $40.5 million. For 2002, our cash used in operating activities was $17.3 million. Accordingly, we will have to generate significant cash flows from operations to meet our debt service requirements. If we do not generate sufficient cash flow to meet our debt service and working capital requirements, we may need to seek additional financing or sell assets. This may make it more difficult for us to obtain financing on terms that are acceptable to us, or at all. Without this financing, we could be forced to sell assets to make up for any shortfall in our payment obligations under favorable circumstances.

        We cannot assure you that our business will generate sufficient cash flow from operations, that operating improvements will be realized on schedule or that future borrowings will be available to us under our senior credit facility in an amount sufficient to enable us to pay amounts due under our indebtedness, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the exchange notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our senior credit facility, the exchange notes and the senior subordinated notes, on commercially reasonable terms or at all.

We may not have the ability to raise the funds necessary to repay borrowings under our credit facility or to finance the change of control offer required by the indenture.

        Upon the occurrence of a change of control, we will be required to repay the borrowings outstanding under our credit facility and to offer to repurchase all of the outstanding exchange notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of exchange notes or that restrictions in our new credit facility will not allow these repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture. See "Description of the Exchange Notes—Change of Control."

In some circumstances, it may be unclear whether a change of control has occurred and therefore, the rights of holders of notes as a result of that event may be uncertain.

        A change of control under the indenture for the exchange notes includes a sale of "all or substantially all" of our properties or assets. The meaning of "all or substantially all" has no clearly established or uniform meaning under New York law, which is the law that governs the indenture. In addition, whether a particular transaction is a sale of "all or substantially all" of the assets of a company will depend on the facts and circumstances of the subject transaction. Accordingly, the ability of a holder of exchange notes to require us to repurchase the exchange notes as a result of a sale, conveyance, transfer or other disposition of less than all of our assets to another person or group is uncertain. It is possible, therefore, that there could be a disagreement between us and some or all holders of exchange notes over whether a specific transaction or series of transactions would require us to make a change of control offer to holders of exchange notes. In addition, if the holders of exchange notes elect to exercise their rights under the indenture for the notes and we elect to contest that election, there can be no assurance as to how a court interpreting New York law would interpret the phrase "all or substantially all."

There may not be sufficient collateral to pay all or any of the exchange notes—The collateral securing the exchange notes is subject to control by creditors with first priority liens. If there is a default, the value of the collateral may not be sufficient to repay both the first priority creditors and the holders of the exchange notes, which may result in holders of the exchange notes having only unsecured claims against our remaining assets.

        The exchange notes will be secured on a second priority basis by substantially all of the collateral securing our senior credit facility, excluding certain assets (these excluded assets include interests in real estate and, currently, the capital stock of Symons Corporation. See "Description of the Exchange Notes—Collateral." Although the holders of obligations secured by first priority liens on the collateral and the holders of obligations secured by second priority liens thereon, including the exchange notes, will share in the proceeds of this collateral, the holders of obligations secured by the first priority liens on the collateral will be entitled to receive proceeds from any realization of the collateral to repay their obligations in full before the holders of the exchange notes and other obligations secured by second priority liens will be entitled to any recovery from the collateral. Even if the proceeds from the sale or liquidation of the collateral are sufficient to satisfy our first priority lien obligations, if the amount of such remaining proceeds is less than the aggregate outstanding principal amount of the exchange notes and other obligations secured equally and ratably by a second priority lien, we may be unable to fully satisfy our obligations under the exchange notes. As a result, the exchange notes are secured only to the extent that (1) our first priority lien obligations are oversecured and (2) the oversecured amount is sufficient, subject to other permitted liens, to secure the exchange notes and any other obligations secured equally and ratably by a second priority lien.

        No appraisals of any collateral have been prepared in connection with the offering of the outstanding notes or with this exchange offer. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. By their nature some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. The value of the assets pledged as collateral for the exchange notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition and other future trends.

        The proceeds from the sale or sales of all of such collateral may not be sufficient to satisfy the amounts outstanding under the exchange notes and other obligations secured by the second priority liens, if any, after payment in full of all obligations secured by the first priority liens on the collateral. If such proceeds were not sufficient to repay amounts outstanding under the exchange notes, then holders of the exchange notes (to the extent not repaid from the proceeds of the sale of the collateral) would only have an unsecured claim against our remaining assets. As of September 26, 2003, we had $24.1 million indebtedness outstanding under the senior credit facility, $157.2 million (net of unamortized discount of $7.8 million) of outstanding indebtedness in the outstanding notes (with an aggregate principal amount at maturity of $165.0 million), $146.0 million (net of unamortized discount of $8.7 million) of outstanding indebtedness in senior subordinated notes (with an aggregate principal amount at maturity of $154.7 million) and an additional $13.0 million in other debt. The holders of first priority liens will be secured by additional collateral that will not secure the exchange notes. The value of this collateral could be significant, and the exchange notes will effectively rank junior to indebtedness secured by first priority liens to the extent of this collateral. Under the indenture, we could also incur additional indebtedness secured by (1) first priority liens and (2) second priority liens so long as the second priority liens are securing indebtedness permitted to be incurred by the covenant described under "Description of the Exchange Notes—Certain Covenants—Limitation on Incurrence of Additional Indebtedness" and certain other conditions are met. See "Description of the Exchange Notes—Collateral" and "—Ranking." Any additional obligations secured by a lien on the collateral securing the exchange notes (whether senior to or equal with the second priority lien of the notes) will dilute the value of the collateral securing the exchange notes.

Automatic release of the capital stock—The capital stock securing the exchange notes will automatically be released from the second priority lien and no longer be deemed to be collateral to the extent the pledge of the capital stock would require the filing of separate financial statements for any of our subsidiaries with the Commission.

        Rule 3-16 of Regulation S-X under the Securities Act requires the presentation of a subsidiary's stand-alone, audited financial statements if the subsidiary's capital stock secures an issuer's notes and the par value, book value or market value of the stock equals or exceeds 20% of the aggregate principal amount of notes outstanding. The indenture governing the exchange notes and the security documents provide that the collateral securing the notes will never include the capital stock of any subsidiary to the extent the par value, book value as carried by us or the market value of the stock is equal to or greater than 20% of the aggregate principal amount of the exchange notes outstanding. As a result, we will not be required to present separate financial statements of any of our subsidiaries under Rule 3-16. Currently, as a result of these provisions in the indenture and security documents, the collateral securing the exchange notes does not include the capital stock of Symons Corporation. In addition, holders of the exchange notes may at any time in the future lose all or a portion of their security interest in the capital stock of any of our other subsidiaries if the par value, book value as carried by us or the market value of that stock were to become equal to or greater than 20% of the aggregate principal amount of the exchange notes outstanding. The applicable value of the capital stock of each of Dayton Superior Specialty Chemical Corp., Aztec Concrete Accessories, Inc. and Trevecca Holdings, Inc., the direct, holding company parent of Aztec, is currently near this 20% threshold. For more information regarding our calculations of which subsidiary capital stock currently comprise collateral securing the notes, see "Description of the Exchange Notes—Collateral."

        In addition, to the extent that any rule is adopted, amended or interpreted which would require the filing with the Commission (or any other governmental agency) of separate financial statements of any of our subsidiaries due to the fact that the subsidiary's capital stock or other securities secure the notes, then the capital stock or other securities will automatically be excluded from the collateral securing the exchange notes to the extent necessary to avoid being subject to any such requirement. In this event, the security documents will be amended, without the consent of any holder of exchange notes, to the extent necessary to release the second priority liens on the capital stock or securities. As a result, holders of the exchange notes would lose all or a portion of their security interest in this capital stock or other securities if any such rule comes into effect.

Decisions regarding collateral—Holders of exchange notes will not control decisions regarding collateral.

        The holders of the first priority liens control substantially all matters related to the collateral securing the first priority liens and the exchange notes. See "Description of the Exchange Notes—Collateral". As a result, the holders of the first priority liens may take actions with respect to the shared collateral with which holders of the exchange notes may disagree or that may be contrary to the interests of holders of the exchange notes. To the extent shared collateral is released from securing the first priority liens, the second priority liens securing the exchange notes will also automatically be released in most instances. In addition, the security documents will generally provide that, so long as the first priority liens are in effect, the holders of the first priority liens may change, waive, modify or vary the security documents without the consent of the holders of the exchange notes, provided that any such change, waiver or modification does not materially adversely affect the rights of the holders of the exchange notes and not the other secured creditors in a like or similar manner. See "Description of the Exchange Notes—Collateral."

        Furthermore, the security documents allow us and our subsidiaries to remain in possession of, retain exclusive control over, to freely operate, and to collect, invest and dispose of any income from, the collateral securing the exchange notes. For example, as part of our business, we sell used rental equipment. If we increase our used equipment sales, the collateral securing the exchange notes could decrease. To the extent the proceeds from a sale of collateral do not constitute "collateral" under the security documents, those proceeds will not be subject to the second priority lien securing the exchange notes and the pool of assets securing the exchange notes would be reduced.

Original issue discount—The exchange notes will be issued with original issue discount for United States federal income tax purposes.

        The outstanding notes were, and the exchange notes will be, issued with original issue discount for United States federal income tax purposes. Thus, in addition to the stated interest on the exchange notes, holders will be required to include the amounts representing the original issue discount in gross income on a constant yield basis in advance of receipt of the cash payments to which such income is attributable.

Fraudulent conveyance matters—Federal and state statutes allow courts, under specific circumstances, to void the exchange notes and the guarantees and require noteholders to return payments received from us or the guarantors.

        Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, the exchange notes and guarantees could be voided, or claims in respect of the exchange notes and guarantees could be subordinated to all of our other debts and all other debts of our guarantors if, among other things, we or our guarantors, at the time we or they incurred the indebtedness evidenced by the notes or the guarantees:

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee; and

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  was insolvent or rendered insolvent by reason of the indebtedness; or

  •
  was engaged in a business or transaction for which our or the guarantors' remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that we or they would incur, debts beyond our or the guarantors' ability to pay the debts as they mature.

        In addition, any payment by us or by that guarantor pursuant to the exchange notes or guarantees could be voided and required to be returned to us or the guarantor, or to a fund for the benefit of our creditors or the creditors of the guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we or a guarantor would be considered insolvent if:

  •
  the sum of our or its debts, including contingent liabilities, were greater than the fair saleable value of all of our or its assets, or

  •
  if the present fair saleable value of our and its assets were less than the amount that would be required to pay our or its probable liability on existing debts, including contingent liabilities, as they become absolute and mature, or

  •
  we or it could not pay our or its debts as they become due.

        On the basis of historical financial information, recent operating history and other factors, we and each guarantor believe that we, and they, after giving effect to the indebtedness incurred in the offering of the outstanding notes and the amendment of our senior credit facility, will not be insolvent, will not have unreasonably small capital for the business in which we or they are engaged and will not have incurred debts beyond our or their ability to pay the debts as they mature. There can be no assurance, however, as to what standard a court would apply in making its determinations or that a court would agree with our or our guarantors' conclusions in this regard.

Treatment of collateral in bankruptcy—Rights of holders of exchange notes in the collateral may be adversely affected by bankruptcy proceedings.

        The right of the collateral agent to repossess and dispose of the collateral securing the exchange notes upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against us prior to or possibly even after the collateral agent has repossessed and disposed of the collateral. Under the U.S. Bankruptcy Code, a secured creditor, such as the collateral agent, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents, or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the exchange notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent would repossess or dispose of the collateral, or whether or to what extent holders of the exchange notes would be compensated for any delay in payment or loss of value of the collateral through the requirements of "adequate protection." In certain circumstances, the security documents require the holders to waive this right to adequate protection. Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the exchange notes, the holders of the exchange notes would have "undersecured claims" as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs, and attorneys' fees for "undersecured claims" during the debtor's bankruptcy case.

Failure to perfect security interests—Rights of holders of exchange notes in the collateral may be adversely affected by the failure to perfect security interests in certain collateral.

        The security interest in the collateral securing the exchange notes includes domestic assets, both tangible and intangible, whether now owed or acquired or arising in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the trustee or the collateral agent will monitor, or that we will inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after acquired collateral. Such failure may result in the loss of the security interest therein or the priority of the security interest in favor of the exchange notes against third parties. In addition certain existing collateral comprised of, among other things, cash and cash accounts and letter of credit rights have not been perfected with respect to our obligations under the senior credit facility and will not be perfected with respect to the exchange notes.

Volatile trading price—The market price for the securities may be volatile.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes offered hereby. The market for the exchange notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of your exchange notes.

Failure to tender your outstanding notes—If you do not properly tender your outstanding notes, you will continue to hold unregistered outstanding notes and your ability to transfer outstanding notes will be adversely affected.

        We will only issue exchange notes in exchange for outstanding notes that are timely received by the exchange agent together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding notes and you should carefully follow the instructions on how to tender your outstanding notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the outstanding notes. If you do not tender your outstanding notes or if we do not accept your outstanding notes because you did not tender your outstanding notes properly, then, after we consummate the exchange offer, you may continue to hold outstanding notes that are subject to the existing transfer restrictions. In addition, if you tender your outstanding notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you are a broker-dealer that receives exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes. After the exchange offer is consummated, if you continue to hold any outstanding notes, you may have difficulty selling them because there will be less outstanding notes outstanding. In addition, if a large amount of outstanding notes are not tendered or are tendered improperly, the limited amount of exchange notes that would be issued and outstanding after we consummate the exchange offer could lower the market price of such exchange notes.

FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference contain forward-looking statements. These statements relate to our intentions, beliefs, projections, estimations or forecasts of future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, or performance to be materially different from those expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by use of words such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "target," "project," "intend," "believe," "estimate," "predict," "potential," "pro forma," "seek," "likely" or "continue" or other comparable terminology. These statements are only predictions, and we can give no assurance that these expectations will prove to be correct. Factors which could cause our actual results to differ materially from those projected, forecasted or estimated by us in forward-looking statements, include, but are not limited to:

  •
  levels of federal, state and local government spending on public infrastructure projects;

  •
  our ability to increase manufacturing efficiency, leverage our purchasing power and broaden our distribution network;

  •
  our ability to implement the remaining phases of our restructuring plan;

  •
  our ability to successfully identify, complete and integrate acquisitions;

  •
  our ability to develop new applications for our existing products;

  •
  the competitive nature of our industry in general, as well as our specific market areas;

  •
  changes in prevailing interest rates and the availability of and terms of financing to fund the anticipated growth of our business;

  •
  changes in costs of goods and services;

  •
  economic conditions in general, as well as in our specific market areas;

  •
  labor disturbances; and

  •
  the other factors described in this prospectus.

        We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We do not assume responsibility for the accuracy and completeness of the forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under "Risk Factors." We here described all material risks known to us as of the date of this prospectus under "Risk Factors." We caution you that these risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the impact, if any, of the new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statements. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur. You should carefully read this prospectus and the documents incorporated by reference in their entirety. They contain information that you should consider when making your investment decision.

THE EXCHANGE OFFER

Purpose and Effect

        Together with the sale by us of the outstanding notes on June 9, 2003, we, and our subsidiary guarantors, entered into a registration rights agreement, dated June 9, 2003, with the placement agents of the outstanding notes, which requires that we file a registration statement under the Securities Act, at our own expense, with respect to the exchange notes and, upon the effectiveness of that registration statement, offer to the holders of the outstanding notes the opportunity to exchange their outstanding notes for a like principal amount of exchange notes. The exchange notes will be issued without a restrictive legend and generally may be reoffered and resold without registration under the Securities Act. The registration rights agreement further provides that we must use all commercially reasonable efforts to cause the registration statement with respect to the exchange offer to be declared effective within 180 days of the issue date of the outstanding notes. It further provides that we must use all commercially reasonable efforts to consummate the exchange offer within 60 days after the effective date of our registration statement.

        Except as described below, upon the completion of the exchange offer, our obligations with respect to the registration of the outstanding notes and the exchange notes will terminate. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part, and this summary of the material provisions of the registration rights agreement does not purport to be complete. As a result of the timely filing and the effectiveness of the registration statement, we will not have to pay certain additional interest on the outstanding notes as provided in the registration rights agreement. Following the completion of the exchange offer, holders of outstanding notes not tendered will not have any further registration rights other than as set forth in the paragraphs below, and those outstanding notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the outstanding notes could be adversely affected upon consummation of the exchange offer.

        In order to participate in the exchange offer, a holder must represent to us, among other things, that:

  •
  any exchange notes to received by it will be acquired in the ordinary course of business;

  •
  at the time of the commencement of the exchange offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

  •
  it is not an "affiliate" (as defined in Rule 405 of the Securities Act) of ours;

  •
  if the holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of exchange notes; and

  •
  if the holder is a broker-dealer, that it will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, and that it will deliver a prospectus in connection with any resale of such exchange notes.

        Under certain circumstances specified in the registration rights agreement, we may be required to file a "shelf" registration statement for a continuous offering in connection with the outstanding notes pursuant to Rule 415 under the Securities Act.

        Based on an interpretation by the SEC's staff set forth in no-action letters issued to third parties unrelated to us, we believe that, with the exceptions set forth below, the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by the holder of exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, unless the holder:

  •
  acquired the exchange notes other than in the ordinary course of the holder's business;

  •
  has an arrangement with any person to engage in the distribution of exchange notes;

  •
  is an "affiliate" of ours, within the meaning of Rule 405 under the Securities Act; or

  •
  is a broker-dealer who purchased outstanding notes directly from us for resale under Rule 144A or Regulation S or any other available exemption under the Securities Act.

        Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes cannot rely on this interpretation by the SEC's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution." Broker-dealers who acquired outstanding notes directly from us and not as a result of market making activities or other trading activities may not rely on the SEC's staff's interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to sell the outstanding notes.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior 5:00 p.m., New York City time, on                            , 2004 or such date and time to which we extend the offer.

        The exchange notes will evidence the same debt as the outstanding notes and will be issued under the terms of, and entitled to the benefits of, the applicable indenture relating to the outstanding notes.

        As of the date of this prospectus, notes representing $165.0 million in aggregate principal amount of 10 3/4% series A senior second secured notes due 2008 were outstanding and there was one registered holder, a nominee of The Depository Trust Company. This prospectus, together with the letter of transmittal, is being sent to the registered holder and to others believed to have beneficial interests in the outstanding notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.

        We will be deemed to have accepted validly tendered outstanding notes when, as, and if we have given oral or written notice thereof to The Bank of New York, the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth under the heading "—Conditions to the Exchange Offer" or otherwise, certificates for any such unaccepted outstanding notes will be returned, without expense, to the tendering holder of those outstanding notes promptly after the expiration date unless the exchange offer is extended.

        Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, applicable to the exchange offer. See "—Fees and Expenses."

Expiration Date; Extensions; Amendments

        The expiration date shall be 5:00 p.m., New York City time, on                            , 2004, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent and each registered holder of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right, in our sole discretion:

  •
  to delay accepting any outstanding notes, to extend the exchange offer or, if any of the conditions set forth under "Conditions to the Exchange Offer" shall not have been satisfied, to terminate the exchange offer, by giving oral or written notice of that delay, extension or termination to the exchange agent, or

  •
  to amend the terms of the exchange offer in any manner.

        In the event that we make a fundamental change to the terms of the exchange offer, we will file a post-effective amendment to the registration statement. Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all outstanding notes properly tendered unless the exchange offer is extended or terminated.

Procedures for Tendering

        Only a holder of outstanding notes may tender outstanding notes in the exchange offer. Except as set forth under the heading "—Book-Entry Transfer," to tender in the exchange offer a holder must complete, sign, and date the letter of transmittal, or a copy of the letter of transmittal, have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or copy to the exchange agent prior to the expiration date. In addition:

  •
  certificates for the outstanding notes must be received by the exchange agent along with the letter of transmittal prior to the expiration date;

  •
  a timely confirmation of a book-entry transfer, which we refer to as a book-entry confirmation, of the outstanding notes, if that procedure is available, into the exchange agent's account at The Depository Trust Company, which we refer to as the book-entry transfer facility, following the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date; or

  •
  you must comply with the guaranteed delivery procedures described below.

        To be tendered effectively, the letter of transmittal and other required documents must be received by the exchange agent at the address set forth under the heading "—Exchange Agent" prior to the expiration date.

        Your tender, if not withdrawn before the expiration date will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

        THE METHOD OF DELIVERY OF OUTSTANDING NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO US. YOU MAY REQUEST YOUR BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR YOU.

        Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, prior to completing and executing the letter of transmittal and delivering the owner's outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in the beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, which we refer to as an eligible institution, unless outstanding notes tendered pursuant thereto are tendered:

  •
  by a registered holder who has not completed the box entitled "Special Registration Instruction" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible institution.

        If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or an eligible institution.

        If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in the letter of transmittal, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder's name appears on the outstanding notes.

        If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal unless waived by us.

        All questions as to the validity, form, eligibility, including time of receipt, acceptance, and withdrawal of tendered outstanding notes will be determined by us in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent, nor any other person shall incur any liability for failure to give that notification. Tenders of outstanding notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date, unless the exchange offer is extended.

        In addition, we reserve the right in our sole discretion to purchase or make offers for any outstanding notes that remain outstanding after the expiration date or, as set forth under the heading "—Conditions to the Exchange Offer," to terminate the exchange offer and, to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

        By tendering, you will be representing to us that, among other things:

  •
  any exchange notes to be received by you will be acquired in the ordinary course of business;

  •
  you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

  •
  you are not an "affiliate" (within the meaning of Rule 405 under Securities Act) of ours; and

  •
  if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, that you will deliver a prospectus in connection with any resale of such exchange notes.

        In all cases, issuance of exchange notes for outstanding notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for such outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at the book-entry transfer facility, a properly completed and duly executed letter of transmittal or, with respect to The Depository Trust Company and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the letter of transmittal, and all other required documents. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged outstanding notes will be returned without expense to the tendering holder or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility according to the book-entry transfer procedures described below, those non-exchanged outstanding notes will be credited to an account maintained with that book-entry transfer facility, in each case, as promptly as practicable after the expiration or termination of the exchange offer.

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where those outstanding notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. See "Plan of Distribution."

Book-Entry Transfer

        The exchange agent will make a request to establish an account with respect to the outstanding notes at the book-entry transfer facility for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in the book-entry transfer facility's systems may make book-entry delivery of outstanding notes being tendered by causing the book-entry transfer facility to transfer such outstanding notes into the exchange agent's account at the book-entry transfer facility in accordance with that book-entry transfer facility's procedures for transfer. However, although delivery of outstanding notes may be effected through book-entry transfer at the book-entry transfer facility, the letter of transmittal or copy of the letter of transmittal, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the exchange agent at the address set forth under the heading "—Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

        The Depository Trust Company's Automated Tender Offer Program, or ATOP, is the only method of processing exchange offers through The Depository Trust Company. To accept the exchange offer through ATOP, participants in The Depository Trust Company must send electronic instructions to The Depository Trust Company through The Depository Trust Company's communication system instead of sending a signed, hard copy letter of transmittal. The Depository Trust Company is obligated to communicate those electronic instructions to the exchange agent. To tender outstanding notes through ATOP, the electronic instructions sent to The Depository Trust Company and transmitted by The Depository Trust Company to the exchange agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the letter of transmittal.

Guaranteed Delivery Procedures

        If a registered holder of the outstanding notes desires to tender outstanding notes and the outstanding notes are not immediately available, or time will not permit that holder's outstanding notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

  •
  the tender is made through an eligible institution;

  •
  prior to the expiration date, the exchange agent receives from that eligible institution a properly completed and duly executed letter of transmittal or a facsimile of duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, by telegram, telex, fax transmission, mail or hand delivery, setting forth the name and address of the holder of outstanding notes and the amount of outstanding notes tendered and stating that the tender is being made by guaranteed delivery and guaranteeing that within three New York Stock Exchange, Inc., or NYSE, trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, will be deposited by the eligible institution with the exchange agent; and

  •
  the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

        Tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal of a tender of outstanding notes to be effective, a written or, for The Depository Trust Company participants, electronic ATOP transmission notice of withdrawal, must be received by the exchange agent at its address set forth under the heading "—Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

  •
  specify the name of the person having deposited the outstanding notes to be withdrawn, whom we refer to as the depositor;

  •
  identify the outstanding notes to be withdrawn, including the certificate number or numbers and principal amount of such outstanding notes;

  •
  be signed by the holder in the same manner as the original signature on the letter of transmittal by which such outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such outstanding notes into the name of the person withdrawing the tender; and

  •
  specify the name in which any such outstanding notes are to be registered, if different from that of the depositor.

        All questions as to the validity, form, eligibility and time of receipt of such notices will be determined by us, whose determination shall be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder of those outstanding notes without cost to that holder as soon as practicable after withdrawal, rejection of tender, or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures under the heading "—Procedures for Tendering" at any time on or prior to the expiration date.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and may terminate or amend the exchange offer if at any time before the acceptance of those outstanding notes for exchange or the exchange of the exchange notes for those outstanding notes, we determine that the exchange offer violates any applicable law or applicable interpretation of the Staff of the SEC.

        The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time before the expiration of the exchange offer. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of those rights and each of those rights shall be deemed an ongoing right which may be asserted at any time and from time to time.

        In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for those outstanding notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part. We are required to use commercially reasonable efforts to obtain the withdrawal of any stop order at the earliest possible time.

Exchange Agent

        All executed letters of transmittal should be directed to the exchange agent. The Bank of New York has been appointed as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

        BY REGISTERED OR CERTIFIED MAIL, HAND DELIVERY OR OVERNIGHT COURIER:

  The Bank of New York
  Corporate Trust Operations
  Reorganization Unit
  101 Barclay Street—7 East
  New York, NY 10286
  Attn: Mr. Bernard Arsenec

  BY FACSIMILE (ELIGIBLE INSTITUTIONS ONLY):

  (212) 298-1915

  FOR INFORMATION OR CONFIRMATION BY TELEPHONE:

  (212) 895-5098

        Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.

Fees and Expenses

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and other related documents to the beneficial owners of the outstanding notes.

        We will pay the cash expenses to be incurred in connection with the exchange offer, which include fees and expenses of the exchange agent, trustee, registration fees, accounting, legal, printing and related fees and expenses.

Transfer Taxes

        Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those outstanding notes.

USE OF PROCEEDS

        This exchange offer is intended to satisfy our obligations under the registration rights agreement, dated June 9, 2003, by and among us, our subsidiary guarantors and the placement agents for the outstanding notes. We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. We will receive in exchange outstanding notes in like principal amount. We will retire or cancel all of the outstanding notes tendered in the exchange offer.

        On June 9, 2003, we issued and sold the outstanding notes. The net proceeds of the offering of the outstanding notes, after deducting fees and expenses, was $156.9 million. We used the net proceeds from the offering of the outstanding notes to repay indebtedness outstanding under our senior credit facility.

        At September 26, 2003, we had $24.1 million of borrowings outstanding under our revolving credit facility. In order to complete the offering and sale of the outstanding notes, and apply the proceeds from the offering of the outstanding notes to the repayment of borrowings under our senior credit facility, we have recently amended this facility. See "Description of Other Indebtedness—Senior Credit Facility" for a description of the senior credit facility, as amended.

CAPITALIZATION

        The following table sets forth our consolidated capitalization as of September 26, 2003. This table should be read in conjunction with the information contained in "Use of Proceeds," and "Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as the consolidated financial statements and their related notes and the unaudited consolidated financial statements and their related notes included elsewhere in this prospectus.

September 26, 2003
(dollars in thousands)
Cash	$1,668

Long-term debt, including current portion:
Senior credit facility(1)	$24,125
Outstanding senior second secured notes(2)	157,201
Outstanding senior subordinated notes(3)	146,012
Other debt (including capitalized leases)	12,970

Total long-term debt	340,308
Shareholders' equity (deficit)	(2,814)

Total capitalization	$337,494

(1)
As of November 15, 2003, we had $21.3 million outstanding under our revolving credit facility, excluding $5.9 million in letters of credit, and $22.8 million of availability under our revolving credit facility, subject to certain conditions.

(2)
Net of unamortized discount of $7.8 million.

(3)
Net of unamortized discount of $8.7 million.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

        On July 29, 2003, we completed the acquisition of substantially all of the fixed assets and rental assets of Safway Formwork Systems, L.L.C. ("Safway Formwork") for $20.0 million. The purchase price has been allocated based on the estimated fair value of the assets acquired, as follows:

Rental equipment	$20,035
Property, plant and equipment	500
Covenants not to compete	465
Payable for covenants not to compete	(465)

Purchase price	$20,535

        For more information regarding this acquisition, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Safway Formwork Acquisition."

        The following unaudited pro forma combined financial information is based upon the historical consolidated financial statements of us and Safway Formwork, adjusted to give effect to the acquisition. The unaudited pro forma combined statements of operations give effect to the acquisition as if it had occurred at the beginning of each period presented. The unaudited pro forma combined financial information does not give effect to any other transactions and does not purport to represent our results of operations had the acquisition in fact, occurred on such dates, or the results that can be expected for our company in the future. No benefits for costs expected to be eliminated under our ownership are included in the unaudited pro forma combined statements of operations.

        Certain evaluations included herein are preliminary estimates and are expected to change upon completion of appraisals and valuations. However, in the opinion of our management, the preliminary allocations are not expected to differ materially from the final allocations. The pro forma combined information should be read in conjunction with our historical consolidated financial statements and the notes thereto included elsewhere in this prospectus.

Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2002
(In thousands)

	Dayton Superior Corporation and Subsidiaries, for the year ended December 31, 2002, as Reported	Safway Formwork Systems, L.L.C., for the year ended September 30, 2002, as Reported	Pro Forma Adjustments Related to the Acquisition		Pro Forma Combined
	(as restated)
Net sales	$398,737	$28,700	$(1,482	)(2)	$425,955
Cost of sales	269,861	21,161	(1,221	)(2)	283,330
			38	(3)
			(6,509	)(6)

Gross profit	128,876	7,539	6,210		142,625
Selling, general and administrative expenses	91,221	9,865	(185	)(3)	107,378
			6,477	(6)
Facility closing and severance expenses	5,399	—	—		5,399
Amortization of intangibles	603	—	—		603

Income (loss) from operations	31,653	(2,326)	(82)		29,245
Other expenses
Interest expense	33,967	950	32	(4)	34,949
Loss on disposals of property, plant, and equipment	1,115	—	—		1,115
Other expense	80	30	32	(6)	142

Income (loss) before provision (benefit) for income taxes and cumulative effect of change in accounting principle	(3,509)	(3,306)	(146)		(6,961)
Provision (benefit) for income taxes	(386)	—	(1,312	)(5)	(1,698)

Income (loss) before cumulative effect of change in accounting principle	(3,123)	(3,306)	1,166		(5,263)
Cumulative effect of change in accounting principle, net of income tax benefit of $2,754 and $0, respectively	17,140	8,886	—		26,026

Net income (loss)	$(20,263)	$(12,192)	$1,166		$(31,289)

Unaudited Pro Forma Combined Statement of Operations
For the Nine Fiscal Months Ended September 26, 2003
(In thousands)

	Dayton Superior Corporation and Subsidiaries, for the nine fiscal months ended September 26, 2003, as Reported	Safway Formwork Systems, L.L.C., for the seven fiscal months ended April 30, 2003 (1)	Pro Forma Adjustments Related to the Acquisition		Pro Forma Combined
Net sales	$278,496	$12,955	$(235	)(2)	$291,092
			(124	)(6)
Cost of sales	201,755	10,198	(185	)(2)	208,412
			143	(3)
			(3,499	)(6)

Gross profit	76,741	2,757	3,182		82,680
Selling, general and administrative expenses	62,689	4,981	(84	)(3)	71,077
			3,491	(6)
Facility closing and severance expenses	1,243	—	—		1,243
Amortization of intangibles	443	—	—		443

Income from operations	12,366	(2,224)	(225)		9,917
Other expenses
Interest expense	28,272	377	197	(4)	28,846
Loss on early extinguishment of long-term debt
	2,480	—	—		2,480
Other expense	164	102	(116	)(6)	150

Income (loss) before provision (benefit) for income taxes	(18,550)	(2,703)	(306)		(21,559)
Provision (benefit) for income taxes	(6,307)	—	(1,023	)(5)	(7,330)

Net income (loss)	$(12,243)	$(2,703)	$717		$(14,229)

(1)
Our consolidated statement of operations for the nine months ended September 26, 2003 include two months of Safway Formwork and is combined with Safway Formwork's statement of operations for the seven months ended April 30, 2003, the first seven months of Safway Formwork's fiscal year.

(2)
To record the impact on net sales and cost of sales from excluding the related assets that were not acquired.

(3)
To record depreciation expense on rental equipment and property, plant, and equipment to conform Safway Formwork to our depreciation policy.

(4)
To record an increase in interest expense on the senior unsecured note payable to Safway Formwork and a decrease in interest expense for the elimination of Safway Formwork's interest expense.

(5)
To adjust the provision (benefit) for income taxes to the appropriate effective tax rate.

(6)
To record a reclassification of Safway Formwork's expenses to conform to our classification.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following table sets forth selected historical consolidated financial information as of and for each of the years in the five-year period ended December 31, 2002 and as of and for the nine months ended September 27, 2002 and September 26, 2003. The selected historical financial information as of December 31, 1998, 1999 and 2000, and for each of the two years ended December 31, 1999 has been derived from our consolidated financial statements, which were audited by Arthur Andersen LLP, our former independent public accountants. The selected historical financial information as of December 31, 2001 and 2002, and for each of the three years ended December 31, 2002 have been derived from our restated consolidated financial statements, which have been audited by Deloitte & Touche LLP and our selected historical financial information as of and for the nine months ended September 27, 2002 and September 26, 2003 were derived from our unaudited consolidated financial statements. Our audited consolidated financial statements for the three years ended December 31, 2002 and our unaudited consolidated financial statements for each of the three months ended September 27, 2002 and September 26, 2003 are included elsewhere in this prospectus. You should read the following table together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section below and our restated consolidated financial statements and their related notes and our unaudited consolidated financial statements and their related notes included elsewhere in this prospectus.

	Year Ended December 31,						Nine Months Ended
	1998	1999	2000	2001	2002		September 27, 2002	September 26, 2003
			(as restated)
	(dollars in thousands)
				(as restated)	(as restated)		(as restated)
Statement of Operations Data:
Net sales(1)	$282,849	$322,170	$387,068	$415,491	$398,737		$305,512	$278,496
Cost of sales(1)	178,499	201,445	248,746	276,221	269,861		205,785	201,755

Gross profit	104,350	120,725	138,322	139,270	128,876		99,727	76,741
Selling, general and administrative expenses	72,316	79,819	92,941	97,532	91,221		67,365	62,689
Facility closing and severance expenses(2)	—	—	2,517	7,360	5,399		2,859	1,243
Amortization of goodwill and intangibles	2,213	2,369	2,508	3,912	603		301	443

Income from operations	29,821	38,537	40,356	30,466	31,653		29,202	12,366
Interest expense, net	11,703	11,661	22,574	35,024	33,967		24,881	28,272
Lawsuit judgment	—	—	15,341(3)	—	—		—	—
Loss on early extinguishment of long-term debt	—	—	7,761(4)	—	—		—	2,480(5)
Loss on disposals of property, plant and equipment				—	1,115		—	—
Other expense (income), net	(202)	230	293	95	80		209	164

Income (loss) before provision (benefit) for income taxes and cumulative effect of change in accounting principle	18,320	26,646	(5,613)	(4,653)	(3,509)		4,112	(18,550)
Provision (benefit) for income taxes	8,244	11,991	(1,478)	(1,179)	(386)		1,645	(6,307)

Income (loss) before cumulative effect of change in accounting principle	10,076	14,655	(4,135)	(3,474)	(3,123)		2,467	(12,243)
Cumulative effect of change in accounting principle, net of income tax benefit	—	—	—	—	(17,140	)(6)	(17,140)	—

Net income (loss)	10,076	14,655	(4,135)	(3,474)	(20,263)		(14,673)	(12,243)
Dividends on company-obligated mandatorily redeemable convertible trust preferred securities, net of income tax benefit	—	320	583	—	—		—	—

Net income (loss) available to common shareholders	$10,076	$14,335	$(4,718)	$(3,474)	$(20,263)		$(14,673)	$(12,243)

	Year Ended December 31,					Nine Months Ended
	1998	1999	2000	2001	2002	September 27, 2002(1)	September 26, 2003
	(dollars in thousands)
Other Financial Data:
Depreciation and amortization	$12,289	$14,086	$15,121	$22,202	$21,453	$15,390	$18,553
Property, plant and equipment additions, net	6,118	7,469	11,483	9,755	9,267	6,391	5,850
Rental equipment additions, net	6,783	4,052	801	3,191	(17,230)	(12,233)	(4,689)
Balance Sheet Data (at period end):
Working capital	$39,727	$50,469	$60,868	$56,943	$65,751	$78,512	$88,972
Goodwill and intangibles	70,130	75,522	97,044	136,626	115,733	116,645	113,844
Total assets	253,620	278,679	335,418	396,843	373,971	388,625	410,695
Long-term debt (including current portion)	118,205	105,173	245,925	291,946	299,536	306,127	340,308
Convertible trust preferred securities	—	19,556	—	—	—	—	—
Shareholders' equity (deficit)	74,588	88,772	13,196	16,721	(4,241)	(2,262)	(2,814)

(1)
Our financial statements for the years ended December 31, 2000, 2001 and 2002 and the nine-month period ended September 27, 2002, have been restated to reflect the application of Emerging Issues Task Force (EITF) 00-10 "Accounting for Shipping and Handling Fees and Costs" for those periods. Our financial statements for the years ended December 31, 1998 and 1999 have not been restated as it is impracticable for us to obtain the data.

(2)
During 2000, we approved and began implementing a plan to consolidate a number of our existing operations, and from 2001 through the first three quarters of 2003, we approved and implemented several plans to exit additional manufacturing and distribution facilities and reduce overall headcount to keep our cost structure aligned with our net sales. We describe the facility closing and severance expenses relating to these consolidation efforts in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Facility Closing and Severance Expenses."

(3)
Symons was a defendant in a civil suit brought by EFCO Corp., a competitor of Symons in one portion of their business. In October 2000, Symons satisfied a judgment of $14.1 million, post-judgment interest of $1.1 million, and defense costs of $0.1 million, by payment to EFCO from our cash on hand and from our revolving credit facility.

(4)
During June 2000, in connection with the recapitalization, we refinanced our then-existing bank indebtedness. Additionally, the Dayton Superior Capital Trust, which held solely debentures, was dissolved. The company-obligated mandatorily redeemable convertible trust preferred securities converted to debentures having the right to receive cash in the amount of $22.00, plus accrued dividends, per preferred security. As a result we recorded a loss in 2000 of $7.8 million, comprised of the following:

Expense deferred financing costs on previous long-term debt	$2.7
Prepayment premium on extinguishments of long-term debt and interest rate swap agreements	0.5
Expense issuance costs on company-obligated mandatorily redeemable convertible trust preferred securities	1.7
Prepayment premium on conversion of company-obligated mandatorily redeemable convertible trust preferred securities into debentures	2.1
Financing cost for unused long-term debt commitment	0.8

$7.8

  The loss was recorded as an extraordinary loss in 2000 and subsequently reclassified as an ordinary loss as a result of the Company's adoption in 2003 of SFAS No. 145, "Rescission of FASB Statement Nos. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections."

(5)
During June 2003, we completed an offering of $165.0 million in aggregate principal amount of our 10 3/4% senior second secured notes due 2008. As a result, we recorded a loss of $2.6 million, comprised of $2.5 million of expense of deferred financing costs on previous long-term debt and $0.1 million in payments to those debtholders. During June 2003, we repurchased a portion of our 13% senior subordinated notes due 2009. We repurchased a principal amount of $15.3 million with a net book value of $14.4 million for $14.3 million, resulting in a gain of $0.1 million.

(6)
We adopted SFAS No. 142 effective January 1, 2002. As a result of adopting SFAS No. 142, we recorded a non-cash charge in 2002 of $17.1 million ($19.9 million of goodwill, less an income tax benefit of $2.8 million), which is reflected as a cumulative effect of change in accounting principle. This amount does not affect our ongoing operations. The goodwill arose from the acquisitions of Dur-O-Wal in 1995, Southern Construction Products in 1999, and Polytite in 2000, all of which manufacture and sell metal accessories used in masonry construction. The masonry products market has experienced weaker markets and significant price competition, which has had a negative impact on the product line's earnings and fair value.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The statements in this discussion regarding the industry outlook, our expectations regarding the future performance of our businesses, and the other non-historical statements in this discussion are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties, including but not limited to the risks and uncertainties described in the "Risk Factors" section. You should read the following discussion of our results of operations and financial condition together with the sections entitled "Risk Factors" and "Selected Historical Consolidated Financial Data" and with the consolidated financial statements and their related notes and unaudited consolidated financial statements and their related notes included elsewhere in this prospectus.

Overview

        Founded in 1924, we believe we are the largest North American manufacturer and distributor of metal accessories and forms used in concrete construction and a leading manufacturer of metal accessories used in masonry construction in terms of revenues. Although almost all of our products are used in concrete or masonry construction, the function and nature of the products differ widely. In 2000, we added to our construction chemicals product line with the acquisition of Conspec, which manufactures and sells chemicals under the names Conspec and Edoco. In 2001, we acquired Aztec Concrete Accessories, Inc., a manufacturer of plastic products for the construction industry, primarily in the Western United States. We also have expanded our business units through additional smaller acquisitions.

        In an effort to reduce costs and enhance customer responsiveness, effective January 1, 2003 we reorganized our company from six autonomous manufacturing and sales divisions into two sales units (CPG and Symons) and a new product fulfillment unit (Supply Chain). CPG and Symons are primarily responsible for sales, customer service and new product development. As part of this effort, we reorganized most of our manufacturing and distribution operations into our Supply Chain unit, which manufactures and distributes our products in support of CPG and Symons.

        CPG.    CPG derives its revenues from the sale of products primarily to independent distributors and contractors. We also provide some equipment on a rental basis. CPG obtains the majority of the products it sells from the Supply Chain product fulfillment group and manufactures its chemicals product line. Cost of sales for CPG consists primarily of purchased steel and other raw materials, as well as the costs associated with manufacturing, assembly, testing, and associated overhead. Orders from customers for our paving products are affected by state and local governmental infrastructure expenditures and their related bid processes. Due to the project-oriented nature of paving jobs, these products generally are made to order. As a result of all of the foregoing, product inventories are maintained at relatively low levels.

        Symons.    Symons derives its revenues from the sale and rental of engineered, reusable modular forming systems and related accessories to independent distributors and contractors. Sales of both new and used concrete forming systems and specific consumables generally represent approximately two-thirds of the revenues of this business unit, and rentals represent the remaining one-third. This business unit's products include systems with steel frames and a plywood face, also known as Steel-Ply®, and systems that use steel in both the frame and face. Symons obtains Steel-Ply® forms from the Supply Chain product fulfillment group and manufactures and assembles or outsources some of the manufacturing involved in some of the other all-steel forms. This outsourcing strategy allows us to fulfill larger orders without increased overhead. Cost of sales for Symons consists primarily of purchased steel and specialty plywood, and other raw materials, depreciation and maintenance of rental equipment, and the costs associated with manufacturing, assembly and overhead.

        Supply Chain.    As part of our reorganization, effective January 1, 2003, we reorganized most of our manufacturing and distribution operations into Supply Chain, our new product fulfillment unit, which manufactures and distributes our products in support of CPG and Symons. In addition to manufacturing Steel-Ply® forms for Symons, we design and manufacture or customize most of the machines we use to produce concrete accessories, and these proprietary designs allow for quick changeover of machine set-ups. This flexibility, together with our extensive distribution system, enables CPG to deliver many of its concrete accessories within 24 hours of a customer order.

        For segment reporting purposes, we include Supply Chain within CPG.

Restatement

        As previously disclosed in our quarterly report on Form 10-Q for the three months ended June 27, 2003, filed on August 13, 2003, we have recently completed a restatement of certain of our financial statements for fiscal years 2000 through the fiscal quarter ended March 28, 2003, in order to reflect the application of Emerging Issues Task Force (EITF) 00-10 "Accounting for Shipping and Handling Fees and Costs" in our financial statements for those periods. The following Management's Discussion and Analysis gives effect to the restatements.

Safway Formwork Acquisition

        On July 29, 2003 we completed the acquisition of substantially all of the fixed assets and rental fleet assets of Safway Formwork Systems, L.L.C. ("Safway Formwork") for $20.0 million. Safway Formwork is a subsidiary of Safway Services, Inc., whose ultimate parent is ThyssenKrupp AG, or TK, a publicly traded company in Germany. The purchase price was comprised of $13.0 million in cash and a non-interest bearing (other than in the case of default) senior unsecured note with a present value of $7.0 million payable to the seller. The note was issued at a discount, which will be accreted to the face value using the effective interest method and will be reflected as interest expense. The face value of the note is $12.0 million. The first $250,000 installment payment on the note was paid on September 30, 2003, and an additional $750,000 installment payment is due on December 31, 2003. Thereafter, annual payments of $1.0 million are due on September 30 of each year from 2004 through 2008, with a final balloon payment of $6.0 million due on December 31, 2008. For purposes of calculating the net present value of the senior unsecured note, we have assumed an interest rate of 14.5%. The $13.0 million of cash was funded through our sale of 541,667 of our common shares valued at $13.0 million to our majority shareholder. The common shares were valued at $24.00 per share based on an independent third party appraisal as of December 31, 2002.

        Headquartered near Milwaukee, Wisconsin, Safway Formwork sells and rents concrete forming and shoring systems, principally European style products designed and manufactured by TK's affiliated European concrete forming and shoring business, to a national customer base. For the period from October 1, 2002 through July 25, 2003, Safway Formwork had revenues of $17.0 million. By acquiring the Safway Formwork rental fleet assets, which had a gross book value at July 25, 2003 of approximately $41.8 million, we expect to increase our presence in the concrete forming and shoring systems business and expand our product offerings by advancing our plan to continue augmenting Symons' existing rental fleet with European clamping systems. As part of the asset acquisition we entered into an exclusive manufacturing and distribution agreement with certain of TK's affiliates under which we will be granted the exclusive right to manufacture, design, market, offer, sell and distribute certain European formwork products within the United States, Mexico and Canada. Safway Formwork has seven branch locations, six of which are in identical markets as Symons' branches. As a result, we believe there are significant potential cost savings from eliminating redundant branch costs. We only assumed certain of the branch leases as part of the transactions contemplated by the acquisition. We believe there is little customer overlap between Safway Formwork and our company given their primary focus on selling and renting European style forming and shoring fleet, which should provide us with significant opportunities to cross-sell and rent our respective equipment fleets. The acquisition has been accounted for as a purchase, and the results of Safway Formwork have been included in our consolidated financial statements from the date of acquisition. The purchase price has been allocated based on the fair value of the assets acquired and liabilities assumed.

Facility Closing and Severance Expenses

        During 2000, as a result of the acquisition of Conspec, we approved and began implementing a plan to consolidate certain of our existing operations. Activity for this plan for the years ended December 31, 2000, 2001 and 2002 and for the nine months ended September 26, 2003 was as follows:

	Involuntary Termination Benefits	Lease Termination Costs	Other Post- Closing Costs	Total
	(Amounts in thousands)
Facility closing and severance expenses	$834	$553	$697	$2,084
Items charged against reserve	(96)	(13)	(122)	(231)

Balance, December 31, 2000	738	540	575	1,853
Facility closing and severance expenses	—	—	—	—
Items charged against reserve	(738)	(50)	(398)	(1,186)

Balance, December 31, 2001	—	490	177	667
Facility closing and severance expenses	—	—	—	—
Items charged against reserve	—	(221)	(84)	(305)

Balance, December 31, 2002	—	269	93	362
Facility closing and severance expenses	—	—	—	—
Items charged against reserve	—	(43)	(75)	(118)

Balance, September 26, 2003	$—	$226	$18	$244

        The remaining lease termination costs are expected to be paid through 2007, and the remaining other post-closing costs are expected to be paid in the balance of 2003.

        During 2001, we approved and began implementing a plan to exit certain of our manufacturing and distribution facilities and to reduce overall headcount in order to keep our cost structure in alignment with net sales. Activity for this plan for the years ended December 31, 2001 and 2002 and for the nine months ended September 26, 2003 was as follows:

	Involuntary Termination Benefits	Lease Termination Costs	Relocation of Operations	Other Post- Closing Costs	Total
	(Amounts in thousands)
Facility closing and severance expenses	$3,287	$685	$—	$786	$4,758
Items charged against reserve	(2,356)	(161)	—	—	(2,517)

Balance, December 31, 2001	931	524	—	786	2,241
Facility closing and severance expenses	—	—	108	—	108
Items charged against reserve	(931)	(314)	(108)	(475)	(1,828)

Balance, December 31, 2002	—	210	—	311	521
Facility closing and severance expenses	—	36	—	—	36
Items charged against reserve	—	(122)	—	(311)	(433)

Balance, September 26, 2003	$—	$124	$—	$—	$124

        The remaining balance is expected to be paid through 2004.

        During 2002, we approved and began implementing a plan to exit certain of our distribution facilities and to reduce overall headcount in order to keep our cost structure in alignment with net sales. Activity for this plan for the year ended December 31, 2002 and for the nine months ended September 26, 2003 was as follows:

	Involuntary Termination Benefits	Lease Termination Costs	Other Post- Closing Costs	Total
	(Amounts in thousands)
Facility closing and severance expenses	$4,441	$650	$200	$5,291
Items charged against reserve	(2,029)	(566)	(200)	(2,795)

Balance, December 31, 2002	2,412	84	—	2,496
Facility closing and severance expenses	(35)	—	—	(35)
Items charged against reserve	(2,145)	(84)	—	(2,229)

Balance, September 26, 2003	$232	$—	$—	$232

        The remaining balance is expected to be paid through 2004.

        During 2003, we approved and began implementing a plan to exit certain of our manufacturing and distribution facilities and to reduce overall headcount in order to keep our cost structure in alignment with net sales. These costs are being expensed in accordance with SFAS No. 146. Activity for this plan for the nine months ended September 26, 2003, was as follows:

	Involuntary Termination Benefits	Lease Termination Costs	Other Post- Closing Costs	Total
	(Amounts in thousands)
Facility closing and severance expenses	$827	$—	$415	$1,242
Items charged against reserve	(827)	—	(415)	(1,242)

Balance, September 26, 2003	$—	$—	$—	$—

        The total expected cost for this plan is approximately $2.0 million.

Results of Operations

        The following table summarizes our results of operations as a percentage of net sales for the periods indicated:

	Year Ended December 31,			Nine fiscal months ended
	2000	2001	2002	September 26, 2003	September 27, 2002
	(As restated)				(As restated)
Net sales	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	64.3	66.5	67.7	72.4	67.4

Gross profit	35.7	33.5	32.3	27.6	32.6
Selling, general and administrative expenses	24.0	23.5	22.9	22.5	22.0
Facility closing and severance expenses	.7	1.8	1.4	0.4	0.9
Amortization of intangibles	.6	.9	.1	0.3	0.1

Income from operations	10.4	7.3	7.9	4.4	9.6
Interest expense	5.8	8.4	8.5	10.2	8.1
Loss on early extinguishment of long-term debt	2.0	—	—	0.8	—
Other expense	.1	—	—	0.1	0.2

Income (loss) before provision (benefit) for income taxes	(1.5)	(1.1)	(.9)	(6.7)	1.3
Provision (benefit) for income taxes	(.4)	(.3)	(.1)	(2.3)	0.5

Income (loss) before cumulative effect of change in accounting principle	(1.1)	(.8)	(.8)	(4.4)	0.8
Cumulative effect of change in accounting principle	—	—	(4.3)	—	(5.6)

Net Income (loss)	(1.1)%	(.8)%	(5.1)%	(4.4)%	(4.8)%

Comparison of Nine Fiscal Months Ended September 26, 2003 and September 27, 2002

        Net Sales.    Net sales decreased $27.0 million, or 8.8%, to $278.5 million in the first three quarters of 2003 from $305.5 million in the first three quarters of 2002. The following table summarizes our net sales by segment:

	Nine fiscal months ended
	September 26, 2003		September 27, 2002
		(In Thousands)
	Net Sales	%	(as restated) Net Sales	%	% Change
CPG	$202,805	72.8%	$224,931	73.6%	(9.8)%
Symons	91,670	32.9	97,680	32.0	(6.2)
Intersegment eliminations	(15,979)	(5.7)	(17,099)	(5.6)	(6.6)

Net sales	$278,496	100.0%	$305,512	100.0%	(8.8)%

        CPG's net sales decreased $22.1 million, or 9.8%, to $202.8 million in the first nine months of 2003 from $224.9 million in the first nine months of 2002. This is primarily due to the weaker markets in the first nine months of 2003, compared to the same period in 2002.

        Symons' net sales decreased by 6.2% to $91.7 million, including $2.8 million from the acquisition of Safway, in the first nine months of 2003, compared to $97.7 million in the first nine months of 2002. This decrease was due to rental revenues, which declined by $7.9 million, and to lower sales of consumable products, which declined by $3.6 million, both due to the weaker markets in 2003. This was partially offset by sales of used rental fleet, which increased $5.5 million.

        Gross Profit.    Gross profit for the first nine months of 2003 was $76.7 million, a decrease of $23.0 million from $99.7 million in the first nine months of 2002. This was primarily due to the decreased revenues discussed previously. Higher operating expenses, such as steel, insurance, and depreciation, were offset by the cost savings realized from the implementation of the facility closing and severance plans.

        Gross profit was 27.6% of sales in the first nine months of 2003, decreasing from 32.6% in the first nine months of 2002. This was due primarily to the combination of lower mix of rental revenues and the impact of fixed costs on lower sales.

        Operating Expenses.    Selling, general and administrative expenses decreased $4.7 million to $62.7 million in the first nine months of 2003 from $67.4 million in the first nine months of 2002, primarily due to the cost savings realized from the implementation of the facility closing and severance plans. These were partially offset by the acquisition of Safway and higher operating expenses such as professional fees related to a re-evaluation of our distribution model, and hiring and severance costs related to management changes.

        Facility closing and severance expense during the first nine months of 2003 was $1.2 million, compared to $2.9 million in the first nine months of 2002.

        Amortization of intangibles was $0.4 million in the first three quarters of 2003, compared to $0.3 million in the first three quarters of 2002.

        Other Expenses.    Interest expense increased $3.4 million to $28.3 million in the first nine months of 2003 from $24.9 million in the first nine months of 2002. This was primarily due to the higher interest rate on the new senior second secured notes and higher borrowings.

        On June 9, 2003, we completed an offering of $165.0 million of senior second secured notes in a private placement. The proceeds of the offering of the senior second secured notes were used to repay our acquisition credit facility, term loan tranche A, term loan tranche B and a portion of the revolving credit facility. As a result of these transactions, we incurred a loss on the early extinguishment of long-term debt of $2.5 million.

        Income (Loss) Before Income Taxes and Cumulative Effect of Change in Accounting Principle. Income (loss) before income taxes and cumulative effect of change in accounting principle in the first nine months of 2003 was $(18.6) million, as compared to $4.1 million of income in the first nine months of 2002, and was comprised of the following:

	Nine fiscal months ended
	September 26, 2003	September 27, 2002
CPG	$13,293	$25,128
Symons	17,297	20,014
Corporate	(40,858)	(32,406)
Intersegment eliminations	(8,282)	(8,624)

Income (loss) before income taxes and cumulative effect of change in accounting principle	$(18,550)	$4,112

        CPG's income before income taxes of $13.3 million in the first nine months of 2003 decreased from $25.1 million in the first nine months of 2002. This decrease was primarily due to the lower net sales volumes in 2003.

        Higher operating costs, such as steel, insurance, and professional services, were offset by the cost savings realized from the facility closing and severance plans implemented by management.

        Symons' income before income taxes was $17.3 million in the first nine months of 2003, compared to $20.0 million in the first nine months of 2002. This decrease was due primarily to the decrease in net sales. Higher depreciation and operating costs were offset by the cost savings realized from the facility closing and severance plans implemented by management.

        Corporate expenses increased to $40.9 million in the first nine months of 2003 from $32.4 million in the first nine months of 2002. This increase was due primarily to higher interest expense as a result of the higher interest rate on the new senior second secured notes, and the $2.5 million loss on early extinguishment of long-term debt discussed previously.

        Elimination of gross profit on intersegment sales was $8.3 million in the first nine months of 2003, compared to $8.6 million in the first nine months of 2002.

        Loss Before Cumulative Effect of Change in Accounting Principle. The effective tax rate in the first three quarters of 2003 was 34.0%. The loss before cumulative effect of change in accounting principle for the first three quarters of 2003 was $12.2 million, compared to $2.5 million in the first three quarters of 2002, due to the factors described above.

        Cumulative Effect of Change in Accounting Principle. We adopted SFAS 142 effective January 1, 2002. As a result of adopting SFAS No. 142, we recorded a non-cash charge in the first quarter of 2002 of $17.1 million ($19.9 million of goodwill, less an income tax benefit of $2.8 million), which is reflected as a cumulative effect of change in accounting principle. This amount does not affect our ongoing operations. The goodwill arose from the acquisitions of Dur-O-Wal in 1995, Southern Construction Products in 1999, and Polytite in 2000, all of which manufacture and sell metal accessories used in masonry construction. The masonry products market has experienced weaker markets and significant price competition, which has had a negative impact on the product line's earnings and fair value.

        Net Loss. The net loss for the first nine months of 2003 was $12.2 million, compared to a loss of $14.7 million in the first nine months of 2002, due to the factors described above.

Comparison of Years Ended December 31, 2001 and 2002

        Net Sales.    Our 2002 net sales were $398.7 million, a 4.0% decrease from $415.5 million in 2001. The following table summarizes our net sales by segment for the periods indicated:

	Years Ended December 31,
	2001		2002
					% Change
	Net Sales	%	Net Sales	%
		(restated) (dollars in thousands)
Construction Products Group	$296,365	71.3%	$287,252	72.0%	(3.1)%
Symons	140,168	33.7	132,715	33.3	(5.3)
Intersegment eliminations	(21,042)	(5.0)	(21,230)	(5.3)	0.9

Net sales	$415,491	100.0%	$398,737	100.0%	(4.0)%

        CPG's sales decreased by 3.1% to $287.3 million in 2002 from $296.4 million in 2001. This decrease was primarily due to unfavorable volume and pricing, as the construction products markets were weaker in 2002 compared to 2001.

        Symons' sales decreased by 5.3% to $132.7 million in 2002 from $140.2 million in 2001 due to unfavorable rental revenues and pricing, as the concrete forming systems markets were weaker in 2002 compared to 2001.

        Gross Profit.    Gross profit for 2002 was $128.9 million, a $10.4 million decrease from the $139.3 million reported for 2001. This was primarily due to the unfavorable volume and pricing discussed previously. In addition, a change in accounting estimate relating to the depreciable lives of a portion of the rental fleet reduced 2002 gross profit by $2.0 million. These were partially offset by the cost savings realized from the implementation of the 2001 and 2002 facility closing and headcount reduction plans. Gross profit was 32.3% of sales in 2002, decreasing from 33.5% in 2001. The decrease from 2001 was due to the unfavorable sales volume and pricing, a higher mix of lower gross profit paving products, a lower mix of higher gross profit Symons and concrete accessories products, a lower mix of higher gross profit rental revenues and higher medical and insurance costs. These were partially offset by a higher mix of sales of higher gross profit used rental fleet in the Symons segment, and the cost savings realized from the implementation of the 2001 and 2002 facility closing and headcount reduction plans.

        Operating Expenses.    Our selling, general, and administrative expenses decreased $6.3 million to $91.2 million in 2002 from $97.5 million in 2001, as a result of the cost reduction initiatives we implemented in 2001 and 2002.

        Facility closing and severance expenses in 2002 were approximately $5.4 million and approximately $7.4 million in 2001.

        Amortization of goodwill and intangibles decreased $3.3 million to $0.6 million in 2002 from $3.9 million in 2001, due to the adoption of SFAS No. 142 "Goodwill and Other Intangible Assets." This statement precludes amortization of goodwill for periods beginning after December 15, 2001. Instead, an annual review of the recoverability of the goodwill and intangible assets is required. Certain other intangible assets continue to be amortized over their estimated useful lives.

        Other Expenses.    Interest expense decreased to $34.0 million in 2002 from $35.0 million in 2001 primarily due to lower interest rates in 2002. The loss on disposals of property, plant and equipment was $1.1 million in 2002, which related to the write-off of certain assets that were disposed of in conjunction with our facility closing plans.

        Loss Before Benefit for Income Taxes, and Cumulative Effect of Change in Accounting Principle. The loss before income taxes and cumulative effect of change in accounting principle in 2002 was $3.5 million, as compared to $4.7 million in 2001, and was comprised of the following:

	Years Ended December 31,
	2001	2002
	(dollars in thousands)
Construction Products Group	$29,315	$28,265
Symons	31,324	27,076
Intersegment eliminations	(11,187)	(11,032)
Corporate, including interest expense	(54,105)	(47,818)

Loss before benefit for income taxes, and cumulative effect of change in accounting principle	$(4,653)	$(3,509)

        CPG's income before provision for income taxes of $28.3 million in 2002 decreased from $29.3 million in 2001, due to the unfavorable sales volume and pricing. These were partially offset by the benefit of the cost reductions we implemented, lower amortization expense with the adoption of SFAS No. 142, and lower facility closing and severance expenses in 2002 compared to 2001.

        Symons' income before income taxes was $27.1 million in 2002, compared to $31.3 million in 2001. This was due to the decreased sales volume, unfavorable pricing and unfavorable mix of lower rental revenues due to weaker markets in 2002 compared to 2001. These were partially offset by the benefit of the cost reduction initiatives we implemented, and the increased sales of higher gross profit used rental fleet.

        Corporate expenses decreased to $47.8 million, including interest expense of $34.0 million, in 2002 from $54.1 million, including interest expense of $35.0 million, in 2001 due to lower facility closing and severance expenses, lower interest expense as a result of lower interest rates, and the benefit of the cost reduction initiatives we implemented.

        Elimination of gross profit on intersegment sales decreased to $11.0 million in 2002 from $11.1 million in 2001 due to the mix of intersegment sales.

        Loss Before Cumulative Effect of Change in Accounting Principle.    The effective tax rate in 2002 was 11.0%, which is different from the statutory rate, primarily due to the unfavorable impact of permanent book/tax differences. The net loss before cumulative effect of change in accounting principle for 2002 was $3.1 million, compared to a loss of $3.5 million in 2001 due to the factors described above.

        Cumulative Effect of Change in Accounting Principle.    We adopted SFAS No. 142 effective January 1, 2002. As a result of adopting SFAS No. 142, we recorded a non-cash charge in 2002 of $17.1 million ($19.9 million of goodwill, less an income tax benefit of $2.8 million), which is reflected as a cumulative effect of change in accounting principle. This amount does not affect our ongoing operations or our cash flow. The goodwill arose from the acquisitions of Dur-O-Wal in 1995, Southern Construction Products in 1999, and Polytite in 2000, all of which manufacture and sell metal accessories used in masonry construction. The masonry products market has experienced weaker markets and significant price competition, which has had a negative impact on the product line's earnings and fair value.

        The following is a reconciliation from reported net loss to net loss adjusted for the amortization of goodwill:

	Years Ended December 31,
	2001	2002
	(dollars in thousands)
Net loss before cumulative effect of change in accounting principle, as reported	$(3,474)	$(3,123)
Amortization of goodwill, net of tax benefit	3,375	—

Net loss before cumulative effect of change in accounting principle, as adjusted	$(99)	$(3,123)

        Net Loss.    The net loss for 2002 was $20.3 million, compared to a loss of $3.5 million in 2001 due to the factors described above.

Comparison of Years Ended December 31, 2000 and 2001

        Net Sales.    Our 2001 net sales reached a record $415.5 million, a 7.3% increase from $387.1 million in 2000.

        The following table summarizes our net sales by segment for the periods indicated:

	Years Ended December 31,
	2000		2001
					% Change
	Net Sales	%	Net Sales	%
	(As restated) (dollars in thousands)
Construction Products Group	$264,016	68.2%	$296,365	71.3%	12.3%
Symons	142,873	36.9	140,168	33.7	(1.9)
Intersegment eliminations	(19,821)	(5.1)	(21,042)	(5.0)	6.2

Net sales	$387,068	100.0%	$415,491	100.0%	7.3%

        CPG's sales increased by 12.3% to $296.4 million in 2001 from $264.0 million in 2000. This increase was primarily due to the acquisitions of Aztec, which contributed $19.7 million, and BarLock, which contributed $4.7 million as well as an increase in sales of paving products as a result of TEA-21, and the increased presence in California following the opening in late 2000 of a new manufacturing facility in Modesto, California. This was partially offset by decreases in the other product lines due to our weaker markets in 2001 compared to 2000.

        Symons' sales decreased by 1.9% to $140.2 million in 2001 from $142.9 million in 2000 due primarily to weaker markets in 2001 compared to 2000.

        Gross Profit.    Gross profit for 2001 was $139.3 million, a $1.0 million increase over the $138.3 million reported for 2000. Gross profit increased $3.0 million due to the cost reduction initiatives we implemented. A change in accounting estimate relating to the depreciable lives of a portion of the rental fleet reduced 2001 gross profit by $2.3 million. Gross margin was 33.5% in 2001, decreasing from 35.7% in 2000. The decrease from 2000 was due to a higher mix of lower gross margin paving products, a lower mix of higher gross margin Symons products, lower margins achieved on masonry products due to price competition, higher freight and energy costs, and lower absorption of fixed costs.

        Operating Expenses.    Our selling, general, and administrative expenses increased $4.6 million to $97.5 million in 2001 from $92.9 million in 2000, as a result of recent acquisitions, which totaled approximately $6.3 million, offset partially by the cost reduction initiatives we implemented and the receipt of approximately $1.1 million, net of recovery expenses, from Royal Surplus Lines Insurance Co. of certain defense costs related to the EFCO litigation.

        Facility closing and severance expenses were approximately $7.4 million in 2001 and $2.5 million in 2000.

        Amortization of goodwill and intangibles increased to $3.9 million in 2001 from $2.5 million in 2000, due to the acquisitions of Aztec and BarLock in 2001, as well as the full year impact of goodwill amortization relating to the July 2000 Conspec acquisition.

        Other Expenses.    Interest expense increased to $35.0 million in 2001 from $22.6 million in 2000 primarily due to increased long-term debt resulting from the full year impact of the June 2000 recapitalization and the acquisitions of Aztec and BarLock.

        Symons was a defendant in a civil suit brought by EFCO Corp., a competitor of Symons in one portion of their business. EFCO Corp. alleged that Symons engaged in false advertising, misappropriation of trade secrets, intentional interference with contractual relations, and certain other activities. After a jury trial, preliminary damages of approximately $14.1 million were awarded against Symons in 1999, and both parties were enjoined from engaging in certain conduct. We recorded a $15.3 million charge in 2000 after its unsuccessful appeal.

        In October 2000, Symons satisfied the judgment of $14.1 million, post-judgment interest of $1.1 million, and reimbursement of EFCO's defense costs of $0.1 million, by payment to EFCO from our cash on hand and from our revolving credit facility.

        Symons has made a claim to its primary and excess insurance carriers for "advertising injury" and other claims under its insurance policies to recover its defense costs and for indemnification of the false advertising and the misappropriation of trade secrets portions of the EFCO judgment.

        As described in footnote 1 to our consolidated financial statements included elsewhere in this prospectus, our recapitalization resulted in a loss on early extinguishment of long-term debt of $7.8 million in 2000.

        Loss Before Benefit for Income Taxes. The loss before income taxes in 2001 was $4.7 million, as compared to $5.6 million in 2000, and was comprised of the following:

	Years Ended December 31,
	2000	2001
	(dollars in thousands)
Construction Products Group	$30,157	$29,315
Symons	16,709	31,324
Intersegment eliminations	(9,949)	(11,187)
Corporate, including interest expense	(42,530)	(54,105)

Loss before benefit for income taxes	$(5,613)	$(4,653)

        CPG's income before provision for income taxes of $29.3 million in 2001 decreased from $30.2 million in 2000, despite the sales increase, due to higher mix of lower gross profit paving products, a lower mix of higher gross profit concrete accessories products and higher facility closing and severance expenses recorded in 2001. These were partially offset by the contributions from higher net sales and the cost reduction initiatives we implemented.

        Symons' income before income taxes was $31.3 million in 2001, compared to $16.7 million in 2000. The 2001 results included a $2.3 million charge for the change in accounting estimate. The 2000 results included a $15.3 million non-recurring lawsuit judgment. Excluding these items, the income before income taxes from Symons was $33.6 million for 2001 versus $32.0 million for 2000. This is due to a higher mix of higher gross margin sales of used forms and the cost reduction initiatives we implemented. These were partially offset by higher facility closing and severance expenses in 2001 and higher operating costs such as energy and freight.

        Corporate expenses increased to $54.1 million in 2001 from $42.5 million in 2000. This was due to the higher interest expense, which long-term to $35.0 million from $22.6 million and a loss of $7.8 million on early extinguishment of long-term debt, as a result of the June 2000 recapitalization, higher amortization expense as a result of the 2001 acquisitions of Aztec and BarLock, and higher facility closing and severance expenses.

        Elimination of gross profit on intersegment sales increased to $11.2 million in 2001 from $9.9 million in 2000 due to higher intersegment sales.

        Net Loss.    The effective tax rate in 2001 was 25.3%, which differs from the statutory rate due to the unfavorable impact of non-deductible goodwill amortization for purposes of determining taxable income (losses). The net loss for 2001 was $3.5 million, compared to $4.1 million in 2000 due to the factors described above.

Liquidity and Capital Resources

        Our key statistics for measuring liquidity and capital resources are net cash provided by operating activities, capital expenditures and amounts available under our revolving credit facility.

        Our capital requirements relate primarily to capital expenditures, debt service and the cost of acquisitions. Historically, our primary sources of financing have been cash from operations, borrowings under our revolving credit facility and the issuance of long-term debt and equity.

        Net cash used in operating activities in the first nine months of 2003 was $28.1 million, compared to $21.0 million in the first nine months of 2002. Net loss after non-cash adjustments was $8.1 million for the first nine months of 2003, compared to income of $5.2 million in the first nine months of 2002.

Changes in assets and liabilities resulted in a $20 million use of cash in the first nine months of 2003, as compared to $26.2 million in the first nine months of 2002.

        Net cash used in investing activities was $14.7 million in the first nine months of 2003, compared to $5.8 million in the first nine months of 2002. Property, plant and equipment additions decreased to $5.9 million in the first nine months of 2003 from $8.4 million in the first three quarters of 2002, as management continues to closely monitor our spending in a weak market. Rental equipment additions, net of rental equipment additions, were a $4.7 million in the first nine months of 2003, compared to a $12.2 million in the first nine months of 2002. This is due to the implementation of our plan to continue to augment traditional forming rental fleet with European clamping systems. During the third quarter of 2003, the cash portion of the acquisition of Safway was $13.5 million, including $0.5 million of acquisition costs. Our majority shareholders contributed $13.0 million for this acquisition. The $13.0 million of cash was funded through the issuance by us of 541,667 common shares valued at $13.0 million in the aggregate to our majority shareholder. The $0.5 million of acquisition costs was funded through borrowings on the revolving credit facility.

        As of September 26, 2003, our long-term debt consisted of the following:

September 26, 2003
Revolving credit facility, weighted average interest rate of 4.8%	$24,125
Senior Subordinated Notes, interest rate of 13.0%	154,729
Debt discount on Senior Subordinated Notes	(8,717)
Senior Second Secured Notes, interest rate of 10.75%	165,000
Debt discount on Senior Second Secured Notes	(7,799)
Senior Unsecured Note payable to seller of Safway, non-interest bearing, accreted at 14.5%	7,131
Debentures previously held by Dayton Superior Capital Trust, interest rate of 9.1%, due on demand	1,110
Capital lease obligations	4,666
City of Parsons, Kansas Economic Development Loan, interest rate of 7.0%	63

Total long-term debt	340,308
Less current maturities	(2,577)

Long-term portion	$337,731

        At September 26, 2003, of the $50.0 million revolving credit facility that was available to us, $24.1 million of borrowings were outstanding increased from $10.1 million outstanding as of December 31, 2002, along with $5.5 million of letters of credit, with the remaining $20.4 million available for borrowing.

        On June 9, 2003, we completed the offering of $165.0 million of the outstanding notes in a private placement. The proceeds of the offering, $156.9 million, net of discounts, were used to repay our acquisition credit facility, term loan tranche A, term loan tranche B and a portion of the revolving credit facility. In connection with the offering of the outstanding notes, we amended our senior credit facility to alter the security provisions and other covenants and eliminate certain mandatory prepayments and commitment reductions under the facility. See "Description of Other Indebtedness" for more information regarding the amendment.

        In June 2003, we repurchased $15.3 million in principal amount of Senior Subordinated Notes for $14.3 million with borrowings under the revolving credit facility.

        On January 30, 2004, we established an $80 million senior secured revolving credit facility, which was used to refinance our previous $50 million revolving credit facility. The new credit facility is secured by the same assets that secured the previous credit facility. The new credit facility has no financial covenants and is subject to availability under a borrowing base calculation.

        At September 26, 2003, working capital was $89.0 million, compared to $65.8 million at December 31, 2002. The increase in working capital is attributable to normal seasonal working capital growth and the acquisition of Safway Formwork.

        We intend to pursue additional acquisitions that present opportunities to realize significant synergies, operating expense economies or overhead cost savings or to increase our market position. We regularly engage in discussions with respect to potential acquisitions and investments. There are no definitive agreements with respect to any material acquisitions at this time, and we cannot assure you that we will be able to reach an agreement with respect to any future acquisition. Our acquisition strategy may require substantial capital, and no assurance can be given that we will be able to raise any necessary funds on terms acceptable to us or at all. We intend to fund acquisitions with cash, securities or a combination of cash and securities.

        To the extent we use cash for all or part of any future acquisitions, we expect to raise the cash from our business operations, from borrowings under our senior credit facility or, if feasible and attractive, by issuing long-term debt or additional common shares. If we incur additional debt to finance acquisitions, our total interest expense will increase. See "Risk Factors—Risks associated with acquisitions."

        On July 29, 2003 we completed the acquisition of substantially all of the fixed assets and rental fleet assets of Safway Formwork Systems, L.L.C. for $20.0 million. Safway Formwork is a subsidiary of Safway Services, Inc., whose ultimate parent is ThyssenKrupp AG, or TK, a publicly traded company in Germany. The purchase price was comprised of $13.0 million in cash and a non-interest bearing (other than in the case of default) senior unsecured note with a present value of $7.0 million payable to the seller. The note was issued at a discount, which is being accreted to the face value using the effective interest method and is reflected as interest expense. The face value of the note is $12.0 million. The first $250,000 installment payment on the note was paid on September 30, 2003, and an additional $750,000 installment payment is due on December 31, 2003. Thereafter, annual payments of $1.0 million are due on September 30 of each year from 2004 through 2008, with a final balloon payment of $6.0 million due on December 31, 2008. For purposes of calculating the net present value of the senior unsecured note, the Company has assumed an interest rate of 14.5%. The $13.0 million of cash was funded through the issuance of 541,667 common shares valued at $13.0 million to the Company's majority shareholder. The common shares were valued at $24.00 per share in an independent third party appraisal completed in December, 2002.

        Our ability to make scheduled payments of principal of, or to pay the interest on, or to refinance, our indebtedness (including the exchange notes), or to fund planned capital expenditures and research and development will depend on our future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Based on our current level of operations and anticipated operating improvements, management believes that cash flow from operations and available borrowings under our senior credit facility, will be adequate to meet our future liquidity for the foreseeable future. We cannot assure you, however, that our business will generate sufficient cash flow from operations, that operating improvements will be realized on schedule or that future borrowings will be available to us under our senior credit facility in an amount sufficient to enable us to pay our indebtedness, including the exchange notes, or to fund our other liquidity needs. We may from time to time seek to retire our outstanding debt or the exchange notes offered hereby through cash purchases and/or exchanges for equity securities, in open market purchases, in privately negotiated transactions or otherwise. Any such repurchases or exchanges will depend on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors. The amounts involved may be material. We may need to refinance all or a portion of our indebtedness, including the exchange notes on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our senior credit facility, the senior subordinated exchange notes and the notes, on commercially reasonable terms or at all.

Commitments

        There were no significant changes to future payments under non-cancelable operating leases from December 31, 2002. Scheduled payments of long-term debt, future minimum lease payments under capital leases at September 26, 2003:

Year	Long-Term Debt	Capital Leases	Total
Balance of 2003	$2,118	$371	$2,489
2004	1,032	1,176	2,208
2005	1,023	1,129	2,152
2006	25,125	808	25,933
2007	1,000	654	1,654
Thereafter	326,860	692	327,552

	$357,158	$4,830	$361,988

Seasonality

        Our operations are seasonal in nature with approximately 55% of sales historically occurring in the second and third quarters. Working capital and borrowings fluctuate with the volume of our sales.

Inflation

        We do not believe inflation had a significant impact on our operations over the past two years. In the past, we have been able to pass along to our customers a portion of the increases in the price of steel, our principal raw material. We may not be able to pass on steel price increases in the future.

Critical Accounting Policies

        In preparing our consolidated financial statements, we follow accounting principles generally accepted in the United States. These principles require us to make certain estimates and apply judgments that affect our financial position and results of operations. We continually review our accounting policies and financial information disclosures. On an on-going basis, we evaluate our estimates, including those related to allowance for doubtful accounts, inventories, investments, long-lived assets, income taxes, insurance reserves, restructuring liabilities, environmental contingencies and litigation. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Inventories

        We value all inventories at the lower of first-in, first-out, or FIFO, cost or market and includes all costs directly associated with manufacturing products: materials, labor and manufacturing overhead. We provide net realizable value reserves which reflect our best estimate of the excess of the cost of potential obsolete and slow moving inventory over the expected net realizable value.

Rental Equipment

        We manufacture rental equipment for resale and for rent to others on a short-term basis. We record rental equipment at the lower of FIFO cost or market and it is depreciated over the estimated useful life of the equipment, three to fifteen years, on a straight-line method.

Income Taxes

        We have generated deferred tax assets or liabilities due to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance against deferred tax assets at the balance sheet date is not considered necessary because it is more likely than not the deferred tax assets will be fully realized. We record liabilities relating to income taxes utilizing known obligations and estimates of potential obligations.

Revenue Recognition

        We recognize revenue from product sales when the product is shipped from our facilities and risk of loss and title have passed to the customer or, at the customer's written request and where the customer has made a fixed commitment to purchase goods on a fixed schedule consistent with the customer's business and where risk of ownership has passed to the buyer, the goods are set-aside in storage and we do not retain any specific performance obligations such that the earning process is not complete. For transactions where we have not obtained customer acceptance, revenue is deferred until the terms of acceptance are satisfied. On rental equipment sales, revenue is recognized and recorded on the date of shipment. Rental revenues are recognized ratably over the terms of the rental agreements.

Insurance Reserves

        We are self-insured for certain of our group medical, workers' compensation and product and general liability claims. We have stop loss insurance coverage at various per occurrence and per annum levels depending on type of claim. We consult with third party administrators to estimate the reserves required for these claims. Actual claims experience can impact these calculations and, to the extent that subsequent claim costs vary from estimates, future earnings could be impacted and the impact could be material. We made no material revisions to the estimates for the years ended December 31, 2002, 2001 and 2000.

Pension Liabilities

        Pension and other retirement benefits, including all relevant assumptions required by U.S. GAAP, are evaluated each year. Due to the technical nature of retirement accounting, outside actuaries are used to provide assistance in calculating the estimated future obligations. Since there are many estimates and assumptions involved in retirement benefits, differences between actual future events and prior estimates and assumptions could result in adjustments to pension expenses and obligations. These assumptions include the discount rate, rate of increase in compensation levels, and the expected long-term rate of return on the related assets.

Accounts Receivable Allowance

        We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. If the financial condition of our customers deteriorates, resulting in an impairment of their ability to make payments, additional allowances may be required.

        We have other loss exposures, such as facility closing and severance liabilities and litigation. Establishing loss reserves for these matters requires us to estimate and make judgments in regards to risk exposure and ultimate liability. We establish accruals for these exposures; however, if our exposure exceeds our estimates we could be required to record additional charges.

Recently Issued Accounting Pronouncements

        In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires that an obligation associated with the retirement of a tangible long-lived asset be recognized as a liability when incurred. Subsequent to initial measurement, an entity recognizes changes in the amount of the liability resulting from the passage of time and revisions to either the timing or amount of estimated cash flows. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. The adoption of this pronouncement did not have a material impact on our consolidated financial position, results of operations or cash flows.

        In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This Statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," that address the disposal of a segment of a business. The Statement also amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The Statement is effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, and generally would be applied prospectively for disposal activities initiated by a commitment to a plan made after the entity's initial adoption of the Statement. The adoption of this pronouncement did not have a material impact on our consolidated financial position, results of operations or cash flows.

        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements Nos. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 eliminates the requirement to classify gains and losses from the extinguishment of indebtedness as extraordinary, requires certain lease modifications to be treated the same as a sale-leaseback transaction, and makes other non-substantive technical corrections to existing pronouncements. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002, with earlier adoption encouraged. The adoption of this pronouncement in 2003 resulted in the reclassification in 2000 of the loss on the early extinguishment of long-term debt.

        In July 2002, the FASB issued Statement of SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring or other exit or disposal activity. Statement 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of this pronouncement did not have a material impact on our consolidated financial position, results of operations or cash flows.

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." SFAS 148 amends FASB statement No. 123, "Accounting for Stock-Based Compensation." Although it does not require use of fair value method of accounting for stock-based employee compensation, it does provide alternative methods of transition. It also amends the disclosure provisions of Statement 123 and APB Opinion No. 28, "Interim Financial Reporting," to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. SFAS No. 148's amendment of the transition and annual disclosure requirements is effective for fiscal years ending after December 15, 2002. The amendment of disclosure requirements of Opinion No. 28 is effective for interim periods beginning after December 15, 2002. Although we have not changed to the fair value method, the disclosure requirements of this statement have been adopted.

        In November 2002, the FASB issued Interpretation (FIN) No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees Including Indirect Guarantees of Indebtedness of Others." FIN No. 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The disclosure requirements in this interpretation are required for financial statements of periods ending after December 15, 2002. The initial measurement provisions of the interpretation are applicable on a prospective basis for guarantees issued or modified after December 31, 2002. The adoption of this pronouncement did not have a material impact on our consolidated financial position, results of operations or cash flows.

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 requires certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity to be classified as liabilities. The provisions of SFAS 150 are effective for financial instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003, except for mandatory redeemable financial instruments of a nonpublic entity, this statement shall be effective for periods beginning after December 15, 2003. Management is currently assessing the impact of this pronouncement and has not determined the impact on the Company's financial statements.

        In January 2003, the FASB issued Interpretation (FIN) No. 46, "Consolidation of Variable Interest Entities, an Interpretation of APB No. 50." FIN No. 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN No. 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN No. 46 must be applied for the first interim or annual period beginning after December 15, 2003. We do not believe this pronouncement will have a material impact on our consolidated financial position, results of operations or cash flows.

Quantitative and Qualitative Disclosures About Market Risk

        At September 26, 2003, we had financial instruments that were sensitive to changes in interest rates. At September 26, 2003, these financial instruments consisted of:

  •
  $154.7 million of senior subordinated notes, with a net book value of $146.0 million;

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  $165.0 million of senior second secured notes, with a net book value of $157.2 million;

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  $50.0 million revolving senior credit facility, $24.1 million of which was outstanding at September 26, 2003;

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  $4.7 million in capital lease obligations; and

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  $1.2 million in other fixed-rate, long-term debt.

        The senior subordinated notes bear interest at 13.0% on the $154.7 million of principal and mature in 2009. The estimated fair value of the notes, based on a trading price of 89.0% of the principal amount at September 26, 2003, is $137.7 million.

        The senior second secured notes bear interest at 10.75% on the $165.0 million of principal and mature in 2008. The estimated fair value of the notes, based on a trading price of 101.8% of the principal amount at September 26, 2003, is $168.0 million.

        Our revolving credit facility has several interest rate options, which re-price on a short-term basis. Accordingly, the fair value of the credit facility approximates its $24.1 million face value. The weighted average interest rate at September 26, 2003 was 4.8%.

        Other long-term debt consists of $1.1 million of debentures previously held by the Dayton Superior Capital Trust, with a fair value of $1.8 million and a $0.1 million, 7.0% loan due in installments of $32,000 per year with an estimated fair value of $34 million.

        In the ordinary course of our business, we also are exposed to price changes in raw materials (particularly steel bar and rod and steel flat plate) and products purchased for resale. The prices of these items can change significantly due to changes in the markets in which our suppliers operate. We generally do not use financial instruments to manage our exposure to changes in commodity prices.

BUSINESS

        We believe we are the largest North American manufacturer and distributor of metal accessories and forms used in concrete construction and a leading manufacturer of metal accessories used in masonry construction in terms of revenues. In many of our product lines, we believe we are the market leader in terms of revenues competing primarily in two segments of the construction industry: infrastructure construction, such as highways, bridges, utilities, water and waste treatment facilities and airport runways, and non-residential building, such as schools, stadiums, prisons, retail sites, commercial offices, hotels and manufacturing facilities. Our net sales were $398.7 million in 2002 and $278.5 million in the nine month period ended September 26, 2003. Our net losses were $20.3 million in 2002 and $12.2 million in the nine month period ended September 26, 2003.

        We derive our revenue from a mix of sales of consumable products (accessories, chemicals, etc.) and the sale and rental of engineered concrete forming equipment. Through our network of 48 service/distribution centers, we serve over 7,000 customers, comprised of independent distributors and a broad array of pre-cast concrete manufacturers, general contractors, subcontractors and metal fabricators. We sell most of our 20,000 products under well established, industry recognized brand names and manufacture the vast majority of these products "in-house." We believe that the breadth of our product offerings and national distribution network allow us to service the largest customer base in the industry by providing a "one-stop" alternative to our customers. We believe that none of our competitors can match our combination of product breadth and national reach. In addition, our nationwide customer base enables us to efficiently cross-sell our products and provides us with a platform from which we can broadly distribute newly developed and acquired product lines. Finally, our national customer base provides us with geographically dispersed sales, which can mitigate the effects of regional economic downturns.

        In an effort to reduce costs and enhance customer responsiveness, effective January 1, 2003 we reorganized our company from six autonomous manufacturing and sales divisions into two sales units (CPG and Symons) and a new product fulfillment unit (Supply Chain). CPG and Symons are primarily responsible for sales, customer service and new product development. As part of this effort, we reorganized most of our manufacturing and distribution operations into our Supply Chain unit, which manufactures and distributes our products in support of CPG and Symons.

Construction Products Group

        In terms of revenues, we believe that CPG is the leading North American supplier of:

  •
  concrete accessories, which are used for connecting forms for poured-in-place concrete walls, anchoring or bracing for walls and floors, supporting bridge framework and positioning steel reinforcing bars; and

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  welded dowel assemblies, which are paving products used in the construction and rehabilitation of concrete roads, highways and airport runways to extend the life of the pavement.

        In addition, CPG supplies:

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  masonry products, which are placed between layers of brick and concrete blocks and covered with mortar to provide additional strength to walls; and

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  chemicals, which can be used in conjunction with our construction products for various purposes including form release, bond breakers, curing compounds, liquid hardeners, sealers, water repellents, bonding agents, grouts and other uses related to the pouring and placement of concrete.

        CPG had sales of $274.1 million (net of intercompany sales), or 68.7% of our total consolidated net sales in 2002 and $193.7 million (net of intercompany sales) or 70% of our total consolidated net sales in the nine month period ended September 26, 2003.

Symons

        We believe we are the leading North American manufacturer of concrete forming systems in terms of revenues, which are reusable, engineered forms and related accessories used in the construction of concrete walls, columns and bridge supports to hold concrete in place while it hardens. Symons both rents and sells its forms through a network of 17 company-operated distribution centers and through numerous third party distributors, some of whom also purchase accessories and chemicals from CPG. Sales of concrete forming systems and related accessories represented approximately 68% and rental revenue represented approximately 32% of Symons' total net sales in 2002. Symons had sales of $124.6 million (net of intercompany sales), or 31.3% of our total consolidated net sales in 2002 and $84.8 million (net of intercompany sales) or 30% of our total consolidated net sales in the nine month period ended September 26, 2003.

Industry

        The total value of construction put-in-place in 2002 was $857 billion, according to statistics published by the U.S. Department of Commerce. Over 90% of our net sales are derived from the infrastructure and non-residential construction segments, according to management's estimates. Furthermore, we believe that over two-thirds of our net sales are generated in the infrastructure and institutional construction segments, which have exhibited relatively stable growth over the past 30 years.

U.S. Construction
2002 Total value put-in-place

Infrastructure

        Infrastructure projects include highways, bridges, utilities, water and waste treatment facilities and airport runways. According to U.S. Department of Commerce statistics, the value put-in-place of infrastructure projects has steadily increased in 26 of the past 30 years, with a compounded annual growth rate of 5.2%.

        Compared to other segments of the construction industry, infrastructure construction is less dependent on general economic conditions, as funding for infrastructure projects often comes from federal, state and local taxes. In certain instances, infrastructure spending has increased notwithstanding a soft economy, as local, state and federal governments attempted to offset recessionary trends. The following illustrates the consistent growth in the value of infrastructure construction put-in-place over the past three decades:

Value of Construction Put-in-Place—Infrastructure

        The June 1998 enactment of TEA-21 will continue to have a significant positive impact on infrastructure spending through 2004. TEA-21 authorizes $218 billion in federal spending on highway and infrastructure projects through the year 2004 and represents a 44% increase over the 1991 Intermodal Surface Transportation Efficiency Act, the previous six-year federal program (which was funded at a higher level than its predecessor program). Unlike its predecessor program, funds under TEA-21 are mandated and not subject to the annual appropriations process.

        TEA-21 is due to be replaced with new legislation. Although this new legislation is expected to provide for as much or even more funding than TEA-21, it has not yet been finalized, and we cannot assure you that it will not be passed with a lower budget than we expect or that its passage will not be delayed.

Non-Residential

        Non-residential/institutional.    Institutional buildings include schools, government buildings and hospitals. According to U.S. Department of Commerce statistics, the value put-in-place of institutional related buildings has increased 29 of the past 30 years, with a compounded annual growth rate of 7.3%.

Value of Construction Put-in-Place—Institutional

We anticipate that the institutional segment will benefit from continuing growth in new school construction driven by demand from children of baby-boomers passing through the school age years.

According to Census Bureau statistics, school enrollment in 2002 increased to a record number for the seventh consecutive year and the population of school age children between the ages of 5 and 19 will continue to increase through 2009. The historical growth in educational related construction, as demonstrated below, remains strong.

Value of Construction Put-in-Place—Education

        Non-residential/commercial.    Commercial buildings include retail sites, commercial offices, hotels and manufacturing facilities. According to U.S. Department of Commerce statistics, the value put-in-place of commercial buildings has increased in 22 out of the past 30 years, at a compounded annual growth rate of 5.0%.

Value of Construction Put-in-Place—Commercial

The commercial construction segment has historically been the most cyclical segment of the non-residential construction market. Beginning in the second half of 2000, this segment experienced a significant decline resulting in a 30% drop in the value of construction put-in-place between 2000 and 2002 according to the U.S. Department of Commerce. According to the U.S. Department of Commerce, the annual value of commercial construction put-in-place in 2002 reached $95 billion, a level not seen since 1996. In addition, vacancy rates for office and industrial facilities have increased significantly from 2000 levels. Specifically, according to CB Richard Ellis, office vacancy rates nationwide have risen from 8.6% in 2000 to 16.5% in 2002. Similarly, vacancy rates for industrial facilities have increased from 6.6% in 2000 to 11.2% in 2002. However, the increase in vacancy rates slowed significantly in the first nine months of 2003, increasing only to 16.8% for offices and increasing only to 11.4% for industrial facilities.

Acquisitions

        The following table summarizes the acquisitions that we have made since the beginning of 1994 in chronological order:

Year	Business Acquired	Business Unit	Purchase Price (in millions)
1994	Alpha Rebar	Construction Products Group	$0.1
1995	C&B Construction Supplies	Construction Products Group	0.2
1995	Dur-O-Wal	Construction Products Group	23.6
1996	Steel Structures	Construction Products Group	5.6
1997	Ironco	Construction Products Group	1.5
1997	Baron Steel	Construction Products Group	0.3
1997	Symons Corporation:		83.5
	Symons Division	Symons
	Richmond Screw Anchor Division	Construction Products Group
1998	Symons Concrete Forms (formerly known as CAI)	Symons	6.7
1998	Northwoods	Symons	0.8
1998	Secure	Construction Products Group	0.7
1999	Cempro	Construction Products Group	5.4
1999	Southern Construction Products	Construction Products Group	8.3
2000	Polytite Manufacturing Co.	Construction Products Group	1.6
2000	Conspec	Construction Products Group	24.3
2001	Aztec	Construction Products Group	32.8
2001	BarLock	Construction Products Group	9.9
2003	Safway Formwork Systems	Symons	20.0

Products

        Although almost all of our products are used in concrete or masonry construction, the function and nature of the products differ widely. Most of our products are consumable, providing us with a source of recurring revenue. In addition, while our products represent a relatively small portion of a construction project's total cost, our products assist in ensuring the on-time, quality completion of those projects. We continually attempt to increase the number of products we offer by using engineers and product development teams to introduce new products and refine existing products.

        CPG.    CPG manufactures and sells concrete accessories primarily under the Dayton/Richmond®, Aztec® and BarLock® brand names and masonry products under the Dur-O-Wal® brand name and paving products primarily under the American Highway Technology® name, but we also offer some paving products under the Dayton/Richmond® name.

        CPG products include:

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  Wall-Forming Products. Wall-forming products include shaped metal ties and accessories that are used with modular forms to hold concrete in place when walls are poured at a construction site or are prefabricated off site. These products, which generally are not reusable, are made of wire or plastic or a combination of both materials. We generally manufacture these products on customized high-speed automatic equipment.

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  Bridge Deck Products. Bridge deck products are metal assemblies of varying designs used to support the formwork used by contractors in the construction and rehabilitation of bridges.

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  Bar Supports. Bar supports are non-structural steel, plastic, or cementitious supports used to position rebar within a horizontal slab or form to be filled with concrete. Metal bar supports are often plastic or epoxy coated, galvanized or equipped with plastic tips to prevent creating a conduit for corrosion of the embedded rebar.

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  Splicing Products. Splicing products are used to join two pieces of rebar together while at a construction site without the need for extensive preparation of the rebar ends.

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  Precast and Prestressed Concrete Construction Products. Precast and prestressed concrete construction products are metal assemblies of varying designs used in the manufacture of precast concrete panels and prestressed concrete beams and structural members. Precast concrete panels and prestressed concrete beams are fabricated away from the construction site and transported to the site. Precast concrete panels are used in the construction of prisons, freeway sound barrier walls, external building facades and other similar applications. Prestressed concrete beams use multiple strands of steel cable under tension embedded in concrete beams to provide rigidity and bearing strength, and often are used in the construction of bridges, parking garages and other applications where long, unsupported spans are required.

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  Tilt-Up Construction Products. Tilt-up construction products include a complete line of inserts, lifting hardware and adjustable beams used in the tilt-up method of construction, in which the concrete floor slab is used as part of a form for casting the walls of a building. After the cast walls have hardened on the floor slab, a crane is used to "tilt-up" the walls, which then are braced in place until they are secured to the rest of the structure. Tilt-up construction generally is considered to be a faster method of constructing low-rise buildings than conventional poured-in-place concrete construction. Some of our tilt-up construction products can be rented as well as sold.

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  Formliner Products. Formliner products include plastic and elastomeric products that adhere to the inside face of forms to provide shape to the surface of the concrete.

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  Chemical Products. Chemical products sold by CPG include a broad spectrum of chemicals for use in concrete construction, including form release agents, bond breakers, curing compounds, liquid hardeners, sealers, water repellents, bonding agents, grouts and epoxies, and other chemicals used in the pouring and placement of concrete and curing compounds used in concrete road construction.

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  Masonry Products. Masonry products are wire products sold under the Dur-O-Wal® name that improve the performance and longevity of masonry walls by providing crack control, greater elasticity and higher strength to withstand seismic shocks and better resistance to rain penetration.

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  Welded Dowel Assemblies. Welded dowel assemblies are used to transfer dynamic loads between two adjacent slabs of concrete roadway. Metal dowels are part of a dowel basket design that is imbedded in two adjacent slabs to transfer the weight of vehicles as they move over a road.

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  Corrosive-Preventing Epoxy Coatings. Corrosive-preventing epoxy coatings are used for infrastructure construction products and a wide range of industrial and construction uses.

        Symons.    Symons manufactures, sells and rents reusable modular concrete forming systems primarily under the Symons® name.

        Symons products include:

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  Concrete Forming Systems. Concrete forming systems are reusable, engineered modular forms which hold liquid concrete in place on concrete construction jobs while it hardens. Standard forming systems are made of steel and plywood and are used in the creation of concrete walls and columns. Specialty forming systems consist primarily of steel forms that are designed to meet architects' specific needs for concrete placements. Both standard and specialty forming systems and related accessories are sold and rented for use.

  •
  Shoring Systems. Shoring systems, including aluminum beams and joists, post shores and shoring frames are used to support deck and other raised forms while concrete is being poured.

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  Architectural Paving Products. Architectural paving products are used to apply decorative texture and coloration to concrete surfaces while concrete is being poured.

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  Construction Chemicals. Construction chemicals sold by the concrete forming systems business unit include form release agents, sealers, water repellents, grouts and epoxies and other chemicals used in the pouring, stamping and placement of concrete.

Manufacturing

        We manufacture the substantial majority of the products we sell. As part of our reorganization in 2002, we reorganized most of our manufacturing and distribution operations into Supply Chain, our new product fulfillment unit, which manufactures and distributes our products in support of CPG and Symons. CPG obtains the majority of the products it sells from the Supply Chain group and manufactures its chemicals product line. Symons obtains Steel-Ply®forms from the Supply Chain unit and manufactures and assembles or outsources some of the manufacturing involved in some of the other all-steel forms.

        Most of our CPG products are manufactured in 18 facilities throughout the United States. Our production volumes enable us to design and build or custom modify much of the equipment we use to manufacture these products, using a team of experienced manufacturing engineers and tool and die makers.

        By developing our own automatic high-speed manufacturing equipment, we believe we generally have achieved significantly greater productivity, lower capital equipment costs, lower scrap rates, higher product quality, faster changeover times, and lower inventory levels than most of our competitors. In addition, our ability to "hot-dip" galvanize masonry products provides us with an advantage over many competitors' manufacturing masonry wall reinforcement products, which lack this internal capability. We also have a flexible manufacturing setup and can make the same products at several locations using short and discrete manufacturing lines.

        We manufacture our Symons concrete forming systems at two facilities in the United States. These facilities incorporate semi-automated and automated production lines, heavy metal presses, forging equipment, stamping equipment, robotic welding machines, drills, punches, and other heavy machinery typical for this type of manufacturing operation.

        We currently have plans in place to move a significant percentage of our annual production requirements to Reynosa, Mexico. We believe that by relocating a portion of our manufacturing to Mexico, we will realize approximately $5 million in savings annually. We also intend to outsource some of our production requirements to lower cost foreign producers, which we believe will generate significant additional savings.

Distribution

        We distribute our products through over 3,500 independent distributors, and our own network of 48 service/distribution centers located in the United States and Canada. We have 26 distribution centers dedicated to our Construction Products Group business unit and 22 distribution centers dedicated to our Symons business unit.

        Some locations carry more than one of our product lines. We ship most of our products to our service/distribution centers from our manufacturing plants; however, a majority of our centers also are able to produce smaller batches of some products on an as-needed basis to fill rush orders.

        We have an on-line inventory tracking system for our Construction Products Group business unit, which enables our customer service representatives to identify, reserve and ship inventory quickly from any of our locations in response to telephone orders.

Sales and Marketing

        We employed approximately 265 sales and marketing personnel at September 26, 2003, of whom approximately two thirds were field sales people and one third were customer service representatives. Sales and marketing personnel are located in all of our service/distribution centers. We produce product catalogs and promotional materials that illustrate certain construction techniques in which our products can be used to solve typical construction problems. We promote our products through seminars and other customer education efforts and work directly with architects and engineers to secure the use of our products whenever possible.

        We consider our engineers to be an integral part of the sales and marketing effort. Our engineers have developed proprietary software applications to conduct extensive pre-testing on both new products and construction projects.

Customers

        We have over 7,000 customers, of which approximately 50% purchase our products for resale. Our customer base is geographically diverse, with no customer accounting for more than 10% of net sales in 2002 or the first nine months of 2003.

        CPG.    CPG has approximately 4,000 customers, consisting of distributors, rebar fabricators, precast and prestressed concrete manufacturers, brick and concrete block manufacturers, general contractors and sub-contractors. We estimate that approximately 85% of the customers of this business unit purchase our products for resale. The largest customer of the business unit accounted for approximately 4% of the business unit's 2002 net sales.

        CPG has instituted a certified dealer program for those dealers who handle our tilt-up construction products. This program was established to educate dealers in the proper use of our tilt-up products and to assist them in providing engineering assistance to their customers. Certified dealers are not permitted to carry other manufacturers' tilt-up products, which we believe are incompatible with ours and, for that reason, could be unsafe if used with our products. The business unit currently has 98 certified tilt-up construction product dealers.

        Symons.    Symons has approximately 3,000 customers, consisting of distributors, precast and prestressed concrete manufacturers, general contractors and subcontractors. We estimate that approximately 90% of the customers of this business unit are the end-users of its products, while approximately 10% of those customers purchase its products for resale or re-rent. This business unit's largest customer accounted for 9% of the business unit's 2002 net sales.

Raw Materials

        Our principal raw materials are steel wire rod, steel hot rolled bar, metal stampings and flat steel, aluminum sheets and extrusions, plywood, cement and cementitious ingredients, liquid chemicals, zinc, plastic resins and injection-molded plastic parts. We currently purchase materials from over 2,000 vendors and are not dependent on any single vendor or small group of vendors for any significant portion of our raw material purchases. Steel, in its various forms, constitutes approximately 25% of our cost of sales.

Competitors

        Our industry is highly competitive in most product categories and geographic regions. We compete with a limited number of full-line national manufacturers of concrete accessories, concrete forming systems and paving products, and a much larger number of regional manufacturers and manufacturers with limited product lines. We believe competition in our industry is largely based on, among other things, price, quality, breadth of product lines, distribution capabilities (including quick delivery times) and customer service. Due primarily to factors such as freight rates, quick delivery times and customer preference for local suppliers, some local or regional manufacturers and suppliers may have a competitive advantage over us in a given region. We believe the size, breadth and quality of our product lines provide us with advantages of scale in both distribution and production relative to our competitors.

Trademarks and Patents

        We sell most products under the registered trade names Dayton Superior®, Dayton/Richmond®, Symons®, Aztec®, BarLock®, Conspec®, Edoco®, Dur-O-Wal® and American Highway Technology®, which we believe are widely recognized in the construction industry and, therefore, are important to our business. Although some of our products (and components of some products) are protected by patents, we do not believe these patents are material to our business. We have 205 trademarks and 140 patents.

Employees

        As of September 26, 2003, we employed approximately 675 salaried and 1,250 hourly personnel, of whom approximately 825 of the hourly personnel and six of the salaried personnel are represented by labor unions. Employees at our Miamisburg, Ohio; Parsons, Kansas; Des Plaines, Illinois; New Braunfels, Texas; Tremont, Pennsylvania; Long Beach, California; and Aurora, Illinois manufacturing/distribution plants and our service/distribution center in Atlanta, Georgia are covered by collective bargaining agreements. We believe we have good employee and labor relations.

Backlog

        We typically ship most of our products, other than paving products and most specialty forming systems, within one week and often within 24 hours after we receive the order. Other product lines, including paving products and specialty forming systems, may be shipped up to six months after we receive the order, depending on our customer's needs. Accordingly, we do not maintain significant backlog, and backlog as of any particular date has not been representative of our actual sales for any succeeding period.

Principal Properties

        Our corporate headquarters are located in leased facilities in Dayton, Ohio. We believe our facilities provide adequate manufacturing and distribution capacity for our needs. We also believe all of the leases were entered into on market terms. Our other principal facilities are located throughout North America, as follows:

Location	Use	Principal Business Unit	Leased/ Owned	Size (Sq. Ft.)	Lease Expiration Date
Birmingham, Alabama	Manufacturing/Distribution	Construction Products Group	Leased	287,000	December 12, 2021
Des Plaines, Illinois	Manufacturing/Distribution	Symons	Owned	171,650
Miamisburg, Ohio	Manufacturing/Distribution	Construction Products Group	Owned	126,000
Parsons, Kansas	Manufacturing/Distribution	Construction Products Group	Owned	98,250
Aurora, Illinois	Manufacturing/Distribution	Construction Products Group	Owned	109,000
Kankakee, Illinois	Manufacturing/Distribution	Construction Products Group	Leased	107,900	December 31, 2007
Tremont, Pennsylvania	Manufacturing/Distribution	Construction Products Group	Owned	86,000
New Braunfels, Texas	Manufacturing/Distribution	Symons	Owned	89,600
Fontana, California	Manufacturing/Distribution	Construction Products Group	Leased	114,275	December 31, 2007
Parker, Arizona	Manufacturing/Distribution	Construction Products Group	Leased	60,000	December 31, 2003
Modesto, California	Manufacturing/Distribution	Construction Products Group	Leased	54,100	December 31, 2007
Reynoso, Mexico	Manufacturing/Distribution	Construction Products Group	Leased	110,000	July 16, 2006
Atlanta, Georgia	Service/Distribution	Construction Products Group	Leased	49,392	August 31, 2006
Grand Prairie, Texas	Service/Distribution	Construction Products Group	Leased	45,000	December 31, 2004
Seattle, Washington	Service/Distribution	Construction Products Group	Leased	40,640	June 30, 2006
Toronto, Ontario	Manufacturing/Distribution	Construction Products Group	Leased	45,661	January 31, 2005
Oregon, Illinois	Service/Distribution	Construction Products Group	Owned	39,000
Kansas City, Kansas	Manufacturing/Distribution	Construction Products Group	Owned	33,000
Folcroft, Pennsylvania	Service/Distribution	Construction Products Group	Owned	32,000

Legal Proceedings

        During the ordinary course of our business, we are from time to time threatened with, or may become a party to, legal actions and other proceedings. While we are currently involved in various legal proceedings, we believe the results of these proceedings will not have a material effect on our business, financial condition or results of operations. We believe that our potential exposure to these legal actions is adequately covered by product and general liability insurance, and, in some instances, by indemnification arrangements.

Environmental Matters

        Our businesses are subject to regulation under various and changing federal, state and local laws and regulations relating to the environment and to employee safety and health. These environmental laws and regulations govern the generation, storage, transportation, disposal and emission of various substances. Permits are required for operation of our businesses (particularly air emission permits), and these permits are subject to renewal, modification and, in certain circumstances, revocation. We believe we are in material compliance with these laws and permitting requirements. Our businesses also are subject to regulation under various and changing federal, state and local laws and regulations which allow regulatory authorities to compel (or seek reimbursement for) cleanup of environmental contamination at sites now or formerly owned or operated by our businesses and at facilities where their waste is or has been disposed.

        We expect to incur ongoing capital and operating costs to maintain compliance with currently applicable environmental laws and regulations; however, we do not expect those costs, in the aggregate, to be material.

MANAGEMENT

Directors and Executive Officers

        The following table sets forth the name, age and position of our executive officers and directors as of January 1, 2004.

Name	Age	Position
John A. Ciccarelli	64	Chairman of the Board of Directors
Stephen R. Morrey	49	President, Chief Executive Officer and Director
Raymond E. Bartholomae	57	Vice President and General Manager, Symons
Dennis P. Haggerty	52	Vice President, Supply Chain Management
Steven C. Huston	49	Vice President, General Counsel and Secretary
Mark K. Kaler	46	Vice President and General Manager, Construction Products Group
Edward J. Puisis	43	Vice President and Chief Financial Officer
Thomas W. Roehrig	38	Vice President of Corporate Accounting
Stephen Berger	64	Director
William F. Hopkins	40	Director
Douglas W. Rotatori	43	Director

        John A. Ciccarelli has been a Director since 1994 and Chairman of our Board of Directors since 2000. Mr. Ciccarelli was President and Chief Executive Officer from 1989 until 2002.

        Stephen R. Morrey has been President, Chief Executive Officer and a Director since July 2002. From June 2001 to July 2002, Mr. Morrey was President of Alcoa Automotive Castings. From 1999 to June 2001, he was Vice President of Operations for the Occupant Safety Systems Division of TRW. From 1995 to 1999, Mr. Morrey served as Vice President of Operations for the Airbags Worldwide, Steering Wheels North America Division of TRW.

        Raymond E. Bartholomae has been employed by Symons since January 1970 and has been Vice President and General Manager, Symons, since February 1998.

        Dennis P. Haggerty has been Vice President, Supply Chain Management since October 2002. From October 2001 to October 2002, he was Director of Business Development/Quality for Alcoa Automotive Castings. From February 2000 to October 2001, he was Executive Vice President for Ventra Plastics. From May 1999 to February 2000, Mr. Haggerty was Vice President for Ventra Plastics Europe. From 1997 to May 1999, he served as Director of Operations for TRW.

        Steven C. Huston has been Vice President, General Counsel and Secretary since January 2003. From January 2002 to January 2003, he was Deputy General Counsel and Assistant Secretary. Mr. Huston was in private practice from February 2001 through December 2001, and prior to that, served as Counsel—North America for Wm. Wrigley Jr. Company from March 1997 to February 2001.

        Mark K. Kaler has been Vice President and General Manager, Construction Products Group since October 2002. From April 1996 to October 2002, Mr. Kaler was Vice President and General Manager, American Highway Technology.

        Edward J. Puisis has been Vice President and Chief Financial Officer since August 2003. From March 1998 to August 2003 Mr. Puisis was General Manager of Finance and Administration and Chief Financial Officer of Galliton Steel Company, a partnership owned by Dafasco and Gerdau Ameristeel.

        Thomas W. Roehrig has been Treasurer since August 2003 and Vice President of Corporate Accounting since February 2003. From April 1998 to February 2003, Mr. Roehrig served as Corporate Controller.

        Stephen Berger is currently chairman of Odyssey Investment Partners, LLC. Prior to joining Odyssey Investment Partners, LLC, Mr. Berger was a general partner of Odyssey Partners, LP from 1993 through 1997. Mr. Berger also served as a director of Transdigm, Inc., a supplier of highly engineered commercial and military aircraft parts from 1998 to July 2003.

        William F. Hopkins has been a member and Managing Principal of Odyssey Investment Partners, LLC since 1997. From 1994 to 1996, Mr. Hopkins was a principal in the private equity investing group of Odyssey Partners, LP. Mr. Hopkins also served as a director of Transdigm, Inc. from 1998 to July 2003, a supplier of highly engineered commercial and military aircraft parts.

        Douglas W. Rotatori has been a principal of Odyssey Investment Partners, LLC since 1998. From 1995 to 1998, Mr. Rotatori was a principal with Wellspring Capital Management, LLC.

        We have five directors. Each director is elected to serve until the next annual meeting of shareholders or until a successor is elected. Our executive officers are elected by the directors to serve at the pleasure of the directors. There are no family relationships between any of our directors or executive officers. Except for Mr. Ciccarelli, our directors, all of whom are employed by us or Odyssey, do not receive any compensation for their service as directors.

        Pursuant to an agreement with Dayton Superior, Mr. Ciccarelli receives the following compensation for serving as non-executive Chairman of the Board, in the following respects:

  •
  He receives an annual salary of $390,000.

  •
  He receives an annual car allowance, payment of annual membership fees for membership in two country, alumni, or social clubs of his choice and payment for reasonable expenses incurred by him for professional assistance with taxes and financial management, consistent with our current practices.

  •
  If he elects in the future to purchase common shares pursuant to the exercise of pre-emptive rights, we or one of our affiliates will lend him up to $500,000 to pay for the shares. The loan will be secured by the shares purchased and will be on a recourse basis with interest at the applicable federal rate, although payment of the interest will be deferred until the shares are sold.

  •
  He may, through July 15, 2007 (unless his service is terminated by us for cause or by him without good reason) require us to purchase some of his common shares at their fair market value if our EBITDA reaches specified levels. If he intends to exercise stock options, we or an affiliate will lend him the amount of the exercise price plus the amount of his income tax liability. This loan generally would be on the same terms as the loan to purchase shares described above.

  •
  If he is terminated without cause during the term of his agreement, which extends until December 31, 2004, he will be entitled continue to receive his annual base salary until December 31, 2004 and to continue coverage under our medical and dental programs until December 31, 2004 on the same basis as he was entitled to participate prior to his termination.

  •
  Mr. Ciccarelli has granted Odyssey Investment Partners Fund, LP an irrevocable proxy to vote his common shares.

Executive Compensation

        The following table summarizes the 2003, 2002, and 2001 compensation for our chairman, the chief executive officer and each of the other four most highly compensated executive officers who were serving as executive officers at December 31, 2003 or who had served as an executive officer during 2003.

								Long-Term Compensation
	Annual Compensation							Awards	Payouts
Name And Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)			Shares Underlying Options (#)(1)	Long Term Incentive Payouts ($)		All Other Compensation ($)(2)
Stephen R. Morrey President and Chief Executive Officer	2003 2002	$375,000 173,077	235,000	(3)		$195,709 77,102	(4) (4)	— 100,000	$	— —	$4,000 —
Dennis Haggerty Vice President and General Manager, Supply Chain	2003 2002	$225,000 55,385	32,653	(3)		$43,122 —	(5)	— 35,000	$	— —	$3,500 —
Raymond E. Bartholomae Vice President and General Manager, Symons	2003 2002 2001	$243,942 210,000 206,750	120,000 90,000	(3)	$	— — —		12,000 — —	$	— — —	$4,000 16,000 13,600
Mark K. Kaler Vice President and General Manager, Construction Products Group	2003 2002 2001	$227,000 184,077 149,231	110,000 160,214	(3)	$	— — —		12,000 — —	$	— — —	$4,000 13,000 7,650
Alan F. McIlroy(6) Vice President and Chief Financial Officer	2003 2002 2001	$147,692 240,000 236,539	$27,123 45,000 96,406			$24,110 — —	(7)	— — —	$	— — —	$314,846 13,000 11,050
Edward J. Puisis Vice President and Chief Financial Officer	2003	$96,154	$175,000	(3)		$—		55,000		$—	$—

(1)
Options to purchase common shares were granted under our stock option plans at an exercise price of $27.50 per share, except for Mr. Puisis's options, which have an exercise price of $24.00 per share. The options become exercisable based on a combination of service and performance factors.

(2)
Consists of:
	Matching 401(k) Contributions			Contributions to 401(k) Savings Plan			Severance
	2003	2002	2001	2003	2002	2001	2003
Mr. Morrey	$4,000	$—	$—	$—	$—	$—	$—
Mr. Haggerty	3,500	—	—	—	—	—	—
Mr. Bartholomae	4,000	4,000	3,400	—	12,000	10,200	—
Mr. Kaler	4,000	4,000	3,400	—	9,000	4,250	—
Mr. McIlroy	4,000	4,000	3,400	—	9,000	7,650	310,846
Mr. Puisis	—	—	—	—	—	—	—
(3)
Bonus compensation for 2003 has not been determined as of the date of this filing. The bonus amount for Mr. Puisis reflects a signing bonus he received upon his employment with Dayton Superior.

(4)
The amounts included in this column which represent more than 25% of the total perquisites and personal benefits received by Mr. Morrey were relocation expense paid by us of $70,402 in 2002 and $176,119 in 2003.

(5)
The amounts included in this column which represent more than 25% of the total perquisites and personal benefits received by Mr. Haggerty were temporary living and mileage expenses paid by us of $29,322 and a car allowance of $13,800.

(6)
Mr. McIlroy, our former chief financial officer, resigned effective August 8, 2003. In connection with Mr. McIlroy's severance, Mr. McIlroy received a severance payment of $310,846, 24 months of salary continuation and a prorated bonus of $27,123 for 2003. All of his unexercised options were cancelled.

(7)
The amounts included in this column which represent more than 25% of the total perquisites and personal benefits received by Mr. Mcllroy were imputed interest of $10,310 on an interest free loan and a car allowance of $13,800.

Employment Agreements

        We have entered into employment agreements with each of Messrs. Morrey, Bartholomae, Kaler and Puisis and four other executive officers. We do not currently have an employment agreement with Mr. Haggerty. Generally, each employment agreement provides:

  •
  The term of employment is from one to four years from the date the agreement was signed.

  •
  The annual base salary, which may be increased by our Board of Directors in its discretion is as follows:

Stephen R. Morrey	375,000
Raymond E. Bartholomae	235,000
Mark K. Kaler	227,000
Edward J. Puisis	250,000
  •
  Each executive officer is entitled to participate in our executive annual bonus plan and in our various other employee benefit plans and arrangements which are applicable to senior officers.

  •
  If an executive officer is terminated without cause during the term of his employment agreement, he will be entitled to receive a pro rata share of his bonus for the year of termination, to continue to receive his annual base salary for a period of 12 or 24 months and to continue coverage under our medical and dental programs for from one to three years on the same basis as he was entitled to participate prior to his termination.

  •
  Each executive officer is prohibited from competing with us during the term of his employment under the employment agreement and for from one to two years following termination of his employment or expiration of the term of his employment agreement. If an executive officer continues to provide services to us following the expiration of the term of his employment agreement, however, and we then terminate his employment without cause, he will be prohibited from competing with us during the following two-year period only if we elect to pay him a pro rata share of his bonus for the year of termination, continue his annual base salary for a period of 24 months, and continue his coverage under our medical and dental programs for one year.

        Mr. Morrey's employment agreement differs from the other agreements described above in the following respects:

  •
  He serves as a director as well as President and Chief Executive Officer.

  •
  His agreement automatically will be extended for additional one-year periods unless either of us notifies the other of termination not later than 90 days before the end of a term.

  •
  He received in 2002 a one-time signing bonus of $100,000 and reimbursement for certain expenses he incurred in connection with his move to the Dayton, Ohio area. He also received in 2002 a loan in the amount of $350,000 (which is fully recourse to him only with respect to $175,000), which he applied toward the purchase of 14,545 of our common shares at a price of $27.50 per share.

  •
  He receives an annual car allowance, payment of the annual membership fee in a country, alumni or social club of his choice and hanger fees for his personal aircraft (up to a specified maximum amount), payment for reasonable expenses incurred by him for professional assistance with taxes and financial management consistent with our current practices and reimbursement for reasonable travel and business expenses incurred by him in the use of his personal aircraft for performance of his duties, in accordance with our procedures.

        Pursuant to an agreement with Dayton Superior, Mr. Puisis' employment agreement differs from the other agreements described above in the following respects:

  •
  His employment agreement will be automatically extended for additional one-year periods unless either of us notifies the other not later than 120 days before the end of a term.

  •
  He received in 2003 a one-time signing bonus of $175,000 and reimbursement for expenses he incurred in connection with his move to the Dayton, Ohio area.

  •
  He receives an annual car allowance, payment of the annual membership fee in a country, alumni or social club of his choice (up to a specified maximum amount) as well as payment of the initiation fee in that country, alumni or social club (up to a specified amount).

        In accordance with Section 402 of the Sarbanes/Oxley Act of 2002, the Company is prohibited from making a loan to any executive officer or director of the Company.

Fiscal 2003 Stock Option Grants

        The stock options granted in 2003 to Messers. Kaler, Bartholomae and Puisis in the Summary Compensation Table are shown in the following table. The table also shows the hypothetical gains that would exist for the options at the end of their ten year terms, assuming compound rates of stock appreciation of 5% and 10%, respectively. The actual future value of the options will depend on the market or appraised value of the common shares.

	Option Grants in Last Fiscal Year
	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Shares Underlying Options Name Granted (#)	% of Total Options Granted to Employees in 2003
Name			Exercise Price ($/SH)	Expiration Date
					5% ($)	10% ($)
Mark K. Kaler	12,000(1)	12.9%	$27.50	1/1/13	$207,535	$525,935
Raymond E. Bartholomae	12,000(1)	12.9%	$27.50	1/1/13	$207,535	$525,935
Edward J. Puisis	55,000(1)	59.2%	$24.00	8/11/13	$830,141	$2,103,740

(1)
Options were granted under the 2000 Stock Option Plan effective June 16, 2000 with an exercise price that represents the fair market value of a Common Share on the date the options were granted. The options are divided into two different parts, both of which have a different vesting schedule. All unvested options will become fully exercisable upon a change in control (as defined in the 2000 Stock Option Plan), if Odyssey receives at least a targeted return on its investment.

Fiscal Year-End Option Values

        The number and value of options exercised and the number and value of all unexercised options held by each of the executive officers named in the Summary Compensation Table at December 31, 2003 are shown in the following table.

			Number of Shares Underlying Unexercised Options at 12/31/03 (#)	Value of Unexercised In-The-Money Options at 12/31/03 ($) (1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable/Unexercisable	Exercisable/Unexercisable
Stephen R. Morrey	—	—	25,000/75,000	$0/$0
Dennis Haggerty	—	—	3,500/31,500	0/0
Raymond E. Bartholomae	—	—	12,552/49,341	20,135/0
Mark K. Kaler	—	—	20,775/47,417	251,660/0
Alan F. McIlroy	—	—	0/0	0/0
Edward J. Puisis	—	—	4,582/50,418	0/0

(1)
Represents the excess of $24.00, the fair market value as of December 31, 2002 based on an independent appraisal, over the aggregate option exercise price. The 2002 fair market value is used because the 2003 appraisal is not yet complete.

PRINCIPAL SHAREHOLDERS

        The following table sets forth information with respect to the beneficial ownership of our common shares as of January 1, 2004 by:

  •
  each person known by us to beneficially own more than 5% of our common shares;

  •
  each of our directors and executive officers; and

  •
  all of our directors and executive officers as a group.

        We have determined beneficial ownership as reported below in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Beneficial ownership generally includes sole or shared voting or investment power with respect to the shares and includes the number of common shares subject to all outstanding options. The percentages of our outstanding common shares are based on 4,554,269 shares outstanding, except for certain parties who hold options that are exercisable into common shares within 60 days. The percentages for those parties who hold options that are exercisable within 60 days are based on the sum of 4,554,269 shares outstanding plus the number of common shares subject to options exercisable within 60 days held by them and no other person, as indicated in the notes following the table. The number of common shares beneficially owned has been determined by assuming the exercise of options exercisable into common shares within 60 days. Unless otherwise indicated, voting and investment power are exercised solely by each individual and/or a member of his household.

Name of Beneficial Owner:	Number of Common Shares Beneficially Owned	% of Common Shares
Odyssey(1)	4,208,317	92.4
Peter J. Astrauskas	400	*
Raymond E. Bartholomae(2)	33,629	*
Stephen Berger(3)	4,208,317	92.4
John A. Ciccarelli(4)	76,312	1.7
Dennis P. Haggerty(5)	5,500	*
Steven C. Huston(6)	1,760	*
William F. Hopkins(3)	4,208,317	92.4
Mark K. Kaler(7)	48,686	1.1
Edward J. Puisis(8)	5,624	*
Stephen R. Morrey(9)	39,546	*
Thomas W. Roehrig(10)	4,385	*
Douglas Rotatori(3)	4,208,317	92.4
All executive officers and directors as a group (12 persons)(11)	4,424,159	95.0

*
Signifies less than 1%.

(1)
Consists of 4,208,317 common shares owned in the aggregate by Odyssey Investment Partners Fund, LP (the "Fund"), certain of its affiliates and certain co-investors (together with the Fund, "Odyssey"). Odyssey Capital Partners, LLC is the general partner of the Fund. Odyssey Investment Partners, LLC is the manager of the Fund. The principal business address for Odyssey is 280 Park Avenue, West Tower, 38th Floor, New York, New York.

(2)
Includes 12,552 common shares issuable upon exercise of options exercisable within 60 days.

(3)
Consists of 4,208,317 common shares owned in the aggregate by Odyssey. Messrs. Berger and Hopkins are managing members of the Odyssey Capital Partners, LLC and Odyssey Investment Partners, LLC and, therefore, may each be deemed to share voting and investment power with respect to the shares deemed to be beneficially owned by Odyssey. Mr. Rotatori is a member of Odyssey Investment Partners, LLC. Each of Messrs. Berger, Hopkins and Rotatori disclaim beneficial ownership of these shares.

(4)
Includes 37,051 common shares issuable upon exercise of options exercisable within 60 days.

(5)
Includes 3,500 common shares issuable upon exercise of options exercisable within 60 days.

(6)
Includes 760 common shares issuable upon exercise of options exercisable within 60 days.

(7)
Includes 20,775 common shares issuable upon exercise of options exercisable within 60 days.

(8)
Includes 4,582 common shares issuable upon exercise of options exercisable within 60 days.

(9)
Includes 25,000 common shares issuable upon exercise of options exercisable within 60 days.

(10)
Includes 585 common shares issuable upon exercise of options exercisable within 60 days.

(11)
As described in note 3, Messrs. Berger and Hopkins may each be deemed to share voting and investment power with respect to the shares beneficially owned by Odyssey and Messrs. Berger, Hopkins and Rotatori disclaim beneficial ownership of the shares beneficially owned by Odyssey. Excluding the shares deemed to be owned by Odyssey, all executive officers and directors as a group beneficially own 215,841 common shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment

        In connection with the 2000 recapitalization, we entered into employment and other "rollover" agreements with John A. Ciccarelli, Raymond E. Bartholomae and Mark K. Kaler, each of whom is an executive officer, and with Alan F. McIlroy, our former chief financial officer. Generally, the "rollover" agreements required each executive officer to retain common shares and, in most cases, stock options, with a specified aggregate value following the recapitalization. In some cases, the executive officer has agreed to exercise stock options in order to obtain some of the common shares which he has agreed to retain following the recapitalization. These agreements provided that if the executive officer exercised stock options in order to obtain some of the common shares he is required to retain and he so requested, we made a non-interest bearing, recourse loan to him in an amount equal to the exercise price of the options plus the estimated federal and state income tax liability he incurred in connection with the exercise. If the executive officer purchased some of the common shares he is required to retain and he so requested, we made a 6.39% interest deferred recourse loan to him. These loans are secured by a pledge of the shares issued.

        As of September 26, 2003, the amounts outstanding were $68,987 for Mr. Ciccarelli, $369,989 for Mr. Morrey, $551,397 for Mr. Bartholomae, $287,981 for Mr. Kaler, and $177,379 for Mr. McIlroy. These amounts were also the largest amounts outstanding for these loans during the period January 1, 2000 through September 26, 2003, except for Mr. McIlroy, for whom the largest amount was $289,159.

Odyssey Financial Services

        During 2002, we reimbursed Odyssey for $228,000 of out-of-pocket expenses for travel, lodging and meals. In connection with the acquisition of Aztec Concrete Accessories, Inc. in 2001, we paid Odyssey a fee of $350,000, plus out-of-pocket expenses of $107,000.

Management Stockholders' Agreement

        In connection with the consummation of the recapitalization, we along with Odyssey and our employee stockholders, including our executive officers, entered into a Management Stockholders' Agreement, which governs our common shares, options to purchase our common shares and shares acquired upon exercise of options.

        The Management Stockholders' Agreement provides that except for certain transfers to family members and family trusts, no management stockholder may transfer common stock except in accordance with the management stockholders' agreement.

        The Management Stockholders' Agreement also provides that, upon termination of the employment of a management stockholder, the management stockholder has certain put rights and we have certain call rights regarding his or her common stock.

        If the provisions of any law, the terms of credit and financing arrangements or our financial circumstances would prevent us from making a repurchase of shares pursuant to the management stockholders' agreement, we will not make the purchase until all of these prohibitions lapse, and will then also pay the management stockholder a specified rate of interest on the repurchase price.

        The Management Stockholders' Agreement further provides that in the event of certain transfers of common shares by Odyssey, the management stockholders may participate in these transfers and/or Odyssey may require the management stockholders to transfer their shares in the transactions, in each case on a pro rata basis.

        Certain management stockholders are entitled to participate on a pro rata basis with, and on the same terms as, Odyssey in any future offering of common shares.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Credit Facility

        We have amended our senior credit facility to, among other things, permit the offering of the outstanding notes. The proceeds of that offering were used to repay indebtedness under the facility. Giving effect to the offering of the outstanding notes and the application of the net proceeds from that offering to the repayment of senior credit facility indebtedness, had no indebtedness outstanding under our acquisition, tranche A or tranche B facilities, all of which were terminated, and $24.1 million outstanding under our revolving credit facility at September 26, 2003.

        The senior credit facility requires mandatory repayment of the outstanding indebtedness thereunder (and reduction to the commitments thereunder) with the proceeds from (1) asset sales, (2) issuance of debt and (3) insurance and condemnation claims. As part of our amendment to the senior credit facility, mandatory repayments and commitment reductions from our excess cash flow and equity issuances and capital contributions were eliminated. We have the option at any time and from time to time to prepay the outstanding Indebtedness under the senior credit facility without penalty or premium, subject to customary breakage costs for Eurodollar Loans (as defined in the senior credit facility).

        The senior credit facility bears interest at the sum of the (1) Applicable Margin and (2) at our option, either the Base Rate or the Eurodollar Rate (as defined in the senior credit facility). The "Base Rate" means the higher of (1) the rate that Deutsche Bank Trust Company Americas announces from time to time as its prime lending rate, as in effect from time to time, and (2) one-half of 1% in excess of the overnight federal funds rate. The "Applicable Margin" means the percentage per annum equal to, subject to quarterly step-ups and step-downs commencing after we deliver our financial information to the lenders for the third quarter of 2004, based on our total leverage ratio, (A) for loans bearing an interest rate determined by the Base Rate, 2.00% and (B) for loans bearing an interest rate determined by the Eurodollar Rate, 3.00%.

        The senior credit facility contains various covenants, customary for similar credit facilities or otherwise appropriate under the circumstances, that (1) restrict us and our subsidiaries from various actions, including, among others, mergers and sales of assets, use of proceeds, granting of liens, incurrence of indebtedness, capital expenditures, paying dividends, business activities, investments and acquisitions, transactions with affiliates, certain restrictions affecting subsidiaries, voluntary prepayment of certain indebtedness, including the exchange notes and amendments or modifications to instruments governing such other indebtedness and (2) require us to maintain a ratio of consolidated first lien senior secured debt (defined as the sum of all outstanding amounts under the senior credit facility (including letters of credit) and all other indebtedness secured on a first priority basis by our assets as described below) to consolidated EBITDA of no more than 2 to 1 on the last day of any fiscal quarter.

        The senior credit facility includes events of default provisions that are typical for senior credit facilities or otherwise appropriate under the circumstances. Each of the following occurrences is considered an event of default under our senior credit facility: (a) failure to make payments of principal or payments of any amount drawn or any interest and fees thereon, which is not cured within 3 business days; (b) determination that any of our representations, warranties or statements was materially untrue at the time it was made; (c) failure to perform any negative covenant or specific affirmative covenants; (d) failure to perform under agreements evidencing our other indebtedness, or to make a payment on any of our other indebtedness, limited in each case to indebtedness exceeding $3,000,000; (e) commencement of a voluntary or involuntary bankruptcy proceeding, the appointment of a custodian or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation; (f) failure of any of our pension plans to satisfy the minimum funding standard required by ERISA, or the incurrence of any liabilities under any of our pension plans, either of which results in the imposition of a lien or granting of a security interest that, in the reasonable opinion of our Lenders, may be expected to have a materially adverse effect; (g) the security documents cease to be in full force and effect, or a failure to perform our obligations thereunder; (h) the subsidiary guaranty ceases to be in full force and effect, or a failure by the subsidiary guarantors to perform their obligations thereunder; or (i) a change of control.

        All obligations under the senior credit facility are guaranteed by our direct and indirect domestic subsidiaries. As security for the indebtedness under the senior credit facility, we and each subsidiary guarantor (1) pledged our and their interest, respectively, in the stock of our subsidiaries (except that no more than 65% of the voting stock of our foreign subsidiaries will be pledged) and (2) grant a perfected first-priority lien and security interest in our and their assets (tangible and intangible).

13% Senior Subordinated Notes due 2009

        On June 16, 2000, we issued 13% senior subordinated notes due 2009 together with warrants that allow the holder to purchase 117,276 of our common shares. The senior subordinated notes are subordinate in right of payment to all of our existing and future senior debt, including the exchange notes offered hereby. The aggregate principal amount of the senior subordinated notes is $170 million, and the senior subordinated notes will mature on June 15, 2009. The senior subordinated notes were issued at a discount, which is being accreted to face value using the effective interest method and is reflected as interest expense. Each of our wholly owned domestic subsidiaries have guaranteed the senior subordinated notes.

        On and after June 15, 2007, we may redeem some or all of the senior subordinated notes at redemption prices specified in the related senior subordinated notes indenture. In addition, at any time prior to June 15, 2003, we may redeem up to 25% of the principal amount of the senior subordinated notes at the price specified in the senior subordinated notes indenture with the net proceeds of certain equity offerings.

        The senior subordinated notes indenture provides that in the event of specified changes of control or sales of our assets, we must give the holders of the senior subordinated notes the opportunity to sell their notes to us at prices specified in the senior subordinated notes indenture. In addition, the senior subordinated notes indenture contain covenants that limit our ability, and the ability of most of our subsidiaries, to incur additional debt, pay dividends or distributions on our capital stock or repurchase our capital stock, issued preferred stock of subsidiaries, make investments, create liens on our assets to secure debt, enter into transactions with affiliates, enter into agreements restricting our subsidiaries' ability to pay dividends, merge or consolidate with another company and transfer and sell assets. These covenants are in each case subject to a number of limitations and exceptions.

DESCRIPTION OF THE EXCHANGE NOTES

        The following description is a summary of the material provisions of the indenture. It does not restate the terms of the indenture in their entirety. We urge that you carefully read the indenture and the Trust Indenture Act of 1939 (the "TIA") because the indenture and the TIA govern your rights as holders of the notes, not this description. A copy of the proposed form of indenture is available upon request to us or the placement agents. The definitions of certain capitalized terms used in the following summary are set forth below under "—Certain Definitions." For purposes of this section, references to "Dayton Superior" mean Dayton Superior Corporation only and not any of Dayton Superior's subsidiaries and references to "notes" mean the exchange notes and the outstanding notes, in each case outstanding at any given time and issued under the indenture.

        Dayton Superior issued the outstanding notes, and will issue the exchange notes, under an indenture dated as of June 9, 2003, among Dayton Superior, the Guarantors and The Bank of New York, as trustee. The terms of the exchange notes will be identical in all material respects to the outstanding notes except that, upon completion of the exchange offer, the exchange notes will be:

  •
  registered under the Securities Act, and

  •
  free of any covenants regarding exchange registration rights.

General

        The notes are general senior obligations of Dayton Superior, ranking equal in right of payment with all existing and future unsubordinated indebtedness of Dayton Superior. The notes will be secured by second priority Liens, subject to certain exceptions, on the Collateral as described below under the caption "—Collateral."

        Dayton Superior will issue the notes in fully registered form in denominations of $1,000 and integral multiples of $1,000. The trustee will initially act as Paying Agent and Registrar. The notes may be presented for registration of transfer and exchange at the offices of the Registrar. Dayton Superior may change any Paying Agent and Registrar without notice to holders of the notes.

        Dayton Superior will pay principal (and premium, if any) on the notes at the trustee's corporate office in New York, New York. At Dayton Superior's option, interest also may be paid by mailing a check to the holders' registered address.

        Any notes that remain outstanding after completion of this exchange offer, together with the notes issued in connection with the exchange offer, will be treated as a single class of securities under the indenture.

        Only a registered holder of the notes will have any rights under the indenture.

Principal, Maturity and Interest

        The notes have an aggregate principal amount of $165.0 million. The notes will mature on September 15, 2008. Without the consents of any holders, additional Notes in an unlimited amount may be issued under the indenture from time to time, subject to the limitations set forth under "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness." The outstanding notes, the exchange notes offered hereby and any additional notes subsequently issued will be treated as a single class for all purposes under the indenture. Any additional notes subsequently issued will be secured, equally and ratably with the notes, by the Second Priority Liens on the Collateral described below under the caption "—Collateral." As a result, the issuance of any additional notes will have the effect of diluting the value of the security interest in the Collateral for the then outstanding notes.

        Interest on the notes will accrue at the rate per annum shown on the cover page hereof and will be payable semiannually in cash on each March 15 and September 15 commencing September 15, 2003 and accruing from the closing date of the offering. Dayton Superior will make interest payments to the persons who are registered holders at the close of business on the March 1 and September 1 immediately preceding the applicable interest payment date. Interest on the notes will accrue from the most recent date on which interest on the notes was paid or, if no interest has been paid, from and including June 9, 2003 (the "Issue Date"). Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        The notes do not contain any mandatory sinking fund.

Collateral

        The notes will be secured by second priority Liens, subject to certain exceptions (the "Second Priority Liens"), granted by Dayton Superior, the existing Guarantors and any future Domestic Subsidiary that is required to become a Guarantor on the following assets of Dayton Superior, such existing Guarantors and any such future Domestic Subsidiary (whether now owned or hereafter arising or acquired) to the extent such assets secure obligations under the Senior Credit Facility (collectively, the "Collateral"):

          (1)   substantially all of Dayton Superior's and each Guarantor's property and assets, other than Excluded Collateral (defined below), including, without imitation: receivables, contracts, inventory, cash and cash accounts, equipment, intellectual property, insurance policies, permits, commercial tort claims, chattel paper, letter of credit rights, supporting obligations, general intangibles and proceeds and products from any and all of the foregoing; and

          (2)   all of the capital stock or other securities of Domestic Subsidiaries owned by Dayton Superior or any Guarantor and 65% of the voting, and 100% of the non-voting, capital stock or other securities of Foreign Subsidiaries owned by Dayton Superior or any Guarantor but, in each case, only to the extent that the inclusion of such capital stock or other securities shall mean that the aggregate principal amount, par value, book value as carried by Dayton Superior or the market value, whichever is the greatest (the "Applicable Value"), of any such capital stock or other securities of any such Subsidiary of Dayton Superior is not equal to or greater than 20% of the aggregate principal amount of notes outstanding (the "Collateral Threshold"), which is currently $33.0 million.

        The Collateral will not include:

          (1)   any property or assets owned by any Foreign Subsidiaries;

          (2)   any real property or real property leases (domestic or foreign);

          (3)   any capital stock or other securities of Subsidiaries referred to in clause (2) in the preceding paragraph the Applicable Value of which is equal to or greater than 20% of the aggregate principal amount of the notes outstanding; and

          (4)   any proceeds and products from any and all of the items described in clauses (1) through (3) above, unless such proceeds or products would otherwise constitute Collateral within the definition above (collectively, the "Excluded Collateral").

        We believe that the primary collateral securing these notes, which secures the notes at all times, is substantially all of our and the Guarantors' property and assets, which means that even when a subsidiary's capital stock does not secure the notes, the noteholders continue to have a perfected security interest in that subsidiary's underlying property and assets.

        Rule 3-16 of Regulation S-X under the Securities Act requires the presentation of a subsidiary's stand-alone, audited financial statements if the subsidiary's capital stock secures an issuer's notes and the par value, book value or market value of the stock equals or exceeds the Collateral Threshold. The indenture governing the exchange notes and the security documents provide that the Collateral will never include the capital stock of any subsidiary to the extent the Applicable Value of the stock is equal to or greater than the Collateral Threshold. As a result, we will not be required to present separate financial statements of any of our subsidiaries under Rule 3-16.

        In addition, in the event that Rule 3-16 or Rule 3-10 of Regulation S-X under the Securities Act is amended, modified or interpreted by the Commission to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the Commission (or any other governmental agency) of separate financial statements of any Subsidiary of Dayton Superior due to the fact that such Subsidiary's capital stock or other securities secure the notes, then the capital stock or other securities of such Subsidiary shall automatically be deemed not to be part of the Collateral but only to the extent necessary to not be subject to such requirement. In such event, the Security Documents may be amended or modified, without the consent of any holder of notes, to the extent necessary to release the Second Priority Liens on the shares of capital stock or other securities that are so deemed to no longer constitute part of the Collateral. The Excluded Collateral, however, does secure Dayton Superior's and its Subsidiaries' First Priority Lien Obligations.

        As a result of the provisions in the indenture and security documents relating to subsidiary capital stock, holders of the exchange notes may at any time in the future lose all or a portion of their security interest in the capital stock of any of our other subsidiaries if the Applicable Value of that stock were to become equal to or greater than the Collateral Threshold. As stated above, Applicable Value is defined as the greatest of book value, par value and market value of a subsidiary's capital stock. Currently, all of the capital stock of Dur-O-Wal, Inc., Trevecca Holdings, Inc., Dayton Superior Specialty Chemical Corp., Aztec Concrete Accessories, Inc. and Southern Construction Products, Inc. and 65% of the voting capital stock and 100% of the non-voting capital stock of Dayton Superior Canada Ltd. constitute Collateral for the notes. The capital stock of Symons Corporation does not currently constitute Collateral for the notes, since the Applicable Value of the capital stock of Symons Corporation equals or exceeds the Collateral Threshold. The Applicable Value of the capital stock of each of Dayton Superior Specialty Chemical Corp., Aztec Concrete Accessories, Inc. and Trevecca Holdings, Inc., the direct, holding company parent of Aztec, is currently near the Collateral Threshold.

        We have based our determination of which subsidiary's capital stock currently constitutes Collateral upon the book value, par value and estimated market value of the capital stock of each of our subsidiaries as of September 26, 2003 and the operations of these subsidiaries since that date. The Applicable Value for the capital stock of each of our subsidiaries is the greater of the book value and estimated market value, as the value of each subsidiary's capital stock is nominal and therefore has not impacted our calculation of Applicable Value. Set forth in the table below is the Applicable Value of each subsidiary's capital stock as of September 26, 2003:

Subsidiary	Applicable Value as of 9/26/03
Symons Corporation	$123,900,367
Aztec Concrete Accessories, Inc.	32,358,794
Dur-O-Wal, Inc.	6,006,170
Trevecca Holdings, Inc (1).	32,358,794
Dayton Superior Specialty Chemical Corp.	32,051,279
Southern Construction Products, Inc. (2)	—
Dayton Superior Canada Ltd.	$5,131,783

(1)
Trevecca Holdings, Inc. is a holding company, the sole asset of which has remained the capital stock of Aztec Concrete Accessories, Inc. since we acquired Trevecca Holdings and Aztec Concrete Accessories in January 2001.

(2)
Southern Construction Products, Inc. is currently a shell corporation with no assets.

        Based upon the foregoing, as of September 26, 2003, the Applicable Value of the capital stock of Symons Corporation exceeded the Collateral Threshold. In addition, we believes that, based upon the significant difference between the Applicable Value of the capital stock of Symons Corporation and the Collateral Threshold as of September 26, 2003 and no significant changes in the operations of Symons Corporation since that date, the Applicable Value of the capital stock of Symons Corporation currently remains above the Collateral Threshold. As a result, the capital stock of Symons Corporation is not currently included in the Collateral.

        The Applicable Value of the capital stock of our other subsidiaries did not exceed the Collateral Threshold as of September 26, 2003. Further, as the operations of each of these subsidiaries has declined since September 26, 2003, we have determined that the Applicable Value of the capital stock of each of these subsidiaries currently remains below the Collateral Threshold.

        In respect of Aztec Concrete Accessories, Inc., Trevecca Holdings, Inc. and Dayton Superior Specialty Chemical Corp., the Applicable Value of their common stock was based upon book value. Book value of a subsidiary's capital stock is calculated as of each preceding period end and represents the original purchase price of the subsidiary's capital stock plus any income earned and less any losses and any transfers of assets.

        In respect of Symons Corporation, Dur-O-Wal, Inc. and Dayton Superior Canada Ltd, the Applicable Value of their common stock was based upon estimated market value. We have calculated the estimated market value of our subsidiaries' capital stock by determining the earnings before interest, taxes, depreciation, and amortization, or EBITDA, of each subsidiary for the 12 months ended September 26, 2003, adjusted in each case to add back facility closing and severance expenses, loss on sale of fixed assets and other expense in the manner provided in the definition of "Consolidated EBITDA" in our senior credit facility, and multiplying this Adjusted EBITDA by 5.5 times. We retain an independent appraisal firm for purposes of calculating the market value of our common stock on a going concern basis, as required under our management stockholders' agreement and in connection with determining equity-based compensation. The appraisal firm has informed us that a range of 5 to 6 times adjusted EBITDA is reasonable for determining the fair value of the capital stock of smaller, basic manufacturing companies. We determined that using a multiple of 5.5 times, which is the mid-point of the range described above, is a reasonable and appropriate means for determining fair value of our subsidiaries' capital stock. Set forth below is the EBITDA and Adjusted EBITDA of each of our subsidiaries other than Southern Construction Products, Inc., which has no EBITDA or Adjusted

EBITDA, for the twelve months ended September 26, 2003, together with a reconciliation to the net income (loss) of each of these subsidiaries:

	Twelve Months Ended September 26, 2003 (In Thousands)
	Symons Corporation	Aztec Concrete Accessories	Dur-O-Wal	Trevecca Holdings	Dayton Superior Specialty Chemical	Dayton Superior Canada
	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited
Net Income	$2,693	$2,539	$224	$2,539	$1,929	$252
Interest Expense	220	199	—	199	—	—
Provision for Income Taxes	1,526	1,529	173	1,529	1,150	579
Depreciation Expense	16,448	602	562	602	923	52
Amortization of Intangibles	349	1	—	1	—	—

EBITDA	$21,236	$4,870	$959	$4,870	$4,002	$883
Loss on Sale of Fixed Assets and Other	221	—	133	—	13	50
Facility Closing and Severance Expenses(1)	1,071	—	—	—	40	—

Adjusted EBITDA	$22,528	$4,870	$1,092	$4,870	$4,055	$933

(1)
We describe the facility closing and severance expenses in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Facility Closing and Severance Expenses."

        As described above, we have used EBITDA and Adjusted EBITDA of each of our subsidiaries solely for purposes of determining the estimated market value of their capital stock to determine whether that capital stock is included in the Collateral. EBITDA and Adjusted EBITDA are not recognized financial measures under GAAP and do not purport to be alternatives to operating income as indicators of operating performance or to cash flows from operating activities as measures of liquidity. Additionally, EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our consolidated results as reported under GAAP. Because not all companies use identical calculations, the presentation of Adjusted EBITDA also may not be comparable to other similarly titled measures of other companies. You are encouraged to evaluate the adjustments taken and the reasons we consider them appropriate for analysis for determining estimated market value of our subsidiaries' capital stock.

        A change in the Applicable Value of the capital stock of any of our subsidiaries could result in a subsidiary's capital stock that was previously excluded from Collateral becoming part of the Collateral or a subsidiary's capital stock that was previously included in Collateral to become excluded. The following table reflects the amounts by which the Applicable Value of each subsidiary's capital stock as of September 26, 2003 and the Adjusted EBITDA of each subsidiary for the twelve months ended September 26, 2003 would have to increase in order for that subsidiary's capital stock to longer constitute Collateral or, in the case of Symons Corporation, would have to decrease in order for the capital stock of Symons Corporation to become Collateral.

Subsidiary	Change in Applicable Value	Change in Adjusted EBITDA
	(In Thousands)
Symons Corporation	$(90,899)	$(16,528)
Aztec Concrete Accessories, Inc.	642	1,131
Dur-O-Wal, Inc.	26,995	4,908
Trevecca Holdings, Inc.	642	1,131
Dayton Superior Specialty Chemical Corp.	950	1,946
Southern Construction Products, Inc.	33,000	6,000
Dayton Superior Canada Ltd.	27,869	5,067

        The Collateral will be pledged to Deutsche Bank Trust Company Americas, as collateral agent (together with any successor collateral agent, the "Collateral Agent"), for the benefit of (1) on a senior basis, the First Priority Lien holders and (2) on a junior basis, the trustee and the holders of the notes. The Second Priority Liens will constitute claims separate and apart from (and of a different class than) those of the First Priority Liens and will be subject to the First Priority Liens, and no payment or other distributions from (or with respect to) any realization upon the Collateral may be made on account of the Second Priority Liens until all obligations in respect of the First Priority Liens (including, without limitation, post-petition interest at the rate provided for in the respective documentation for the First Priority Lien, whether or not a claim for post-petition interest is allowed in a bankruptcy or similar proceeding) have been paid in full in cash in accordance with the terms thereof. The Second Priority Liens will also be subject to Permitted Liens, including those granted to third parties on or prior to the Issue Date. The persons holding such Liens may have rights and remedies with respect to the property subject to such Lien that, if exercised, could adversely affect the value of the Collateral or the ability of the Collateral Agent to realize or foreclose on the Collateral.

        The Security Documents will provide that, while any First Priority Lien Obligations (or any commitments or letters of credit in respect thereof) are outstanding, the holders of the First Priority Liens will control at all times all remedies and other actions related to the Collateral and the Second Priority Liens will not entitle the trustee or the holders of any notes to take any action whatsoever with respect to the Collateral. As a result, while any First Priority Lien Obligations are outstanding, neither the trustee nor the holders of the notes will be able to force a sale of the Collateral or otherwise exercise remedies normally available to secured creditors without the concurrence of the holders of the First Priority Liens. To the extent that the holders of the First Priority Liens release their First Priority Liens on all or any portion of the Collateral, the Second Priority Liens on such Collateral will likewise be automatically released. At such time as:

          (1)   the First Priority Lien Obligations have been satisfied in full in cash in accordance with the terms thereof and all commitments and letters of credit thereunder have been terminated; or

          (2)   the holders of the First Priority Liens have released their First Priority Liens on all or any portion of the Collateral,

the Second Priority Liens will also be automatically released to the same extent; provided, however, (A) in the case of clause (1) of this sentence, in the event that an Event of Default under the indenture has occurred and is continuing as of the date on which the First Priority Lien Obligations are repaid in full and terminated as described in clause (1), the Second Priority Liens on the Collateral will not be released, except to the extent the Collateral or any portion thereof was disposed of in order to repay the First Priority Lien Obligations secured by the Collateral, and thereafter, the trustee (acting at the direction of the holders of a majority of outstanding principal amount of notes) will have the right to direct the Collateral Agent to foreclose upon the Collateral (but in such event, the Second Priority Liens will be released when such Event of Default and all other Events of Default under the indenture cease to exist), or (B) in the case of clause (2) of this sentence, if the First Priority Lien Obligations (or any portion thereof) are thereafter secured by assets that would constitute Collateral, the notes will then be secured by a Second Priority Lien on such Collateral, to the same extent provided pursuant to the Security Documents. If Dayton Superior subsequently incurs obligations under a new Senior Credit Facility or other First Priority Lien Obligations that are secured by assets of Dayton Superior and the Guarantors of the type constituting Collateral, then the notes will be secured at such time by a Second Priority Lien on the collateral securing such First Priority Lien Obligations, other than the Excluded Collateral, to the same extent provided by the Security Documents on the terms and conditions of the security documents relating to the new Senior Credit Facility or such other First Priority Lien Obligations, with the Second Priority Liens held either by the collateral agent under such new Senior Credit Facility or by a collateral agent designated by Dayton Superior to hold the Second Priority Lien for the benefit of the holders of Second Priority Lien Obligations and subject to an intercreditor agreement that provides the collateral agent under such Senior Credit Facility substantially the same rights and powers as afforded under the Security Documents. See "Risk Factors—Risks Relating to the Exchange Notes—Decisions regarding collateral—Holders of exchange notes will not control decisions regarding collateral."

        In addition, the Security Documents provide that, so long as the First Priority Lien Obligations (or any commitments or letters of credit in respect thereof) are outstanding, the holders of the First Priority Liens may change, waive, modify or vary the Security Documents; provided that any such change, waiver, modification or variance that materially and adversely affects the rights of the trustee and the holders of the notes (and not the holders of the First Priority Liens or any other secured creditors in a like or similar manner) will require the consent of the trustee (acting at the direction of holders of a majority of the aggregate principal amount of notes outstanding); provided further, however, that notwithstanding the foregoing, the holders of the First Priority Liens may:

          (1)   direct the Collateral Agent to take actions with respect to the Collateral (including the release of the Collateral and the manner of realization) without the consent of the trustee and the holders of the notes; and

          (2)   agree to modify the Security Documents, without the consent of the trustee and the holders of the notes, to secure additional extensions of credit and add additional secured creditors so long as such modifications do not expressly violate the provisions of the Senior Credit Facility or the indenture.

        See "Risk Factors—Risks Relating to the Exchange Notes—Decisions regarding collateral—Holders of exchange notes will not control decisions regarding collateral."

        The holders of the First Priority Liens will receive all proceeds from any realization on the Collateral until the First Priority Lien Obligations (including, without limitation, post-petition interest at the rate provided for in the respective documentation for the First Priority Liens, whether or not a claim for post-petition interest is allowed in a bankruptcy or similar proceeding) are paid in full in cash in accordance with the terms thereof. Proceeds realized by the Collateral Agent from the Collateral will be applied:

  •
  first, to amounts owing to the Collateral Agent in its capacity as Collateral Agent;

  •
  second, to amounts owing to the holders of the First Priority Liens in accordance with the terms of the First Priority Lien Obligations;

  •
  third, to amounts owing to the trustee in its capacity as such in accordance with the terms of the indenture;

  •
  fourth, to amounts owing to the holders of the notes in accordance with the terms of the indenture; and

  •
  fifth, to Dayton Superior and/or other persons entitled thereto.

        Subject to the terms of the Security Documents, Dayton Superior and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral securing the notes (other than any cash, securities, obligations and cash equivalents constituting part of the Collateral and deposited with the Collateral Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

        Collateral comprised of, among other things, cash and deposit accounts and letter of credit rights have not been perfected with respect to the First Priority Lien Obligations and will not be perfected with respect to the notes. In addition, no appraisals of any of the Collateral have been prepared by or on behalf of Dayton Superior in connection with the issuance of the notes. There can be no assurance that the proceeds from the sale of the Collateral remaining after the satisfaction of all obligations owed to the holders of the First Priority Liens or the holders of other Liens which have priority over the Second Priority Liens would be sufficient to satisfy the obligations owed to the holders of the notes. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or at all.

        See "Risk Factors—Risks Relating to the Exchange Notes—Rights of holders of exchange notes in the collateral may be adversely affected by bankruptcy proceedings" and "Risk Factors—Risks Relating to the Exchange Notes—There may not be sufficient collateral to pay all or any of the exchange notes."

Ranking

        The notes will:

  •
  be general senior obligations of Dayton Superior;

  •
  rank equal in right of payment with all existing and future unsubordinated indebtedness of Dayton Superior;

  •
  rank senior in right of payment to all existing and future subordinated indebtedness of Dayton Superior (including the 13% Senior Subordinated Notes due 2009);

  •
  be secured by the Second Priority Liens on the Collateral;

  •
  be effectively junior to all of the obligations, including trade payables, of Dayton Superior's Subsidiaries, except to the extent of value of any assets of the Subsidiaries which are part of the Collateral securing the notes; and

  •
  be effectively junior to any debt of Dayton Superior which is either (i) secured by a Lien on the Collateral that is senior or prior to the Second Priority Liens securing the notes, including the First Priority Liens and potentially any Permitted Liens, or (ii) secured by assets that are not part of the Collateral securing the notes.

        As of September 26, 2003:

  •
  Dayton Superior had $4.7 million in aggregate principal amount of additional secured indebtedness outstanding on a consolidated basis other than the notes, none of which was indebtedness under the Senior Credit Facility;

  •
  Dayton Superior had $20.4 million of borrowings available under the Senior Credit Facility, all of which was secured by a First Priority Lien on the Collateral; and

  •
  Dayton Superior had $155.7 million in aggregate principal amount of subordinated indebtedness outstanding.

        In addition, pursuant to the subordination provisions of the outstanding 13% Senior Subordinated Notes Due 2009, the notes, together with indebtedness outstanding under the Senior Credit Facility, are deemed to be "Designated Senior Debt" under the indenture governing the 13% Senior Subordinated Notes Due 2009. However, the indenture governing the notes will provide that by accepting any notes, the trustee and the holders of the notes will have agreed to waive, for the benefit of the lenders under the Senior Credit Facility, during any period when there shall be any indebtedness outstanding under the Senior Credit Facility, any and all rights that holders of the notes may have that relate to being considered "Designated Senior Debt" under the indenture governing the 13% Senior Subordinated Notes Due 2009 (other than those rights which relate to being "Senior Debt" under the indenture governing the 13% Senior Subordinated Notes Due 2009), including, without limitation, the right of holders of "Designated Senior Debt" to give a "Default Notice" pursuant to Section 10.03(a) thereof commencing a "Blockage Period" therein.

Redemption

Optional Redemption

        Except as described below, the notes are not redeemable before June 15, 2006. Thereafter, Dayton Superior may redeem the notes at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on June 15 of the year set forth below.

Year	Percentage
2006	105.625%
2007	102.813%
2008	100.000%

        In addition, Dayton Superior must pay all accrued and unpaid interest on the notes redeemed.

Optional Redemption upon Equity Offerings

        On one or more occasions prior to March 15, 2006, Dayton Superior may use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount of the notes (including any additional notes) issued under the indenture at a redemption price of 110.750% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that:

          (1)   at least 65% of the aggregate principal amount of notes (including any additional notes) issued under the indenture remains outstanding immediately after any such redemption; and

          (2)   Dayton Superior makes such redemption not more than 90 days after the consummation of such Equity Offering.

Optional Redemption upon Change of Control

        In addition, at any time prior to June 15, 2006, upon the occurrence of a Change of Control, Dayton Superior may redeem the notes, in whole but not in part, at a redemption price equal to the principal amount of the notes plus the Applicable Premium plus accrued and unpaid interest, if any, to the date of redemption. Notice of redemption of the notes upon a Change of Control will be mailed to holders of the notes not more than 30 days following the occurrence of a Change of Control.

Selection and Notice of Redemption

        In the event that Dayton Superior chooses to redeem less than all of the notes, selection of the notes for redemption will be made by the trustee either:

          (1)   in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed; or

          (2)   on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate. No notes of a principal amount of $1,000 or less shall be redeemed in part.

        If a partial redemption is made with the proceeds of an Equity Offering, the trustee will select the notes only on a pro rata basis or on as nearly a pro rata basis as is practicable. Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption as long as Dayton Superior has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

Subsidiary Guarantees

        The obligations of Dayton Superior under the notes and the indenture will be fully and unconditionally guaranteed jointly and severally (the "Guarantees") on a senior basis by all existing and future Domestic Restricted Subsidiaries (each, a "Guarantor"). Each Guarantee will be secured by Second Priority Liens on any Collateral owned by the Guarantor. A form of Guarantee will be attached as an exhibit to the indenture. The Guarantees will be pari passu in right of payment with all existing and future unsubordinated indebtedness of the Guarantors and will be effectively junior to any debt of any Guarantor that is either (1) secured by a Lien on the Collateral that is senior or prior to the Second Priority Liens securing the Guarantees, including the First Priority Liens and potentially any Permitted Liens, or (2) secured by assets that are not part of the Collateral securing the notes. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

        Each Guarantor may consolidate with or merge into or sell its assets to Dayton Superior or another Guarantor without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See "Certain Covenants—Merger, Consolidation and Sale of Assets." In the event all of the Capital Stock of a Guarantor is sold by Dayton Superior in a transaction that does not violate the provisions set forth in "Certain Covenants—Limitation on Asset Sales," the Guarantor's Guarantee will be released.

Change of Control

        If a Change of Control occurs, each holder will have the right to require that Dayton Superior purchase all or a portion of such holder's notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase.

        The indenture provides that, prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, Dayton Superior covenants to:

  •
  repay in full and terminate all commitments under Indebtedness under the Senior Credit Facility and all other First Priority Lien Obligations the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under the Senior Credit Facility and all other such First Priority Lien Obligations and to repay the Indebtedness owed to (and terminate all commitments of) each lender under the Senior Credit Facility and each other holder of a First Priority Lien Obligation which has accepted such offer; or

  •
  obtain consents required under the Senior Credit Facility and all such other First Priority Lien Obligations to permit the repurchase of the notes as provided below.

        Dayton Superior will first comply with the covenant in the immediately preceding sentence before it is required to repurchase notes under the provisions described below. Dayton Superior's failure to comply with the covenant described in the second preceding sentence (and any failure to send the notice referred to in the succeeding paragraph as a result of the prohibition in the second preceding sentence) constitutes an Event of Default described in clause (3) and not in clause (2) under "Events of Default" below.

        Within 90 days following the date upon which the Change of Control occurred (or, at Dayton Superior's option, prior to the occurrence of such Change of Control), Dayton Superior must send, by first-class mail, a notice to each holder, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"); provided that any Change of Control Offer made prior to any date of such Change of Control shall be made only in the reasonable anticipation of such Change of Control; and provided, further, that Dayton Superior shall not be required to purchase any notes tendered pursuant to such Change of Control Offer if such Change of Control does not occur. Holders electing to have a note purchased pursuant to a Change of Control Offer will be required to surrender the note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

        If we make a Change of Control Offer, there can be no assurance that we will have available funds sufficient to pay the Change of Control purchase price for all the notes that might be delivered by holders seeking to accept the Change of Control Offer. In the event we are required to purchase notes pursuant to a Change of Control Offer, we expect that we would seek third party financing to the extent we lack available funds to meet our purchase obligations. However, there can be no assurance that we would be able to obtain such financing. The trustee may not waive the covenant relating to a holder's right to redemption upon a Change of Control. However, the covenant and other provisions contained in the indenture relating to our obligation to make a Change of Control Offer may be waived or modified with the written consent of the holders of a majority in principal amount of the notes. Restrictions described in the indenture on the ability of Dayton Superior and the Restricted Subsidiaries to incur additional Indebtedness, to grant liens on our property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of Dayton Superior, whether favored or opposed by our management. Consummation of any such transaction may require redemption or repurchase of the notes, and there can be no assurance that Dayton Superior or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may make more difficult or discourage any leveraged buyout of Dayton Superior or any of its Restricted Subsidiaries by its management. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the indenture may not afford you protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

        The definition of "Change of Control" includes, among other things, a disposition of "all or substantially all" of the property and assets of Dayton Superior. With respect to the disposition of property or assets, the phrase "all or substantially all" as used in the indenture varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person, and therefore it may be unclear whether a Change of Control has occurred and whether we are required to make a Change of Control Offer.

        Dayton Superior will comply with the requirements of Rule 14e-1 under the Exchange Act to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that compliance by Dayton Superior with the provisions of any such securities laws or regulations conflicts with the provisions of the indenture, such compliance shall be deemed not to be a breach of Dayton Superior's obligations under the "Change of Control" provisions of the indenture.

        Dayton Superior will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by Dayton Superior and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

Certain Covenants

        The indenture contains, among others, the following covenants:

Limitation on Incurrence of Additional Indebtedness

        Dayton Superior will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness) and Dayton Superior will not permit any of its Restricted Subsidiaries to issue any Preferred Stock; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, Dayton Superior or any of the Guarantors may incur Indebtedness (including, without limitation, Acquired Indebtedness) and the Guarantors may issue Preferred Stock, in each case if on the date of the incurrence of such Indebtedness or issuance of such Preferred Stock, after giving effect thereto, the Consolidated Fixed Charge Coverage Ratio of Dayton Superior would have been greater than 2.25 to 1.0.

        Dayton Superior and the Guarantors, if any, will not incur or suffer to exist any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of Dayton Superior or the Guarantors unless such Indebtedness is at least equally subordinated in right of payment to the notes or any Subsidiary Guarantee.

Limitation on Restricted Payments

        Dayton Superior will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1)   declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of Dayton Superior) on or in respect of shares of Dayton Superior's Capital Stock to holders of such Capital Stock;

          (2)   purchase, redeem or otherwise acquire or retire for value any Capital Stock of Dayton Superior or any direct or indirect parent of Dayton Superior or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

          (3)   make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of Dayton Superior that is subordinate or junior in right of payment to the notes; or

          (4)   make any Investment (other than Permitted Investments)

(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto:

          (i)    a Default or an Event of Default shall have occurred and be continuing;

          (ii)   Dayton Superior is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; or

          (iii)  the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (other than Restricted Payments made pursuant to clauses (2) (i) and (3) through (11) of the following paragraph) (the amount expended for such purposes, if other than in cash, being the fair market value of such property) shall exceed the sum, without duplication, of:

            (v)   50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of Dayton Superior earned subsequent to the beginning of the first fiscal quarter commencing after the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

            (w)  100% of the aggregate net proceeds (including the fair market value of property other than cash that would constitute Marketable Securities or a Permitted Business) received by Dayton Superior from any Person (other than a Subsidiary of Dayton Superior) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of Dayton Superior or other securities of Dayton Superior that have been converted into such Qualified Stock; plus

            (x)   without duplication of any amounts included in clause (iii) (w) above, 100% of the aggregate net cash proceeds of any equity contribution received by Dayton Superior from a holder of Dayton Superior's Capital Stock subsequent to the Issue Date; plus

            (y)   100% of the aggregate net proceeds (including the fair market value of property other than cash that would constitute Marketable Securities or a Permitted Business) of any

    (A) sale or other disposition of any Investment (other than a Permitted Investment) made by Dayton Superior and its Restricted Subsidiaries subsequent to the Issue Date or (B) dividend from, or the sale of the stock of, an Unrestricted Subsidiary of Dayton Superior made subsequent to the Issue Date; plus

            (z)   $8.6 million.

        Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

          (1)   the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice;

          (2)   if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, the acquisition of any shares of Capital Stock of Dayton Superior (the "Retired Capital Stock") either (i) solely in exchange for shares of Qualified Capital Stock of Dayton Superior (the "Refunding Capital Stock") or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of Dayton Superior) of shares of Qualified Capital Stock of Dayton Superior and, in the case of subclause (i) of this clause (2), if immediately prior to the retirement of the Retired Capital Stock the declaration and payment of dividends thereon was permitted under clause (4) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement; provided that at the time of the declaration of any such dividends on the Refunding Capital Stock, no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof,

          (3)   if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, the acquisition of any indebtedness of Dayton Superior that is subordinate or junior in right of payment to the notes either:

            (i)    solely in exchange for shares of Qualified Capital Stock of Dayton Superior or

            (ii)   through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of Dayton Superior) of

              (A)  shares of Qualified Capital Stock of Dayton Superior or

              (B)  Refinancing Indebtedness;

          (4)   if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Disqualified Capital Stock issued after the Issue Date (including, without limitation, the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph); provided that, at the time of such issuance, Dayton Superior, after giving effect to such issuance on a pro forma basis, would have been able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the proviso of the "Limitation on Incurrence of Additional Indebtedness" covenant;

          (5)   if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, the redemption or repurchase of Dayton Superior's common equity or options in respect thereof, in each case in connection with the repurchase provisions of employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that all such redemptions or repurchases pursuant to this clause (5) shall not exceed $2.5 million (with unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum of $5.0 million in any fiscal year) in any fiscal year (which amount shall be increased by the amount of any net cash proceeds received from the sale since the Issue Date of Capital Stock (other than Disqualified Capital Stock) to members of Dayton Superior's or any of its Subsidiaries' management team that have not otherwise been applied to the payment of Restricted Payments pursuant to the terms of clause (iii) of the immediately preceding paragraph and by the cash proceeds of any "key man" life insurance policies that are used to make such redemptions or repurchases) since the Issue Date; provided, further that the cancellation of Indebtedness owing to Dayton Superior from members of management of Dayton Superior or any of its Restricted Subsidiaries in connection with any repurchase of Capital Stock of Dayton Superior (or warrants or options or rights to acquire such Capital Stock) will not be deemed to constitute a Restricted Payment under the indenture;

          (6)   repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof;

          (7)   any purchase or repayment of Subordinated Indebtedness upon a Change of Control or an Asset Sale to the extent required by the agreement governing such Subordinated Indebtedness but only if:

            (a)   in the case of a Change of Control, Dayton Superior shall have complied with all of its obligations described under "—Change of Control" and purchased all the notes tendered pursuant to the Offer to Purchase required thereby prior to purchasing or repaying such Subordinated Indebtedness or (b) in the case of an Asset Sale, Dayton Superior shall have applied the Net Cash Proceeds from such Asset Sale in accordance with the covenant described under "—Limitation on Asset Sales;" provided that (i) in either case the purchase price (stated as a percentage of principal amount or issue price plus accrued original discount, if less) of such Subordinated Indebtedness shall not be greater than the price (stated as a percentage of principal amount) of the notes pursuant to any Offer to Purchase, and (ii) in the case of an Asset Sale, the aggregate amount of such Subordinated Indebtedness that Dayton Superior may purchase or repay shall not exceed the amount of unutilized Net Cash Proceeds, if any, remaining after Dayton Superior has purchased all notes tendered pursuant to such Offer to Purchase;

          (8)   any other Investment made in a Permitted Business which, together with all other Investments made pursuant to this clause (8) since the Issue Date, does not exceed $5.0 million (in each case, after giving effect to all subsequent reductions in the amount of any Investment made pursuant to this clause (8), either as a result of (i) the repayment or disposition thereof for cash or (ii) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued, proportionate to Dayton Superior's equity interest in that Subsidiary at the time of that redesignation, at the fair market value of the net assets of that Subsidiary at the time of that redesignation), in the case of clauses (i) and (ii), not to exceed the amount of the Restricted Investment previously made pursuant to this clause (8)); provided that no Default or Event of Default shall have occurred and be continuing immediately after making that Investment;

          (9)   distributions or payments of receivable fees;

          (10) if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, other Restricted Payments in an aggregate amount not to exceed $5.0 million; and

          (11) the purchase, prepayment, acquisition or retirement for value of 13% Senior Subordinated Notes due 2009 with up to $15.0 million.

        In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, (a) amounts expended pursuant to clauses (1) and (2)(ii) shall be included in such calculation, and (b) amounts expended pursuant to clauses (2)(i) and (3) through (11) shall be excluded from such calculation.

Limitation on Asset Sales

        Dayton Superior will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1)   Dayton Superior or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of,

          (2)   at least 75% of the consideration received by Dayton Superior or the applicable Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of Productive Assets, cash and/or Cash Equivalents and shall be received at the time of such disposition, provided that the amount of:

            (A)  liabilities (as shown on Dayton Superior's or such Restricted Subsidiary's most recent balance sheet) of Dayton Superior or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the notes) that are assumed by the transferee of any such assets and for which Dayton Superior and its Restricted Subsidiaries receive a written release from all creditors;

            (B)  any notes or other obligations received by Dayton Superior or any such Restricted Subsidiary from such transferee that are converted by Dayton Superior or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received); and

            (C)  any Designated Noncash Consideration received by Dayton Superior or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, when taken together with all other Designated Noncash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed 5% of Total Assets at the time of the receipt of such Designated Noncash Consideration with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value; and

          (3)   upon the consummation of an Asset Sale, Dayton Superior shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof:

            (A)  to prepay any Indebtedness under the Senior Credit Facility, any Indebtedness secured by a First Priority Lien or a Permitted Lien or Indebtedness of a Restricted Subsidiary of Dayton Superior that is not a Guarantor and, in the case of any such Indebtedness under any revolving credit facility, effect a corresponding reduction in the availability under such revolving credit facility (or effect a permanent reduction in the availability under such revolving credit facility regardless of the fact that no prepayment is required in order to do so),

            (B)  to reinvest in Productive Assets, or

            (C)  a combination of prepayment and investment permitted by the foregoing clauses (A) and (B).

        Pending the final application of any such Net Cash Proceeds, Dayton Superior or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Cash Proceeds in Cash Equivalents. On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of Dayton Superior or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clause (3)(A), (3)(B) or (3)(C) of the next preceding paragraph (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been so applied on or before such Net Proceeds Offer Trigger Date (each, a "Net Proceeds Offer Amount") shall be applied by Dayton Superior or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all holders on a pro rata basis, the maximum amount of notes that may be purchased with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration (including any Designated Noncash Consideration) received by Dayton Superior or any Restricted Subsidiary of Dayton Superior, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $10.0 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by Dayton Superior and its Restricted Subsidiaries aggregate at least $10.0 million, at which time Dayton Superior or such Restricted Subsidiary shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $10.0 million or more shall be deemed to be a Net Proceeds Offer Trigger Date).

        Each Net Proceeds Offer will be mailed to the record holders as shown on the register of holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the trustee, and shall comply with the procedures set forth in the indenture. Upon receiving notice of the Net Proceeds Offer, holders may elect to tender their notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent holders properly tender notes in an amount exceeding the Net Proceeds Offer Amount, notes of tendering holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. To the extent that the aggregate amount of notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, Dayton Superior may use any remaining Net Proceeds Offer Amount for general corporate purposes or for any other purpose not prohibited by the indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero.

        Dayton Superior will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Net Proceeds Offer. To the extent that compliance by Dayton Superior with the provisions of any securities laws or regulations conflicts with the "Asset Sale" provisions of the indenture, such compliance shall be deemed not to be a breach of Dayton Superior's obligations under the "Asset Sale" provisions of the indenture. The covenant and other provisions contained in the indenture relating to Dayton Superior's obligation to make a Net Proceeds Offer may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        Dayton Superior will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of Dayton Superior to:

          (1)   pay dividends or make any other distributions on or in respect of its Capital Stock (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

          (2)   make loans or advances or pay any Indebtedness or other obligation owed to Dayton Superior or any other Restricted Subsidiary of Dayton Superior; or

          (3)   transfer any of its property or assets to Dayton Superior or any other Restricted Subsidiary of Dayton Superior, except for such encumbrances or restrictions existing under or by reason of

            (A)  applicable law;

            (B)  the notes or the indenture and/or the documentation for the Second Priority Liens;

            (C)  non-assignment provisions of any contract or any lease of any Restricted Subsidiary of Dayton Superior entered into in the ordinary course of business;

            (D)  any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

            (E)  the Senior Credit Facility and/or the documentation for the other First Priority Lien Obligations;

            (F)  agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

            (G)  restrictions on the transfer of assets subject to any Lien permitted under the indenture imposed by the holder of such Lien;

            (H)  restrictions imposed by any agreement to sell assets or Capital Stock permitted under the indenture to any Person pending the closing of such sale;

            (I)   any agreement or instrument governing Capital Stock of any Person that is acquired;

            (J)   other Indebtedness or Preferred Stock of the Guarantors outstanding on the Issue Date or permitted to be issued or incurred under the indenture; provided that any such restrictions are ordinary and customary with respect to the type of Indebtedness being incurred or Preferred Stock being issued (under the relevant circumstances) if the Board of Directors of Dayton Superior determines that any such encumbrance or restriction will not materially adversely affect Dayton Superior's ability to make principal or interest payments on the notes;

            (K)  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

            (L)  any Purchase Money Note or other Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity; and

            (M) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (L) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Dayton Superior's Board of Directors (evidenced by a Board Resolution), whose judgment shall be conclusively binding, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Liens

        Dayton Superior will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets or any proceeds therefrom of Dayton Superior or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, in each case to secure Indebtedness, unless:

          (1)   in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the notes, the notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

          (2)   in all other cases, the notes are equally and ratably secured, except for:

            (a)   Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

            (b)   Liens securing the notes and the Guarantees;

            (c)   Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness that was secured by a Lien permitted under the indenture and that has been incurred in accordance with the provisions of the indenture; provided, however, that such Liens do not extend to or cover any categories of property or assets of Dayton Superior or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

            (d)   Permitted Liens.

Merger, Consolidation and Sale of Assets

        Dayton Superior will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of Dayton Superior to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of Dayton Superior's assets (determined on a consolidated basis for Dayton Superior and Dayton Superior's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

          (1)   either:

            (a)   Dayton Superior shall be the surviving or continuing corporation; or

            (b)   the Person (if other than Dayton Superior) formed by such consolidation or into which Dayton Superior is merged or the Person that acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of Dayton Superior and of Dayton Superior's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

              (x)   shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

              (y)   shall expressly assume, by supplemental indenture (in form and substance satisfactory to the trustee) executed and delivered to the trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the notes and the performance of every covenant of the notes and the indenture on the part of Dayton Superior to be performed or observed; and

              (z)   shall expressly assume, by documentation reasonably requested by, and executed and delivered to, the trustee (and otherwise reasonably acceptable to the Collateral Agent), the due and punctual performance of every covenant and obligation under the Security Documents on the part of Dayton Superior to be performed or observed;

          (2)   except in the case of a merger of Dayton Superior with or into a Wholly Owned Restricted Subsidiary of Dayton Superior and except in the case of a merger entered into solely for the purpose of reincorporating Dayton Superior in another jurisdiction, immediately after giving effect to such transaction and the assumption contemplated by clause (1) (b) (y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), Dayton Superior or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the proviso of the "Limitation on Incurrence of Additional Indebtedness" covenant;

          (3)   except in the case of a merger of Dayton Superior with or into a Wholly Owned Restricted Subsidiary of Dayton Superior and except in the case of a merger entered into solely for the purpose of reincorporating Dayton Superior in another jurisdiction, immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted or to be released in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

          (4)   Dayton Superior or the Surviving Entity shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the indenture and that all conditions precedent in the indenture relating to such transaction have been satisfied.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of Dayton Superior the Capital Stock of which constitutes all or substantially all of the properties and assets of Dayton Superior shall be deemed to be the transfer of all or substantially all of the properties and assets of Dayton Superior. However, transfers of assets between or among Dayton Superior and its Restricted Subsidiaries will not be subject to the foregoing covenant.

        The indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of Dayton Superior in accordance with the foregoing in which Dayton Superior is not the continuing corporation, the successor Person formed by such consolidation or into which Dayton Superior is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Dayton Superior under the indenture and the notes with the same effect as if such Surviving Entity had been named as such and that, in the event of a conveyance, lease or transfer, the conveyor, lessor or transferor will be released from the provisions of the indenture.

        Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of its Guarantee and the indenture in connection with any transaction complying with the provisions of "—Limitation on Asset Sales") will not, and Dayton Superior will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than Dayton Superior or any other Guarantor unless:

          (1)   the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

          (2)   such entity assumes by supplemental indenture all of the obligations of the Guarantor on its Guarantee;

          (3)   immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (4)   immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, Dayton Superior could satisfy the provisions of clause (2) of the first paragraph of this covenant; and

          (5)   such entity assumes, by documentation reasonably requested by, and executed and delivered to, the trustee (and otherwise reasonably acceptable to the Collateral Agent), all obligations of the Guarantor, if any, under the Security Documents.

        Any merger or consolidation of a Guarantor with and into Dayton Superior (with Dayton Superior being the surviving entity) or another Guarantor need only comply with clause (4) of the first paragraph of this covenant.

Limitations on Transactions with Affiliates

        Dayton Superior will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to occur any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (an "Affiliate Transaction"), other than Affiliate Transactions on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of Dayton Superior or such Restricted Subsidiary; provided, however, that for an Affiliate Transaction with an aggregate value of $2.5 million or more, at Dayton Superior's option, either:

          (1)   a majority of the disinterested members of the Board of Directors of Dayton Superior shall determine in good faith that such Affiliate Transaction is on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of Dayton Superior; or

          (2)   the Board of Directors of Dayton Superior or any such Restricted Subsidiary party to such Affiliate Transaction shall obtain an opinion from a nationally recognized investment banking, appraisal or accounting firm that such Affiliate Transaction is on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of Dayton Superior.

        The restrictions set forth in the first paragraph of this covenant shall not apply to:

          (1)   reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of Dayton Superior or any Restricted Subsidiary of Dayton Superior as determined in good faith by Dayton Superior's Board of Directors or senior management;

          (2)   transactions exclusively between or among Dayton Superior and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the indenture;

          (3)   any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the holders in any material respect than the original agreement as in effect on the Issue Date;

          (4)   Restricted Payments or Permitted Investments permitted by the indenture;

          (5)   the payment of customary annual management, consulting and advisory fees and related expenses to the Permitted Holders and their Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by the Board of Directors of Dayton Superior or such Restricted Subsidiary in good faith;

          (6)   payments or loans to employees or consultants that are approved by the Board of Directors of Dayton Superior in good faith;

          (7)   sales of Qualified Capital Stock;

          (8)   the existence of, or the performance by Dayton Superior or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by Dayton Superior or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (8) to the extent that the terms of any such amendment or new agreement are not disadvantageous to the holders of the notes in any material respect; and

          (9)   transactions effected as part of a Qualified Securitization Transaction.

Future Guarantees by Domestic Restricted Subsidiaries

        Dayton Superior will not create or acquire another Domestic Restricted Subsidiary unless such Domestic Restricted Subsidiary executes and delivers a supplemental indenture to the indenture, providing for a Guarantee of payment of the notes by such Domestic Restricted Subsidiary on the same terms as set forth in the indenture.

        Notwithstanding the foregoing, any such Guarantee by a Domestic Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the trustee or any holder, upon any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of Dayton Superior of all of Dayton Superior's Capital Stock in, or all or substantially all of the assets of, such Domestic Restricted Subsidiary; provided that such sale or disposition of such Capital Stock or assets does not conflict with the terms of the indenture.

Conduct of Business

        Dayton Superior will not, and will not permit any of its Restricted Subsidiaries to, engage in any businesses a majority of whose revenues are not derived from businesses that are the same as, or reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which Dayton Superior and its Restricted Subsidiaries are engaged on the Issue Date.

Reports to Holders

        Whether or not required by the rules and regulations of the Commission, so long as any notes are outstanding, Dayton Superior will furnish to the holders of notes:

          (1)   all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Dayton Superior were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of Dayton Superior and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," the financial condition and results of operations of Dayton Superior and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Dayton Superior) and, with respect to the annual information only, a report thereon by Dayton Superior's certified independent accountants; and

          (2)   all current reports that would be required to be filed with the Commission on Form 8-K if Dayton Superior were required to file such reports, in each case, within the time periods specified in the Commission's rules and regulations.

        In addition, whether or not required by the rules and regulations of the Commission, Dayton Superior will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

        In addition, Dayton Superior has agreed that, for so long as any notes remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default

        The following events are defined in the indenture as "Events of Default":

          (1)   the failure to pay interest on any notes when the same becomes due and payable and the default continues for a period of 30 days;

          (2)   the failure to pay the principal of any notes when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer on the date specified for such payment in the applicable offer to purchase);

          (3)   a default in the observance or performance of any other covenant or agreement contained in the indenture which default continues for a period of 30 days after Dayton Superior receives written notice specifying the default (and demanding that such default be remedied) from the trustee or the holders of at least 25% of the outstanding principal amount of the notes (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (4)   the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of Dayton Superior or any Restricted Subsidiary of Dayton Superior (other than a Securitization Entity) which failure continues for at least 20 days, or the acceleration of the final stated maturity of any such Indebtedness, which acceleration remains uncured or unrescinded for at least 20 days, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has passed), aggregates $7.5 million or more at any time;

          (5)   one or more judgments in an aggregate amount in excess of $7.5 million shall have been rendered against Dayton Superior or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

          (6)   certain events of bankruptcy affecting Dayton Superior or any of its Significant Subsidiaries;

          (7)   any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the indenture); or

          (8)   unless all of the Collateral has been released from the Second Priority Liens in accordance with the provisions of the Security Documents, default by Dayton Superior or any Significant Subsidiary in the performance of any material provision of the Security Documents which adversely affects the enforceability, validity, perfection or priority of the Second Priority Lien on a material portion of the Collateral granted to the Collateral Agent for the benefit of the trustee and the holders of the notes, the repudiation or disaffirmation by Dayton Superior or any Significant Subsidiary of its material obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against Dayton Superior or any Significant Subsidiary party thereto for any reason with respect to a material portion of the Collateral (which default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security

  Documents) or otherwise cured within 60 days after Dayton Superior receives written notice thereof specifying such occurrence from the trustee or the holders of at least 25% of the outstanding principal amount of the notes and demanding that such default be remedied.

        If an Event of Default (other than an Event of Default specified in clause (6) above with respect to Dayton Superior) shall occur and be continuing, the trustee or the holders of at least 25% in principal amount of outstanding notes may declare the principal of and accrued interest on all the notes to be due and payable by notice in writing to Dayton Superior and the trustee specifying the applicable Event of Default and that it is a "notice of acceleration", and the same shall become immediately due and payable.

        If an Event of Default specified in clause (6) above with respect to Dayton Superior occurs and is continuing, then all unpaid principal of and premium, if any, and accrued and unpaid interest on all of the outstanding notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

        The indenture provides that, at any time after a declaration of acceleration with respect to the notes as described in the two preceding paragraphs, the holders of a majority in principal amount of the notes may rescind and cancel such declaration and its consequences:

          (1)   if the rescission would not conflict with any judgment or decree;

          (2)   if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

          (3)   to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

          (4)   if Dayton Superior has paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances; and

          (5)   in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived.

        No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        The holders of a majority in principal amount of the notes may waive any existing Default or Event of Default under the indenture, and its consequences, except a default in the payment of the principal of or interest on any notes.

        Holders of the notes may not enforce the indenture or the notes except as provided in the indenture and under the TIA. Subject to the provisions of the indenture relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless such holders have offered to the trustee reasonable indemnity. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        Under the indenture, Dayton Superior is required to provide an officers' certificate to the trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Legal Defeasance and Covenant Defeasance

        Dayton Superior may, at its option and at any time, elect to have its Obligations and the Obligations of the Guarantors discharged with respect to the outstanding notes ("Legal Defeasance"). Such Legal Defeasance means that Dayton Superior shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for:

          (1)   the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due;

          (2)   Dayton Superior's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

          (3)   the rights, powers, trust, duties and immunities of the trustee and Dayton Superior's obligations in connection therewith; and

          (4)   the Legal Defeasance provisions of the indenture.

        In addition, Dayton Superior may, at its option and at any time, elect to have the Obligations of Dayton Superior released with respect to certain covenants that are described in the indenture, including the covenants relating to the provision of security interests in the Collateral ("Covenant Defeasance") and thereafter the notes will be unsecured and any omission to comply with such Obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1)   Dayton Superior must irrevocably deposit with the trustee, in trust, for the benefit of the holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

          (2)   in the case of Legal Defeasance, Dayton Superior shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

            (a)   Dayton Superior has received from, or there has been published by, the Internal Revenue Service a ruling; or

            (b)   since the Issue Date, there has been a change in the applicable federal income tax law,

  in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, Dayton Superior shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

          (5)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under the indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing), the Senior Credit Facility or any other material agreement or instrument to which Dayton Superior or any of its Subsidiaries is a party or by which Dayton Superior or any of its Subsidiaries is bound;

          (6)   Dayton Superior shall have delivered to the trustee an officers' certificate stating that the deposit was not made by Dayton Superior with the intent of preferring the holders over any other creditors of Dayton Superior or with the intent of defeating, hindering, delaying or defrauding any other creditors of Dayton Superior or others;

          (7)   Dayton Superior shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

          (8)   certain other customary conditions precedent are satisfied.

        Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all notes not theretofore delivered to the trustee for cancellation (1) have become due and payable, or (2) will become due and payable on the maturity date or a redemption date within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of Dayton Superior.

        The trustee will acknowledge the Legal Defeasance or Covenant Defeasance, as the case may be, if Dayton Superior has delivered to the trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the Legal Defeasance or Covenant Defeasance, respectively, have been complied with.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the notes, as expressly provided for in the indenture) as to all outstanding notes and all Security Interests in the Collateral created by the Security Documents in favor of the trustee and the holders of notes will be released when

          (1)   either:

            (a)   all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by Dayton Superior and thereafter repaid to Dayton Superior or discharged from such trust) have been delivered to the trustee for cancellation; or

            (b)   all notes not theretofore delivered to the trustee for cancellation have become due and payable, pursuant to an optional redemption notice or otherwise, and Dayton Superior has irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from Dayton Superior directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; and

          (2)   Dayton Superior has paid all other sums payable under the indenture by Dayton Superior.

        The trustee will acknowledge the satisfaction and discharge of the indenture and the release of the security interests in favor of the holders of the notes if Dayton Superior has delivered to the trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Modification of the Indenture

        From time to time, Dayton Superior, any Guarantors and the trustee, without the consent of the holders, may amend the indenture and the Security Documents for certain specified purposes, including:

          (1)   curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the trustee, adversely affect the rights of any of the holders in any material respect;

          (2)   provide for the assumption by a successor Person of the obligations of Dayton Superior or any Guarantor under the indenture and the Security Documents in accordance with the covenant described under "Covenants—Merger, Consolidation and Sale of Assets";

          (3)   add any Guarantor;

          (4)   add any additional assets as Collateral; and

          (5)   release Collateral from the Lien of the indenture and the Security Documents when permitted or required by the Security Documents or the indenture.

        In formulating its opinion on such matters, the trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel.

        Other modifications and amendments of the indenture may be made with the consent of the holders of a majority in principal amount of the then outstanding notes issued under the indenture, except that, without the consent of each holder affected thereby, no amendment may:

          (1)   reduce the amount of notes whose holders must consent to an amendment;

          (2)   reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any notes;

          (3)   reduce the principal of or change or have the effect of changing the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or reduce the redemption price therefor;

          (4)   make any notes payable in money other than that stated in the notes;

          (5)   make any change in the provisions of the indenture protecting the right of each holder to receive payment of principal of and interest on such note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of notes to waive Defaults or Events of Default;

          (6)   after Dayton Superior's obligation to purchase notes arises thereunder, amend, change or modify in any material respect the obligation of Dayton Superior to make and consummate a Change of Control Offer in the event of a Change of Control or modify any of the provisions or definitions with respect thereto after a Change of Control has occurred; or

          (7)   release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or the indenture otherwise than in accordance with the terms of the indenture.

Governing Law

        The indenture provides that it and the notes and any Subsidiary Guarantee will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

        The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        The indenture and the provisions of the TIA contain certain limitations on the rights of the trustee, should it become a creditor of Dayton Superior, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the trustee is permitted to engage in other transactions; provided that if the trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

The Collateral Agent

        The Collateral Agent will initially be Deutsche Bank Trust Company Americas. The Security Documents provide that the Collateral Agent will perform only such duties as are specifically set forth in the Security Documents.

        In addition, the indenture will provide that neither the trustee nor the Collateral Agent, nor any of their respective officers, directors, employees, attorneys or agents, will be responsible for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any lien or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the liens or Security Documents or for any delay in doing so.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

        "13% Senior Subordinated Notes due 2009" means Dayton Superior's 13% Senior Subordinated Notes due 2009 issued under that certain indenture dated as of June 16, 2000, as amended, among Dayton Superior, the Guarantors named therein and United States Trust Company of New York, as trustee.

        "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of Dayton Superior or at the time it merges or consolidates with or into Dayton Superior or any of its Restricted Subsidiaries or that is assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of Dayton Superior or such acquisition, merger or consolidation.

        "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing. Notwithstanding the foregoing, no Person (other than Dayton Superior or any Subsidiary of Dayton Superior) in whom a Securitization Entity makes an Investment in connection with a Qualified Securitization Transaction shall be deemed to be an Affiliate of Dayton Superior or any of its Subsidiaries solely by reason of such Investment.

        "Applicable Premium" means, with respect to a note, the greater of

          (1)   1.0% of the then outstanding principal amount of such note and

          (2)   (a) the present value of all remaining required interest and principal payments due on such note (other than interest accrued through the date of redemption) and all premium payments relating to the note assuming a redemption date of June 15, 2006, computed using a discount rate equal to the Treasury Rate plus 50 basis points minus

            (b)   the then outstanding principal amount of such note minus

            (c)   accrued interest paid on the date of redemption.

        "Asset Acquisition" means (a) an Investment by Dayton Superior or any Restricted Subsidiary of Dayton Superior in any other Person pursuant to which such Person shall become a Restricted Subsidiary of Dayton Superior, or shall be merged with or into or consolidated with Dayton Superior or any Restricted Subsidiary of Dayton Superior, or (b) the acquisition by Dayton Superior or any Restricted Subsidiary of Dayton Superior of the assets of any Person (other than a Restricted Subsidiary of Dayton Superior) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person, other than in the ordinary course of business.

        "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than leases entered into in the ordinary course of business), assignment or other transfer for value by Dayton Superior or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than Dayton Superior or a Restricted Subsidiary of Dayton Superior of:

          (1)   any Capital Stock of any Restricted Subsidiary of Dayton Superior, or

          (2)   any other property or assets of Dayton Superior or any Restricted Subsidiary of Dayton Superior other than in the ordinary course of business;

    provided, however, that Asset Sales shall not include:

            (a)   a transaction or series of related transactions for which Dayton Superior or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million;

            (b)   the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of Dayton Superior as permitted under "—Certain Covenants—Merger, Consolidation and Sale of Assets" or any disposition that constitutes a Change of Control;

            (c)   the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

            (d)   disposals or replacements of obsolete equipment in the ordinary course of business;

            (e)   the sale, lease, conveyance, disposition or other transfer by Dayton Superior or any Restricted Subsidiary of Dayton Superior of assets or property to one or more Restricted

    Subsidiaries of Dayton Superior in connection with Investments permitted under the "Limitation on Restricted Payments" covenant or pursuant to any Permitted Investment;

            (f)    dispositions in the ordinary course of business;

            (g)   foreclosures on assets;

            (h)   any exchange of like property pursuant to Section 1031 of the Internal Revenue code of 1986, as amended, for use in a Permitted Business;

            (i)    a Permitted Investment or a Restricted Payment that is permitted by the covenant described under the caption "—Limitation on Restricted Payments";

            (j)    the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of similar replacement equipment;

            (k)   sales of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of Qualified Securitization Transaction to a Securitization Entity for the fair market value thereof, including cash in an amount at least equal to 75% of the fair market value thereof as determined in accordance with GAAP. For the purposes of this clause (k), Purchase Money Notes shall be deemed to be cash; and

            (l)    in the ordinary course of business, the license of patents, trademarks, copyrights and know-how to third Persons.

        "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

        "Borrowing Base" means the sum of 75% of accounts receivable, net, and 60% of the sum of inventories and rental equipment, net (each as shown on Dayton Superior's most recently available consolidated balance sheet); provided that any accounts receivable, inventories or rental equipment that have been sold, conveyed or otherwise transferred to a Securitization Entity in connection with a Qualified Securitization Transaction shall not be included when calculating the Borrowing Base.

        "Capital Stock" means:

          (1)   with respect to any Person that is a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person or options to purchase the same; and

          (2)   with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

        "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP. For purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

        "Cash Equivalents" means:

          (1)   marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof,

          (2)   marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

          (3)   commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 from Moody's;

          (4)   certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

          (5)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above;

          (6)   investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above; and

          (7)   in the case of any Subsidiary organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which that Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1), (2), (4), (5) and (6) above.

        "Change of Control" means the occurrence of one or more of the following events:

          (1)   any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Dayton Superior to any Person or group of related Persons for purposes of Section 13 (d) of the Exchange Act (a "Group"), other than to the Permitted Holders or their Related Parties or any Permitted Group;

          (2)   the approval by the holders of Capital Stock of Dayton Superior of any plan or proposal for the liquidation or dissolution of Dayton Superior (whether or not otherwise in compliance with the provisions of the indenture);

          (3)   any Person or Group (other than the Permitted Holders or their Related Parties or any Permitted Group) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Dayton Superior; or

          (4)   the first day on which a majority of the members of the Board of Directors of Dayton Superior are not Continuing Directors.

        "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

        "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of such Person's:

          (1)   Consolidated Net Income, and

          (2)   to the extent Consolidated Net Income has been reduced thereby:

            (a)   all income taxes and foreign withholding taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

            (b)   Consolidated Interest Expense;

            (c)   Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period (other than normal accruals in the ordinary course of business);

            (d)   any cash charges resulting from the issuance of the notes or the use of the proceeds therefrom that, in each case, are incurred prior to the six month anniversary of the Issue Date; and

            (e)   any non-capitalized transactions costs incurred in connection with actual, proposed or abandoned financings, acquisitions or divestitures, including, but not limited to, financing and refinancing fees and costs incurred in connection with the Transactions, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of (x) Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four-Quarter Period") ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction Date") to (y) Consolidated Fixed Charges of such Person for the Four-Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

          (1)   the incurrence or repayment of any Indebtedness or the issuance of any Designated Preferred Stock of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness or the issuance or redemption of other Preferred Stock (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to revolving credit facilities, occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment or issuance or redemption, as the case may be (and the application of the proceeds thereof), had occurred on the first day of the Four-Quarter Period; and

          (2)   Asset Sales or other dispositions or Asset Acquisitions (including, without limitation, (A) any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness, and (B) any Consolidated EBITDA (including any pro forma expense and cost reductions and other operating improvements that have occurred or are reasonably expected to occur in the reasonable judgment of the chief financial officer of Dayton Superior (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with GAAP, Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale or other disposition and without regard to clause (4) of the definition of Consolidated Net Income) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence or assumption of any such Acquired Indebtedness) occurred on the first day of the Four-Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such other Indebtedness that was so guaranteed.

        Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

          (1)   interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

          (2)   notwithstanding clause (1) of this paragraph, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

        "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

          (1)   Consolidated Interest Expense; plus

          (2)   the product of (x) the amount of all cash dividend payments on any series of Preferred Stock of such Person times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal; provided that with respect to any series of Preferred Stock that was not paid cash dividends during such period but that is eligible to be paid cash dividends during any period prior to the maturity date of the notes, cash dividends shall be deemed to have been paid with respect to such series of Preferred Stock during such period for purposes of this clause (2).

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

          (1)   the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including the net costs associated with Interest Swap Obligations, for such period determined on a consolidated basis in conformity with GAAP, but excluding amortization or write-off of debt issuance costs;

          (2)   the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; and

          (3)   the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP and without any deduction in respect of Preferred Stock dividends; provided that there shall be excluded therefrom:

          (1)   gains and losses from Asset Sales (without regard to the $1.0 million limitation set forth in the definition thereof) and the related tax effects according to GAAP;

          (2)   gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

          (3)   all extraordinary, unusual or nonrecurring charges, gains and losses (including, without limitation, all restructuring costs and any expense or charge related to the repurchase of Capital Stock or warrants or options to purchase Capital Stock) and the related tax effects according to GAAP;

          (4)   the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with or into such Person or any Restricted Subsidiary of such Person;

          (5)   the net income (or loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is prohibited by contract, operation of law or otherwise;

          (6)   the net loss of any Person, other than a Restricted Subsidiary of the referent Person;

          (7)   the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or a Restricted Subsidiary of the referent Person by such Person;

          (8)   in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; and

          (9)   any non-cash compensation charges, including any arising from existing stock options resulting from any merger or recapitalization transaction.

        "Consolidated Net Tangible Assets" means, with respect to any Person, the total assets minus unamortized deferred tax assets, goodwill, patents, trademarks, service marks, trade names, copyrights and all other items which would be treated as intangibles, in each case on the most recent consolidated balance sheet of such Person and its Restricted Subsidiaries prepared in accordance with GAAP.

        "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash charges and expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges that require an accrual of or a reserve for cash payments for any future period other than accruals or reserves in the ordinary course of business or associated with mandatory repurchases of equity securities). Notwithstanding the foregoing, accruals in respect of payables in the ordinary course of business shall be deemed not to constitute a "Consolidated Non-cash Charge."

        "Consolidated Senior Secured Debt" means, at any time, as determined at such time for Dayton Superior and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP, the sum of, without duplication, (1) the aggregate principal amount of unsubordinated Indebtedness of Dayton Superior or any Restricted Subsidiary of Dayton Superior secured by a Lien on any assets of Dayton Superior or any Restricted Subsidiary and (2) the aggregate principal amount of all outstanding Indebtedness under the notes.

        "Consolidated Senior Secured Leverage Ratio" means as of any date the ratio of Consolidated Senior Secured Debt on such date to Consolidated EBITDA of Dayton Superior for the most recent four full fiscal quarters for which financial statements are available (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Senior Secured Leverage Ratio (the "Transaction Date"). In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Senior Secured Debt" shall be calculated after giving pro forma effect to any incurrence of Indebtedness on such date and to the use of the proceeds therefrom, and "Consolidated EBITDA" shall be calculated after giving effect on a pro forma basis (consistent with the provisions below) for the period of such calculation to:

          (1)   the incurrence or repayment of any Indebtedness or the issuance of any Designated Preferred Stock of Dayton Superior or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness or the issuance or redemption of other Preferred Stock (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to revolving credit facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment or issuance or redemption, as the case may be (and the application of the proceeds thereof), had occurred on the first day of the Four Quarter Period; and

          (2)   Asset Sales or other dispositions or Asset Acquisitions (including, without limitation, (A) any Asset Acquisition giving rise to the need to make such calculation as a result of Dayton Superior or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness, and (B) any Consolidated EBITDA (including any pro forma expense and cost reductions and other operating improvements that have occurred or are reasonably expected to occur in the reasonable judgment of the chief financial officer of Dayton Superior (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with GAAP, Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto) attributable to assets which are the subject of the Asset Acquisition or Asset Sale or other disposition and without regard to clause (4) of the definition of Consolidated Net Income) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence or assumption for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If Dayton Superior or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if Dayton Superior or any such Restricted Subsidiary of Dayton Superior had directly incurred or otherwise assumed such other Indebtedness that was so guaranteed.

        "Continuing Director" means, as of any date of determination, any member of the Board of Directors of Dayton Superior who:

          (1)   was a member of such Board of Directors on the Issue Date; or

          (2)   was nominated for election or elected to such Board of Directors by any of the Permitted Holders or with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or the applicable Guarantor, as the case may be.

        "Credit Facilities" means one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) and/or letters of credit, bank guarantees or banker's acceptances.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect Dayton Superior or any Restricted Subsidiary of Dayton Superior against fluctuations in currency values.

        "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

        "Designated Noncash Consideration" means any noncash consideration received by Dayton Superior or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an officers' certificate executed by the principal executive officer and the principal financial officer of Dayton Superior or such Restricted Subsidiary at the time of such Asset Sale. Any particular item of Designated Noncash Consideration will cease to be considered to be outstanding once it has been sold for cash or Cash Equivalents. At the time of receipt of any Designated Noncash Consideration, Dayton Superior shall deliver an officers' certificate to the trustee which shall state the fair market value of such Designated Noncash Consideration and shall state the basis of such valuation, which shall be a report of a nationally recognized investment banking, appraisal or accounting firm with respect to the receipt in one transaction or a series of related transactions of Designated Noncash Consideration with a fair market value in excess of $10.0 million.

        "Designated Preferred Stock" means Preferred Stock that is so designated as Designated Preferred Stock, pursuant to an officers' certificate executed by the principal executive officer and the principal financial officer of Dayton Superior, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (iii) (x) of the first paragraph of the "Limitation on Restricted Payments" covenant.

        "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the notes.

        "Domestic Restricted Subsidiary" means any Restricted Subsidiary of Dayton Superior that is incorporated under the laws of the United States or any state thereof or the District of Columbia.

        "Domestic Subsidiary" means any Subsidiary of Dayton Superior incorporated under the laws of the United States, any State or the District of Columbia.

        "Equity Offering" means in connection with any optional redemption pursuant to "—Optional Redemption Upon Equity Offerings," any offering of Qualified Capital Stock of Dayton Superior or any direct or indirect parent of Dayton Superior generating gross proceeds to Dayton Superior of at least $25.0 million; provided that in the case of a Qualified Capital Stock Offering by any direct or indirect parent of Dayton Superior, such parent makes a contribution to Dayton Superior, or is issued Qualified Capital Stock of Dayton Superior by Dayton Superior in an amount equal to the redemption price of the notes to be redeemed in such redemption plus accrued and unpaid interest thereon.

        "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of Dayton Superior acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of Dayton Superior delivered to the trustee.

        "First Priority Liens" means all Liens that secure the First Priority Lien Obligations.

        "First Priority Lien Obligations" means the Indebtedness and other Obligations secured by Liens permitted under clauses (1), (2), (3), (4), (15) and (16) of the definition of Permitted Liens (including, without limitation, Indebtedness and other Obligations under the Senior Credit Facility, Interest Swap Obligations, Currency Agreements, Hedging Agreements and other hedging arrangements).

        "Foreign Restricted Subsidiary" means any Restricted Subsidiary of Dayton Superior incorporated in any jurisdiction outside of the United States.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

        "Guarantee" means:

          (1)   the senior guarantee of the notes by the Domestic Restricted Subsidiaries of Dayton Superior; and

          (2)   the senior guarantee of the notes by any Restricted Subsidiary required under the terms of the "Future Guarantees by Domestic Restricted Subsidiaries" covenant.

        "Guarantor" means any Restricted Subsidiary of Dayton Superior that incurs a Guarantee; provided that upon the release and discharge of such Restricted Subsidiary from its Guarantee in accordance with the indenture, such Restricted Subsidiary shall cease to be a Guarantor.

        "Hedging Agreement" means any agreement with respect to the hedging of price risk associated with the purchase of commodities used in the business of Dayton Superior and its Restricted Subsidiaries.

        "Indebtedness" means, with respect to any Person, without duplication:

          (1)   all Obligations of such Person for borrowed money;

          (2)   all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3)   all Capitalized Lease Obligations of such Person;

          (4)   all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

          (5)   all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

          (6)   guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

          (7)   all Obligations of any other Person of the type referred to in clauses (1) through (6) above which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

          (8)   all Obligations under Currency Agreements and Interest Swap Obligations of such Person; and

          (9)   all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

        For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. For the purposes of calculating the amount of Indebtedness of a Securitization Entity outstanding as of any date, the face or notional amount of any interest in receivables or equipment that is outstanding as of such date shall be deemed to be Indebtedness but any such interests held by Affiliates of such Securitization Entity shall be excluded for purposes of such calculation.

        The amount of any Indebtedness outstanding as of any date shall be:

          (1)   the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest; and

          (2)   the principal amount thereof, in the case of any other Indebtedness provided that the principal amount of any Indebtedness that is denominated in any currency other than United States dollars shall be the amount thereof, as determined pursuant to the foregoing provision, converted into United States dollars at the Spot Rate in effect on the date that Indebtedness was incurred or, if that indebtedness was incurred prior to the Issue Date, the Spot Rate in effect on the Issue Date. If such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant Spot Rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the Spot Rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

        Indebtedness shall not include obligations of any Person (A) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (B) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents.

        "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

        "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit by Dayton Superior and its Restricted Subsidiaries in accordance with normal trade practices of Dayton Superior or such Restricted Subsidiary, as the case may be. If Dayton Superior or any Restricted Subsidiary of Dayton Superior sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of Dayton Superior such that, after giving effect to any such sale or disposition, such Restricted Subsidiary is no longer a Restricted Subsidiary of Dayton Superior, Dayton Superior shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

        "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

        "Marketable Securities" means publicly traded debt or equity securities that are listed for trading on a national securities exchange and that were issued by a corporation whose debt securities are rated in one of the three highest rating categories by either S&P or Moody's.

        "Moody's" means Moody's Investors Service, Inc.

        "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by Dayton Superior or any of its Restricted Subsidiaries from such Asset Sale net of:

          (1)   reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

          (2)   taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements; and

          (3)   appropriate amounts to be provided by Dayton Superior or any Restricted Subsidiary of Dayton Superior, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Dayton Superior or any Restricted Subsidiary of Dayton Superior, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

        "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Permitted Business" means any business (including stock or assets) that derives a majority of its revenues from the business engaged in by Dayton Superior and its Restricted Subsidiaries on the Issue Date and /or activities that are reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which Dayton Superior and its Restricted Subsidiaries are engaged on the Issue Date.

        "Permitted Group" means any group of investors that is deemed to be a "person" (as such term is used in Section 13 (d) (3) of the Exchange Act) by virtue of the Stockholders Agreements, as the same may be amended, modified or supplemented from time to time, provided that no single Person (together with its Affiliates), other than the Permitted Holders and their Related Parties, is the "beneficial owner" (as such term is used in Section 13 (d) of the Exchange Act), directly or indirectly, of more than 50% of the voting power of the issued and outstanding Capital Stock of Dayton Superior that is "beneficially owned" (as defined above) by such group of investors.

        "Permitted Holders" means Odyssey Investment Partners Fund, LP, its Affiliates and any general or limited partners on the Issue Date of Odyssey Investment Partners Fund, LP.

        "Permitted Indebtedness" means, without duplication, each of the following:

          (1)   Indebtedness under the outstanding notes and the indenture issued on the Issue Date and any notes issued in exchange therefor pursuant to the indenture and any Guarantees thereof in an aggregate principal amount not to exceed the amount issued on the Issue Date;

          (2)   Indebtedness of Dayton Superior or any of its Restricted Subsidiaries incurred pursuant to one or more Credit Facilities in an aggregate principal amount at any time outstanding pursuant to this clause (2) not to exceed the greater of $65.0 million or the Borrowing Base; provided that the amount of Indebtedness permitted to be incurred pursuant to Credit Facilities in accordance with this clause (2) shall be in addition to any Indebtedness permitted to be incurred pursuant to Credit Facilities in reliance on, and in accordance with, clauses (7), (12) and (14) below and; provided further that any Indebtedness outstanding under the Senior Credit Facility on the Issue Date shall initially be deemed to be incurred under this clause (2);

          (3)   other Indebtedness of Dayton Superior and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereof;

          (4)   Interest Swap Obligations of Dayton Superior or its Restricted Subsidiaries covering Indebtedness of Dayton Superior or any of its Restricted Subsidiaries; provided that any Indebtedness to which any such Interest Swap Obligations correspond is otherwise permitted to be incurred under the indenture; and provided further that such Interest Swap Obligations are entered into, in the judgment of Dayton Superior, to protect Dayton Superior or any of its Restricted Subsidiaries from fluctuations in interest rates on its outstanding Indebtedness and not for purposes of speculation;

          (5)   Indebtedness of Dayton Superior or any Restricted Subsidiary of Dayton Superior under Hedging Agreements and Currency Agreements so long as any such agreement has been entered into in the ordinary course of business and not for purposes of speculation;

          (6)   the incurrence by Dayton Superior or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Dayton Superior and any such Restricted Subsidiaries; provided, however, that:

            (a)   any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than Dayton Superior or a Restricted Subsidiary thereof, and

            (b)   any sale or other transfer of any such Indebtedness to a Person that is not either Dayton Superior or a Restricted Subsidiary thereof (other than by way of granting a Lien permitted under the indenture or in connection with the exercise of remedies by a secured creditor)

shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Dayton Superior or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

          (7)   Indebtedness (including Capitalized Lease Obligations) incurred by Dayton Superior or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount outstanding after giving effect to that incurrence not to exceed $5.0 million in aggregate principal amount at any one time outstanding;

          (8)   Refinancing Indebtedness;

          (9)   guarantees by Dayton Superior and the Guarantors of the Indebtedness of Dayton Superior or any of its Restricted Subsidiaries; provided that such Indebtedness is permitted to be incurred under the indenture;

          (10) Indebtedness arising from agreements of Dayton Superior or a Restricted Subsidiary of Dayton Superior providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of Dayton Superior, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by Dayton Superior and its Restricted Subsidiaries in connection with such disposition;

          (11) obligations in respect of performance and surety bonds and completion guarantees provided by Dayton Superior or any Restricted Subsidiary of Dayton Superior in the ordinary course of business;

          (12) additional Indebtedness of Dayton Superior or any of its Restricted Subsidiaries in an aggregate principal amount that does not exceed $5.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under a Credit Facility);

          (13) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five business days of incurrence;

          (14) Indebtedness of Dayton Superior or any of its Restricted Subsidiaries represented by letters of credit for the account of Dayton Superior or such Restricted Subsidiary, as the case may be, issued in the ordinary course of business of Dayton Superior or such Restricted Subsidiary, including, without limitation, in order to provide security for workers' compensation claims or payment obligations in connection with self-insurance or similar requirements in the ordinary course of business and other Indebtedness with respect to workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by Dayton Superior or any Restricted Subsidiary of Dayton Superior in the ordinary course of business;

          (15) the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is non-recourse to Dayton Superior or any Restricted Subsidiary of Dayton Superior (except for Standard Securitization Undertakings); and

          (16) unsecured Indebtedness issued in connection with the acquisition of a Permitted Business in an amount reflected on the consolidated balance sheet of Dayton Superior not to exceed $7.5 million on the date of issuance; provided that the final maturity of such Indebtedness is after the final maturity of the notes.

        For purposes of determining compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (16) above or is permitted to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, Dayton Superior shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with such covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the "Limitation on Incurrence of Additional Indebtedness" covenant.

        "Permitted Investments" means:

          (1)   Investments by Dayton Superior or any Restricted Subsidiary of Dayton Superior in any Restricted Subsidiary of Dayton Superior (whether existing on the Issue Date or created thereafter) or any Person (including by means of any transfer of cash or other property) if as a result of such Investment such Person shall become a Restricted Subsidiary of Dayton Superior or that will merge with or consolidate into Dayton Superior or a Restricted Subsidiary of Dayton Superior and Investments in Dayton Superior by any Restricted Subsidiary of Dayton Superior;

          (2)   Investments in cash and Cash Equivalents;

          (3)   loans and advances to employees and officers of Dayton Superior and its Restricted Subsidiaries for bona fide business purposes in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

          (4)   Currency Agreements, Hedging Agreements and Interest Swap Obligations entered into in the ordinary course of business and otherwise in compliance with the indenture and not for purposes of speculation;

          (5)   Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

          (6)   Investments made by Dayton Superior or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant;

          (7)   Investments existing on the Issue Date or made pursuant to commitments existing on the Issue Date;

          (8)   accounts receivable and extended payment terms provided to customers that are made created or acquired in the ordinary course of business;

          (9)   guarantees by Dayton Superior or a Restricted Subsidiary of Dayton Superior permitted to be incurred under the indenture;

          (10) any Investment in a Person engaged in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed 5% of Total Assets at the time of that Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (11) the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is non-recourse to Dayton Superior or any Restricted Subsidiary of Dayton Superior (except for Standard Securitization Undertakings); and

          (12) other Investments to the extent paid for with Qualified Capital Stock of Dayton Superior.

        "Permitted Liens" means the following types of Liens:

          (1)   Liens on assets of Dayton Superior or any Restricted Subsidiary of Dayton Superior to secure Indebtedness incurred under clause (2) of the definition of "Permitted Indebtedness";

          (2)   Liens securing the aggregate amount of Indebtedness (including Acquired Indebtedness) incurred in connection with (or at any time following the consummation of) an Asset Acquisition equal to, at the time of incurrence, the net increase in inventory, accounts receivable and net property, plant and equipment attributable to such Asset Acquisition from the amounts reflected on Dayton Superior's historical consolidated balance sheet as of the end of the full fiscal quarter ending on or prior to the date of such Asset Acquisition, calculated after giving effect on a pro forma basis to such Asset Acquisition (which amount may, but need not, be incurred in whole or in part under a Credit Facility);

          (3)   Liens securing the maximum principal amount of Indebtedness that can be incurred such that on the date of the incurrence of such Indebtedness, after giving pro forma effect to the incurrence thereof and the application of the proceeds thereof, the Consolidated Senior Secured Leverage Ratio does not exceed 3.0:1.0 (which amount may, but need not, be incurred in whole or in part under a Credit Facility) (it being understood that, if the agent under a Credit Facility receives an officer's certificate to the effect that the incurrence of a Lien to secure such Indebtedness (or in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder occurs) is permitted under this clause, then the Lien securing such Indebtedness under a Credit Facility shall retain its seniority even if the Lien was actually not permitted);

          (4)   Liens on assets of Dayton Superior or any of its Restricted Subsidiaries securing up to $5.0 million in aggregate principal amount of Indebtedness at any one time outstanding;

          (5)   Liens for taxes, assessments or governmental charges or claims either:

            (a)   not delinquent; or

            (b)   contested in good faith by appropriate proceedings and as to which Dayton Superior or the applicable Restricted Subsidiary has set aside on its books such reserves as may be required pursuant to GAAP;

          (6)   statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen and repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP has been made in respect thereof,

          (7)   Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (8)   judgment Liens not giving rise to an Event of Default;

          (9)   easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of Dayton Superior or any of its Restricted Subsidiaries;

          (10) any interest or title of a lessor under any Capitalized Lease Obligation;

          (11) purchase money Liens to finance property or assets or improvements thereof of Dayton Superior or any Restricted Subsidiary of Dayton Superior; provided, however, that

            (a)   the related purchase money Indebtedness shall not exceed the cost of such property, assets or improvements and shall not be secured by any property or assets of Dayton Superior or any Restricted Subsidiary of Dayton Superior other than the property and assets so acquired, and

            (b)   the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

          (12) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (13) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (14) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of Dayton Superior or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (15) Liens securing Interest Swap Obligations entered into in the ordinary course of business and not for the purposes of speculation which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the indenture;

          (16) Liens securing Indebtedness under Currency Agreements and Hedging Agreements entered into in the ordinary course of business and not for purposes of speculation;

          (17) leases or subleases granted to others that do not materially interfere with the ordinary course of business of Dayton Superior and its Restricted Subsidiaries;

          (18) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

          (19) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods;

          (20) Liens securing Acquired Indebtedness incurred in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; provided that;

            (a)   such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by Dayton Superior or a Restricted Subsidiary of Dayton Superior and were not granted in connection with, or in anticipation, of the incurrence of such Acquired Indebtedness by Dayton Superior or a Restricted Subsidiary of Dayton Superior; and

            (b)   such Liens do not extend to or cover any property or assets of Dayton Superior or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of Dayton Superior or a Restricted Subsidiary of Dayton Superior and are no more favorable to the lienholders than those securing the Acquired indebtedness prior to the incurrence of such Acquired Indebtedness by Dayton Superior or a Restricted Subsidiary of Dayton Superior;

          (21) Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction; and

          (22) Liens existing on the Issue Date, together with any Liens securing Indebtedness incurred in reliance on clause (8) of the definition of Permitted Indebtedness in order to refinance the Indebtedness secured by Liens existing on the Issue Date; provided that the Liens securing the refinancing Indebtedness shall not extend to any categories of property other than that pledged under the Liens securing the Indebtedness being refinanced.

        "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

        "Pledge Agreement" means that certain Pledge Agreement, dated as of June 16, 2000 and amended and restated as of the Issue Date, among the Collateral Agent, the trustee for the notes, Dayton Superior and the Subsidiaries of Dayton Superior party thereto, granting, among other things, a second-priority Lien on the Collateral described therein in favor of the Collateral Agent for the benefit of the trustee and the holders of the notes, as amended, modified, restated, supplemented or replaced from time to time.

        "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

        "Productive Assets" means assets (including Capital Stock) that are used or usable by Dayton Superior and its Restricted Subsidiaries in Permitted Businesses.

        "Purchase Money Note" means a promissory note of a Securitization Entity evidencing amounts owed to Dayton Superior or any Restricted Subsidiary of Dayton Superior in connection with a Qualified Securitization Transaction to a Securitization Entity, which note shall be repaid from cash available to the Securitization Entity other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest and principal and amounts paid in connection with the purchase of newly generated receivables or newly acquired equipment.

        "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

        "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by Dayton Superior or any of its Restricted Subsidiaries pursuant to which Dayton Superior or any of its Subsidiaries may sell, convey or otherwise transfer to:

          (1)   a Securitization Entity (in the case of a transfer by Dayton Superior or any of its Restricted Subsidiaries); and

          (2)   any other Person (in the case of a transfer by a Securitization Entity),

or may grant a security interest in any accounts receivable or equipment (whether now existing or arising or acquired in the future) of Dayton Superior or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable and equipment, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable and equipment, proceeds of such accounts receivable and equipment and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and equipment.

        "Recapitalization" means the recapitalization of Dayton Superior consummated on June 16, 2000.

        "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means any Refinancing, modification, replacement, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness (other than intercompany Indebtedness), including any additional Indebtedness incurred to pay interest or premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof ("Required Premiums") and fees in connection therewith; provided that any such event shall not:

          (1)   directly or indirectly result in an increase in the aggregate principal amount of Permitted Indebtedness, except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness:

            (a)   to pay Required Premiums and related fees; or

            (b)   otherwise permitted to be incurred under the indenture; and

          (2)   create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold.

        "Related Party" with respect to any Permitted Holder means:

          (a)   (1) any spouse, sibling, parent or child of such Permitted Holder; or

           (2) the estate of any Permitted Holder during any period in which such estate holds Capital Stock of Dayton Superior for the benefit of any Person referred to in clause (a)(1); or

          (b)   any trust, corporation, partnership, limited liability company or other entity the beneficiaries, stockholders, partners, owners or Persons beneficially owning an interest of more than 50% of which consist of, or the sole managing partner or managing member of which is, one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (a).

        "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

        "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to Dayton Superior or a Restricted Subsidiary of Dayton Superior of any property, whether owned by Dayton Superior or any Restricted Subsidiary of Dayton Superior at the Issue Date or later acquired, which has been or is to be sold or transferred by Dayton Superior or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

        "Securitization Entity" means any Person in which Dayton Superior or any Restricted Subsidiary of Dayton Superior makes an Investment and to which Dayton Superior or any Restricted Subsidiary of Dayton Superior transfers accounts receivable or equipment (and related assets, including contract rights) which engages in no activities other than in connection with the financing of accounts receivable or equipment or related assets (including contract rights) and which is designated by the Board of Directors of Dayton Superior (as provided below) as a Securitization Entity:

          (1)   no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which:

            (a)   is guaranteed by Dayton Superior or any Restricted Subsidiary of Dayton Superior (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

            (b)   is recourse to or obligates Dayton Superior or any Restricted Subsidiary of Dayton Superior in any way other than pursuant to Standard Securitization Undertakings; or

            (c)   subjects any property or asset of Dayton Superior or any Restricted Subsidiary of Dayton Superior, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

          (2)   with which neither Dayton Superior nor any Restricted Subsidiary of Dayton Superior has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Dayton Superior or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Dayton Superior, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity; and

          (3)   to which neither Dayton Superior nor any Restricted Subsidiary of Dayton Superior has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

        Any such designation by the Board of Directors of Dayton Superior shall be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution of Dayton Superior giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

        "Security Agreement" means that certain Security Agreement, dated as of June 16, 2000 and amended and restated as of the Issue Date, among the Collateral Agent, the trustee for the notes, Dayton Superior and the Subsidiaries of Dayton Superior party thereto, granting, among other things, a second-priority Lien on the Collateral described therein in favor of the Collateral Agent for the benefit of the Trustee and the holders of the notes, as amended, modified, restated, supplemented or replaced from time to time.

        "Security Documents" means, collectively, the Security Agreement, the Pledge Agreement and all other security agreements, pledges, collateral assignments or other instruments evidencing or creating any Security Interests in favor of the Collateral Agent, for the benefit of the trustee and the holders of the notes, in all or any portion of the Collateral, in each case, as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, in accordance with the terms thereof.

        "Security Interests" means the Liens on the Collateral created by the Security Documents in favor of the Collateral Agent for the benefit of the trustee and the holders of the notes.

        "Senior Credit Facility" means the Credit Agreement dated as of June 16, 2000 as amended through the Issue Date, among Dayton Superior, the lenders party thereto in their capacities as lenders, and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of Dayton Superior as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

        "Significant Subsidiary" with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1-02(w) of Regulation S-X under the Securities Act.

        "Spot Rate" means, for any currency, the spot rate at which that currency is offered for sale against United States dollars, as determined by reference to the New York foreign exchange selling rates, as published in The Wall Street Journal on that date of determination for the immediately preceding business day or, if that rate is not available, as determined in any publicly available source of similar market data.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Dayton Superior or any Subsidiary of Dayton Superior which are reasonably customary in an accounts receivable or equipment transaction.

        "Stockholders Agreements" means those certain stockholders agreements entered into in connection with the Recapitalization.

        "Subsidiary" with respect to any Person, means:

          (i)    any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

          (ii)   any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

        "Total Assets" means the total consolidated assets of Dayton Superior and its Restricted Subsidiaries, as set forth on Dayton Superior's most recent consolidated balance sheet.

        "Treasury Rate" means the rate per annum equal to the yield to maturity at the time of computation of United States Treasury securities with a constant maturity most nearly equal to the period from such date of redemption to June 15, 2006; provided, however, that if the period from such date of redemption to June 15, 2006 is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such date of redemption to June 15, 2006 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

        "Unrestricted Subsidiary" of any Person means:

          (1)   any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, Dayton Superior or any other Subsidiary of Dayton Superior that is not a Subsidiary of the Subsidiary to be so designated; provided that:

          (1)   Dayton Superior certifies to the trustee that such designation complies with the "Limitation on Restricted Payments" covenant; and

          (2)   each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Dayton Superior or any of its Restricted Subsidiaries.

        The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, Dayton Superior is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1)   the then outstanding aggregate principal amount of such Indebtedness into

          (2)   the sum of the total of the products obtained by multiplying

            (a)   the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by

            (b)   the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

        "Wholly Owned Domestic Restricted Subsidiary" of any Person means any Domestic Restricted Subsidiary of such Person of which 95% or more of the outstanding voting securities are owned by such Person or any Wholly Owned Domestic Restricted Subsidiary of such Person.

        "Wholly Owned Restricted Subsidiary" of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary.

        "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

BOOK-ENTRY; DELIVERY AND FORM

        Except as described herein under the heading "Certificated Securities" exchange notes will initially be represented by a permanent global note in fully registrable form without interest coupons and will be deposited with the trustee as custodian for the Depository Trust Company and registered in the name of a nominee of such depository.

The Global Notes

        We expect that pursuant to procedures established by DTC:

          (1)   upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount of notes of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary, and

          (2)   ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through:

      •
      records maintained by DTC or its nominee with respect to interests of persons who have accounts with DTC "participants" and

      •
      the records of participants with respect to interests of persons other than participants.

        So long as DTC, or its nominee, is the registered owner or holder of the exchange notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the exchange notes represented by the Global Notes for all purposes under the indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the indenture with respect to the exchange notes.

        Payments of the principal of, premium, if any, and interest (including additional interest) on the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of us, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, and interest (including additional interest) on the Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a certificated note for any reason, including to sell exchange notes to persons in states that require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in the Global Notes, in accordance with the normal procedures of DTC and with the procedures set forth in the indenture. Consequently, the ability to transfer exchange notes or to pledge notes as collateral will be limited to such extent.

        Exchange notes that are issued as described below under "—Certificated Securities," will be issued in registered definitive form without coupons (each, a "Certificated Note"). Upon the transfer of Certificated Notes, such certificated notes may, unless the Global Note has previously been exchanged for certificated notes, be exchanged for an interest in the Global Note representing the principal amount of exchange notes being transferred.

        DTC has advised us that it will take any action permitted to be taken by a holder of exchange notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of exchange notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture, DTC will exchange the Global Notes for certificated notes, which it will distribute to its participants.

        DTC has advised us as follows: DTC is:

          (1)   limited-purpose trust company organized under the laws of the State of New York,

          (2)   a member of the Federal Reserve System,

          (3)   a "clearing corporation" within the meaning of the New York Uniform Commercial Code and

          (4)   a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global notes among participants of DTC, it is under no obligation to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

        If DTC is at any time unwilling or unable to continue as a depositary for the global notes and a successor depositary is not appointed by us within 90 days, certificated notes will be issued in exchange for the Global Notes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The following discussion is a summary of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations issued thereunder, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. This discussion does not address all of the United States federal income tax consequences that may be relevant to a holder in light of the holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, U.S. expatriates, insurance companies, dealers in securities or currencies, traders in securities, partnerships and other pass-through entities, United States Holders (as defined below) whose functional currency is not the U.S. dollar, tax-exempt organizations and persons holding the notes as part of a "straddle," "hedge," "conversion transaction" or other integrated transaction. Moreover, the effect of any applicable state, local or foreign tax laws or any United States federal tax laws other than those pertaining to income taxation is not discussed. The discussion deals only with notes held as "capital assets" within the meaning of Section 1221 of the Code.

        As used herein, "United States Holder" means a beneficial owner of the notes who or that is:

  •
  an individual that is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test under Section 7701(b) of the Code;

  •
  a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or a political subdivision thereof;

  •
  an estate, the income of which is subject to United States federal income tax regardless of its source; or

  •
  a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, and it has elected to continue to be treated as a United States person.

        If a partnership or other entity taxable as a partnership holds the notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. The partner should consult its tax advisor as to the tax consequences.

        No rulings from the Internal Revenue Service (the "IRS") have or will be sought with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

        Prospective Investors Should Consult Their Own Tax Advisors with Regard to the Application of the Tax Consequences Discussed Below to Their Particular Situations as well as the Application of any State, Local, Foreign or Other Tax Laws, Including Gift and Estate Tax Laws, and any Tax Treaties.

The Exchange

        The exchange of the notes pursuant to the Exchange Offer will not constitute a taxable exchange. As a result, (1) a holder will not recognize a taxable gain or loss as a result of exchanging the holder's notes in this Exchange Offer; (2) the holding period of the Exchange Notes will include the holding period of the notes exchanged therefor; and (3) the adjusted tax basis of the Exchange Notes will be the same as the adjusted tax basis of the notes exchanged therefor immediately before the exchange. References to "notes" apply equally to the exchange notes and the outstanding notes.

United States Holders

Interest

        Payments of stated interest on the notes generally will be taxable to a United States Holder as ordinary income at the time that the payments are received or accrued, in accordance with the United States Holder's method of accounting for United States federal income tax purposes.

Original Issue Discount

        The notes were issued with original issue discount ("OID") for United States federal income tax purposes, and accordingly, United States Holders of notes will be subject to special rules relating to the accrual of income for tax purposes. United States Holders of notes generally must include OID in gross income for United States federal income tax purposes on an annual basis under a constant yield accrual method regardless of their regular method of tax accounting. As a result, United States Holders will include OID in income in advance of the receipt of cash attributable to such income.

        The notes will be treated as issued with OID equal to the excess of a note's "stated redemption price at maturity" over its "issue price." The stated redemption price at maturity of a note will include all payments on the note other than payments of "qualified stated interest". Stated interest on the notes will be treated as qualified stated interest. The issue price of the notes will be the first price at which a substantial amount of the notes is sold for money (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The amount of OID includible in income by an initial United States Holder of a note is the sum of the "daily portions" of OID with respect to the note for each day during the taxable year or portion thereof in which the United States Holder holds the note ("accrued OID"). A daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID that accrued in such period. The "accrual period" of a note may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first or last day of an accrual period. The amount of OID that accrues with respect to any accrual period is the excess of (1) the product of the note's "adjusted issue price" at the beginning of such accrual period and its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of such period, over (2) the amount of qualified stated interest allocable to such accrual period. The adjusted issue price of a note at the start of any accrual period is equal to its issue price, increased by the accrued OID for each prior accrual period and reduced by any prior payments made on such note (other than payments of qualified stated interest).

        In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the notes. See "Description of the Exchange Notes—Change of Control"). According to Treasury Regulations, the possibility that any such payments in excess of stated interest or principal will be made will not affect the amount of interest income a United States Holder recognizes if there is only a remote chance as of the date the notes were issued that such payments will be made. We believe that the likelihood that we will be obligated to make any such payments is remote. Therefore, we do not intend to treat the potential payment of these amounts as includible in the "stated redemption price at maturity." Our determination that these contingencies are remote is binding on a United States Holder unless the holder discloses its contrary position in the manner required by applicable Treasury Regulations. Our determination is not, however, binding on the IRS, and if the IRS were to challenge this determination, a United States Holder might be required to accrue additional income on its notes in excess of stated interest and OID, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note before the resolution of the contingencies.

Market Discount

        If a United States Holder acquires a note at a cost that is less than its adjusted issue price (as defined above), the amount of such difference is treated as "market discount" for United States federal income tax purposes, unless such difference is less than .0025 multiplied by the stated redemption price at maturity multiplied by the number of complete years to maturity (from the date of acquisition).

        Under the market discount rules of the Code, a United States Holder is required to treat any payment that does not constitute a payment of qualified stated interest on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the accrued market discount that has not previously been included in income. Thus, partial principal payments are treated as ordinary income to the extent of accrued market discount that has not previously been included in income. If such note is disposed of by the United States Holder in certain otherwise nontaxable transactions, accrued market discount must be included as ordinary income by the United States Holder as if the holder had sold the note at its then fair market value.

        In general, the amount of market discount that has accrued is determined on a ratable basis. A United States Holder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a note-by-note basis and is irrevocable.

        With respect to notes with market discount, a United States Holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry the notes. A United States Holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. This election will apply to all debt instruments acquired by the United States Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS. A United States Holder's tax basis in a note will be increased by the amount of market discount included in the holder's income under the election.

Premium and Acquisition Premium

        If a United States Holder purchases a note for an amount in excess of the sum of all amounts payable on the note after the date of acquisition (other than payments of qualified stated interest), the holder will be considered to have purchased the note with "amortizable bond premium" equal in amount to the excess, and generally will not be required to include any OID in income. Generally, a United States Holder may elect to amortize the premium as an offset to qualified stated interest income, using a constant yield method similar to that described above, over the remaining term of the note. The notes are subject to call provisions at our option at various times, as described in this Prospectus under the "Description of the Exchange Notes—Redemption—Optional Redemption." A United States Holder will calculate the amount of amortizable bond premium based on the amount payable at the applicable call date, but only if use of the call date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the call date. A United States Holder who elects to amortize bond premium must reduce the holder's tax basis in the note by the amount of the premium used to offset qualified stated interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the holder and may be revoked only with the consent of the IRS.

        If a United States Holder purchases a note issued with OID at an "acquisition premium," the amount of OID that the United States Holder includes in gross income is reduced to reflect the acquisition premium. A note is purchased at an acquisition premium if its adjusted basis, immediately after its purchase, is (a) less than or equal to the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest and (b) greater than the note's adjusted issue price.

        If a note is purchased at an acquisition premium, the United States Holder reduces the amount of OID that otherwise would be included in income during an accrual period by an amount equal to (i) the amount of OID otherwise includible in income multiplied by (ii) a fraction, the numerator of which is the excess of the adjusted basis of the note immediately after its acquisition by the purchaser over the adjusted issue price of the note and the denominator of which is the excess of the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, over the note's adjusted issue price.

        As an alternative to reducing the amount of OID that otherwise would be included in income by this fraction, the United States Holder may elect to compute OID accruals by treating the purchase as a purchase at original issuance and applying the constant yield method described above.

Election to Treat All Interest as OID

        United States Holders may elect to include in gross income all interest that accrues on a note, including any stated interest, OID, market discount, de minimis market discount and unstated interest (as adjusted by amortizable bond premium and acquisition premium), by using the constant yield method described above under the heading "Original Issue Discount." This election for a note with amortizable bond premium will result in a deemed election to amortize bond premium for all debt instruments owned and later acquired by the United States Holder with amortizable bond premium and may be revoked only with the permission of the IRS. Similarly, this election for a note with market discount will result in a deemed election to accrue market discount in income currently for the note and for all other debt instruments acquired by the United States Holder with market discount on or after the first day of the taxable year to which the election first applies, and may be revoked only with the permission of the IRS. A United States Holder's tax basis in a note will be increased by each accrual of the amounts treated as OID under the constant yield election described in this paragraph.

Sale or Other Taxable Disposition of the Notes

        A United States Holder generally will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note equal to the difference between the amount realized upon the disposition (less a portion allocable to any accrued and unpaid stated interest, which will be taxable as interest to the extent not previously included in gross income by the United States Holder) and the United States Holder's adjusted tax basis in the note. A United States Holder's adjusted basis in a note generally will be the United States Holder's cost therefor, increased by OID or market discount included in gross income with respect to the note and decreased by any principal payments received by the holder and by any amortizable bond premium that the holder has taken into account. This gain or loss generally will be a capital gain or loss, and will be a long-term capital gain or loss if the United States Holder has held the note for more than one year. Otherwise, the gain or loss will be a short-term capital gain or loss. Certain United States Holders (including individuals) are eligible for preferential rates of United States federal income taxation in respect of long term capital gains. The deduction of capital losses is subject to limitations under the Code.

Backup Withholding

        A United States Holder may be subject to a backup withholding tax (currently at a rate of 28%) when the holder receives interest and principal payments on the notes held or upon the receipt of proceeds from the sale or other disposition of the notes. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. A

United States Holder will be subject to this backup withholding tax if the holder is not otherwise exempt and such holder:

  •
  fails to furnish its taxpayer identification number, or TIN, which, for an individual, is ordinarily his or her social security number;

  •
  furnishes an incorrect TIN;

  •
  is notified by the IRS that it has failed to properly report payments of interest or dividends; or

  •
  fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified the United States Holder that it is subject to backup withholding.

        United States Holders should consult their personal tax advisor regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. The backup withholding tax is not an additional tax and taxpayers may use amounts withheld as a credit against their United States federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS.

        In addition, such payments of interest and principal to United States Holders that are not exempt entities generally will be subject to information reporting requirements. We will report to United States Holders and the IRS the amount of any "reportable payments" (including any interest paid) and any amounts withheld with respect to the notes during the calendar year.

Non-United States Holders

        A non-United States Holder is a beneficial owner of the notes who is not a United States Holder.

Interest

        Interest paid to a non-United States Holder will not be subject to United States federal withholding tax of 30% (or, if applicable, a lower treaty rate, except as described below under "—Backup Withholding and Information Reporting") provided that:

  •
  the holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all of our classes of stock that is entitled to vote;

  •
  the holder is not a "controlled foreign corporation" (generally a non-U.S. corporation controlled by U.S. Shareholders) that is related to us actually or constructively through stock ownership and is not a bank that received the notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

  •
  either (1) the non-United States Holder certifies on IRS Form W-8BEN (for a suitable substitute or succession form) provided to us or the paying agent, under penalties of perjury, that it is not a "United States person" within the meaning of the Code and provides its name and address, (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the notes on behalf of the non-United States Holder certifies to us or the paying agent, under penalties of perjury, that it, or the financial institution between it and the non-United States Holder, has received from the non-United States Holder an IRS Form W-8BEN (for a suitable substitute or succession form), under penalties of perjury, certifying that the holder is not a "United States person" and provides us or the paying agent with a copy of such form (3) the non-United States Holder holds its notes directly through a "qualified intermediary" and certain conditions are satisfied.

        Even if the above conditions are not met, a non-United States Holder may be entitled to a reduction in or an exemption from United States federal withholding tax on interest under a tax treaty between the United States and the non-United States Holder's country of residence. To claim such a reduction or exemption, a non-United States Holder must generally complete IRS Form W-8BEN and claim this exemption on the form. In some cases, a non-United States Holder may instead be permitted to provide documentary evidence of its claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

        The certification requirements described above may require a non-United States Holder that provides an IRS form, or that claims the benefit of an income tax treaty, to also provide its United States taxpayer identification number.

        Prospective investors should consult their tax advisors regarding the certification requirements for non-United States persons.

Sale or Other Taxable Disposition of the Notes

        A non-United States Holder generally will not be subject to United States federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other disposition of a note. However, a non-United States Holder may be subject to United States federal income tax on any gain recognized in a taxable exchange if the holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the holder may have to pay a United States federal income tax of 30% (or, if applicable, a lower treaty rate) on the gain.

United States Trade or Business

        If interest or gain from a disposition of the notes is effectively connected with a non-United States Holder's conduct of a United States trade or business, and if an income tax treaty applies and the non-United States Holder maintains a United States "permanent establishment" to which the interest or gain is generally attributable, the non-United States Holder generally will be subject to United States federal income tax on the interest or gain on a net basis in the same manner as if it were a United States Holder. If interest income received with respect to the notes is taxable on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided). A foreign corporation that is a holder of a note also may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a note or gain recognized on the disposition of a note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

Backup Withholding and Information Reporting

        Backup withholding will likely not apply to payments of principal or interest we make or the paying agent, in their capacities as such, to a non-United States Holder of a note if the holder is exempt from withholding tax on interest as described above. However, information reporting on IRS Form 1042-S may still apply with respect to interest payments. Payments of the proceeds from a disposition by a non-United States Holder of a note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments if the broker is:

  •
  a United States person;

  •
  a controlled foreign corporation for United States federal income tax purposes;

  •
  a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period;

  •
  a foreign partnership, if at any time during its tax year, one or more of its partners are United States persons, as defined in Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a United States trade or business; or

  •
  a United States branch of a foreign bank or foreign insurance company,

unless the holder provides an IRS Form W-8BEN, certifying that the holder is not a United States person (as discussed above), the broker has documentary evidence in its records that the holder is not a United States person and certain other conditions are met, or the holder otherwise establishes an exemption.

        Payment of the proceeds from a disposition by a non-United States Holder of a note made to or through the United States office of a broker is generally subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

        Non-United States Holders should consult their own tax advisors regarding application of withholding and backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current Treasury regulations. In this regard, the current Treasury regulations provide that a certification may not be relied on if the payor knows or has reasons to know that the certification may be false. The backup withholding tax is not an additional tax and taxpayers may use amounts withheld as a credit against their United States federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus together with any resale of those exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in the resales of exchange notes received in exchange for outstanding notes where those outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of up to 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer that requests it in the letter of transmittal for use in any such resale.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other persons. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that of those exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreement and will indemnify the holders of outstanding notes including any broker-dealers, and certain parties related to such holders, against certain types of liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the exchange notes offered hereby, the enforceability of our obligations under the exchange notes and the enforceability of the subsidiary guarantors' obligations under their guarantees of the exchange notes will be passed upon for us by Thompson Hine LLP.

EXPERTS

        Our consolidated financial statements and related financial statement schedules as of and for the years ended December 31, 2002, 2001 and 2000 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph relating to (i) the adoption of Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets"; (ii) reclassification in the 2000 financial statements to give retroactive effect to the adoption of Statement of Financial Accounting Standard No. 145, "Rescission of FASB Statement No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections"; and (iii) the restatement described in Note 14) and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The financial statements of Safway Formwork Systems L.L.C. at July 25, 2003 and September 30, 2002, for the period from October 1, 2002 through July 25, 2003, and for the the years ended September 30, 2002 and 2001 included in this prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

        We and our subsidiary guarantors have filed with the U.S. Securities and Exchange Commission, or the SEC, the exchange offer registration statement on Form S-4, which term shall encompass all amendments, exhibits, annexes and schedules thereto, pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder, which we refer to collectively as the Securities Act, covering the exchange notes being offered. This prospectus does not contain all the information in the exchange offer registration statement. For further information with respect to us, our subsidiary guarantors and the exchange offer, please refer to the exchange offer registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other documents referred to are not necessarily complete. For a more complete understanding and description of each contract, agreement or other document filed as an exhibit to the exchange offer registration statement, we encourage you to read the documents contained in the exhibits.

        The indenture governing the outstanding notes and the exchange notes provides that, even if we are not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we will file with the SEC (unless the SEC will not accept such a filing) and provide the holders of the notes all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, and all current reports that would be required to be filed with the SEC on Form 8-K.

        We file reports and other information with the SEC. You may read and copy these reports and other information at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of those materials at prescribed rates from the public reference section of the SEC at 450 Fifth Street, Washington, D.C. 20549. You may obtain copies from the public reference room by calling the SEC at (800) 732-0330. In addition, we are required to file electronic versions of those materials with the Commission through the SEC's EDGAR system. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. You may also review reports and other information concerning us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        You may also request a copy of those materials, free of cost, by writing or telephoning us at the following address and number:

      Dayton Superior Corporation
      7777 Washington Village Drive
      Suite 130
      Dayton, Ohio 45459
      Attn: Investor Relations
      Telephone: (937) 428-6360

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Dayton Superior Corporation:

        We have audited the accompanying consolidated balance sheets of Dayton Superior Corporation (an Ohio corporation) and Subsidiaries (the "Company") as of December 31, 2002 and 2001, and the related statements of operations, shareholders' deficit, cash flows and comprehensive loss for each of the three years in the period ended December 31, 2002. Our audits also included the financial statement schedules listed in the index to the financial statements. These consolidated financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements and financial statement schedules based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

        As discussed in Note 3(d) to the consolidated financial statements, in 2002 the Company changed its method of accounting for goodwill and other intangible assets to adopt Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets." As described in Note 3(k), the consolidated financial statements for the period ended December 31, 2000, have been reclassified to give retroactive effect to SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections", which was adopted by the Company on January 1, 2003. As described in Note 14, the consolidated financial statements have been restated.

Deloitte & Touche LLP

Dayton, Ohio
November 19, 2003

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

As of December 31

(Amounts in thousands, except share amounts)

	2002	2001
ASSETS (Note 4)
Current assets:
Cash	$2,404	$4,989
Accounts receivable, net of allowances for doubtful accounts and sales returns and allowances of $4,861 and $7,423	61,165	51,628
Inventories (Note 3)	47,911	47,900
Prepaid expenses and other current assets	7,054	9,637
Prepaid income taxes	4,009	1,225
Future income tax benefits (Notes 3 and 8)	6,194	7,962

Total current assets	128,737	123,341

Rental equipment, net (Note 3)	63,160	71,323

Property, plant and equipment (Note 3)
Land and improvements	5,536	5,860
Building and improvements	26,268	26,461
Machinery and equipment	72,042	67,731

	103,846	100,052
Less accumulated depreciation	(42,600)	(39,931)

Net property, plant and equipment	61,246	60,121

Goodwill (Notes 2 and 3)	107,328	126,810
Intangible assets, net of accumulated amortization (Notes 2 and 3)	8,405	9,816
Other assets	5,095	5,432

Total assets	$373,971	$396,843

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt (Note 4)	$6,991	$5,001
Accounts payable	25,667	27,340
Accrued compensation and benefits	20,948	19,935
Other accrued liabilities	9,380	14,122

Total current liabilities	62,986	66,398
Long-term debt (Note 4)	292,545	286,945
Deferred income taxes (Notes 3 and 8)	11,919	13,365
Other long-term liabilities (Note 7)	10,762	13,414

Total liabilities	378,212	380,122

Commitments and contingencies (Note 10)
Shareholders' equity (deficit) (Note 6)
Class A common shares; no par value; 5,000,000 shares authorized; 4,043,857 and 4,026,402 shares issued and 4,010,160 and 3,997,114 shares outstanding	102,525	102,044
Loans to shareholders	(2,878)	(3,030)
Class A treasury shares, at cost, 36,747 and 29,288 shares in 2002 and 2001	(1,184)	(979)
Cumulative other comprehensive loss	(1,716)	(589)
Accumulated deficit	(100,988)	(80,725)

Total shareholders' equity (deficit)	(4,241)	16,721

Total liabilities and shareholders' equity (deficit)	$373,971	$396,843

The accompanying notes to consolidated financial statements are an integral part of these consolidated balance sheets.

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

Years Ended December 31

(Amounts in thousands)

	As restated
	2002	2001	2000
Net sales (Note 3)	$398,737	$415,491	$387,068
Cost of sales	269,861	276,221	248,746

Gross profit	128,876	139,270	138,322
Selling, general and administrative expenses	91,221	97,532	92,941
Facility closing and severance expenses (Note 11)	5,399	7,360	2,517
Amortization of goodwill and intangibles	603	3,912	2,508

Income from operations	31,653	30,466	40,356
Other expenses
Interest expense	33,967	35,024	22,574
Non-recurring item—lawsuit judgment (Note 10b)	—	—	15,341
Loss on early extinguishment of long-term debt (Note 1)	—	—	7,761
Loss on disposals of property, plant and equipment	1,115	—	—
Other expense	80	95	293

Loss before benefit for income taxes and cumulative effect of change in accounting principle	(3,509)	(4,653)	(5,613)
Benefit for income taxes (Note 8)	(386)	(1,179)	(1,478)

Loss before cumulative effect of change in accounting principle	(3,123)	(3,474)	(4,135)
Cumulative effect of change in accounting principle, net of income tax benefit of $2,754 (Note 3d)	(17,140)	—	—

Net loss	(20,263)	(3,474)	(4,135)
Dividends on Company-obligated mandatorily redeemable convertible trust preferred securities, net of income tax benefit of $389	—	—	583

Net loss available to common shareholders	$(20,263)	$(3,474)	$(4,718)

The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES
Consolidated Statements of Shareholders' Equity (Deficit)
Years Ended December 31, 2002, 2001, and 2000
(Amounts in thousands, except share amounts)

	Class A Common Shares			Class A Treasury Shares
			Loans to Shareholder			Other Comprehensive Loss	Retained Earnings (Accumulated Deficit)
	Shares	Amount		Shares	Amount			Total
Balance at December 31, 1999	5,962,200	$47,417	—	19,017	$(387)	$(254)	$41,996	$88,772
Net loss							(4,135)	(4,135)
Dividends on Company obligated mandatorily—redeemable convertible trust preferred securities							(583)	(583)
Foreign currency translation adjustments						(86)		(86)
Exercise of stock options, net	344,353	5,106	(2,039)					3,067
Retirement of Class A treasury shares	(19,017)	(349)		(19,017)	387		(38)	—
Issuance of Class A common shares and warrants, net of issuance costs	3,492,205	90,477						90,477
Redemption of Class A common shares	(6,085,751)	(49,825)					(114,491)	(164,316)

Balances at December 31, 2000	3,693,990	92,826	(2,039)	—	—	(340)	(77,251)	13,196
Net loss							(3,474)	(3,474)
Foreign currency translation adjustment						(249)		(249)
Issuance of Class A common shares	323,278	8,986	(909)					8,077
Purchase of Class A treasury shares			51	29,288	(979)			(928)
Exercise of stock options, net	9,134	232	(133)					99

Balances at December 31, 2001	4,026,402	102,044	(3,030)	29,288	(979)	(589)	(80,725)	16,721
Net loss							(20,263)	(20,263)
Foreign currency translation adjustment						92		92
Change in minimum pension liability (net of income tax benefit of $151)						(1,219)		(1,219)
Issuance of Class A common shares	17,455	481	(350)					131
Purchase of Class A common shares				7,459	(205)			(205)
Repayments of loans to shareholders			502					502

Balance at December 31, 2002	4,043,857	$102,525	$(2,878)	36,747	$(1,184)	$(1,716)	$(100,988)	$(4,241)

The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years Ended December 31

(Amounts in thousands)

	2002	2001	2000
Cash Flows From Operating Activities:
Net loss	$(20,263)	$(3,474)	$(4,135)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Loss on early extinguishment of long-term debt	—	—	7,761
Cumulative effect of change in accounting principle (Note 3d)	17,140	—	—
Depreciation	20,850	18,290	12,613
Amortization of goodwill and intangibles	603	3,912	2,508
Deferred income taxes	3,228	(2,972)	(975)
Amortization of deferred financing costs, debt discount, and issuance costs on Company- obligated mandatorily redeemable convertible trust preferred securities	2,335	2,251	1,349
Net gain on sales of rental equipment and property, plant and equipment	(20,851)	(14,184)	(9,846)
Change in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(9,537)	7,348	(7,292)
Inventories	(11)	(1,410)	(1,386)
Prepaid expenses and other assets	2,119	(8,533)	(1,441)
Prepaid income taxes	(2,784)	2,710	(5,662)
Accounts payable	(1,673)	671	1,549
Accrued liabilities and other long-term liabilities	(8,406)	3,614	2,818

Net cash provided by (used in) operating activities	(17,250)	8,223	(2,139)

Cash Flows From Investing Activities:
Property, plant and equipment additions	(11,277)	(9,924)	(11,678)
Proceeds from sale of fixed assets	2,010	169	195
Rental equipment additions	(18,411)	(25,933)	(18,110)
Proceeds from sales of rental equipment	35,641	22,742	17,309
Acquisitions (Note 2)	—	(40,850)	(25,054)
Refund of purchase price on acquisitions	—	143	2,148

Net cash provided by (used in) investing activities	7,963	(53,653)	(35,190)

Cash Flows From Financing Activities:
Repayments of long-term debt	(4,141)	(48,532)	(122,185)
Issuance of long-term debt	8,050	93,751	239,171
Proceeds from sale/leaseback transaction	2,258	—	—
Prepayment premium on extinguishments of long-term debt and interest rate swap agreements (Note 1)	—	—	(476)
Financing cost on unused long-term debt commitment	—	—	(750)
Issuance of common shares, net of issuance costs	131	5,334	93,544
Redemption of common shares and purchase of treasury shares	(205)	(928)	(164,316)
Repayments of loans to shareholders, net	502	—	—
Financing costs incurred	—	(791)	(9,761)
Dividends on Company-obligated mandatorily redeemable convertible trust preferred securities, net of income tax benefit	—	—	(583)

Net cash provided by financing activities	6,595	48,834	34,644

Effect of Exchange Rate Changes on Cash	107	(197)	(86)

Net increase (decrease) in cash	(2,585)	3,207	(2,771)
Cash, beginning of year	4,989	1,782	4,553

Cash, end of year	$2,404	$4,989	$1,782

Supplemental Disclosures:
Cash paid (refunded) for income taxes	$(1,149)	$(1,532)	$1,494
Cash paid for interest	31,862	32,348	20,501
Purchase of equipment on capital lease	2,758	—	—
Issuance of Class A common shares and loans to shareholders	350	909	2,039
Conversion of Company-obligated mandatorily redeemable convertible trust preferred securities into long-term debt	—	—	23,375
Issuance of warrants attached to senior subordinated notes	—	—	3,166
Issuance of Class A common shares in conjunction with acquisitions	—	2,842	—

The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES

Consolidated Statements of Comprehensive Loss

Years Ended December 31

(Amounts in thousands)

	2002	2001	2000
Net loss	$(20,263)	$(3,474)	$(4,135)
Dividends on Company-obligated mandatorily redeemable convertible trust preferred securities	—	—	(583)
Other comprehensive income
Foreign currency translation adjustment	92	(249)	(86)
Change in minimum pension liability (net of income tax benefit of $151)	(1,219)	—	—

Comprehensive loss	$(21,390)	$(3,723)	$(4,804)

The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2002, 2001 and 2000

(Dollar amounts in thousands, except share and per share amounts)

(1) The Company

        The accompanying consolidated financial statements include the accounts of Dayton Superior Corporation and its wholly-owned subsidiaries (collectively referred to as the "Company"). All intercompany transactions have been eliminated.

        The Company believes it is the largest North American manufacturer and distributor of metal accessories and forms used in concrete construction and of metal accessories used in masonry construction. The Company has a distribution network consisting of 18 manufacturing/distribution plants and 26 service/distribution centers in the United States and Canada. The Company employs approximately 700 salaried and 1,200 hourly personnel, of whom approximately 600 of the hourly personnel and four of the salaried personnel are represented by labor unions. There is one collective bargaining agreement expiring in 2003, covering hourly employees at the Parsons, Kansas facility.

        On January 19, 2000, the Company signed a definitive merger agreement with an affiliate of Odyssey Investment Partners, LLC ("Odyssey"), the manager of a New York based private equity investment fund, for $27.00 per share in cash. The transaction was completed on June 16, 2000 and was recorded as a recapitalization. Accordingly, the Company has not recorded any goodwill or purchase accounting adjustments, but will remain subject to certain ownership requirements.

        In connection with the recapitalization, the Company refinanced its existing bank indebtedness. Additionally, the Dayton Superior Capital Trust, which held solely debentures, was dissolved. The Company-obligated mandatorily redeemable convertible trust preferred securities converted to debentures having the right to receive cash in the amount of $22.00, plus accrued interest, per preferred security.

        As a result, the Company recorded a loss in 2000 of $7,761 from the early extinguishment of long-term debt, comprised of the following:

Expense deferred financing costs on previous long-term debt	$2,719
Prepayment premium on extinguishments of long-term debt and interest rate swap agreements	476
Expense issuance costs on Company-obligated mandatorily redeemable convertible trust preferred securities	1,691
Prepayment premium on conversion of Company-obligated mandatorily redeemable convertible trust preferred securities into debentures	2,125
Financing cost for unused long-term debt commitment	750

$7,761

(2) Acquisitions

  (a) AnconCCl Inc.—

        On June 19, 2001, the Company acquired the stock of AnconCCL Inc., dba BarLock ("BarLock") for approximately $9,900 in cash, including acquisition costs. The payment was funded through the Company's credit facility. The business is being operated as part of the Company's concrete accessories business.

        The acquisition has been accounted for as a purchase, and the results of BarLock have been included in the accompanying financial statements since the date of acquisition. The purchase price has been allocated based on the fair values of the assets acquired (approximately $10,800, including goodwill of $7,100) and liabilities assumed (approximately $900). Pro forma financial information is not required as this was not a significant acquisition.

  (b) Aztec Concrete Accessories, Inc.—

        On January 4, 2001, the Company acquired the stock of Aztec Concrete Accessories, Inc. ("Aztec") for approximately $32,800, including acquisition costs. The payment of the purchase price consisted of cash of approximately $29,900 and 105,263 common shares valued at approximately $2,900. The cash portion was funded through the issuance of 189,629 common shares valued at approximately $5,100 to Odyssey Investment Partners Fund, LP and an increase of approximately $24,800 to the credit facility. The business is being operated as part of the Company's concrete accessories business.

        The acquisition has been accounted for as a purchase, and the results of Aztec have been included in the accompanying consolidated financial statements since the date of acquisition. The purchase price has been allocated based on the fair values of the assets acquired (approximately $44,000, including goodwill of $35,400) and liabilities assumed (approximately $11,200, including a deferred compensation liability of approximately $7,700). Pro forma financial information is not required as this was not a significant acquisition.

  (c) Conspec Marketing And Manufacturing Co., Inc.—

        On July 17, 2000, the Company acquired all of the stock of Conspec Marketing & Manufacturing Co., Inc., and related entities ("Conspec", now known as Dayton Superior Specialty Chemical Corp.), for $24,300 in cash, including acquisitions costs, a payment of approximately $1,000 in 2001 for a tax election, and net of a working capital reduction of approximately $100 received in 2001. The payments were funded through the Company's credit facility. The business is being operated as part of the Company's concrete accessories business.

        The acquisition has been accounted for as a purchase, and the results of Conspec have been included in the accompanying consolidated financial statements since the date of acquisition. The purchase price has been allocated based on the fair values of the assets acquired (approximately $29,600, including goodwill of $19,500) and liabilities assumed (approximately $5,300). Pro forma financial information is not required as this was not a significant acquisition.

  (d) Polytite Manufacturing Corp.—

        On February 9, 2000, the Company acquired substantially all of the assets and assumed certain of the liabilities of Polytite Manufacturing Corp. ("Polytite") for approximately $1,600 in cash, including acquisition costs. The business is being operated as part of the Company's concrete accessories business.

        The acquisition has been accounted for as a purchase, and the results of Polytite have been included in the accompanying consolidated financial statements since the date of acquisition. The purchase price has been allocated based on the fair values of the assets acquired (approximately $2,100, including goodwill of $1,500) and liabilities assumed (approximately $500). Pro forma financial information is not required as this was not a significant acquisition.

(3) Summary of Significant Accounting Policies

  (a) Inventories—

        The Company values all inventories at the lower of first-in, first-out ("FIFO") cost or market. The Company provides net realizable value reserves which reflect the Company's best estimate of the excess of the cost of potential obsolete and slow moving inventory over the expected net realizable value. Following is a summary of the components of inventories as of December 31, 2002 and December 31, 2001:

	December 31, 2002	December 31, 2001
Raw materials	$15,984	$11,581
Work in progress	3,069	3,624
Finished goods	29,932	34,639

	48,985	49,844
Net realizable value reserve	(1,074)	(1,944)

	$47,911	$47,900

  (b) Rental Equipment—

        Rental equipment is manufactured by the Company for resale and for rent to others on a short-term basis. Rental equipment is recorded at the lower of FIFO cost or market and is depreciated over the estimated useful life of the equipment, three to fifteen years, on a straight-line method. The balances as of December 31, 2002 and 2001 are net of accumulated depreciation of $24,181 and $20,002, respectively. Rental revenues and cost of sales associated with rental revenue are as follows:

	For the year ending
	December 31, 2002	December 31, 2001	December 31, 2000
Rental revenue	$42,801	$54,577	$55,441
Cost of sales	14,096	12,101	8,889

Gross profit	$28,705	$42,476	$46,552

        Effective January 1, 2002, the Company changed its accounting estimates relating to the depreciable life of a portion of its rental fleet. The change was based upon a study performed by the Company that showed that the useful life of certain items within the rental fleet was shorter than the fifteen-year life previously assigned. The study showed that a three-year life was more appropriate based upon the nature of these products. These products include smaller hardware and accessories that accompany steel forms and the recently introduced European forming systems. As a result of the change, the Company recorded incremental depreciation of approximately $4,000 in 2002, which is reflected in cost of goods sold in the accompanying December 31, 2002 consolidated statement of operations.

        Effective January 1, 2001, the Company changed its accounting estimates relating to the depreciable life of a portion of its rental fleet. The change was based upon a study performed by the Company that showed that the renovation of the plywood surface of certain products within the rental fleet extended the useful life beyond normal repair and maintenance. Accordingly, the Company began capitalizing rather than expensing these renovation related expenditures. Simultaneously, the useful lives of the plywood surface was reduced from fifteen years to three years to match the useful life of the renovation. As a result of the change, the Company recorded incremental depreciation of approximately $2,300 in 2001, which is reflected in cost of goods sold in the accompanying December 31, 2001 consolidated statement of operations.

  (c) Property, Plant and Equipment—

        Property, plant and equipment are valued at cost and depreciated using straight-line methods over their estimated useful lives of 10-30 years for buildings and improvements and 3-10 years for machinery and equipment.

        Leasehold improvements are amortized over the lesser of the term of the lease or the estimated useful life of the improvement. Improvements and replacements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Included in the cost of property, plant and equipment are assets obtained through capital leases, all included in machinery and equipment. As of December 31, 2002 the cost of assets under capital lease is $2,758, net of accumulated depreciation of $256. Depreciation expense related to machinery and equipment under capital lease was $256 for the period ended December 31, 2002.

  (d) Goodwill and Intangible Assets—

        Amortization is provided over the term of the loan (7 to 9 years) for deferred financing costs, the term of the agreement (5 years) for non-compete agreements, and over the estimated useful life (3 years) for intellectual property. Amortization of non-compete agreements and intellectual property is reflected as "Amortization of goodwill and intangibles" in the accompanying consolidated statements of operations. The estimated aggregate amortization expense for each of the next three years is as follows: $533 in 2003, $515 in 2004, and $286 in 2005. Amortization of deferred financing costs is reflected as "Interest expense" in the accompanying consolidated statements of operations. The estimated aggregate interest expense for each of the next five years related to the amortization of deferred financing costs is as follows: $1,391 in 2003, $1,365 in 2004, $1,336 in 2005, $1,116 in 2006, and $841 in 2007. Intangible assets consist of the following at December 31:

	2002	2001
Deferred financing costs	$10,550	$10,550
Intellectual property	690	690
Covenants not to compete	1,595	996

	12,835	12,236
Less: accumulated amortization	(4,430)	(2,420)

	$8,405	$9,816

        In June 2001, the FASB issued SFAS No. 141, "Business Combinations" and No. 142 "Goodwill and Other Intangible Assets." SFAS No. 141 revises the accounting for future business combinations to only allow the purchase method of accounting. In addition, the two statements preclude amortization of goodwill for periods beginning after December 15, 2001. Instead, an annual review of the recoverability of the goodwill and intangible assets is required. Certain other intangible assets continue to be amortized over their estimated useful lives. The Company adopted SFAS No. 142 effective January 1, 2002. As a result of adopting SFAS No. 142, the Company recorded a non-cash charge in 2002 of $17,140 ($19,894 of goodwill, less an income tax benefit of $2,754), which is reflected as a cumulative effect of change in accounting principle in the accompanying December 31, 2002 consolidated statement of operations. This amount does not affect the Company's ongoing operations. The goodwill arose from the acquisitions of Dur-O-Wal in 1995, Southern Construction Products in 1999, and Polytite in 2000, all of which manufacture and sell metal accessories used in masonry construction. The masonry products market has experienced weaker markets and significant price competition, which has had a negative impact on the product line's earnings and fair value.

        The following is a reconciliation from reported net loss to net loss adjusted for the amortization of goodwill:

	Year Ended
	December 31, 2002	December 31, 2001	December 31, 2000
Net loss before cumulative effect of change in accounting principle, as reported	$(3,123)	$(3,474)	$(4,135)
Amortization of goodwill, net of tax benefit	—	3,375	2,181

Net loss before cumulative effect of change in accounting principle, as adjusted	$(3,123)	$(99)	$(1,954)

  (e) Income Taxes—

        Deferred income taxes are determined by applying current statutory tax rates to the cumulative temporary differences between the carrying value of assets and liabilities for financial reporting and tax purposes.

  (f) Environmental Remediation Liabilities—

        The Company accounts for environmental remediation liabilities in accordance with the American Institute of Certified Public Accountants issued Statement of Position 96-1, "Environmental Remediation Liabilities," ("SOP 96-1"). The Company accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value. Recoveries of environmental remediation costs from other parties are recorded as assets when their receipt is deemed probable.

  (g) Foreign Currency Translation Adjustment—

        The financial statements of foreign subsidiaries and branches are maintained in their functional currency (Canadian dollars) and are then translated into U.S. dollars. The balance sheets are translated at end of year rates while revenues, expenses and cash flows are translated at weighted average rates throughout the year. Translation adjustments, which result from changes in exchange rates from period to period, are accumulated in a separate component of shareholders' equity. Transactions in foreign currencies are translated into U.S. dollars at the rate in effect on the date of the transaction. Changes in foreign exchange rates from the date of the transaction to the date of the settlement of the asset or liability are recorded as income or expense.

  (h) Revenue Recognition—

        We recognize revenue from product sales when the product is shipped from our facilities and risk of loss and title have passed to the customer or, at the customer's written request and where the customer has made a fixed commitment to purchase goods on a fixed schedule consistent with the customer's business and where risk of ownership has passed to the buyer, the goods are set-aside in storage and the Company does not retain any specific performance obligations such that the earning process is not complete. For transactions where we have not obtained customer acceptance, revenue is deferred until the terms of acceptance are satisfied. On rental equipment sales, revenue is recognized and recorded on the date of shipment. Rental revenues are recognized ratably over the terms of the rental agreements.

  (i) Customer Rebates—

        The Company offers rebates to certain customers, which are redeemable only if the customer meets certain specified thresholds relating to a cumulative level of sales transactions. Pursuant to EITF 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products), the Company records such rebates as a reduction of revenue in the period the related revenues are recognized.

  (j) Use of Estimates—

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates. Examples of accounts in which estimates are used include the reserve for excess and obsolete inventory, the allowance for doubtful accounts and sales returns and allowances, the accrual for self-insured employee medical claims, the self-insured product and general liability accrual, the self-insured workers' compensation accrual, accruals for litigation losses, the valuation allowance for deferred tax assets, actuarial assumptions used in determining pension benefits, and actuarial assumptions used in determining other post-retirement benefits.

  (k) New Accounting Pronouncements—

        In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires that an obligation associated with the retirement of a tangible long-lived asset be recognized as a liability when incurred. Subsequent to initial measurement, an entity recognizes changes in the amount of the liability resulting from the passage of time and revisions to either the timing or amount of estimated cash flows. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company does not believe this pronouncement will have a material impact on its consolidated financial position, results of operations, or cash flows.

        In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This Statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," that address the disposal of a segment of a business. The Statement also amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The Statement is effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, and generally would be applied prospectively for disposal activities initiated by a commitment to a plan made after the entity's initial adoption of the Statement. The adoption of this pronouncement did not have a material impact on the Company's consolidated financial position, results of operations, or cash flows.

        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements Nos. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 eliminates the requirement to classify gains and losses from the extinguishment of indebtedness as extraordinary, requires certain lease modifications to be treated the same as a sale-leaseback transaction, and makes other non-substantive technical corrections to existing pronouncements. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002, with earlier adoption encouraged. The adoption of this pronouncement in 2003 resulted in the reclassification in 2000 of the loss on the early extinguishment of long-term debt.

        In July 2002, the FASB issued Statement of SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring or other exit or disposal activity. Statement 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of this pronouncement did not have a material impact on its consolidated financial position, results of operations or cash flows.

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." SFAS 148 amends FASB statement No. 123, "Accounting for Stock-Based Compensation." Although it does not require use of fair value method of accounting for stock-based employee compensation, it does provide alternative methods of transition. It also amends the disclosure provisions of Statement 123 and APB Opinion No. 28, "Interim Financial Reporting," to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. SFAS No. 148's amendment of the transition and annual disclosure requirements is effective for fiscal years ending after December 15, 2002. The amendment of disclosure requirements of Opinion No. 28 is effective for interim periods beginning after December 15, 2002. Although the Company has not changed to the fair value method, the disclosure requirements of this statement have been adopted.

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 requires certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity to be classified as liabilities. The provisions of SFAS 150 are effective for financial instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003, except for mandatory redeemable financial instruments of a nonpublic entity, this statement shall be effective for periods beginning after December 15, 2003. Management is currently assessing the impact of this pronouncement and has not determined the impact on the Company's financial statements.

        In November 2002, the FASB issued Interpretation (FIN) No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees Including Indirect Guarantees of Indebtedness of Others." FIN No. 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The disclosure requirements in this interpretation are required for financial statements of periods ending after December 15, 2002. The initial measurement provisions of the interpretation are applicable on a prospective basis for guarantees issued or modified after December 31, 2002. The Company does not believe this pronouncement will have a material impact on its consolidated financial position, results of operations, or cash flows.

        In January 2003, the FASB issued Interpretation (FIN) No. 46, "Consolidation of Variable Interest Entities, an Interpretation of APB No. 50." FIN No. 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN No. 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN No. 46 must be applied for the first interim or annual period beginning after December 15, 2003. The Company does not believe this pronouncement will have a material impact on our financial position, results of operations and cash flows.

  (l) Stock Options—

        The Company measures compensation cost for stock options issued using the intrinsic value-based method of accounting in accordance with Accounting Principles Board Opinion (APB) No. 25. If compensation cost for the Company's stock options had been determined based on the fair value method of SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net income and net income per share would have been reduced to the unaudited pro forma amounts as follows:

		2002	2001	2000
Net income (loss) available to common shareholders:	As Reported	$(20,263)	$(3,474)	$(4,718)
	Deduct: Total stock-based employee compensation expense determined under fair value-based method for all awards, net of related tax effect	(284)	(633)	(1,068)

	Pro Forma	$(20,547)	$(4,107)	$(5,786)

(4) Credit Arrangements

        The Company has a credit facility that consists of (i) a $50,000 revolving credit facility maturing June 2006, (ii) a $30,000 acquisition facility, converting from revolving loans into term loans four years from the closing and maturing June 2006 and (iii) term loan facilities in an aggregate principal amount of $122,000, consisting of a $23,500 tranche A facility maturing June 2006 and a $98,500 tranche B facility maturing June 2008. The credit facility provides that the Company will repay (i) the tranche A facility in quarterly installments commencing March 2002, (ii) the tranche B facility in quarterly installments, commencing March 2002 and (iii) the acquisition facility, in equal quarterly installments commencing in June 2004. The credit facility has several interest rate options, which reprice on a short-term basis.

        At December 31, 2002, the Company had outstanding letters of credit of approximately $8,700, and the Company had available borrowings of approximately $31,200 under its revolving credit facility. The average borrowings, maximum borrowings, and weighted average interest rate on the revolving credit facility and its predecessors for the periods indicated are as follows:

	For the year ended
	December 31, 2002	December 31, 2001	December 31, 2000
Average borrowings	$15,156	$8,980	$5,965
Maximum borrowing	29,275	26,425	16,420
Weighted average interest rate, including commitment fee for unused portion of revolving credit facility	6.4%	10.4%	11.1%

        The credit facility contains certain restrictive covenants, which require that, among other things, the Company maintain a minimum interest coverage ratio, not exceed a certain leverage ratio, maintain a minimum EBITDA, as defined, and limit its capital expenditures. The Company was in compliance with its loan covenants as of December 31, 2002.

        On October 23, 2002, the Company obtained an amendment to the senior credit facility to relax certain financial ratios that the Company was required to maintain. The adjustments affect the eight fiscal quarters, beginning with the quarter ended December 31, 2002.

        The credit facility is secured by substantially all assets of the Company.

        The Company has an Economic Development Loan from the city of Parsons, Kansas. The loan is payable in quarterly installment of $8 through July 2005. The loan is secured by real estate in Parsons.

        In July 2002, the Company completed a transaction for the sale and leaseback of its forklift fleet. The transaction resulted in proceeds of $2,258 and a gain of $397, which was deferred and is being amortized over the term of the leases. Amortization expense during the year ended December 31, 2002 was approximately $100. The unamortized deferred gain at December 31, 2002 was approximately $300. A portion of the fleet was recorded as a capital lease and an initial capital lease obligation of $1,740 was recorded. The remaining fleet is recorded as an operating lease. Following is a summary of the Company's long-term debt as of December 31, 2002 and 2001:

	2002	2001
Revolving credit facility, weighted average interest rate of 6.0%	$10,050	$2,000
Acquisition credit facility, weighted average interest rate of 4.6%	9,250	9,250
Term Loan Tranche A, weighted average interest rate of 4.6%	19,391	22,161
Term Loan Tranche B, weighted average interest rate of 5.2%	97,516	98,500
Senior Subordinated Notes, interest rate of 13.0%	170,000	170,000
Debt discount on Senior Subordinated Notes	(10,374)	(11,297)
Debentures previously held by Dayton Superior Capital Trust, payable on demand, interest rate of 9.1%	1,110	1,214
Capital lease obligation	2,507	—
City of Parsons, Kansas Economic Development Loan, interest rate of 7.0%	86	118

Total long-term debt	299,536	291,946
Less current portion	(6,991)	(5,001)

Long-term portion	$292,545	$286,945

        Scheduled maturities of long-term debt and future minimum lease payments under capital leases are:

Year	Long-term Debt	Capital Leases	Total
2003	$6,283	$796	$7,079
2004	9,639	707	10,346
2005	11,491	558	12,049
2006	31,683	414	32,097
2007	47,034	274	47,308
Thereafter	201,273	149	201,422

Long-Term Debt and Lease Payments	307,403	2,898	310,301
Less: Debt Discount	(10,374)	—	(10,374)
Less: Amounts Representing Interest	—	(391)	(391)

	$297,029	$2,507	$299,536

        The fair value of the Senior Subordinated Notes, based on the last trade price of $86 per unit, was $146,200 at December 31, 2002. The fair market value of the Company's other fixed rate long-term debt is estimated using discounted cash flow analyses based on current incremental borrowing rates for similar types of borrowing arrangements. At December 31, 2002, the estimated fair value of the debentures previously held by Dayton Superior Capital Trust is $1,763. The estimated fair value of the City of Parsons, Kansas Economic Development Loan is $60. The estimated fair value of the credit facility approximates its face value, as this facility has variable interest rates tied to market rates.

        The Senior Subordinated Notes (the "Notes") have a principal amount of $170,000 and mature in June 2009. The Notes were issued at a discount, which is being accreted to the face value using the effective interest method and is reflected as interest expense. The Notes were issued with warrants that allow the holder to purchase 117,276 of the Company's Class A Common Shares for $0.01 per share. The Company's wholly-owned domestic subsidiaries (Aztec Concrete Accessories, Inc.; Trevecca Holdings, Inc.; Dayton Superior Specialty Chemical Corp.; Symons Corporation; and Dur-O-Wal, Inc.) have guaranteed the Notes on a full, unconditional and joint and several basis. Pursuant to Regulation S-X, Rule 3-10(f), separate financial statements have not been presented for the guarantor subsidiaries. The wholly-owned foreign subsidiaries of the Company are not guarantors with respect to the Notes and do not have any credit arrangements senior to the Notes. The following supplemental consolidated condensed balance sheets as of December 31, 2002 and 2001, the supplemental consolidated condensed statements of operations and cash flows for the years ended December 31, 2002, 2001 and 2000 depict in separate columns, the parent company, those subsidiaries which are guarantors, those subsidiaries which are non-guarantors, elimination adjustments and the consolidated total. This financial information may not necessarily be indicative of the result of operations or financial position of the subsidiaries had they been operated as independent entities.

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES

Supplemental Consolidating Condensed Balance Sheet

As of December 31, 2002

	Dayton Superior Corporation	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Cash	$1,605	$(687)	$1,486	$—	$2,404
Accounts receivable, net	30,223	30,487	455	—	61,165
Inventories	23,408	23,180	1,323	—	47,911
Intercompany	56,498	(56,414)	(84)	—	—
Other current assets	8,555	8,539	163	—	17,257

TOTAL CURRENT ASSETS	120,289	5,105	3,343	—	128,737
Rental equipment, net	4,268	58,846	46	—	63,160
Property, plant and equipment, net	25,690	35,378	178	—	61,246
Investment in subsidiaries	123,041	—	—	(123,041)	—
Other assets	53,497	67,331	—	—	120,828

TOTAL ASSETS	$326,785	$166,660	$3,567	$(123,041)	$373,971

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current maturities of long-term debt	$6,991	$—	$—	$—	$6,991
Accounts payable	13,983	11,407	277	—	25,667
Accrued liabilities	18,022	12,152	154	—	30,328

TOTAL CURRENT LIABILITIES	38,996	23,559	431	—	62,986
Long-term debt	292,545	—	—	—	292,545
Other long-term liabilities	5,730	16,763	188	—	22,681
Total shareholders' equity (deficit)	(10,486)	126,338	2,948	(123,041)	(4,241)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$326,785	$166,660	$3,567	$(123,041)	$373,971

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES

Supplemental Consolidating Condensed Balance Sheet

As of December 31, 2001

	Dayton Superior Corporation	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Cash	$2,714	$832	$1,443	$—	$4,989
Accounts receivable, net	20,014	30,516	1,098	—	51,628
Inventories	23,030	23,925	945	—	47,900
Intercompany	58,692	(58,584)	(108)	—	—
Other current assets	9,046	9,594	184	—	18,824

TOTAL CURRENT ASSETS	113,496	6,283	3,562	—	123,341
Rental equipment, net	6,256	65,009	58	—	71,323
Property, plant and equipment, net	23,708	36,222	191	—	60,121
Investment in subsidiaries	122,864	—	—	(122,864)	—
Other assets	55,899	86,159	—	—	142,058

TOTAL ASSETS	$322,223	$193,673	$3,811	$(122,864)	$396,843

LIABILITIES AND SHAREHOLDERS' EQUITY
Current maturities of long-term debt	$5,001	$—	$—	$—	$5,001
Accounts payable	12,579	14,548	213	—	27,340
Accrued liabilities	20,004	13,742	311	—	34,057

TOTAL CURRENT LIABILITIES	37,584	28,290	524	—	66,398
Long-term debt	286,945	—	—	—	286,945
Other long-term liabilities	4,461	22,132	186	—	26,779
Total shareholders' equity (deficit)	(6,767)	143,251	3,101	(122,864)	16,721

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$322,223	$193,673	$3,811	$(122,864)	$396,843

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES

Supplemental Consolidating Condensed Statement of Operations

Year Ended December 31, 2002

	Dayton Superior Corporation	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Consolidated
Net sales	$192,271	$197,368	$9,098	$398,737
Cost of sales	132,946	130,894	6,021	269,861

Gross profit	59,325	66,474	3,077	128,876
Selling, general and administrative expenses	40,422	49,188	1,611	91,221
Facility closing and severance expenses	3,827	1,572	—	5,399
Amortization of goodwill and intangibles	373	230	—	603
Management fees	(300)	—	300	—

Income from operations	15,003	15,484	1,166	31,653
Other expenses
Interest expense	33,101	866	—	33,967
Loss on disposals of property, plant and equipment	728	387	—	1,115
Other expense (income), net	(35)	44	71	80

Income (loss) before provision (benefit) for income taxes and cumulative effect of change in accounting principle	(18,791)	14,187	1,095	(3,509)
Provision (benefit) for income taxes	(2,067)	1,561	120	(386)

Income (loss) before cumulative effect of change in accounting principle	(16,724)	12,626	975	(3,123)
Cumulative effect of change in accounting principle, net of income tax benefit of $2,754	—	(17,140)	—	(17,140)

Net income (loss)	$(16,724)	$(4,514)	$975	$(20,263)

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES

Supplemental Consolidating Condensed Statement of Operations

Year Ended December 31, 2001

	Dayton Superior Corporation	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Consolidated
Net sales	$194,163	$211,918	$9,410	$415,491
Cost of sales	132,837	137,459	5,925	276,221

Gross profit	61,326	74,459	3,485	139,270
Selling, general and administrative expenses	38,006	57,983	1,543	97,532
Facility closing and severance expenses	442	6,918	—	7,360
Amortization of goodwill and intangibles	1,980	1,932	—	3,912
Management fees	(300)	—	300	—

Income from operations	21,198	7,626	1,642	30,466
Other expenses
Interest expense	34,463	561	—	35,024
Other expense (income), net	—	95	—	95

Income (loss) before provision for income taxes	(13,265)	6,970	1,642	(4,653)
Provision (benefit) for income taxes	(3,361)	1,766	416	(1,179)

Net income (loss)	$(9,904)	$5,204	$1,226	$(3,474)

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES

Supplemental Consolidating Condensed Statement of Operations

Year Ended December 31, 2000

	Dayton Superior Corporation	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Consolidated
Net sales	$197,330	$180,069	$9,669	$387,068
Cost of sales	128,355	114,471	5,920	248,746

Gross profit	68,975	65,598	3,749	138,322
Selling, general and administrative expenses	41,653	49,124	2,164	92,941
Facility closing and severance expenses	1,860	657	—	2,517
Amortization of goodwill and intangibles	1,784	724	—	2,508
Management fees	(850)	689	161	—

Income from operations	24,528	14,404	1,424	40,356
Other expenses
Interest expense	22,669	(95)	—	22,574
Non-recurring item—Lawsuit judgment	—	15,341	—	15,341
Loss on early extinguishment of long-term debt	7,761	—	—	7,761
Other expense, net	216	77	—	293

Income (loss) before provision (benefit) for income taxes	(6,118)	(919)	1,424	(5,613)
Provision (benefit) for income taxes	(2,123)	(10)	655	(1,478)

Net income (loss)	(3,995)	(909)	769	(4,135)
Dividends on Company-obligated mandatorily redeemable convertible trust preferred securities, net of income tax benefit	583	—	—	583

Net income (loss) available to common shareholders	$(4,578)	$(909)	$769	$(4,718)

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES
Supplemental Consolidating Condensed Statement of Cash Flows
Year Ended December 31, 2002

	Dayton Superior Corporation	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(9,514)	$(11,724)	$975	$(20,263)
Adjustments to reconcile net income to net cash provided by operating activities:
Cumulative effect of change in accounting principle	—	17,140	—	17,140
Depreciation and amortization	7,712	16,026	50	23,788
Deferred income taxes	3,228	—	—	3,228
Gain on sales of rental equipment and fixed assets	(572)	(20,247)	(32)	(20,851)
Change in assets and liabilities, net of the effects of acquisitions	(5,834)	(13,460)	(998)	(20,292)

Net cash provided by (used in) operating activities	(4,980)	(12,265)	(5)	(17,250)

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(6,658)	(4,489)	(130)	(11,277)
Proceeds from sales of fixed assets	1,105	877	28	2,010
Rental equipment additions	(758)	(17,619)	(34)	(18,411)
Proceeds from sale of rental equipment	3,018	32,550	73	35,641

Net cash provided by (used in) investing activities	(3,293)	11,319	(63)	7,963

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(4,141)	—	—	(4,141)
Issuance of long-term debt	8,050	—	—	8,050
Proceeds from sale/leaseback transaction	633	1,597	28	2,258
Issuance of common shares, net of issuance costs	131	—	—	131
Redemption of common shares and purchase of treasury shares	(205)	—	—	(205)
Repayment of loans to shareholders, net	502	—	—	502
Intercompany	2,194	(2,170)	(24)	—

Net cash provided by (used in) financing activities	7,164	(573)	4	6,595

EFFECT OF EXCHANGE RATE CHANGES ON CASH	—	—	107	107

Net increase (decrease) in cash	(1,109)	(1,519)	43	(2,585)
CASH, beginning of year	2,714	832	1,443	4,989

CASH, end of year	$1,605	$(687)	$1,486	$2,404

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES
Supplemental Consolidating Condensed Statement of Cash Flows
Year ended December 31, 2001

	Dayton Superior Corporation	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(9,904)	$5,204	$1,226	$(3,474)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	8,483	15,928	42	24,453
Deferred income taxes	(2,972)	—	—	(2,972)
Gain on sales of rental equipment and fixed assets	(1,062)	(13,039)	(83)	(14,184)
Change in assets and liabilities, net of the effects of acquisitions	(9,109)	15,049	(1,540)	4,400

Net cash provided by (used in) operating activities	(14,564)	23,142	(355)	8,223

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(4,065)	(5,679)	(180)	(9,924)
Proceeds from sales of fixed assets	34	132	3	169
Rental equipment additions	(1,565)	(24,317)	(51)	(25,933)
Proceeds from sale of rental equipment	2,193	20,390	159	22,742
Acquisitions	(40,707)	—	—	(40,707)

Net cash used in investing activities	(44,110)	(9,474)	(69)	(53,653)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(48,532)	—	—	(48,532)
Issuance of long-term debt	93,751	—	—	93,751
Issuance of Class A common shares	5,334	—	—	5,334
Financing costs incurred	(791)	—	—	(791)
Purchase of treasury shares	(928)	—	—	(928)
Intercompany	10,951	(12,011)	1,060	—

Net cash provided by (used in) financing activities	59,785	(12,011)	1,060	48,834

EFFECT OF EXCHANGE RATE CHANGES ON CASH	—	—	(197)	(197)

Net increase in cash	1,111	1,657	439	3,207
CASH, beginning of year	1,603	(825)	1,004	1,782

CASH, end of year	$2,714	$832	$1,443	$4,989

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES
Supplemental Consolidating Condensed Statement of Cash Flows
Year ended December 31, 2000

	Dayton Superior Corporation	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(3,995)	$(909)	$769	$(4,135)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss on early extinguishment of long-term debt	7,761	—	—	7,761
Depreciation and amortization	7,192	9,242	36	16,470
Deferred income taxes	(1,150)	(104)	279	(975)
Gain on sales of rental equipment and fixed assets	(1,041)	(8,757)	(48)	(9,846)
Change in assets and liabilities, net of the effects of acquisitions	(3,101)	(7,500)	(813)	(11,414)

Net cash provided by (used in) operating activities	5,666	(8,028)	223	(2,139)

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(7,063)	(4,537)	(78)	(11,678)
Proceeds from sales of fixed assets	32	163		195
Rental equipment additions	(1,939)	(16,106)	(65)	(18,110)
Proceeds from sale of rental equipment	2,500	14,723	86	17,309
Acquisitions	(25,054)	—	—	(25,054)
Refunds of purchase price on acquisitions	2,148	—	—	2,148

Net cash used in investing activities	(29,376)	(5,757)	(57)	(35,190)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(122,185)	—	—	(122,185)
Issuance of long-term debt	239,171	—	—	239,171
Prepayment premium on extinguishments of long-term debt and interest rate swap agreements	(476)	—	—	(476)
Financing cost on unused long-term debt commitment	(750)	—	—	(750)
Issuance of Class A common shares	93,544	—	—	93,544
Redemption of Class A common shares	(164,316)	—	—	(164,316)
Financing costs incurred	(9,761)	—	—	(9,761)
Dividends on Company-obligated mandatorily redeemable convertible trust preferred securities, net of income tax benefit	(583)	—	—	(583)
Intercompany	(12,819)	13,321	(502)	—

Net cash provided by (used in) financing activities	21,825	13,321	(502)	34,644

EFFECT OF EXCHANGE RATE CHANGES ON CASH	—	—	(86)	(86)

Net decrease in cash	(1,885)	(464)	(422)	(2,771)
CASH, beginning of year	3,488	(361)	1,426	4,553

CASH, end of year	$1,603	$(825)	$1,004	$1,782

(5) Company-obligated Mandatorily Redeemable Convertible Trust Preferred Securities

        In October 1999, the Company completed an underwritten public offering of 1,062,500 Company-obligated mandatorily redeemable convertible trust preferred securities at a price of $20 per security. Net proceeds to the Company after issuance costs were $19,554. The securities were issued by a limited purpose Delaware trust which used the proceeds to purchase from the Company the same principal amount of convertible junior subordinated debentures. The securities were guaranteed by the Company on a subordinated basis.

        As a result of the recapitalization, the trust was dissolved. The securities converted to debentures having the right to receive cash in the amount of $23,375 ($22.00 per preferred security), plus accrued interest. As of December 31, 2002, $22,265 of the debentures had been redeemed. Interest is payable on the preferred securities at the rate of 9.1%.

(6) Common Shares

  (a) Stock Option Plan—

        Upon consummation of the recapitalization, the Company adopted the 2000 Stock Option Plan of Dayton Superior Corporation ("Stock Option Plan"). The Stock Option Plan permits the grant of stock options to purchase 683,159 common shares. Options to purchase 147,225, 5,506 and 473,016 common shares were granted during 2002, 2001, and 2000, respectively. Options that are cancelled may be reissued.

        The Stock Option Plan constitutes the amendment and merger into one plan of four previous option plans and governs options that remain outstanding following the recapitalization, as well as new option grants. The terms of the new option grants are as follows:

  •
  Options to purchase 22,997 common shares were exercisable when granted.

  •
  Options to purchase 30,850 common shares became exercisable in 2002.

  •
  Options to purchase 6,426 common shares will become exercisable in 2003.

  •
  Options to purchase 8,392 common shares will become exercisable in 2004.

  •
  Options to purchase 6,250 common shares will become exercisable in 2005.

  •
  The remaining options to purchase 513,053 common shares are eligible to become exercisable in installments over one to five years based on the Company's performance, but, in any case, become exercisable no later than nine years after the grant date.

  •
  These options may be subject to accelerated vesting upon certain change in control events based on Odyssey's return on investment. Under the Stock Option Plan, the option exercise price equals the stock's market price on date of grant. The Company accounts for these plans under APB Opinion No. 25, under which no compensation costs have been recognized. Had compensation cost for these plans been determined consistent with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), the

    Company's net income (loss) available to common shareholders would have been reduced to the following pro forma amounts:

		2002	2001	2000
Net income (loss) available to common shareholders:	As Reported	$(20,263)	$(3,474)	$(4,718)
	Deduct: Total stock-based employee compensation expense determined under fair value-based method for all awards, net of related tax effect	(284)	(633)	(1,068)

	Pro Forma	$(20,547)	$(4,107)	$(5,786)

        A summary of the status of the Company's stock option plans at December 31, 2002, 2001, and 2000, and changes during the years then ended is presented in the table and narrative below:

	Number of Shares	Weighted Average Exercise Price Per Share
Outstanding at December 31, 1999	442,283	$9.28
Granted at a weighted average fair value of $7.65	473,016	27.00
Exercised	(344,353)	8.85

Outstanding at December 31, 2000	570,946	24.22
Granted at a weighted average fair value of $7.65	5,506	27.50
Exercised	(9,134)	21.20
Cancelled	(26,060)	27.00

Outstanding at December 31, 2001	541,258	24.17
Granted at a weighted average fair value of $5.43	147,225	27.50
Exercised	(3,050)	2.29
Cancelled	(13,749)	25.21

Outstanding at December 31, 2002	671,684	$25.00

        Price ranges and other information for stock options outstanding at December 31, 2002 are as follows:

	Outstanding			Exercisable
Range of Exercise Prices	Shares	Weighted Average Exercise Price	Weighted Average Remaining Life	Shares	Weighted Average Exercise Price
$ 1.96—$ 4.00	40,887	$2.45	1.7 years	40,887	$2.45
$12.50—$12.63	4,929	12.56	4.5	4,929	12.56
$16.81—$19.91	38,264	18.11	5.6	38,264	18.11
$27.00—$27.50	587,604	27.12	8.0	104,012	27.04

	671,684	$25.00	7.5 years	188,092	$19.50

        The fair value of each option grant is estimated on the date of grant using the Black Scholes options pricing model with the following weighted average assumptions used for grants in 2002, 2001, and 2000, respectively:

	2002	2001	2000
Risk-free interest rates	3.70%	5.55%	5.55%
Expected dividend yield	0%	0%	0%
Expected lives	6 years	6 years	6 years
Expected volatility	0.00%	0.00%	0.00%

  (b) Treasury Shares—

        During 2002 and 2001, the Company repurchased common shares from former employees in conjunction with the facility closing and severance plans discussed in Note 11. There were 7,459 shares repurchased in 2002 for $205, and 29,288 shares repurchased in 2001 for $979.

(7) Retirement Plans

  (a) Company-Sponsored Pension Plans—

        The Company's pension plans cover virtually all hourly employees not covered by multi-employer pension plans and provide benefits of stated amounts for each year of credited service. The Company funds such plans at a rate that meets or exceeds the minimum amounts required by applicable regulations. The plans' assets are primarily invested in mutual funds comprised primarily of common stocks and corporate and U.S. government obligations.

  Postretirement Benefits—

        The Company provides postretirement health care benefits on a contributory basis and life insurance benefits for Symons salaried and hourly employees who retired prior to May 1, 1995.

	PENSION BENEFITS 2002	PENSION BENEFITS 2001	SYMONS POSTRETIREMENT BENEFITS 2002	SYMONS POSTRETIREMENT BENEFITS 2001
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of year	$7,059	$6,166	$820	$774
Service cost	428	439	—	—
Interest cost	502	454	57	61
Amendments	120	—	—	—
Actuarial loss (gain)	479	301	27	93
Benefits paid	(361)	(301)	(183)	(108)

Benefit obligation at end of year	$8,227	$7,059	$721	$820

CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning of year	$6,716	$6,247	$—	$—
Actual return (loss) on plan assets	(457)	206	—	—
Employer contribution	914	564	183	108
Benefits paid	(361)	(301)	(183)	(108)

Fair value of plan assets at end of year	$6,812	$6,716	$—	$—

FUNDED STATUS	$(1,415)	$(343)	$(720)	$(820)
Unrecognized prior service cost	(32)	(147)	192	216
Unrecognized net loss (gain)	1,402	(94)	(39)	(66)

Net amount recognized	$(45)	$(584)	$(567)	$(670)

AMOUNTS RECOGNIZED IN THE STATEMENT OF FINANCIAL POSITION CONSIST OF:
Accrued benefit liability	$(1,415)	$(584)	$(567)	$(670)
Accumulated other comprehensive income	1,370	—	—	—

Net amount recognized	$(45)	$(584)	$(567)	$(670)

ASSUMPTIONS AS OF DECEMBER 31
Discount rate	6.75%	7.25%	6.75%	7.50%
Expected return on plan assets	8%	8%	N/A	N/A
Rate of compensation increase	N/A	N/A	N/A	N/A

COMPONENTS OF NET PERIODIC BENEFIT COST
Service cost	$428	$439	$—	$—
Interest cost	502	454	57	61
Expected return on plan assets	(560)	(494)	—	—
Amortization of prior service cost	(5)	(6)	24	24

Net periodic pension cost	$365	$393	$81	$85

        As of December 31, 2002 and 2001, the plan had accumulated benefit obligations in excess of plan assets and the accumulated benefit obligation was equal to the projected benefit obligation.

        For purposes of determining the liability for other postretirement health care benefits, the weighted average assumed rate of increase in the per capita cost of covered benefits is 8.5% for 2003 gradually decreasing from 2004 to 2009 until an ultimate rate of 5.00% is assumed for the years 2010 and beyond. Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plan. A one percentage point change in assumed health care cost trend rates would have the following effects:

	1 Percentage Point Increase	1 Percentage Point Decrease
Effect on total of service and interest cost components	$6	$(5)
Effect on the postretirement benefit obligation	91	(81)

  (b) Multi-Employer Pension Plan—

        Approximately 11% of the Company's employees are currently covered by collectively bargained, multi-employer pension plans. Contributions are determined in accordance with the provisions of negotiated union contracts and generally are based on the number of hours worked. The Company does not have the information available to determine its share of the accumulated plan benefits or net assets available for benefits under the multi-employer pension plans. The aggregate amount charged to expense under these plans was $347, $380, and $274, for the years ended December 31, 2002, 2001, and 2000, respectively.

  (c) 401(k) Savings Plan—

        Most employees are eligible to participate in Company sponsored 401(k) savings plans. Company matching contributions vary from 0% to 50% according to terms of the individual plans and collective bargaining agreements. The aggregate amount charged to expense under these plans was $993, $1,000, and $918, for the years ended December 31, 2002, 2001, and 2000, respectively.

  (d) Retirement Contribution Account—

        The Company has a defined contribution plan for substantially all salaried employees. No contributions are permitted by employees, and the Company contributes 1.5% to 6.0% of eligible compensation, depending on the age of the employee. The amount charged to expense for the years ended December 31, 2002, 2001 and 2000 was $1,791, $1,905 and $1,559, respectively.

(8) Income Taxes

        The following is a summary of the components of the Company's income tax provision for the years ended December 31, 2002, 2001, and 2000:

	2002	2001	2000
Currently payable (receivable):
Federal	$(3,397)	$(258)	$(857)
State and local	(354)	555	165
Deferred (future tax benefit)	3,365	(1,476)	(786)

Total benefit	$(386)	$(1,179)	$(1,478)

        The effective income tax rate differs from the statutory federal income tax rate for the years ended December 31, 2002, 2001, and 2000 for the following reasons:

	2002	2001	2000
Statutory income tax rate	34.0%	34.0%	34.0%
State income taxes (net of federal tax benefit)	(4.1)	4.0	4.3
Nondeductible goodwill amortization and other permanent differences	(8.6)	(12.7)	(12.0)
Foreign income taxes	(10.3)	—	—

Effective income tax rate	11.0%	25.3%	26.3%

        The components of the Company's future income tax benefits and deferred tax liabilities as of December 31, 2002 and 2001 are as follows:

	2002	2001
Current deferred taxes:
Inventory reserves	$668	$490
Accounts receivable reserves	876	2,778
Accrued liabilities	4,628	4,678
Other	22	16

Total	6,194	7,962

Long-term deferred taxes:
Accelerated depreciation	(18,504)	(18,594)
Other long-term liabilities	3,993	4,271
Other	2,592	958

Total	(11,919)	(13,365)

Net deferred taxes	$(5,725)	$(5,403)

        For federal income tax purposes, the Company has federal net operating tax loss carryforwards of $1,769, which expire over a three year period beginning in 2019. The Company also has state net operating tax loss carryforwards of $758, which expire over a period of five to twenty years beginning in 2006.

(9) Segment Reporting

        In an effort to reduce cost and enhance customer responsiveness, the Company consolidated its overhead structure from five marketing arms down to two effective January 1, 2003. Accordingly, the Company changed its reporting as a result of this consolidation such that it now reports under two segments: Construction Products Group and Symons. Construction Products Group and Symons sell primarily to external customers and are differentiated by their products and services, both of which serve the construction industry. Construction Products Group sells concrete accessories, which are used in connecting forms for poured-in-place concrete walls, anchoring or bracing for walls and floors, supporting bridge framework and positioning steel reinforcing bars; masonry accessories, which are placed between layers of brick and concrete blocks and covered with mortar to provide additional strength to walls; paving products which are used in the construction and rehabilitation of concrete roads, highways, and airport runways to extend the life of the pavement; and construction chemicals which are used in conjunction with its other products. Symons sells and rents reusable engineered forms and related accessories used in the construction of concrete walls, columns and bridge supports to hold concrete in place while it hardens and construction chemicals which are used in conjunction with its other products.

        Sales between Construction Products Group and Symons are recorded at normal selling price by the selling segment and at cost for the buying segment, with the profit recorded as an intersegment elimination. Segment assets include accounts receivable; inventories; property, plant, and equipment; rental equipment; and an allocation of goodwill. Corporate and unallocated assets include cash, prepaid income taxes, future tax benefits, and financing costs. Export sales and sales by non-U.S. affiliates are not significant.

        Information about the income (loss) of each segment and the reconciliations to the consolidated amounts for the years ended December 31, 2002, 2001, and 2000 is as follows:

	2002	2001	2000
Construction Products Group	$274,129	$282,375	$250,438
Symons	124,608	133,116	136,630

Net sales to external customers	$398,737	$415,491	$387,068

Construction Products Group	$13,123	$13,990	$13,578
Symons	8,107	7,052	6,243

Net sales to other segments	$21,230	$21,042	$19,821

Construction Products Group	$28,265	$29,315	$30,157
Symons	27,076	31,324	16,709
Intersegment Eliminations	(11,032)	(11,187)	(9,949)
Corporate	(47,818)	(54,105)	(42,530)

Loss before income taxes	$(3,509)	$(4,653)	$(5,613)

Construction Products Group	$6,665	$6,455	$4,454
Symons	12,417	9,936	5,668
Corporate	1,768	1,899	2,491

Depreciation	$20,850	$18,290	$12,613

Construction Products Group	$258	$375	$335
Symons	229	16	16
Corporate	116	3,521	2,157

Amortization of goodwill and intangibles	$603	$3,912	$2,508

        Information regarding each segment's assets and the reconciliation to the consolidated amounts as of December 31, 2002 and 2001 is as follows:

	2002	2001
Construction Products Group	$159,955	$150,001
Symons	115,071	119,854
Corporate and Unallocated	98,945	126,988

Total Assets	$373,971	$396,843

        Information regarding capital expenditures by segment and the reconciliation to the consolidated amounts for the years ended December 31, 2002, 2001 and 2000 is as follows:

	2002	2001	2000
Construction Products Group	$7,968	$6,629	$8,759
Symons	2,520	2,320	1,949
Corporate	789	975	970

Property, Plant, and Equipment Additions	$11,277	$9,924	$11,678

Construction Products Group	$864	$1,664	$2,041
Symons	17,547	24,269	16,069

Rental Equipment Additions	$18,411	$25,933	$18,110

(10) Commitments and Contingencies

  (a) Operating Leases—

        Rental expense for property, plant and equipment (principally office and warehouse facilities and office equipment) was $6,318, $6,599, and $4,731, for the years ended December 31, 2002, 2001 and 2000, respectively. Lease terms generally range from one to ten years and some contain renewal options.

        Aggregate minimum annual rental commitments under non-cancelable operating leases are as follows:

	Operating Leases	Sale-Leaseback	Total
2003	$4,478	$175	$4,653
2004	3,262	—	3,262
2005	2,540	—	2,540
2006	2,048	—	2,048
2007	587	—	587
Thereafter	85	—	85

Total	$13,000	$175	$13,175

  (b) Litigation—

        Symons was a defendant in a civil suit brought by EFCO Corp., a competitor of Symons in one portion of their business. EFCO Corp. alleged that Symons engaged in false advertising, misappropriation of trade secrets, intentional interference with contractual relations, and certain other activities. After a jury trial, preliminary damages of approximately $14,100 were awarded against Symons in 1999, and both parties were enjoined from engaging in certain conduct. The Company recorded a $15,000 charge in the second quarter of 2000 after its unsuccessful appeal. In October 2000, Symons satisfied the judgment of $14,100, post-judgment interest of $1,134, and reimbursement of EFCO's defense costs of $107, by payment to EFCO from the Company's cash on hand and from the Company's revolving credit facility.

        Symons has made a claim to its primary and excess insurance carriers for "advertising injury" and other claims under its insurance policies to recover its defense costs and for indemnification of the false advertising and the misappropriation of trade secrets portions of the EFCO judgment.

        From time to time, the Company is involved in various legal proceedings arising out of the ordinary course of business. None of the matters in which the Company is currently involved, either individually, or in the aggregate, is expected to have a material adverse effect on the Company's business or financial condition.

  (c) Self-Insurance—

        The Company is self-insured for certain of its group medical, workers' compensation and product and general liability claims. The Company has stop loss insurance coverage at various per occurrence and per annum levels depending on the type of claim. The Company consults with third party administrators to estimate the reserves required for these claims. No material revisions were made to the estimates for the years ended December 31, 2002, 2001 and 2000. The Company has reserved $6,890, and $6,911 as of December 31, 2002 and 2001, respectively.

  (d) Severance Obligations—

        The Company has employment agreements with its executive management and severance agreements with certain of its key management-level personnel, with annual base compensation ranging in value from $80 to $390. The agreements generally provide for salary continuation in the event of termination without cause for periods of one to two years. The agreements also contain certain non-competition clauses. As of December 31, 2002, the remaining aggregate commitment under these severance agreements if all individuals were terminated without cause was approximately $3,932.

(11) Facility Closing and Severance Expenses

        During 2000, as a result of the acquisition of Conspec, the Company approved and began implementing a plan to consolidate certain of its existing operations. Activity for this plan for the years ended December 31, 2000, 2001, and 2002 was as follows:

	Involuntary Termination Benefits	Lease Termination Costs	Relocation of Operations	Other Post- Closing Costs	Total
Facility closing and severance expenses	$834	$553	$—	$697	$2,084
Items charged against reserve	(96)	(13)	—	(122)	(231)

Balance, December 31, 2000	738	540	—	575	1,853
Facility closing and severance expenses	—	—	—	—	—
Items charged against reserve	(738)	(50)	—	(398)	(1,186)

Balance, December 31, 2001	—	490	—	177	667
Facility closing and severance expenses	—	—	—	—	—
Items charged against reserve	—	(221)	—	(84)	(305)

Balance, December 31, 2002	$—	$269	$—	$93	$362

        The remaining lease termination costs are expected to be paid through 2007, and the remaining other post-closing costs are expected to be paid in 2003.

        During 2001, the Company approved and began implementing a plan to exit certain of its manufacturing and distribution facilities and to reduce overall Company headcount in order to keep its cost structure in alignment with its net sales. Activity for this plan for the years ended December 31, 2001 and 2002 was as follows:

	Involuntary Termination Benefits	Lease Termination Costs	Relocation of Operations	Other Post- Closing Costs	Total
Facility closing and severance expenses	$3,287	$685	$—	$786	$4,758
Items charged against reserve	(2,356)	(161)	—	—	(2,517)

Balance, December 31, 2001	931	524	—	786	2,241
Facility closing and severance expenses	—	—	108	—	108
Items charged against reserve	(931)	(314)	(108)	(475)	(1,828)

Balance, December 31, 2002	$—	$210	$—	$311	$521

        The remaining lease termination costs are expected to be paid through 2004, and the other post-closing costs are expected to be paid in 2003.

        During 2002, the Company approved and began implementing a plan to exit certain of its distribution facilities and to reduce overall Company headcount in order to keep its cost structure in alignment with its net sales. Activity for this plan for the year ended December 31, 2002 was as follows:

	Involuntary Termination Benefits	Lease Termination Costs	Relocation of Operations	Other Post- Closing Costs	Total
Facility closing and severance expenses	$4,441	$650	$—	$200	$5,291
Items charged against reserve	(2,029)	(566)	—	(200)	(2,795)

Balance, December 31, 2002	$2,412	$84	$—	$—	$2,496

        The remaining involuntary termination benefits are expected to be paid through 2004, and the lease termination costs are expected to be paid in 2003.

(12) Related Party Transactions

        During 2002, the Company reimbursed Odyssey for $228 of out-of-pocket expenses. In conjunction with the acquisition of Aztec Concrete Accessories, Inc. ("Aztec"), the Company paid Odyssey a $350 fee, plus out-of-pocket expenses of $107 during 2001. In conjunction with the recapitalization and the related financing transactions, the Company paid Odyssey a fee of $4,000, plus out-of-pocket expenses of $699 during 2000.

(13) Quarterly Financial Information (Unaudited)

	2002
Quarterly Operating Data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$82,772	$112,214	$110,526	$93,225	$398,737
Gross profit	26,517	36,587	36,623	29,149	128,876
Income (loss) before cumulative effect of change in accounting principle	(3,010)	2,890	2,587	(5,590)	(3,123)
	2001
Quarterly Operating Data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$88,312	$116,806	$115,650	$94,723	$415,491
Gross profit	26,610	40,847	39,357	32,456	139,270
Net income (loss)	(4,591)	1,245	2,000	(2,128)	(3,474)
	2000
Quarterly Operating Data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$81,305	$102,086	$113,263	$90,413	$387,068
Gross profit	27,131	37,233	41,970	31,988	138,322
Net income (loss)	473	(7,784)	3,870	(694)	(4,135)

(14) Restatement

        Subsequent to the issuance of the Company's December 31, 2002 consolidated financial statements, management restated the Company's December 31, 2002, 2001 and 2000 consolidated statements of operations to reflect the application of Emerging Issues Task Force (EITF) 00-10, "Accounting for Shipping and Handling Fees and Costs" which was required to be adopted by the Company in the year ended December 31, 2000. EITF 00-10 requires that all shipping and handling costs billed to customers be recorded as sales and the actual costs incurred be recorded as a component of cost of sales. Before adopting EITF 00-10, the Company netted freight costs against freight revenue.

        As a result of adopting EITF 00-10, the Company's December 31, 2002, 2001 and 2000 net sales and cost of sales both increased by approximately $20,453, $21,791 and $19,223, respectively, to reflect the inclusion of shipping revenues and costs, but there was no effect on previously reported gross profit, income from operations, net income (loss), cash flows or financial position.

        The effects of the restatement on the years ended December 31, 2002, 2001 and 2000 are as follows (in thousands):

	December 31, 2002		December 31, 2001		December 31, 2000
	As Reported	As Restated	As Reported	As Restated	As Reported	As Restated
Sales	$378,284	$398,737	$393,700	$415,491	$367,845	$387,068
Cost of Sales	249,408	269,861	254,430	276,221	229,523	248,746

(15) Subsequent Event

        On July 29, 2003, the Company completed the acquisition of substantially all of the fixed assets and rental fleet assets of Safway Formwork Systems, L.L.C. for $19,965 plus $535 in acquisition costs. The purchase price was comprised of $13,000 in cash and a non-interest bearing (other than in the case of default) senior unsecured note payable to the seller with a present value of $6,965 and a face amount of $12,000. The note was issued at a discount, is being accreted to the face value using the effective interest method and is reflected as interest expense. The first $250 installment payment on the note was paid on September 30, 2003, and an additional $750 is due on December 31, 2003. Thereafter, annual payments of $1,000 are due on September 30 of each year from 2004 through 2008, with a final balloon payment of $6,000 due on December 31, 2008. For purposes of calculating the net present value of the senior unsecured note, the Company has used an interest rate of 14.5%. The $13,000 of cash was funded through the issuance by the Company of 541,667 common shares valued at $13,000 in the aggregate to the Company's majority shareholder. The $535 in acquisition costs was funded through borrowings on the revolving credit facility.

        The acquisition will be accounted for as a purchase, and the results of Safway have been included in the Company's consolidated financial statements from the date of acquisition. The purchase price has been allocated based on the estimated fair value of the assets acquired, as follows:

Rental equipment	$20,035
Property, plant and equipment	500
Covenants not to compete	465
Payable for covenants not to compete	(465)

Purchase price	$20,535

        This allocation may change, as the Company's independent appraisal of the assets acquired and evaluations of costs to exit Safway's facilities has not been completed.

        On June 9, 2003, the Company completed an offering of $165,000 of senior second secured notes in a private placement. The notes mature in June 2008 and were issued at a discount, which is being accreted to the face value using the effective interest method and is reflected as interest expense. The proceeds of the offering were $156,895 and were used to repay the Company's acquisition credit facility, term loan tranche A, term loan tranche B, and a portion of the revolving credit facility. As a result of the transactions, the Company incurred a loss on the early extinguishment of long-term debt of $2,550.

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES

Schedule II—Valuation and Qualifying Accounts

Years Ended December 31, 2002, 2001 and 2000

(Amounts in thousands)

	Additions			Deductions
	Balance at Beginning of Year	Charged to Costs and Expenses	Other	Charges for Which Reserves Were Created	Balance at End of Year
Allowances for Doubtful Accounts and Sales Returns and Allowances
For the year ended December 31, 2002	$7,423	$1,848	—	$(4,410)	$4,861
For the year ended December 31, 2001	5,331	2,156	102(1)	(166)	7,423
For the year ended December 31, 2000	5,589	2,740	—	(2,998)	5,331

(1)
Acquisition of BarLock and Aztec Concrete Accessories, Inc.

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

As of September 26, 2003 and December 31, 2002

(Amounts in thousands)

(unaudited)

	September 26, 2003	December 31, 2002
ASSETS
Current assets:
Cash	$1,668	$2,404
Accounts receivable, net of allowances for doubtful accounts and sales returns and allowances of $4,470 and $4,861	71,981	61,165
Inventories (Note 3b)	50,713	47,911
Prepaid expenses and other current assets	6,271	7,054
Prepaid income taxes	6,075	4,009
Future income tax benefits	6,194	6,194

Total current assets	142,902	128,737

Rental equipment, net	87,142	63,160

Property, plant and equipment	111,584	103,846
Less accumulated depreciation	(49,113)	(42,600)

Net property, plant and equipment	62,471	61,246

Goodwill	107,328	107,328
Intangible assets, net of accumulated amortization (Note 3d)	6,516	8,405
Other assets	4,336	5,095

Total assets	$410,695	$373,971

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Current maturities of long-term debt (Note 4)	$2,577	$6,991
Accounts payable	24,173	25,667
Accrued compensation	14,459	20,948
Other accrued liabilities	12,721	9,380

Total current liabilities	53,930	62,986

Long-term debt, net of current portion (Note 4)	337,731	292,545
Deferred income taxes	11,118	11,919
Other long-term liabilities	10,730	10,762

Total liabilities	413,509	378,212

Shareholders' deficit:
Common shares	115,573	102,525
Loans to shareholders	(2,723)	(2,878)
Treasury shares, at cost, 36,747 shares in 2003 and 2002	(1,184)	(1,184)
Cumulative other comprehensive loss	(1,250)	(1,716)
Accumulated deficit	(113,230)	(100,988)

Total shareholders' deficit	(2,814)	(4,241)

Total liabilities and shareholders' deficit	$410,695	$373,971

The accompanying notes to consolidated financial statements are an integral part of these consolidated balance sheets.

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

For The Three and Nine Fiscal Months Ended September 26, 2003 and September 27, 2002

(Amounts in thousands)

(Unaudited)

	Three Fiscal Months Ended		Nine Fiscal Months Ended
	September 26, 2003	(as restated) September 27, 2002	September 26, 2003	(as restated) September 27, 2002
Product sales	$85,242	$90,418	$227,885	$250,954
Rental revenue	10,545	11,064	24,421	33,719
Used rental equipment sales	5,201	9,413	26,190	20,839

Net sales	100,988	110,895	278,496	305,512

Product sales	67,795	67,355	178,026	185,429
Rental revenue	6,386	4,629	15,932	13,968
Used rental equipment sales	2,078	2,288	7,797	6,388

Cost of sales	76,259	74,272	201,755	205,785

Product sales	17,447	23,063	49,859	65,525
Rental revenue	4,159	6,435	8,489	19,751
Used rental equipment sales	3,123	7,125	18,393	14,451

Gross profit	24,729	36,623	76,741	99,727
Selling, general and administrative expenses	23,074	21,349	62,689	67,365
Facility closing and severance expenses (Note 7)	499	2,285	1,243	2,859
Amortization of intangibles	184	150	443	301

Income from operations	972	12,839	12,366	29,202
Other expenses
Interest expense	11,199	8,468	28,272	24,881
Loss on early extinguishment of long-term debt	—	—	2,480	—
Other expense	27	59	164	209

Income (loss) before provision (benefit) for income taxes and cumulative effect of change in accounting principle	(10,254)	4,312	(18,550)	4,112
Provision (benefit) for income taxes	(3,861)	1,725	(6,307)	1,645

Income (loss) before cumulative effect of change in accounting principle	(6,393)	2,587	(12,243)	2,467
Cumulative effect of change in accounting principle, net of income tax benefit of $2,754 (Note 3)	—	—	—	(17,140)

Net income (loss)	$(6,393)	$2,587	$(12,243)	$(14,673)

The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For The Nine Fiscal Months Ended September 26, 2003 and September 27, 2002

(Amounts in thousands)

(Unaudited)

	September 26, 2003	September 27, 2002
Cash Flows From Operating Activities:
Net loss	$(12,243)	$(14,673)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	18,110	15,089
Amortization of intangibles	443	301
Loss on early extinguishment of long-term debt	2,480	—
Cumulative effect of change in accounting principle (Note 3)	—	17,140
Deferred income taxes	(801)	(30)
Amortization of deferred financing costs and debt discount	2,229	1,721
Gain on sales of rental equipment and property, plant and equipment	(18,255)	(14,284)
Changes in assets and liabilities, net of effects of acquisition:
Accounts receivable	(10,817)	(22,130)
Inventories	(2,802)	(5,933)
Accounts payable	(1,494)	509
Accrued liabilities and other long-term liabilities	(3,645)	(5,656)
Prepaid expenses and other assets	(1,268)	6,997

Net cash used in operating activities	(28,063)	(20,949)

Cash Flows From Investing Activities:
Property, plant and equipment additions	(5,932)	(8,390)
Proceeds from sales of property, plant and equipment	82	1,999
Rental equipment additions	(21,501)	(8,605)
Proceeds from sales of rental equipment	26,190	20,838
Acquisition (Note 2)	(13,535)	—

Net cash (used in) provided by investing activities	(14,696)	5,842

Cash Flows From Financing Activities:
Repayments of long-term debt	(176,563)	(2,959)
Issuance of long-term debt	206,195	14,737
Proceeds from sale/leaseback transaction	—	2,258
Financing costs incurred	(1,278)	—
Purchase of treasury shares	—	(205)
Repayment of loans to shareholders	154	249
Issuance of common shares	13,049	86

Net cash provided by financing activities	41,557	14,166

Effect of Exchange Rate Changes on Cash	466	86

Net decrease in cash	(736)	(855)
Cash, beginning of period	2,404	4,989

Cash, end of period	$1,668	$4,134

Supplemental Disclosures:
Cash paid (refunded) for income taxes, net	$(3,531)	$432
Cash paid for interest	21,596	17,914
Purchases of equipment on capital leases	2,958	1,740
Issuance of note in conjunction with acquisition	6,965	—

The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income (Loss)

For The Three and Nine Fiscal Months Ended September 26, 2003 and September 27, 2002

(Amounts in thousands)

(Unaudited)

	Three Fiscal Months Ended		Nine Fiscal Months Ended
	September 26, 2003	September 27, 2002	September 26, 2003	September 27, 2002
Net income (loss)	$(6,393)	$2,587	$(12,243)	$(14,673)
Other comprehensive income:
Foreign currency translation adjustment	(25)	(91)	466	84

Comprehensive income (loss)	$(6,418)	$2,496	$(11,777)	$(14,589)

The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Amounts in thousands, except share and per share amounts)

(Unaudited)

(1) Consolidated Financial Statements

        The interim consolidated financial statements included herein have been prepared by the Company, without audit, and include, in the opinion of management, all adjustments necessary to state fairly the information set forth therein. Any such adjustments were of a normal recurring nature. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been omitted, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these unaudited consolidated financial statements be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's annual financial statements for the year ended December 31, 2002. The interim results may not be indicative of future periods.

(2) Acquisition

        On July 29, 2003, the Company completed the acquisition of substantially all of the fixed assets and rental fleet assets of Safway Formwork Systems, L.L.C. for $19,965 plus $535 in acquisition costs. The purchase price was comprised of $13,000 in cash and a non-interest bearing (other than in the case of default) senior unsecured note payable to the seller with a present value of $6,965 and a face amount of $12,000. The note was issued at a discount, which is being accreted to the face value using the effective interest method and is reflected as interest expense. The first $250 installment payment on the note was paid on September 30, 2003, and an additional $750 is due on December 31, 2003. Thereafter, annual payments of $1,000 are due on September 30 of each year from 2004 through 2008, with a final balloon payment of $6,000 due on December 31, 2008. For purposes of calculating the net present value of the senior unsecured note, the Company has used an interest rate of 14.5%. The $13,000 of cash was funded through the issuance by the Company of 541,667 common shares valued at $13,000 in the aggregate to the Company's majority shareholder. The $535 in acquisition costs was funded through borrowings on the revolving credit facility.

        The acquisition has been accounted for as a purchase, and the results of Safway have been included in the Company's consolidated financial statements from the date of acquisition. The purchase price has been allocated based on the estimated fair value of the assets acquired, as follows:

Rental equipment	$20,035
Property, plant and equipment	500
Covenants not to compete	465
Payable for covenants not to compete	(465)

Purchase price	$20,535

        This allocation may change, as the Company's independent appraisal of the assets acquired and evaluations of costs to exit Safway's facilities has not been completed.

        The following pro forma information sets forth the consolidated results of operations for the three and nine months ended September 26, 2003, and September 27, 2002 as though the acquisition had been completed at the beginning of each period presented:

	Pro Forma Three fiscal months ended		Pro Forma Nine fiscal months ended
	September 26, 2003	September 27, 2002	September 26, 2003	September 27, 2002
Net Sales	$102,350	$117,338	$291,092	$325,437
Income (loss) before provision (benefit) for income taxes and cumulative effect of change in accounting principle	(11,095)	3,181	(21,559)	842
Income (loss) before cumulative effect of change in accounting principle	$(6,904)	$1,910	$(14,082)	$513

        In accordance with SEC rules and regulations, pro forma information includes costs that are expected to be eliminated under the Company's ownership.

(3) Accounting Policies

        The interim consolidated financial statements have been prepared in accordance with the accounting policies described in the notes to the Company's consolidated financial statements for the year ended December 31, 2002. While management believes that the procedures followed in the preparation of interim financial information are reasonable, the accuracy of some estimated amounts is dependent upon facts that will exist or calculations that will be made at year end. Examples of such estimates include changes in the deferred tax accounts and management bonuses, among others. Any adjustments pursuant to such estimates during the fiscal quarter were of a normal recurring nature.

  (a) Fiscal Quarter—

        The Company's fiscal year end is December 31. The Company's fiscal quarters are defined as the 13-week periods ending on a Friday near the end of March, June and September.

  (b) Inventories—

        The Company values all inventories at the lower of first-in, first-out ("FIFO") cost or market. The Company provides net realizable value reserves which reflect the Company's best estimate of the excess of the cost of potential obsolete and slow moving inventory over the expected net realizable value.

Following is a summary of the components of inventories as of September 26, 2003 and December 31, 2002:

	September 26, 2003	December 31, 2002
Raw materials	$9,763	$15,984
Work in progress	3,068	3,069
Finished goods	39,181	29,932

	52,012	48,985
Net realizable value reserve	(1,299)	(1,074)

	$50,713	$47,911

  (c) Rental Equipment—

        Rental equipment is manufactured or purchased by the Company for resale and for rent to others on a short-term basis. Rental equipment is recorded at the lower of FIFO cost or market and is depreciated over the estimated useful life of the equipment, three to fifteen years, on a straight-line basis. The balances as of September 26, 2003 and December 31, 2002 are net of accumulated depreciation of $27,595 and $24,181, respectively.

  (d) Goodwill and Intangible Assets—

        Amortization is provided over the term of the loan (5 to 7 years) for deferred financing costs, the term of the agreement (1 to 5 years) for non-compete agreements, and over the estimated useful life (3 years) for intellectual property. Amortization of non-compete agreements and intellectual property is reflected as "Amortization of intangibles" in the accompanying consolidated statements of operations. The estimated aggregate amortization expense for each of the next five years is as follows: $211 in the balance of 2003, $699 in 2004, $40 in 2005, $40 in 2006 and $26 in 2007. Amortization of deferred financing costs is reflected as "Interest expense" in the accompanying consolidated statements of operations. The estimated aggregate interest expense for each of the next five years related to the amortization of deferred financing costs is as follows: $260 in the balance of 2003, $995 in 2004, $995 in 2005, $903 in 2006 and $811 in 2007. Intangible assets consisted of the following:

	September 26, 2003	December 31, 2002
Deferred financing costs	$8,203	$10,550
Intellectual property	690	690
Covenants not to compete	2,060	1,595

	10,953	12,835

Less: accumulated amortization	(4,437)	(4,430)

	$6,516	$8,405

        In June 2001, the FASB issued SFAS No. 141, "Business Combinations" and No. 142 "Goodwill and Other Intangible Assets." SFAS No. 141 revises the accounting for future business combinations to only allow the purchase method of accounting. In addition, the two statements preclude amortization of goodwill for periods beginning after December 15, 2001. Instead, an annual review of the recoverability of the goodwill and intangible assets is required. Certain other intangible assets continue to be amortized over their estimated useful lives.

        The Company adopted SFAS No. 142 effective January 1, 2002. As a result of adopting SFAS No. 142, the Company recorded a non-cash charge in the first quarter of 2002 of $17,140 ($19,894 of goodwill, less an income tax benefit of $2,754), which is reflected as a cumulative effect of change in accounting principle in the accompanying September 27, 2002 consolidated statement of operations. This amount does not affect the Company's ongoing operations. The goodwill arose from the acquisitions of Dur-O-Wal in 1995, Southern Construction Products in 1999, and Polytite in 2000, all of which manufacture and sell metal accessories used in masonry construction. The masonry products market has experienced weaker markets and significant price competition, which has had a negative impact on the product line's earnings and fair value.

  (e) Customer Rebates—

        The Company offers rebates to certain customers, which are redeemable only if the customer meets certain specified thresholds relating to a cumulative level of sales transactions. Pursuant to EITF 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products), the Company records such rebates as a reduction of revenue in the period the related revenues are recognized.

  (f) New Accounting Pronouncements—

        In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires that an obligation associated with the retirement of a tangible long-lived asset be recognized as a liability when incurred. Subsequent to initial measurement, an entity recognizes changes in the amount of the liability resulting from the passage of time and revisions to either the timing or amount of estimated cash flows. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. The adoption of this pronouncement did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements Nos. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 eliminates the requirement to classify gains and losses from the extinguishment of indebtedness as extraordinary, requires certain lease modifications to be treated the same as a sale-leaseback transaction, and makes other non-substantive technical corrections to existing pronouncements. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002, with earlier adoption encouraged.

        In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring or other exit or disposal activity. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of this pronouncement did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation." Although it does not require use of fair value method of accounting for stock-based employee compensation, it does provide alternative methods of transition. It also amends the disclosure provisions of Statement 123 and APB Opinion No. 28, "Interim Financial Reporting," to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. SFAS No. 148's amendment of the transition and annual disclosure requirements is effective for fiscal years ending after December 15, 2002. The amendment of disclosure requirements of APB Opinion No. 28 is effective for interim periods beginning after December 15, 2002. Although the Company has not changed to the fair value method, the disclosure requirements of this statement have been adopted.

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 requires certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity to be classified as liabilities. The provisions of SFAS No. 150 are effective for financial instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003, except for mandatory redeemable financial instruments of a nonpublic entity, this statement shall be effective for periods beginning after December 15, 2003. Management is currently assessing the impact of this pronouncement and has not determined the impact on the company's financial statements.

        In November 2002, the FASB issued Interpretation (FIN) No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees Including Indirect Guarantees of Indebtedness of Others." FIN No. 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The disclosure requirements in this interpretation are required for financial statements of periods ending after December 15, 2002. The initial measurement provisions of the interpretation are applicable on a prospective basis for guarantees issued or modified after December 31, 2002. The adoption of this pronouncement did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

        In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, an Interpretation of APB No. 50." FIN No. 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN No. 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN No. 46 must be applied for the first interim or annual period beginning after December 15, 2003. The Company does not believe this pronouncement will have a material impact on its financial position, results of operations and cash flows.

  (g) Stock Options—

        The Company measures compensation cost for stock options issued using the intrinsic value-based method of accounting in accordance with Accounting Principles Board Opinion (APB) No. 25. No compensation cost has been recognized in any period presented. If compensation cost for the Company's stock options had been determined based on the fair value method of SFAS No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148 "Accounting for Stock-Based Compensation—Transition and Disclosure" the Company's net income would have been reduced to the pro forma amounts as follows:

		Three fiscal months ended		Nine fiscal months ended
		September 26, 2003	September 27, 2002	September 26, 2003	September 27, 2002
Net income (loss)	As Reported	$(6,393)	$2,587	$(12,243)	$(14,673)
	Deduct: Total stock-based employee compensation expense determined under fair value-based method for all awards, net of related tax effect	(62)	(37)	(193)	(134)

	Pro Forma	$(6,455)	$2,550	$(12,436)	$(14,807)

        Because the fair value method of accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

  (h) Reclassifications—

        Certain reclassifications have been made to the 2002 amounts to conform to their 2003 classifications.

(4) Credit Arrangements

        Following is a summary of the Company's long-term debt as of September 26, 2003 and December 31, 2002:

	September 26, 2003	December 31, 2002
Revolving credit facility, weighted average interest rate of 4.8%	$24,125	$10,050
Acquisition credit facility	—	9,250
Term Loan Tranche A	—	19,391
Term Loan Tranche B	—	97,516
Senior Subordinated Notes, interest rate of 13.0%	154,729	170,000
Debt discount on Senior Subordinated Notes	(8,717)	(10,374)
Senior Second Secured Notes, interest rate of 10.75%	165,000	—
Debt discount on Senior Second Secured Notes	(7,799)	—
Senior Unsecured Note payable to seller of Safway, non-interest bearing, accreted at 14.5%	7,131	—
Debentures previously held by Dayton Superior Capital Trust, interest rate of 9.1%, due on demand	1,110	1,110
Capital lease obligations	4,666	2,507
City of Parsons, Kansas Economic Development Loan, interest rate of 7.0%	63	86

Total long-term debt	340,308	299,536
Less current maturities	(2,577)	(6,991)

Long-term portion	$337,731	$292,545

        On June 9, 2003, the Company completed an offering of $165,000 of senior second secured notes (the "Senior Notes") in a private placement. The notes mature in June 2008 and were issued at a discount, which is being accreted to the face value using the effective interest method and is reflected as interest expense. The proceeds of the offering of the Senior Notes were $156,895 and were used to repay the Company's acquisition credit facility, term loan tranche A, term loan tranche B, and a portion of the revolving credit facility which was subsequently increased by $24,125. As a result of the transactions, the Company incurred a loss on the early extinguishment of long-term debt of $2,550.

        As of September 26, 2003, the Senior Subordinated Notes (the "Notes") have a principal amount of $154,729 and mature in June 2009. During the second quarter of 2003, the Company repurchased a portion of the Notes. A principal amount of $15,271, with a net book value of $14,381, was repurchased for $14,311, for a gain on the early extinguishment of long-term debt of $70. The Notes were issued at a discount, which is being accreted to the face value using the effective interest method and is reflected as interest expense. The Notes were issued with warrants that allow the holder to purchase 117,276 of the Company's Common Shares for $0.01 per share.

        The Company has a $50,000 revolving credit facility that matures in June 2006. The credit facility has several interest rate options which reprice on a short-term basis. At September 26, 2003, the Company had outstanding letters of credit of $5,485, and the Company had available borrowings of $20,390 under its revolving credit facility.

        The average borrowings, maximum borrowings and weighted average interest rates on the revolving credit facility for the periods indicated were as follows:

	Three fiscal months ended		Nine fiscal months ended
	September 26, 2003	September 27, 2002	September 26, 2003	September 27, 2002
Revolving Credit Facility:
Average borrowing	$18,508	$22,258	$22,787	$17,081
Maximum borrowing	25,875	27,925	35,225	29,275

Weighted average interest rate	5.9%	5.8%	5.5%	6.2%

        The credit facility was amended in the second quarter to remove certain restrictive financial covenants. As of September 26, 2003, the only remaining covenant requires that the Company not exceed a certain leverage ratio as defined. The Company was in compliance with this covenant as of September 26, 2003. The amendment also limits the Company's borrowings to 75% of eligible accounts receivable and 50% of eligible inventories.

        The Company's wholly-owned domestic subsidiaries (Aztec Concrete Accessories, Inc.; Trevecca Holdings, Inc.; Dayton Superior Specialty Chemical Corp.; Symons Corporation; Dur-O-Wal, Inc.; and Southern Construction Products, Inc.) have guaranteed the Notes and the Senior Notes on a full, unconditional and joint and several basis. Pursuant to Regulation S-X, Rule 3-10(f), separate financial statements have not been presented for the guarantor subsidiaries. The wholly-owned foreign subsidiaries of the Company are not guarantors of the Notes or the Senior Notes and do not have any credit arrangements senior to the Notes or the Senior Notes. The following supplemental consolidating condensed balance sheets as of September 26, 2003 and December 31, 2002 and the supplemental consolidating condensed statements of operations and cash flows for the three and nine fiscal months ended September 26, 2003 and September 27, 2002 depict in separate columns, the parent company, those subsidiaries which are guarantors, those subsidiaries which are non-guarantors, elimination adjustments and the consolidated total. This financial information may not necessarily be indicative of the result of operations or financial position of the subsidiaries had they been operated as independent entities.

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES
Supplemental Consolidating Condensed Balance Sheet
As of September 26, 2003

	Dayton Superior Corporation	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Cash	$1,131	$(1,021)	$1,558	$—	$1,668
Accounts receivable, net	41,740	29,497	744		71,981
Inventories	27,872	21,263	1,578		50,713
Intercompany	68,067	(68,038)	(29)		—
Other current assets	13,375	5,100	65		18,540

TOTAL CURRENT ASSETS	152,185	(13,199)	3,916		142,902
Rental equipment, net	4,229	82,817	96		87,142
Property, plant and equipment, net	29,205	33,086	180		62,471
Investment in subsidiaries	123,041	—	—	(123,041)	—
Other assets	52,560	65,620	—		118,180

TOTAL ASSETS	$361,220	$168,324	$4,192	$(123,041)	$410,695

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current maturities of long-term debt	$2,577	$—	$—	$—	$2,577
Accounts payable	18,904	4,693	576		24,173
Accrued liabilities	19,972	6,994	214		27,180

TOTAL CURRENT LIABILITIES	41,453	11,687	790		53,930
Long-term debt, net	336,913	818	—		337,731
Other long-term liabilities	6,766	15,061	21		21,848
Total shareholders' equity (deficit)	(23,912)	140,758	3,381	(123,041)	(2,814)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$361,220	$168,324	$4,192	$(123,041)	$410,695

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES
Supplemental Consolidating Condensed Balance Sheet
As of December 31, 2002

	Dayton Superior Corporation	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Cash	$1,605	$(687)	$1,486	$—	$2,404
Accounts receivable, net	30,223	30,487	455	—	61,165
Inventories	23,408	23,180	1,323	—	47,911
Intercompany	56,498	(56,414)	(84)	—	—
Other current assets	8,555	8,539	163	—	17,257

TOTAL CURRENT ASSETS	120,289	5,105	3,343	—	128,737
Rental equipment, net	4,268	58,846	46	—	63,160
Property, plant and equipment, net	25,690	35,378	178	—	61,246
Investment in subsidiaries	123,041	—	—	(123,041)	—
Other assets	53,497	67,331	—	—	120,828

TOTAL ASSETS	$326,785	$166,660	$3,567	$(123,041)	$373,971

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current maturities of long-term debt	$6,991	$—	$—	$—	$6,991
Accounts payable	13,983	11,407	277	—	25,667
Accrued liabilities	18,022	12,152	154	—	30,328

TOTAL CURRENT LIABILITIES	38,996	23,559	431	—	62,986
Long-term debt, net	292,545	—	—	—	292,545
Other long-term liabilities	5,730	16,763	188	—	22,681
Total shareholders' equity (deficit)	(10,486)	126,338	2,948	(123,041)	(4,241)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$326,785	$166,660	$3,567	$(123,041)	$373,971

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES
Supplemental Consolidating Condensed Statement of Operations
Three Fiscal Months Ended September 26, 2003

	Dayton Superior Corporation	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidated
Net sales	$62,887	$34,937	$3,164	$100,988
Cost of sales	47,591	26,745	1,923	76,259

Gross profit	15,296	8,192	1,241	24,729
Selling, general and administrative expenses	12,544	10,070	460	23,074
Facility closing and severance expenses	271	228	—	499
Amortization of intangibles	74	110	—	184
Management fees	(75)	—	75	—

Income from operations	2,482	(2,216)	706	972
Other expenses
Interest expense	11,153	46	—	11,199
Other expense	66	—	(39)	27

Income (loss) before provision (benefit) for income taxes	(8,737)	(2,262)	745	(10,254)
Provision (benefit) for income taxes	(3,455)	(692)	286	(3,861)

Net income (loss) available to common shareholders	$(5,282)	$(1,570)	$459	$(6,393)

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES
Supplemental Consolidating Condensed Statement of Operations
Three Fiscal Months Ended September 27, 2002

	Dayton Superior Corporation	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidated
Net sales	$59,711	$49,572	$1,612	$110,895
Cost of sales	37,632	35,811	829	74,272

Gross profit	22,079	13,761	783	36,623
Selling, general and administrative expenses	8,781	12,159	409	21,349
Facility closing and severance expenses	1,644	641	—	2,285
Amortization of intangibles	56	94	—	150
Management fees	(75)	—	75	—

Income from operations	11,673	867	299	12,839
Other expenses
Interest expense	8,240	228	—	8,468
Other expense (income), net	(72)	107	24	59

Income before provision for income taxes	3,505	532	275	4,312
Provision for income taxes	1,402	213	110	1,725

Net income available to common shareholders	$2,103	$319	$165	$2,587

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES
Supplemental Consolidating Condensed Statement of Operations
Nine Fiscal Months Ended September 26, 2003

	Dayton Superior Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidated
Net sales	$168,416	$101,821	$8,259	$278,496
Cost of sales	123,214	73,310	5,231	201,755

Gross profit	45,202	28,511	3,028	76,741
Selling, general and administrative expenses	32,930	28,403	1,356	62,689
Facility closing and severance expenses	973	270	—	1,243
Amortization of intangibles	220	223	—	443
Management fees	(225)		225	—

Income from operations	11,304	(385)	1,447	12,366
Other expenses:
Interest expense	28,166	106		28,272
Loss on early extinguishment of long-term debt	2,480	—	—	2,480
Other expense	120	55	(11)	164

Income (loss) before provision (benefit) for income taxes	(19,462)	(546)	1,458	(18,550)
Provision (benefit) for income taxes	(6,617)	(186)	496	(6,307)

Net income (loss) available to common shareholders	$(12,845)	$(360)	$962	$(12,243)

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES
Supplemental Consolidating Condensed Statement of Operations
Nine Fiscal Months Ended September 27, 2002

	Dayton Superior Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidated
Net sales	$143,050	$158,166	$4,296	$305,512
Cost of sales	90,210	113,347	2,228	205,785

Gross profit	52,840	44,819	2,068	99,727
Selling, general and administrative expenses	29,130	37,060	1,175	67,365
Facility closing and severance expenses	2,129	730	—	2,859
Amortization of goodwill and intangibles	197	104	—	301
Management fees	(225)	—	225	—

Income from operations	21,609	6,925	668	29,202
Other expenses
Interest expense	24,327	554	—	24,881
Other expense, net	37	119	53	209

Income (loss) before provision (benefit) for income taxes	(2,755)	6,252	615	4,112
Provision (benefit) for income taxes	(1,102)	2,501	246	1,645

Net income (loss) before cumulative effect of change in accounting principle	(1,653)	3,751	369	2,467
Cumulative effect of change in accounting principle, net of income tax benefit of $2,754	—	(17,140)	—	(17,140)

Net income (loss) available to common shareholders	$(1,653)	$(13,389)	$369	$(14,673)

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES
Supplemental Consolidating Condensed Statement of Cash Flows
Nine Fiscal Months Ended September 26, 2003

	Dayton Superior Corporation	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(12,845)	$(360)	$962	$(12,243)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,003	14,511	40	18,553
Loss on early extinguishment of long-term debt	2,480	—	—	2,480
Deferred income taxes	(801)	—	—	(801)
Amortization of deferred financing costs and debt discount	2,229	—	—	2,229
Gain on sales of rental equipment and property, plant and equipment	(1,128)	(17,108)	(19)	(18,255)
Change in assets and liabilities, net of the effects of acquisitions	(23,189)	4,552	(1,389)	(20,026)

Net cash provided by (used in) operating activities	(29,251)	1,595	(407)	(28,063)

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(2,002)	(3,922)	(8)	(5,932)
Proceeds from sales of property, plant and equipment	—	82	—	82
Rental equipment additions	(588)	(20,849)	(64)	(21,501)
Proceeds from sales of rental equipment	1,444	24,714	32	26,190
Acquisition	—	(13,535)	—	(13,535)

Net cash provided by (used in) investing activities	(1,146)	(13,510)	(40)	(14,696)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(176,563)	—	—	(176,563)
Issuance of long-term debt, net	206,195	—	—	206,195
Financing costs incurred	(1,278)	—	—	(1,278)
Issuance of common shares	13,049	—	—	13,049
Repayment of loans to shareholders	154	—	—	154
Intercompany	(11,635)	11,582	54	—

Net cash provided by (used in) financing activities	29,922	11,582	54	41,557

EFFECT OF EXCHANGE RATE CHANGES ON CASH	—	—	466	466

Net increase (decrease) in cash	(475)	(334)	73	(736)
CASH, beginning of period	1,605	(687)	1,486	2,404

CASH, end of period	$1,130	$(1,021)	$1,559	$1,668

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES
Supplemental Consolidating Condensed Statement of Cash Flows
Nine Fiscal Months Ended September 27, 2002

	Dayton Superior Corporation	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(1,653)	$(13,389)	$369	$(14,673)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	5,432	11,641	38	17,111
Cumulative effect of change in accounting principle	—	17,140	—	17,140
Deferred income taxes	(30)	—	—	(30)
Gain on sales of rental equipment and fixed assets	(764)	(13,499)	(21)	(14,284)
Change in assets and liabilities	(8,903)	(16,067)	(1,243)	(26,213)

Net cash used in operating activities	(5,918)	(14,174)	(857)	(20,949)

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(5,364)	(2,976)	(50)	(8,390)
Proceeds from sales of fixed assets	1,094	877	28	1,999
Rental equipment additions	(482)	(8,103)	(20)	(8,605)
Proceeds from sales of rental equipment	544	20,242	52	20,838

Net cash provided by (used in) investing activities	(4,208)	10,040	10	5,842

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of long-term debt, net	11,778	—	—	11,778
Proceeds from sale/leaseback transaction	633	1,597	28	2,258
Redemption of Class A common shares and purchase of treasury shares	(205)	—	—	(205)
Repayment of loans to shareholders	249	—	—	249
Issuance of common shares	86	—	—	86
Intercompany	(1,087)	1,035	52	—

Net cash provided by financing activities	11,454	2,632	80	14,166

EFFECT OF EXCHANGE RATE CHANGES ON CASH	—	—	86	86

Net increase (decrease) in cash	1,328	(1,502)	(681)	(855)
CASH, beginning of period	2,714	832	1,443	4,989

CASH, end of period	$4,042	$(670)	$762	$4,134

(5) Stock Option Plans

        The Company has a stock option plan which provides for an option exercise price equal to the stock's market price on the date of grant. The options are accounted for under APB Opinion No. 25, under which no compensation costs have been recognized.

        A summary of the activity of the Company's stock option plans for the nine fiscal months ended September 26, 2003 is presented in the table below:

	Number of Shares	Weighted Average Exercise Price Per Share
Outstanding at December 31, 2002	671,684	$25.00
Granted	37,859	27.50
Cancelled	(117,502)	25.19

Outstanding at September 26, 2003	592,041	$25.12

(6) Segment Reporting

        In an effort to reduce cost and enhance customer responsiveness, the Company consolidated its overhead structure from five marketing arms down to two effective January 1, 2003. Accordingly, the Company changed its reporting as a result of this consolidation such that it now reports under two segments: Construction Products Group and Symons. Construction Products Group and Symons sell primarily to external customers and are differentiated by their products and services, both of which serve the construction industry. Construction Products Group sells concrete accessories, which are used in connecting forms for poured-in-place concrete walls, anchoring or bracing for walls and floors, supporting bridge framework and positioning steel reinforcing bars; masonry accessories, which are placed between layers of brick and concrete blocks and covered with mortar to provide additional strength to walls; paving products which are used in the construction and rehabilitation of concrete roads, highways, and airport runways to extend the life of the pavement; and construction chemicals which are used in conjunction with its other products. Symons sells and rents reusable engineered forms and related accessories used in the construction of concrete walls, columns and bridge supports to hold concrete in place while it hardens and construction chemicals which are used in conjunction with its other products.

        Sales between Construction Products Group and Symons are recorded at normal selling price by the selling segment and at cost for the buying segment, with the profit recorded as an intersegment elimination. Segment assets include accounts receivable; inventories; property, plant, and equipment; rental equipment; and an allocation of goodwill. Corporate and unallocated assets include cash, prepaid income taxes, future tax benefits, and financing costs. Export sales and sales by non-U.S. affiliates are not significant.

        Information about the income (loss) of each segment and the reconciliations to the consolidated amounts for the three and nine fiscal months ended September 26, 2003 and September 27, 2002 follows. The 2002 amounts have been reclassified to conform to the 2003 classification.

	Three fiscal months ended		Nine fiscal months ended
	September 26, 2003	(as restated) September 27, 2002	September 26, 2003	(as restated) September 27, 2002
Construction Products Group	$72,650	$77,896	$193,693	$214,375
Symons	28,338	32,999	84,803	91,137

Net sales to external customers	$100,988	$110,895	$278,496	$305,512

Construction Products Group	$3,217	$3,579	$9,112	$10,556
Symons	2,533	2,521	6,867	6,543

Net sales to other segments	$5,750	$6,100	$15,979	$17,099

Construction Products Group	$4,473	$10,298	$14,021	$25,996
Symons	3,574	8,681	17,446	20,109
Corporate	(4,274)	(2,474)	(10,819)	(8,279)
Intersegment Eliminations	(2,801)	(3,666)	(8,282)	(8,624)

Income from operations	$972	$12,839	$12,366	$29,202

Construction Products Group	$3,674	$9,485	$13,293	$25,128
Symons	3,528	8,656	17,297	20,014
Corporate	(14,655)	(10,163)	(40,858)	(32,406)
Intersegment Eliminations	(2,801)	(3,666)	(8,282)	(8,624)

Income (loss) before income taxes and cumulative effect of change in accounting principle	$(10,254)	$4,312	$(18,550)	$4,112

Construction Products Group	$1,690	$1,607	$5,047	$4,782
Symons	4,685	2,997	11,694	8,928
Corporate	398	481	1,369	1,379

Depreciation	$6,773	$5,085	$18,110	$15,089

Construction Products Group	$36	$29	$109	$107
Symons	111	94	224	104
Corporate	37	27	110	90

Amortization of intangibles	$184	$150	$443	$301

        Information regarding capital expenditures by segment and the reconciliation to the consolidated amounts for the nine fiscal months ended September 26, 2003 and September 27, 2002 is as follows:

	Nine fiscal months ended
	September 26, 2003	September 27, 2002
Construction Products Group	$4,995	$5,776
Symons	487	2,044
Corporate	450	570

Property, Plant and Equipment Additions	$5,932	$8,390

Construction Products Group	$652	$565
Symons	20,849	8,040

Rental Equipment Additions	$21,501	$8,605

        Information regarding each segment's assets and the reconciliation to the consolidated amounts as of September 26, 2003 and December 31, 2002 is as follows:

	As of
	September 26, 2003	December 31, 2002
Construction Products Group	$166,927	$159,955
Symons	143,840	115,071
Corporate and Unallocated	99,928	98,945

Total Assets	$410,695	$373,971

(7) Facility Closing and Severance Expenses

        During 2000, as a result of the acquisition of Conspec, the Company approved and began implementing a plan to consolidate certain of its existing operations. Activity for this plan for the year ended December 31, 2002 and for the nine months ended September 26, 2003 was as follows:

	Involuntary Termination Benefits	Lease Termination Costs	Other Post- Closing Costs	Total
Balance, January 1, 2002	$—	$490	$177	$667
Facility closing and severance expenses	—	—	—	—
Items charged against reserve	—	(221)	(84)	(305)

Balance, December 31, 2002	—	269	93	362
Facility closing and severance expenses	—	—	—	—
Items charged against reserve	—	(43)	(75)	(118)

Balance, September 26, 2003	$—	$226	$18	$244

        The remaining lease termination costs are expected to be paid through 2007, and the remaining other post-closing costs are expected to be paid in the balance of 2003.

        During 2001, the Company approved and began implementing a plan to exit certain of its manufacturing and distribution facilities and to reduce overall Company headcount in order to keep its cost structure in alignment with its net sales. Activity for this plan for the year ended December 31, 2002 and for the nine months ended September 26, 2003 was as follows:

	Involuntary Termination Benefits	Lease Termination Costs	Other Post- Closing Costs	Total
Balance, January 1, 2002	$931	$524	$786	$2,241
Facility closing and severance expenses	—	—	—	108
Items charged against reserve	(931)	(314)	(475)	(1,828)

Balance, December 31, 2002	—	210	311	521
Facility closing and severance expenses	—	36	—	36
Items charged against reserve	—	(122)	(311)	(433)

Balance, September 26, 2003	$—	$124	$—	$124

        The remaining balance is expected to be paid through 2004.

        During 2002, the Company approved and began implementing a plan to exit certain of its distribution facilities and to reduce overall Company headcount in order to keep its cost structure in alignment with its net sales. Activity for this plan for the year ended December 31, 2002 and for the nine months ended September 26, 2003 was as follows:

	Involuntary Termination Benefits	Lease Termination Costs	Other Post- Closing Costs	Total
Facility closing and severance expenses	$4,441	$650	$200	$5,291
Items charged against reserve	(2,029)	(566)	(200)	(2,795)

Balance, December 31, 2002	2,412	84	—	2,496
Facility closing and severance expenses	(35)	—	—	(35)
Items charged against reserve	(2,145)	(84)	—	(2,229)

Balance, September 26, 2003	$232	$—	$—	$232

        The remaining balance is expected to be paid through 2004.

        During 2003, the Company approved and began implementing a plan to exit certain of its manufacturing and distribution facilities and to reduce overall Company headcount in order to keep its cost structure in alignment with its net sales. These costs are being expensed in accordance with SFAS No. 146. Activity for this plan for the nine months ended September 26, 2003, was as follows:

	Involuntary Termination Benefits	Lease Termination Costs	Other Post- Closing Costs	Total
Facility closing and severance expenses	$827	$—	$415	$1,242
Items charged against reserve	(827)	—	(415)	(1,242)

Balance, September 26, 2003	$—	$—	$—	$—

        The total expected cost for this plan is approximately $2,000.

(8) Restatement

        Subsequent to the issuance of the Company's financial statements for the quarter ended September 27, 2002, the Company's management determined that the Company did not fully adopt Emerging Issues Task Force (EITF) 00-10 "Accounting for Shipping and Handling Fees and Costs" in its financial statements. EITF 00-10 was required to be adopted in the year ended December 31, 2000. As a result, certain reclassifications were made to the condensed consolidated statements of operations for both the three and nine month periods ended September 27, 2002 to conform to this guidance.

        The effects of the restatement on the three and nine month periods ended September 27, 2002 are as follows (in thousands):

	Three Months Ended September 27, 2002		Nine Months Ended September 27, 2002
	As Reported	As Restated	As Reported	As Restated
Sales	$105,285	$110,895	$290,293	$305,512
Cost of Sales	68,662	74,272	190,566	205,785

Gross Profit	$36,623	$36,623	$99,727	$99,727

        As a result of adopting EITF 00-10, the Company's December 31, 2002, 2001 and 2000 net sales and cost of sales both increased by $20,453, $21,791, and $19,223, respectively, to reflect the inclusion of shipping revenues and costs, but there was no effect on previously reported gross profit, income from operations, net income (loss), cash flows or financial position.

	December 31, 2002		December 31, 2001		December 31, 2000
	As Reported	As Restated	As Reported	As Restated	As Reported	As Restated
Sales	$378,284	$398,737	$393,700	$415,491	$367,845	$387,068
Cost of Sales	249,408	269,861	254,430	276,221	229,523	248,746

Gross Profit	$128,876	$128,876	$139,270	$139,270	$138,322	$138,322

Report of Independent Auditors

The Board of Directors
Safway Formwork Systems L.L.C.

        We have audited the accompanying balance sheets of Safway Formwork Systems L.L.C. (the Company), a wholly owned subsidiary of Safway Services, Inc. (Safway), as of July 25, 2003 and September 30, 2002, and the related statements of operations, member's equity and cash flows for the period from October 1, 2002 through July 25, 2003, and for the years ended September 30, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at July 25, 2003 and September 30, 2002, and the results of its operations and its cash flows for the period from October 1, 2002 through July 25, 2003, and for the years ended September 30, 2002 and 2001, in conformity with auditing principles generally accepted in the United States.

        As discussed in Note 2 to the financial statements, the Company changed its method of accounting for goodwill effective October 1, 2001.

ERNST & YOUNG LLP
Milwaukee, Wisconsin
September 26, 2003

Safway Formwork Systems L.L.C.

Balance Sheets

	July 25, 2003	September 30, 2002
Assets
Current assets:
Cash	$172,010	$486,825
Accounts receivable, less allowance for doubtful accounts of $664,726 and $642,702	3,880,858	6,788,081
Inventories	2,628,891	3,203,848
Prepaid expenses and other	165,314	154,066

Total current assets	6,847,073	10,632,820
Rental equipment, at cost	41,794,111	45,208,293
Less accumulated depreciation	24,634,119	11,837,144

Net rental equipment	17,159,992	33,371,149
Leasehold improvements and equipment, at cost:
Leasehold improvements	198,334	189,784
Machinery and equipment	1,430,915	1,441,522

	1,629,249	1,631,306
Less accumulated depreciation	986,249	758,022

Net leasehold improvements and equipment	643,000	873,284

Total assets	$24,650,065	$44,877,253

Liabilities and member's equity
Current liabilities:
Notes payable (Note 5)	$—	$1,033,333
Accounts payable	588,591	771,726
Accounts payable to parent company (Note 5)	31,266,273	34,483,158
Accrued wages and related expenses	123,830	242,103
Accrued expenses	1,575,129	1,818,331

Total current liabilities	33,553,823	38,348,651
Long-term liabilities:
Long-term notes payable (Note 5)	—	179,722

Total liabilities	33,553,823	38,528,373
Commitments and contingencies (Note 6)
Member's equity (deficit)	(8,903,758)	6,348,880

Total liabilities and member's equity (deficit)	$24,650,065	$44,877,253

See accompanying notes.

Safway Formwork Systems L.L.C.

Statements of Operations

	Period from October 1, 2002 through July 25, 2003	Year ended September 30, 2002	Year ended September 30, 2001
Net revenue	$17,015,985	$28,699,837	$28,519,681
Costs of producing net revenue	14,783,537	21,161,339	17,960,120

Gross margin	2,232,488	7,538,498	10,559,561
Expenses:
Branch administration, selling and marketing	6,224,135	8,312,918	8,320,289
General and administrative	812,951	1,197,407	1,467,694
Engineering	259,166	354,566	434,027
Impairment charge	9,697,000	—	—

	16,993,252	9,864,891	10,222,010

Income (loss) from operations	(14,760,804)	(2,326,393)	337,551
Other income (expense):
Interest income	37,525	29,119	796
Interest expense	(535,698)	(978,617)	(2,773,282)
Goodwill and amortization	—	—	(569,623)
Other, net	6,339	(29,672)	(80,799)

	(491,834)	(979,170)	(3,422,908)

Loss before cumulative effect of change in accounting	(15,252,638)	(3,305,563)	(3,085,357)
Cumulative effect of change in accounting for goodwill (Note 2)	—	(8,885,816)	—

Net loss	$(15,252,638)	$(12,191,379)	$(3,085,357)

See accompanying notes.

Safway Formwork Systems L.L.C.

Statements of Member's Equity

Member's Equity (Deficit)
Balance at September 30, 2000	$927,783
Net loss	(3,085,357)

Balance at September 30, 2001	(2,157,574)
Capital contribution from Safway	20,697,833
Net loss	(12,191,379)

Balance at September 30, 2002	6,348,880
Net loss	(15,252,638)

Balance at July 25, 2003	$(8,903,758)

See accompanying notes.

Safway Formwork Systems L.L.C.

Statements of Cash Flows

	Period from October 1, 2002 through July 25, 2003	Year ended September 30, 2002	Year ended September 30, 2001
Operating activities
Net loss	$(15,252,638)	$(12,191,379)	$(3,085,357)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,698,783	7,153,908	6,434,785
Gain on sale of leasehold improvements, equipment and rental equipment	(1,588,167)	(3,672,718)	(2,872,056)
Impairment charge	9,697,000	—	—
Cumulative effect of change in accounting for goodwill	—	8,885,816	—
Imputed interest	50,834	126,560	162,810
Change in working capital components:
Accounts receivable	2,907,223	(59,435)	(230,803)
Inventories	574,957	50,000	(414,123)
Prepaid expenses and other	(11,248)	33,295	(237,675)
Accounts payable to parent company	(3,400,020)	1,577,061	14,001,137
Accrued wages and related expenses	(118,273)	242,103	—
Accrued expenses	(243,202)	946,076	(490,143)

Net cash provided by (used in) operating activities	(1,684,751)	3,091,287	13,268,575
Investing activities
Payments for acquisitions (Note 4)	—	—	(500,000)
Additions to leasehold improvements, equipment and rental equipment	(767,282)	(4,657,947)	(16,133,538)
Proceeds from sale of leasehold improvements, equipment and rental equipment	3,401,107	5,793,152	5,851,908

Net cash provided by (used in) investing activities	2,633,825	1,135,205	(10,781,680)
Financing activities
Payments on notes payable	(1,263,889)	(3,739,667)	(3,582,648)

Net increase (decrease) in cash	(314,815)	486,825	(1,095,703)
Cash at beginning of the period	486,825	—	1,095,703

Cash at end of the period	$172,010	$486,825	$—

Supplemental disclosure of cash flow information:
Cash paid for interest	$490,728	$852,057	$2,610,471
Noncash contribution of amount due to parent to equity	—	20,697,833	—
Eastern Forms, Inc. acquisition paid through issuance of note	—	—	3,100,000
Acquisition earnout paid through issuance of note	—	—	5,146,000

See accompanying notes.

Safway Formwork Systems L.L.C.

Notes to Financial Statements

July 25, 2003

1. Organization, Nature of Operations and Basis of Presentation

        Safway Formwork Systems L.L.C. (Formwork or the Company) is in the business of the rental and sale of formwork equipment and its related erection and dismantling at 7 branch locations throughout the United States. The rental arrangements are short-term operating leases.

        The Company is 100% owned by Safway Services, Inc. (Safway or the parent company). Formwork was established in February 1999 to allow Safway to separate their scaffolding operation from the formwork operation with the intention of allowing for more direct focus on each operation.

        Through March 31, 2000, Safway was 100% owned by THP United Enterprises, Inc. (THP). THP was 50% owned each by Thyssen, Inc. (TINC), a Delaware corporation, and plettac AG, a German corporation. Effective March 31, 2000, TINC acquired plettac AG's 50% ownership of THP through a share sale agreement among the two parties. TINC is a wholly owned subsidiary of ThyssenKrupp AG, a German corporation.

        The acquisition by TINC of the 50% ownership portion of THP was accounted for as a purchase. TINC pushed down its basis to THP, Safway and Formwork effective March 31, 2000. Accordingly, the assets acquired and liabilities assumed were recorded at their estimated fair values at the date of purchase, which resulted in a step up of the rental equipment of Formwork of approximately $771,000.

        Subsequent to this transaction, THP United Enterprises, Inc. was renamed TH United Enterprises, Inc.

2. Significant Accounting Policies

Allowance for Doubtful Accounts

        The company estimates its allowance for doubtful accounts based on the specific identification method and writes off receivable balances when deemed uncollectable.

Inventories

        Inventories are valued at the lower of cost or market, with cost determined by the first-in, first-out (FIFO) method.

Rental Equipment

        Cost of rental equipment sold is determined on a FIFO basis. Depreciation is provided on a straight-line basis over the estimated useful life of the rental equipment (4 to 11 years).

Leasehold Improvements and Equipment

        Depreciation has been provided over the estimated useful lives of the respective assets using the straight-line method. Estimated useful lives are as follows:

Leasehold improvements	term of lease
Machinery and equipment	3 to 12 years

Goodwill

        The Company adopted Statement of Financial Accounting Standard (SFAS) No. 142, "Goodwill and Other Intangible Assets," effective October 1, 2001. Under SFAS No. 142, goodwill is no longer amortized, but reviewed for impairment annually or more frequently if certain indicators arise. The Company completed the transitional impairment test during fiscal 2002 and determined that the expected present value of future cash flows was less than the carrying value of the goodwill. Based upon the testing, the Company determined the value of the goodwill was impaired and, accordingly, the entire carrying value of $8,885,816 was written off during the year ended September 30, 2002, and reflected as the cumulative effect of change in accounting for goodwill in the accompanying statement of operations. Had goodwill not been amortized for the year ended September 30, 2001, the net loss would have been reduced to $2,515,734.

Long-Lived Assets

        The Company periodically considers whether indicators of impairment of long-lived assets held for use are present. If such indicators are present, the Company determines whether the sum of the estimated undiscounted future cash flows attributable to such assets is less than their carrying amounts. The Company recognizes any impairment losses based on the excess of the carrying amount of the assets over their value. Based on impairment indicators identified, the Company recorded an impairment charge to its rental fleet of $9,697,000 during the period from October 1, 2002 through July 25, 2003.

Revenue Recognition

        Revenue on product sales is recognized upon delivery of goods to the customer, which is concurrent with passage of title. Revenue generated from rental operations is recognized monthly pursuant to terms of the agreements.

Advertising

        Advertising costs are expensed as incurred and totaled $104,760, $113,789 and $102,558 for the period from October 1, 2002 through July 25, 2003, and the years ended September 30, 2002 and 2001, respectively.

Income Taxes

        The Company has elected limited liability company status under the Internal Revenue Code. Under these provisions, TINC ultimately includes the Company's taxable income/loss in its income tax returns and, accordingly, the Company's financial statements include no provision or liability for current or deferred corporate income taxes.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. Sale of Assets

        Pursuant to an asset sale agreement between the Company, Safway, Symons Corporation and Dayton Superior Corporation (Dayton), effective at the close of business on July 25, 2003, the majority of the operating assets (including inventories, rental equipment and leasehold improvements and equipment) of the Company were sold to Dayton for approximately $13.0 million in cash and a $12.0 million zero coupon note, subject to final closing adjustments.

        The zero coupon note is due as follows:

September 30, 2003	$250,000
December 31, 2003	750,000
September 30, 2004	1,000,000
September 30, 2005	1,000,000
September 30, 2006	1,000,000
September 30, 2007	1,000,000
September 30, 2008	1,000,000
December 31, 2008	6,000,000

$12,000,000

        These financial statements reflect the financial position and results of operations of the Company through July 25, 2003 but prior to the sale transaction.

4. Acquisitions

        In November 2000, the Company acquired the assets of Eastern Forms, Inc. located in Washington, D.C. The purchase price for this acquisition was $3.6 million of which $.5 million was paid in cash with the remaining portion consisting of a $3.5 million non-interest-bearing, three-year seller financing arrangement discounted using the Company's external borrowing rate of 7.1% to arrive at a $3.1 million fair value. The purchase price was allocated to inventory ($.1 million), rental equipment ($1.95 million) and goodwill ($1.55 million). The acquired company's results of operations are included in the Company's financial statements from the date of the acquisition.

5. Notes Payable and Accounts Payable to Parent

Notes Payable

	July 25 2003	September 30 2002
Unsecured note bearing imputed interest at 7.1%
Discount at September 30, 2002, totaled $50,834.
Balance paid in full in July 2003.	$—	$1,213,055
Less current portion of notes payable	—	1,033,333

	$—	$179,722

Accounts Payable to Parent

        Safway has an unsecured revolving credit agreement with ThyssenKrupp USA (TKUSA). The interest rate on the loan is based on TKUSA's average borrowing rate, which was 1.7% at July 25, 2003, and 2.3% at September 30, 2002. Amounts loaned by Safway to Formwork bear interest at the same rate. Formwork interest expense totaled $483,903, $809,993 and $2,467,102 for the period from October 1, 2002 through July 25, 2003, and the years ended September 30, 2002 and 2001, respectively.

6. Commitments and Contingencies

        Formwork occupies sales offices, distribution centers and branch offices under operating lease arrangements. Formwork is responsible for real estate taxes, insurance and maintenance expenses. Rent expense was approximately $1,794,012, $2,178,777 and $1,514,132 for the period from October 1, 2002 through July 25, 2003, and the years ended September 30, 2002 and 2001, respectively.

        Future minimum lease payments on operating lease commitments with original terms greater than one year at July 25, 2003, are approximately as follows:

Period ended September 30, 2003	$162,806
Year ended September 30:
2004	989,196
2005	898,416
2006	681,140
2007	406,884
Thereafter	355,051

$3,493,493

        The Company is involved in various litigation and legal proceedings, including casualty insurance claims. In the case of casualty insurance claims, the Company is partially self-insured and has accrued for all claim exposure for which a loss is probable and reasonably estimable. Based on current information, management believes that the amounts accrued are sufficient to cover any existing claim exposure.

7. Employee Benefit Plan

        Safway sponsors a 401(k) plan covering substantially all full-time nonunion employees of Safway and Formwork, that permits eligible employees to make voluntary contributions. The Company makes a matching contribution, the percentage of which is subject to change at the beginning of a plan year. The Company matches 100% of an employee's contribution on the first 1% and 50% of an employee's contribution on the next 6% of an employee's compensation. Total Company contributions were approximately $91,914, $124,589 and $100,844 for the period from October 1, 2002 through July 25, 2003, and the years ended September 30, 2002 and 2001, respectively.

8. Related Party Transactions

        The Company purchases inventory from affiliates of THP. At July 25, 2003 and September 30, 2002, $1,197 and $228,874 was payable to these vendors. Inventory totaling $429,563, $1,651,142 and $5,908,238 was purchased for the period from October 1, 2002 through July 25, 2003, and for the years ended September 30, 2002 and 2001, respectively.

DAYTON SUPERIOR CORPORATION

OFFER TO EXCHANGE

$165,000,000 principal amount of their 10 3/4% Series B Senior Second Secured Notes due 2008, which have been registered under the Securities Act, for any and all of their outstanding 10 3/4% Series A Senior Second Secured Notes due 2008

PROSPECTUS

                        , 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

        Article Eight of Dayton Superior Corporation's Amended Articles of Incorporation sets forth certain rights of directors and officers of Dayton Superior Corporation to indemnification. Such rights provide indemnification by Dayton Superior Corporation to the extent permitted by Ohio law. The liabilities against which a director and officer may be indemnified and factors employed to determine whether a director and officer is entitled to indemnification in a particular instance depend on whether the proceedings in which the claim for indemnification arises were brought (a) other than by and in the right of Dayton Superior Corporation ("Third-Party Actions") or (b) by and in the right of Dayton Superior Corporation ("Derivative Actions").

        In Third-Party Actions, Dayton Superior Corporation is required to indemnify each director and officer against expenses, including attorneys' fees, judgments, decrees, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened or actual proceeding in which such person may be involved by reason of having acted in such capacity, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Dayton Superior Corporation and, with respect to any matter the subject of a criminal proceeding, such person had no reasonable cause to believe that such person's conduct was unlawful.

        In Derivative Actions, Dayton Superior Corporation is required to indemnify each director and officer against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the defense or settlement of any such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Dayton Superior Corporation, except that no indemnification is permitted with respect to (1) any matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of such person's duty to Dayton Superior Corporation unless a court determines such person is entitled to indemnification and (2) any liability asserted in connection with unlawful loans, dividends, distribution, distributions of assets and repurchases of shares of Dayton Superior Corporation under Section 1701.95 of the Ohio Revised Code.

        Unless indemnification is ordered by a court, the determination as to whether or not a person has satisfied the applicable standards of conduct (and therefore may be indemnified) is made by the Board of Directors of Dayton Superior Corporation by a majority vote of a quorum consisting of directors of Dayton Superior Corporation who were not parties to the action; or if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or by shareholders of Dayton Superior Corporation.

        Article Eight of the Amended Articles of Incorporation does not limit in any way other indemnification rights to which those seeking indemnification may be entitled.

        Dayton Superior Corporation maintains insurance policies which presently provide protection, within the maximum liability limits of the policies and subject to a deductible amount for each claim, to Dayton Superior corporation under its indemnification obligations and to the directors and officers with respect to certain matters which are not covered by Dayton Superior Corporation's indemnification obligations.

Item 21. Exhibits and Financial Data Schedules.

  (A)
  Exhibits

NUMBER	DESCRIPTION
2.1	Asset Purchase Agreement, dated as of June 30, 2003, by and among Dayton Superior Corporation and Symons Corporation, and Safway Formworks Systems L.L.C. and Safway Services, Inc. (incorporated by reference to Exhibit 2.1 to Dayton Superior Corporation's Form 8-K filed on August 13, 2003).
2.2	Amendment One, dated as of July 15, 2003, to the Asset Purchase Agreement of Dayton Superior Corporation and Symons Corporation, and Safway Formworks Systems L.L.C. and Safway Services, Inc. (incorporated by reference to Exhibit 2.2 to Dayton Superior Corporation's Form 8-K filed on August 13, 2003).
2.3	Amendment Two, dated as of July 29, 2003 to the Asset Purchase Agreement Dayton Superior Corporation and Symons Corporation, and Safway Formworks Systems L.L.C. and Safway Services, Inc. (incorporated by reference to Exhibit 2.3 to Dayton Superior Corporation's Form 8-K filed on August 13, 2003).
3.1	Amended Articles of Incorporation of Dayton Superior Corporation (incorporated by reference to Exhibit 3.1 to Dayton Superior Corporation's Form S-4 filed on July 14, 2000).
3.2	Certificate of Incorporation of Dur-O-Wal, Inc., as amended.
3.3	Certificate of Incorporation of Symons Corporation, as amended.
3.4	Certificate of Incorporation of Trevecca Holdings, Inc.
3.5	Articles of Incorporation of Dayton Superior Specialty Chemical Corp., as amended.
3.6	Articles of Incorporation of Aztec Concrete Accessories, Inc.
3.7	Articles of Incorporation of Southern Construction Products, Inc.
3.8	Regulations of Dayton Superior Corporation (incorporated by reference to Exhibit 3.5 to Dayton Superior Corporation's Form S-4 filed on July 14, 2000).
3.9	By-laws of Dur-O-Wal, Inc. (incorporated by reference to Exhibit 3.6 to Dayton Superior Corporation's Form S-4 filed on July 13, 2000).
3.10	By-laws of Symons Corporation.
3.11	By-laws of Trevecca Holdings, Inc.
3.12	By-laws of Dayton Superior Specialty Chemical Corp.
3.13	By-laws of Aztec Concrete Accessories, Inc.
4.1	Senior Second Secured Notes Indenture with respect to the 10 3/4% Senior Second Secured Notes due 2008, among Dayton Superior Corporation, the Guarantors named therein and The Bank of New York, as Trustee, dated June 9, 2003.
4.2	Form of 10 3/4% Senior Second Secured Note due 2008 (included in Exhibit 4.1).
4.3	Registration Rights Agreement, among Dayton Superior Corporation, the Guarantors named therein, and Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Placement Agents"), dated June 9, 2003.
4.4	Second Amendment to Credit Agreement dated June 16, 2000, among Dayton Superior Corporation, the Lenders party to the Credit Agreement, and Deutsche Bank Trust Company Americas, as Administrative Agent, and acknowledged and agreed to by the Guarantors named therein, dated May 20, 2003.

4.5	Amended and Restated Security Agreement, among Dayton Superior Corporation, certain subsidiaries of Dayton Superior Corporation, and Deutsche Bank Trust Company Americas, as Collateral Agent, dated June 9, 2003.
4.6
Amended and Restated Pledge Agreement, among Dayton Superior Corporation, certain subsidiaries of Dayton Superior Corporation, and Deutsche Bank Trust Company Americas, as Collateral Agent, dated June 9, 2003.
4.7*	Credit Agreement, among Dayton Superior Corporation, the other persons designated as Credit Parties, General Electric Capital Corporation, as Agent, L/C Issuer and a Lender, the other Lenders and GECC Capital Markets Group, Inc., as Lead Arranger, dated January 30, 2004.
4.8*	Security Agreement, among Dayton Superior Corporation, certain subsidiaries of Dayton Superior Corporation and General Electric Capital Corporation, as Agent, dated January 30, 2004.
4.9*	Pledge Agreement, among Dayton Superior Corporation, Trevecca Holdings, Inc. and General Electric Capital Corporation, as Agent, dated January 30, 2004.
4.10*	Second Amended and Restated Security Agreement, among Dayton Superior Corporation, certain subsidiaries of Dayton Superior Corporation and The Bank of New York, as Collateral Agent and as Trustee, dated January 30, 2004.
4.11*	Second Amended and Restated Pledge Agreement, among Dayton Superior Corporation, Trevecca Holdings, Inc. and The Bank of New York, as Collateral Agent and as Trustee, dated January 30, 2004.
5.1	Opinion of Thompson Hine LLP regarding the validity of the exchange notes.
10.1	Management Incentive Plan (incorporated by reference to Exhibit 10. 7 to Dayton Superior Corporation's Form 10-K filed on March 31, 1999).
10.2	Subscription Agreement, dated July 22, 2002, between Dayton Superior Corporation and the Subscribers listed therein (incorporated by reference to Exhibit 10.2 to Dayton Superior Corporation's Form 10-Q filed on November 12, 2002).
10.3	Secured Promissory Note, dated July 22, 2002 (incorporated by reference to Exhibit 10.3 to Dayton Superior Corporation's Form 10-Q filed on November 12, 2002).
10.4	Secured Promissory Note, dated July 22, 2002 (incorporated by reference to Exhibit 10.4 to Dayton Superior Corporation's Form 10-Q filed on November 12, 2002).
10.5	Letter Agreement, dated August 27, 2002 between Dayton Superior Corporation and Dennis Haggerty (incorporated by reference to Exhibit 10.6 to Dayton Superior Corporation's Form 10-Q filed on November 12, 2002).
10.6	2000 Stock Option Plan of Dayton Superior Corporation, effective June 16, 2000 (incorporated by reference to Exhibit 10.13 of Dayton Superior Corporation's Form 10-K405 filed on April 2, 2001).
10.6.1	First Amendment to 2000 Stock Option Plan of Dayton Superior Corporation (incorporated by reference to Exhibit 10.1 of Dayton Superior Corporation's Form 10-Q filed on May 14, 2001).
10.6.2	Second Amendment to 2000 Stock Option Plan of Dayton Superior Corporation, effective July 15, 2002 (incorporated by reference to Exhibit 10.13.2 of Dayton Superior Corporation's Form 10-K filed on March 31, 2003).
10.6.3	Third Amendment to 2000 Stock Option Plan of Dayton Superior Corporation, effective October 23, 2002 (incorporated by reference to Exhibit 10.13.3 of Dayton Superior Corporation's Form 10-K filed on March 31, 2003).

10.7	Form of Amended and Restated Stock Option Plan of Dayton Superior Corporation (incorporated by reference to Exhibit 10.1 of Dayton Superior Corporation's Form 10-Q filed on August 12, 2002).
10.8	Repayment and Stock Pledge Agreement, dated July 22, 2002 (incorporated by reference to Exhibit 10.5 to Dayton Superior Corporation's Form 10-Q filed on November 12, 2002).
10.9	Employment Agreement, dated January 19, 2000 between Dayton Superior Corporation and John A. Ciccarelli (incorporated by reference to Exhibit 10.14 to Dayton Superior Corporation's Form S-4 filed July 14, 2000).
10.9.1	Amended and Restated Employment Agreement dated July 15, 2002 between Dayton Superior Corporation and John A. Ciccarelli (incorporated by reference to Exhibit 10.1 to Dayton Superior Corporation's Form 10-Q filed on November 12, 2002).
10.10	Employment Agreement, dated January 19, 2000 between Dayton Superior Corporation and Stephen K. Morrey (incorporated by reference to Exhibit 10.2 to Dayton Superior Corporation's Form 10-Q filed on August 12, 2002).
10.11	Employment Agreement, dated January 19, 2000 between Dayton Superior Corporation and Alan F. McIlroy (incorporated by reference to Exhibit 10.15 to Dayton Superior Corporation's Form S-4 filed on July 14, 2000).
10.11.1	Amended Employment Agreement dated May 13, 2002 between Dayton Superior Corporation and Alan F. McIlroy (incorporated by reference to Exhibit 10.3.1 to Dayton Superior Corporation's Form 10-K filed March 31, 2003).
10.12	Employment Agreement dated January 19, 2000 between Dayton Superior Corporation and Raymond Bartholomae (incorporated by reference to Exhibit 10.16 to Dayton Superior Corporation's Form S-4 filed on July 14, 2000).
10.12.1	Amended Employment Agreement dated May 13, 2002 between Dayton Superior Corporation and Raymond Bartholomae (incorporated by reference to Exhibit 10.4.1 to Dayton Superior Corporation's Form 10-K filed on March 31, 2003).
10.13	Employment Agreement, as in effect on June 16, 2000 between Dayton Superior Corporation and Mark K. Kaler (incorporated by reference to Exhibit 10.20 to Dayton Superior Corporation's Form S-4 filed on July 14, 2000).
10.13.1	Amended Employment Agreement, dated May 13, 2002 between Dayton Superior Corporation and Mark K. Kaler (incorporated by reference to Exhibit 10.7.1 to Dayton Superior Corporation's Form 10-K filed on March 31, 2003).
10.14	Employment Agreement, dated August 27, 2002, between Dayton Superior Corporation and Dennis Haggerty (incorporated by reference to Exhibit 10.6 to Dayton Superior Corporation's Form 10-Q filed on November 12, 2002).
10.15	Management Stockholders' Agreement, dated June 16, 2000, by and among Dayton Superior Corporation, Odyssey Investment Partners Fund, LP and the Management Stockholders named therein (incorporated by reference to Exhibit 10.25 to Dayton Superior Corporation's Form S-4 filed on July 14, 2000).
10.16	Letter Agreement between Alan F. McIlroy and Dayton Superior Corporation (incorporated by reference to Exhibit 10.1 to Dayton Superior Corporation's Form 10-Q filed on August 13, 2003)
10.17	Employment Agreement between Edward J. Puisis and Dayton Superior Corporation (incorporated by reference to Exhibit 10.1 to Dayton Superior Corporation's Form 10-Q filed on November 10, 2003).

10.18	Incentive stock option agreement between Edward J. Puisis and Dayton Superior Corporation (incorporated by reference to Exhibit 10.2 to Dayton Superior Corporation's Form 10-Q filed on November 10, 2003).
10.19	Letter Agreement between Raymond Bartholomae and Dayton Superior Corporation (incorporated by reference to Exhibit 10.3 to Dayton Superior Corporation's Form 10-Q filed on November 10, 2003).
10.20	Employment Agreement between Peter Astrauskas and Dayton Superior Corporation (incorporated by reference to Exhibit 10.4 to Dayton Superior Corporation's Form 10-Q filed on November 10, 2003).
10.21	Amendment to Employment Agreement between Peter Astrauskas and Dayton Superior Corporation (incorporated by reference to Exhibit 10.5 to Dayton Superior Corporation's Form 10-Q filed on November 10, 2003).
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.
21.1	List of Subsidiaries.
23.1	Consent of Thompson Hine & Flory LLP (incorporated by reference to Exhibit 5.1 of this Form S-4).
23.2*	Consent of Deloitte & Touche LLP.
23.3*	Consent of Ernst & Young LLP.
24.1	Power of Attorney of Dayton Superior Corporation.
24.2	Power of Attorney of Dur-O-Wal, Inc.
24.3	Power of Attorney of Symons Corporation.
24.4	Power of Attorney of Trevecca Holdings, Inc.
24.5	Power of Attorney of Dayton Superior Specialty Chemical Corp.
24.6	Power of Attorney of Aztec Concrete Accessories, Inc.
24.7	Power of Attorney of Southern Construction Products, Inc.
24.8*	Power of Attorney of Mark K. Kaler.
25.1	Statement of Eligibility of Trustee with respect to the Senior Second Secured Notes Indenture.
99.1	Form of Letter of Transmittal.
99.2	Form of Notice of Guaranteed Delivery.
99.3	Form of Letter to Registered Holder and/or Depository Trust Company Participant.
99.4	Form of Letter to Our Clients.
99.5	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

*
Filed herewith.

(B)
Schedules Omitted

Schedules not listed above are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

Item 22. Undertakings

        The undersigned registrants hereby undertake:

          (1)  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        The undersigned registrants hereby undertake that every prospectus (1) that is filed pursuant to the immediately preceding paragraph or (2) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

        The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Dayton Superior Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on February 9, 2004.

DAYTON SUPERIOR CORPORATION
By:	/s/ STEPHEN R. MORREY Name: Stephen R. Morrey Title: President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

SIGNATURE	TITLE	DATE

* John A. Ciccarelli	Chairman of the Board of Directors	February 9, 2004
* Stephen R. Morrey	President, Chief Executive Officer and Director (principal executive officer)	February 9, 2004
/s/ EDWARD J. PUISIS Edward J. Puisis	Vice President and Chief Financial Officer (principal financial officer)	February 9, 2004
* Thomas Roehrig	Vice President of Corporate Accounting (principal accounting officer)	February 9, 2004
* Stephen Berger	Director	February 9, 2004
* William Hopkins	Director	February 9, 2004
* Douglas W. Rotatori	Director	February 9, 2004
*By:	/s/ EDWARD J. PUISIS Edward J. Puisis Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Dur-O-Wal, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on February 9, 2004.

DUR-O-WAL, INC.
By:	/s/ STEPHEN R. MORREY Name: Stephen R. Morrey Title: President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

SIGNATURE	TITLE	DATE

* Stephen R. Morrey	President, Chief Executive Officer and Director (principal executive officer)	February 9, 2004
/s/ EDWARD J. PUISIS Edward J. Puisis	Vice President, Chief Financial Officer, Chief Accounting Officer and Director (principal financial and principal accounting officer)	February 9, 2004
* Dennis P. Haggerty	Director	February 9, 2004
*By:	/s/ EDWARD J. PUISIS Edward J. Puisis Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Symons Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on February 9, 2004.

SYMONS CORPORATION
By:	/s/ STEPHEN R. MORREY Name: Stephen R. Morrey Title: President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

SIGNATURE	TITLE	DATE

* Stephen R. Morrey	President, Chief Executive Officer and Director (principal executive officer)	February 9, 2004
/s/ EDWARD J. PUISIS Edward J. Puisis	Vice President, Chief Financial Officer, Chief Accounting Officer and Director (principal financial and principal accounting officer)	February 9, 2004
* Raymond E. Bartholomae	Director	February 9, 2004
*By:	/s/ EDWARD J. PUISIS Edward J. Puisis Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Trevecca Holdings, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on February 9, 2004.

TREVECCA HOLDINGS, INC.
By:	/s/ STEPHEN R. MORREY Name: Stephen R. Morrey Title: President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

SIGNATURE	TITLE	DATE

* Stephen R. Morrey	President, Chief Executive Officer and Director (principal executive officer)	February 9, 2004
/s/ EDWARD J. PUISIS Edward J. Puisis	Vice President, Chief Financial Officer, Chief Accounting Officer and Director (principal financial and principal accounting officer)	February 9, 2004
* Dennis P. Haggerty	Director	February 9, 2004
*By:	/s/ EDWARD J. PUISIS Edward J. Puisis Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Dayton Superior Specialty Chemical Corp. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on February 9, 2004.

DAYTON SUPERIOR SPECIALTY CHEMICAL CORP.
By:	/s/ STEPHEN R. MORREY Name: Stephen R. Morrey Title: President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

SIGNATURE	TITLE	DATE

* Stephen R. Morrey	President, Chief Executive Officer and Director (principal executive officer)	February 9, 2004
/s/ EDWARD J. PUISIS Edward J. Puisis	Vice President, Chief Financial Officer, Chief Accounting Officer and Director (principal financial and principal accounting officer)	February 9, 2004
* Mark K. Kaler	Director	February 9, 2004
*By:	/s/ EDWARD J. PUISIS Edward J. Puisis Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Aztec Concrete Accessories, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on February 9, 2004.

AZTEC CONCRETE ACCESSORIES, INC.
By:	/s/ STEPHEN R. MORREY Name: Stephen R. Morrey Title: President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

SIGNATURE	TITLE	DATE

* Stephen R. Morrey	President, Chief Executive Officer and Director (principal executive officer)	February 9, 2004
/s/ EDWARD J. PUISIS Edward J. Puisis	Vice President, Chief Financial Officer, Chief Accounting Officer and Director (principal financial and principal accounting officer)	February 9, 2004
* Dennis P. Haggerty	Director	February 9, 2004
*By:	/s/ EDWARD J. PUISIS Edward J. Puisis Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Southern Construction Products, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on February 9, 2004.

SOUTHERN CONSTRUCTION PRODUCTS, INC.
By:	/s/ STEPHEN R. MORREY Name: Stephen R. Morrey Title: President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

SIGNATURE	TITLE	DATE

* Stephen R. Morrey	President, Chief Executive Officer and Director (principal executive officer)	February 9, 2004
/s/ EDWARD J. PUISIS Edward J. Puisis	Vice President, Chief Financial Officer, Chief Accounting Officer and Director (principal financial and principal accounting officer)	February 9, 2004
* Dennis P. Haggerty	Director	February 9, 2004
*By:	/s/ EDWARD J. PUISIS Edward J. Puisis Attorney-in-Fact

QuickLinks

TABLE OF CONTENTS
MARKET AND INDUSTRY DATA
PROSPECTUS SUMMARY
The Exchange Offer
Terms of the Exchange Notes
Our Company
Executive Offices
Recent Developments
Risk Factors
SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
RISK FACTORS
Risks Related To Our Business
Risks Related to the Exchange Notes
FORWARD-LOOKING STATEMENTS
THE EXCHANGE OFFER
USE OF PROCEEDS
CAPITALIZATION
UNAUDITED PRO FORMA FINANCIAL INFORMATION
Unaudited Pro Forma Combined Statement of Operations For the Year Ended December 31, 2002 (In thousands)
Unaudited Pro Forma Combined Statement of Operations For the Nine Fiscal Months Ended September 26, 2003 (In thousands)
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
U.S. Construction 2002 Total value put-in-place
Value of Construction Put-in-Place—Infrastructure
Value of Construction Put-in-Place—Institutional
Value of Construction Put-in-Place—Education
Value of Construction Put-in-Place—Commercial
MANAGEMENT
PRINCIPAL SHAREHOLDERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF OTHER INDEBTEDNESS
DESCRIPTION OF THE EXCHANGE NOTES
BOOK-ENTRY; DELIVERY AND FORM
CERTAIN FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
AVAILABLE INFORMATION
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
INDEPENDENT AUDITORS' REPORT
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Consolidated Balance Sheets As of December 31 (Amounts in thousands, except share amounts)
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Consolidated Statements of Operations Years Ended December 31 (Amounts in thousands)
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Consolidated Statements of Cash Flows Years Ended December 31 (Amounts in thousands)
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Consolidated Statements of Comprehensive Loss Years Ended December 31 (Amounts in thousands)
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2002, 2001 and 2000 (Dollar amounts in thousands, except share and per share amounts)
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Supplemental Consolidating Condensed Balance Sheet As of December 31, 2002
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Supplemental Consolidating Condensed Balance Sheet As of December 31, 2001
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Supplemental Consolidating Condensed Statement of Operations Year Ended December 31, 2002
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Supplemental Consolidating Condensed Statement of Operations Year Ended December 31, 2001
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Supplemental Consolidating Condensed Statement of Operations Year Ended December 31, 2000
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Supplemental Consolidating Condensed Statement of Cash Flows Year Ended December 31, 2002
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Supplemental Consolidating Condensed Statement of Cash Flows Year ended December 31, 2001
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Supplemental Consolidating Condensed Statement of Cash Flows Year ended December 31, 2000
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Schedule II—Valuation and Qualifying Accounts Years Ended December 31, 2002, 2001 and 2000 (Amounts in thousands)
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Condensed Consolidated Balance Sheets As of September 26, 2003 and December 31, 2002 (Amounts in thousands) (unaudited)
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Consolidated Statements of Operations For The Three and Nine Fiscal Months Ended September 26, 2003 and September 27, 2002 (Amounts in thousands) (Unaudited)
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Consolidated Statements of Cash Flows For The Nine Fiscal Months Ended September 26, 2003 and September 27, 2002 (Amounts in thousands) (Unaudited)
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Consolidated Statements of Comprehensive Income (Loss) For The Three and Nine Fiscal Months Ended September 26, 2003 and September 27, 2002 (Amounts in thousands) (Unaudited)
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Notes to Consolidated Financial Statements (Amounts in thousands, except share and per share amounts) (Unaudited)
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Supplemental Consolidating Condensed Balance Sheet As of September 26, 2003
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Supplemental Consolidating Condensed Balance Sheet As of December 31, 2002
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Supplemental Consolidating Condensed Statement of Operations Three Fiscal Months Ended September 26, 2003
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Supplemental Consolidating Condensed Statement of Operations Three Fiscal Months Ended September 27, 2002
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Supplemental Consolidating Condensed Statement of Operations Nine Fiscal Months Ended September 26, 2003
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Supplemental Consolidating Condensed Statement of Operations Nine Fiscal Months Ended September 27, 2002
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Supplemental Consolidating Condensed Statement of Cash Flows Nine Fiscal Months Ended September 26, 2003
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Supplemental Consolidating Condensed Statement of Cash Flows Nine Fiscal Months Ended September 27, 2002
Report of Independent Auditors
Safway Formwork Systems L.L.C. Balance Sheets
Safway Formwork Systems L.L.C. Statements of Operations
Safway Formwork Systems L.L.C. Statements of Member's Equity
Safway Formwork Systems L.L.C. Statements of Cash Flows
Safway Formwork Systems L.L.C. Notes to Financial Statements July 25, 2003
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES